As filed with the Securities and Exchange Commission on October 4, 2024

Registration No. 333-252344

UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 4

TO FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COINSHARES VALKYRIE BITCOIN FUND

(Exact Name of Registrant as Specified in Its Charter)

Delaware		86-6430837
(State or Other Jurisdiction of Incorporation or Organization)	c/o CoinShares Co. Charles Butler 437 Madison Avenue, 28th Floor New York, NY 10022 (646) 308-1518	(I.R.S. Employer Identification Number)

(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices and Agent for Service)

Copies to:

Morrison C. Warren, Esq.
Chapman and Cutler LLP
320 South Canal Street
Chicago, Illinois 60606

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐ (File No. 333-252344)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.			☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-252344) of CoinShares Valkyrie Bitcoin Fund (the “Registration Statement”) is being filed to (i) elect to use incorporation by reference in such Registration Statement, (ii) include information contained in the Registrant’s Annual Report on Form 10-K filed with the SEC on March 27, 2024, the Registrant’s Quarterly Reports on Form 10-Q filed with the SEC on May 9, 2024 and August 9, 2024, the Registrant’s Current Reports on Form 8-K (to the extent such Current Reports, or portions thereof, are deemed to be filed for the purposes of the Exchange Act), dated February 1, 2024, March 15, 2024, April 15, 2024, June 14, 2024, August 23, 2024, August 28, 2024 and October 1, 2024, (iii) include disclosure related to the engagement by the Registrant of Komainu (Jersey) Limited as an additional bitcoin custodian and (iv) update certain other information in such Registration Statement. No additional securities are being registered under this Post-Effective Amendment No. 4.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus dated October 4, 2024

COINSHARES VALKYRIE BITCOIN FUND

Common Shares of Beneficial Interest

The CoinShares Valkyrie Bitcoin Fund (the “Trust”) (formerly the Valkyrie Bitcoin Fund) is an exchange-traded fund that issues common shares of beneficial interest (the “Shares”), which represent units of fractional undivided beneficial interest in and ownership of the Trust. The Trust’s purpose is to hold bitcoin, which is a digital commodity based on the cryptographic protocols used by the decentralized, peer-to-peer bitcoin computer network. The investment objective of the Trust is for the Shares to reflect the performance of the value of a bitcoin as represented by the CME CF Bitcoin Reference Rate - New York Variant (the “Index”), less the Trust’s liabilities and expenses. The Shares are designed to provide investors with a cost-effective and convenient way to invest in bitcoin. As of June 14, 2024, CoinShares Co. is the sole sponsor of the Trust (the “Sponsor”) following the resignation of Valkyrie Digital Assets LLC, the Trust’s initial sponsor (the “Former Sponsor”), CSC Delaware Trust Company (formerly Delaware Trust Company) is the trustee of the Trust (the “Trustee”), U.S. Bancorp Fund Services, LLC is the transfer agent of the Trust (in such capacity, the “Transfer Agent”) and the administrator of the Trust (in such capacity, the “Administrator”), Paralel Distributors LLC is the marketing agent of the Trust (the “Marketing Agent”), Coinbase Custody Trust Company, LLC, BitGo Trust Company, Inc. and Komainu (Jersey) Limited, an affiliate of the Sponsor, are the custodians of the Trust’s bitcoin (each a “Custodian” and collectively, the “Custodians”), Coinbase, Inc., an affiliate of the Custodian, is the prime broker of the Trust (the “Prime Broker”), and U.S. Bank, N.A., an affiliate of the Transfer Agent and Administrator, is the cash custodian of the Trust (the “Cash Custodian”).

This is an initial public offering of the Trust’s Shares. The Shares may be purchased from the Trust only in one or more blocks of 5,000 Shares (a block of 5,000 Shares is called a “Basket”). The Trust issues Baskets of Shares to certain authorized participants (“Authorized Participants”) on an ongoing basis as described in “Plan of Distribution.” Baskets are offered continuously in exchange for cash. The Trust does not issue fractions of a Basket. The initial price per Share is $13 and was selected as an appropriate and convenient price that would facilitate secondary market trading of Shares. The Trust intends to redeem Shares in Baskets on an ongoing basis from Authorized Participants. The Authorized Participants have acknowledged that some activities on their part may result, depending on the circumstances, in their being deemed participants in a distribution in a manner which could, under certain interpretations of applicable law, render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933 (the “Securities Act”).

The Trust has listed the Shares on The Nasdaq Stock Market, LLC (“Nasdaq” or the “Exchange”) under the symbol “BRRR.”

Valkyrie Funds LLC (the “Seed Capital Investor”), a current affiliate of the Sponsor and a former affiliate of the Former Sponsor, purchased the seed Baskets (the “Seed Baskets”), comprising of 40,000 Shares at a per-Share price of $13.00. Total proceeds to the Trust from the sale of the Seed Baskets were $520,000. The Trust purchased bitcoin with the proceeds of the Seed Baskets prior to the listing of the Shares on the Exchange. The Seed Capital Investor acted as a statutory underwriter in connection with the Seed Baskets it purchased. See “Seed Capital Investor” for additional information.

Shareholders who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and may incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on Nasdaq. Investing in the Trust involves risks similar to those involved with an investment directly in bitcoin and other significant risks. See “Risk Factors” beginning on page 9.

The offering of an indeterminate amount of the Trust’s Shares is registered with the SEC in accordance with the Securities Act. The offering is intended to be a continuous offering and is not expected to terminate until three years from the date of the original offering unless extended as permitted by applicable rules under the Securities Act. The Trust is not a mutual fund registered under the Investment Company Act of 1940, as amended (the “1940 Act”) and is not subject to regulation under the 1940 Act. The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended (the “CEA”), and the Sponsor is not subject to regulation by the Commodity Futures Trading Commission (the “CFTC”) as a commodity pool operator or a commodity trading adviser. The Trust’s Shares are neither interests in nor obligations of the Sponsor or the Trustee.

AN INVESTMENT IN THE TRUST INVOLVES SIGNIFICANT RISKS AND MAY NOT BE SUITABLE FOR SHAREHOLDERS THAT ARE NOT IN A POSITION TO ACCEPT MORE RISK THAN MAY BE INVOLVED WITH OTHER EXCHANGE-TRADED PRODUCTS THAT DO NOT HOLD BITCOIN OR INTERESTS RELATED TO BITCOIN. THE SHARES ARE SPECULATIVE SECURITIES. THEIR PURCHASE INVOLVES A HIGH DEGREE OF RISK AND YOU COULD LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE TRUST. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 9.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE TRUST IS AN “EMERGING GROWTH COMPANY” AS THAT TERM IS USED IN THE JUMPSTART OUR BUSINESS STARTUPS ACT (THE “JOBS ACT”) AND, AS SUCH, MAY ELECT TO COMPLY WITH CERTAIN REDUCED REPORTING REQUIREMENTS.

The date of this prospectus is October 4, 2024

Neither the Sponsor nor the Trust has authorized anyone to provide you with information different from that contained in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by us or on our behalf. Neither the Sponsor nor the Trust takes any responsibility for, or can provide any assurance as to the reliability of, any information other than the information in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by the Sponsor or the Trust, or on the Trust’s behalf. The Trust is offering to sell, and seeking offers to buy, the Trust’s Shares only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the Trust’s Shares.

In this prospectus, unless otherwise stated or the context otherwise requires, “we,” “our” and “us” refer to the Sponsor acting on behalf of the Trust.

i

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” with respect to the Trust’s financial conditions, results of operations, plans, objectives, future performance and business. Statements preceded by, followed by or that include words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms and other similar expressions are intended to identify some of the forward-looking statements. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as changes in market prices and conditions (for the bitcoin and the Shares), the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based on certain assumptions and analyses the Sponsor made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. You should specifically consider the numerous risks outlined under “Risk Factors.” Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including:

●	the special considerations discussed in this prospectus;

●	general economic, market and business conditions;

●	the use of technology by us and our vendors, including the Custodians, in conducting our business, including disruptions in our computer systems and data centers and our transition to, and quality of, new technology platforms;

●	changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies;

●	the costs and effects of any litigation or regulatory investigations;

●	our ability to maintain a positive reputation; and

●	other world economic and political developments.

Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the Shares. Should one or more of these risks discussed in “Risk Factors” or other uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those described in forward-looking statements. Forward-looking statements are made based on the Sponsor’s beliefs, estimates and opinions on the date the statements are made and neither the Trust nor the Sponsor is under a duty or undertakes an obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, other than as required by applicable laws. Moreover, neither the Trust, the Sponsor, nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Investors are therefore cautioned against placing undue reliance on forward-looking statements.

Industry and Market Data

Although we are responsible for all disclosure contained in this prospectus, in some cases we have relied on certain market and industry data obtained from third-party sources that we believe to be reliable. Market estimates are calculated by using independent industry publications in conjunction with our assumptions regarding the bitcoin industry and market. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the headings “Statement Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus.

PROSPECTUS SUMMARY

This is only a summary of the prospectus and, while it contains material information about the Trust and its Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in this prospectus which is material and/or which may be important to you. You should read this entire prospectus, including “Risk Factors” beginning on page 9, before making an investment decision about the Shares.

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Trust Overview

The investment objective of the Trust is for the Shares to reflect the performance of the value of a bitcoin as represented by the CME CF Bitcoin Reference Rate – New York Variant (the “Index”), less the Trust’s liabilities and expenses. In seeking to achieve its investment objective, the Trust will hold bitcoin and will value its Shares daily based on the value of bitcoin as reflected by the Index, which is an independently calculated value based on an aggregation of executed trade flow of major bitcoin spot exchanges. The Index currently uses substantially the same methodology as the CME CF Bitcoin Reference Rate (“BRR”), including utilizing the same six Bitcoin Exchanges, which is the underlying rate to determine settlement of CME bitcoin futures contracts, except that the Index is calculated as of 4:00 p.m. ET, whereas the BRR is calculated as of 4:00 p.m. London time. There can be no assurance that the Trust will achieve its investment objective. The Sponsor is authorized under a trust agreement between the Sponsor and the Trustee (as amended, the “Trust Agreement”) to substitute an alternative index, reference rate, or other methodology for valuing bitcoin for the Index for purposes of the Trust’s investment objective and valuation policies at its sole discretion and without Shareholder approval. The Shares are designed to provide investors with a cost-effective and convenient way to invest in bitcoin.

Because the value of the Shares is tied to the value of the bitcoins held by the Trust, it is important to first understand the investment attributes of, and the market for, bitcoins. Investing in the Shares does not insulate the investor from certain risks, including price volatility. The price of bitcoin on the bitcoin market has exhibited periods of extreme volatility, which could have a negative impact on the performance of the Trust. For example, between November 2021 and November 2022, the price of bitcoin fell from a then-all-time high of $68,789 to $15,460. The price of bitcoin reached a new all-time high of $73,780.07 in March 2024. See “Risk Factors.”

The Trust is passively managed and does not pursue active management investment strategies, and the Sponsor does not actively manage the bitcoin held by the Trust. This means that the Sponsor does not sell bitcoin at times when its price is high or acquire bitcoin at low prices in the expectation of future price increases. It also means that the Sponsor does not make use of any of the hedging techniques available to professional bitcoin investors to attempt to reduce the risks of losses resulting from price decreases.

Except as provided below under the heading “The Prime Broker and the Trade Credit Lender,” the Trust, the Sponsor and the Trust’s service providers will not loan or pledge the Trust’s assets, nor will the Trust’s assets serve as collateral for any loan or similar arrangement, nor will the Trust utilize leverage or similar arrangements in seeking to meet its investment objective.

The Shareholders of the Trust take no part in the management or control, and have no voice in, the Trust’s operations or business. Except in limited circumstances, Shareholders will have no voting rights under the Trust Agreement.

Bitcoins are a digital commodity based on an open-source protocol. Bitcoins are not issued by any government, bank or central organization, and instead exist on an online, peer-to-peer computer network (the “Bitcoin Network”) that hosts a public transaction ledger where bitcoin transfers are recorded (the “Blockchain”). The Bitcoin Network is accessed through software, and software governs bitcoin creation, movement and ownership.

Bitcoins have no physical existence beyond the record of transactions on the Blockchain. The Blockchain is a public record of the creation, custody and flow of funds of bitcoins, showing every transaction effected on the Blockchain among users’ online “digital wallets” where their bitcoins are effectively stored. Bitcoins may be sent or received through users’ digital wallets by using public and private keys that are part of the Bitcoin Network’s cryptographic security mechanism.

The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust and are expected to be traded under the ticker symbol “BRRR” on The Nasdaq Stock Market, LLC (“Nasdaq” or the “Exchange”). The Trust issues Baskets of Shares to Authorized Participants on an ongoing basis in exchange for cash, which is used to purchase bitcoin that is deposited for safekeeping with the Custodians (as defined below). The Trust will distribute cash by redeeming Shares in Baskets on an ongoing basis from Authorized Participants. See “Description of the Shares—Redemption of the Shares.”

The CME CF Bitcoin Reference Rate – New York Variant

The Index, which was introduced on February 28, 2022, is based on materially the same methodology (except calculation time) as the CME CF Bitcoin Reference Rate (“BRR”), which was first introduced on November 14, 2016 and is the rate on which bitcoin futures contracts are cash-settled in U.S. dollars at the CME. The Index is designed based on the IOSCO Principals for Financial Benchmarks. The administrator of the Index is CF Benchmarks Ltd. (the “Benchmark Administrator”). The Index is calculated daily and aggregates the notional value of bitcoin trading activity across major bitcoin spot exchanges.

The Sponsor believes that the use of the Index is reflective of a reasonable valuation of the average spot price of bitcoin and that resistance to manipulation is a priority aim of its design methodology. The methodology: (i) takes an observation period and divides it into equal partitions of time; (ii) then calculates the volume-weighted median of all transactions within each partition; and (iii) determines the value from the arithmetic mean of the volume-weighted medians, equally weighted. By employing the foregoing steps, the Index thereby seeks to ensure that transactions in bitcoin conducted at outlying prices do not have an undue effect on the value of a specific partition, large trades or clusters of trades transacted over a short period of time will not have an undue influence on the index level, and the effect of large trades at prices that deviate from the prevailing price are mitigated from having an undue influence on the benchmark level.

In addition, the Sponsor notes that an oversight function is implemented by the Benchmark Administrator in seeking to ensure that the Index is administered through codified policies for Index integrity.

Index data and the description of the Index are based on information made publicly available by the Benchmark Administrator on its website at https://www.cfbenchmarks.com. None of the information on the Benchmark Administrator’s website is incorporated by reference into this prospectus.

Custody of the Trust’s Assets

Coinbase Custody Trust Company, LLC (the “Coinbase Custodian”), BitGo Trust Company, Inc. (“BitGo”) and Komainu (Jersey) Limited (“Komainu” and collectively with Coinbase Custodian and BitGo, the “Custodians”) will custody of all of the Trust’s bitcoin, other than that which may be maintained in a trading account (the “Trading Account”) with Coinbase, Inc. (the “Prime Broker,” which is an affiliate of the Coinbase Custodian), in accounts that are required to be segregated from the assets held by the Custodians as principal and the assets of its other customers (the “Vault Accounts”). The Custodians will keep all of the private keys associated with the Trust’s bitcoin held by the Custodians in the Vault Accounts in “cold storage,” which refers to a safeguarding method by which the private keys corresponding to the Trust’s bitcoins are generated and stored in an offline manner using computers or devices that are not connected to the Internet, which is intended to make them more resistant to hacking. CoinShares International Limited, the parent of the Sponsor, holds a minority equity interest in Komainu and is therefore an affiliate of the Sponsor.

A portion of the Trust’s bitcoin holdings and cash holdings may be held with the Prime Broker in the Trading Account to pay the Sponsor’s Fee and in connection with the purchase and sale of bitcoin related to creations and redemptions of Baskets and Trust expenses not assumed by the Sponsor. Within the Trust’s Trading Account, the Prime Broker Agreement provides that the Trust does not have an identifiable claim to any particular bitcoin (and cash). Instead, the Trust’s Trading Account represents an entitlement to a pro rata share of the bitcoin (and cash) the Prime Broker holds on behalf of customers who hold similar entitlements against the Prime Broker. In this way, the Trust’s Trading Account represents an omnibus claim on the Prime Broker’s bitcoins (and cash) held on behalf of the Prime Broker’s customers. The Prime Broker holds the bitcoin associated with customer entitlements across a combination of omnibus cold wallets, omnibus “hot wallets” (meaning wallets whose private keys are generated and stored online, in Internet-connected computers or devices) or in omnibus accounts in the Prime Broker’s name on a trading venue (including third-party venues and the Prime Broker’s own execution venue) where the Prime Broker executes orders to buy and sell bitcoin on behalf of its clients. Within such omnibus hot and cold wallets and accounts, the Prime Broker has represented to the Sponsor that it keeps the majority of assets in cold wallets, to promote security, while the balance of assets is kept in hot wallets to facilitate rapid withdrawals. However, the Sponsor has no control over, and for security reasons the Prime Broker does not disclose to the Sponsor, the percentage of bitcoin that the Prime Broker holds for customers holding similar entitlements as the Trust which are kept in omnibus cold wallets, as compared to omnibus hot wallets or omnibus accounts in the Prime Broker’s name on a trading venue. The Prime Broker has represented to the Sponsor that the percentage of assets maintained in cold versus hot storage is determined by ongoing risk analysis and market dynamics, in which the Prime Broker attempts to balance anticipated liquidity needs for its customers as a class against the anticipated greater security of cold storage.

Other than the bitcoin held with the Prime Broker in the Trading Account, the Sponsor will allocate the Trust’s bitcoin between Vault Accounts at the Coinbase Custodian, BitGo and Komainu. In determining the amount and percentage of the Trust’s bitcoin to allocate to each Vault Account, the Sponsor will consider (i) the concentration of the Trust’s bitcoin at each Custodian, (ii) the Sponsor’s assessment of the safety and security policies and procedures of each Custodian, (iii) the insurance policies of each Custodian, (iv) the fees and expenses associated with the storage of the Trust’s bitcoin at each Custodian, (v) the fees and expenses associated with the transfer to or from the Vault Account at each Custodian, and (vi) any other factor the Sponsor deems relevant in making the allocation determination. The Sponsor does not intend to disclose the amount or percentage of the Trust’s bitcoin held at the Coinbase Custodian, BitGo or Komainu, and the Sponsor may change the allocation between the Custodians at any time and without notice to Shareholders. The fees and expenses associated with the transfer of bitcoin between the Vault Accounts at each Custodian will be borne by the Sponsor, not the Trust or the Shareholders. Any transfer of bitcoin between the Vault Accounts at each Custodian will occur “on-chain” over the Bitcoin Network. On-chain transactions are subject to all of the risks of the Bitcoin Network, including the risk that transactions will be made erroneously and are generally irreversible.

Purchases and Sales of Bitcoin

Because the Trust will conduct creations and redemptions of Shares for cash, it will be responsible for purchasing and selling bitcoin in connection with those creation and redemption orders. The Trust may also be required to sell bitcoin to pay certain extraordinary, non-recurring expenses that are not assumed by the Sponsor.

The Sponsor, on behalf of the Trust, is responsible for acquiring bitcoin from a bitcoin trading counterparty that has been approved by the Sponsor (each, a “Bitcoin Trading Counterparty”). Coinbase Inc. (the “Prime Broker”) was the Trust’s initial Bitcoin Trading Counterparty. The Bitcoin Trading Counterparties with which the Sponsor will engage in bitcoin transactions are unaffiliated third parties and all transactions will be done on an arm’s-length basis.

Pursuant to the Trust’s creation and redemption processes, Authorized Participants and the Trust do not settle the cash for creation or redemption orders until the day after the order is placed, while the Trust makes purchases and sales of bitcoin in connection with creations and redemption orders on the day of the order. To facilitate this settlement of creation and redemption orders, the Trust may borrow bitcoin or cash as trade credit (“Trade Credit”) from Coinbase Credit, Inc. (the “Trade Credit Lender”), an affiliate of Coinbase, on a short-term basis pursuant to the Coinbase Post-Trade Financing Agreement (the “Trade Financing Agreement”) to cover the short-term transactional needs of the Trust. Pursuant to the Authorized Participant Agreement, the Trust does not bear the ultimate cost of the Trade Credits or the Trade Financing Agreement, as those expenses are borne by the Authorized Participants during the order process. Due to the timing of creation and redemption procedures of the Trust, the Sponsor anticipates that any agreements with subsequent Bitcoin Trading Counterparties will require similar trade financing arrangements to settle bitcoin and cash transactions on the day of order placement. The Sponsor, on behalf of the Trust, may engage additional Bitcoin Trading Counterparties at any time. The list of the current Bitcoin Trading Counterparties will be included in the Trust’s Annual Reports on Form 10-K.

Summary of Risk Factors

An investment in the Trust involves risks described in the section below entitled “Risk Factors” and elsewhere in this prospectus. Some of these risks are summarized below.

Risks Associated with Bitcoin and the Bitcoin Network.

The Bitcoin Network has a limited history relative to traditional commodities and currencies. There is no assurance that use or acceptance of bitcoin will continue to grow. A contraction in use or adoption of bitcoin may result in increased volatility or a reduction in the price of bitcoin, which would likely have an adverse impact on the value of the Shares. Sales of newly created or “mined” bitcoin may cause the price of bitcoin to decline, which could negatively affect an investment in the Shares. Bitcoin trading prices experience high levels of volatility, and in some cases such volatility has been sudden and extreme. Because of such volatility, owners of beneficial interests of Shares (“Shareholders”) could lose all or substantially all of their investment in the Trust in a very short time, even in the course of one day. Shareholders who invest in the Trust should actively manage and monitor their investments.

The Bitcoin Network could cease to be a focal point for developer activity, and there is no assurance that the most active developers who participate in monitoring and upgrading the software protocols on which the Bitcoin Network is based will continue to do so in the future, which could damage the network or reduce bitcoin’s competitiveness with competing digital assets or Blockchain protocols.

Spot markets on which bitcoin trades are relatively new and largely unregulated, and, therefore, may be more exposed to fraud and security breaches than established, regulated exchanges for other financial assets or instruments, which could have a negative impact on the performance of the Trust. Disruptions at bitcoin spot markets, futures markets and in the over-the-counter (“OTC”) markets could adversely affect the availability of bitcoin and the ability of Authorized Participants (as defined below) to purchase or sell bitcoin or bitcoin derivatives (or provide cash in relation thereto) and therefore their ability to create and redeem Shares of the Trust. The loss or destruction of certain “private keys,” including by the Custodians, could prevent the Trust from accessing its bitcoin. Loss of these private keys may be irreversible and could result in the loss of all or substantially all of an investment in the Trust. Loss of private keys may also impede the Trust’s ability to operate, including by limiting the Trust’s ability to transfer bitcoin in the face of a redemption request and forcing the Trust to consider liquidation.

Risks Associated with Investing in the Trust.

Shareholders may choose to use the Trust as a means of investing indirectly in bitcoin. As noted, there are significant risks and hazards inherent in the bitcoin market that may cause the price of bitcoin to fluctuate widely. Shareholders considering a purchase of Shares of the Trust should carefully consider what percentage of their total assets should be exposed to the bitcoin market, and should fully understand, be willing to assume, and have the financial resources necessary to withstand the risks involved in the Trust’s investment strategy, and be in a position to bear the potential loss of their entire investment in the Trust. Because the value of bitcoin, and thus the value of the Shares, may be extremely volatile, shareholders will need to monitor their investment frequently.

There is no assurance that the Trust will generate a profit for investors. In addition, an actual or perceived breach of the Trust’s accounts with the Custodians could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares. The Trust may also cease operations, the occurrence of which could similarly result in a reduction in the price of the Shares. Any investment made in the Trust may result in a total loss of the investment.

The Trust’s return will not match the performance of the Index because the Trust incurs operating expenses. Moreover, the net asset value (“NAV”) of the Trust may deviate from the market price of its Shares for a number of reasons, including price volatility, trading activity, normal trading hours for the Trust, the calculation methodology of the NAV, and/or the closing of bitcoin trading platforms due to fraud, failure, security breaches or otherwise.

The amount of bitcoin represented by the Shares will continue to be reduced during the life of the Trust due to the transfer of the Trust’s bitcoin to pay for the Sponsor’s Fee and other liabilities.

Trust Structure

The Trust is a Delaware statutory trust, organized on January 20, 2021, that operates pursuant to the Trust Agreement. The Trust has entered into a brokerage and custody agreement with the Coinbase Custodian (the “Coinbase Custody Agreement”) and separate custodial services agreements with BitGo (the “BitGo Custody Agreement”) and Komainu (the “Komainu Custody Agreement”, and collectively with the Coinbase Custody Agreement” and the “BitGo Custody Agreement,” the “Custody Agreements”), pursuant to which the Custodians will custody all of the Trust’s bitcoin, other than that which may be maintained in a trading account with the Prime Broker from time to time. Coinbase Inc. is a separate entity but an affiliate of the Coinbase Custodian and is also a broker of the Trust. Pursuant to the Custody Agreements, the Custodians established accounts that hold the bitcoins deposited with the respective Custodian on behalf of the Trust.

The Trust’s current Sponsor is CoinShares Co., a Delaware corporation and a wholly owned subsidiary of CoinShares International Limited. Under the Delaware General Corporation Law Act and the governing documents of the Sponsor, CoinShares International Limited, the sole shareholder of the Sponsor, is not responsible for the debts, obligations and liabilities of the Sponsor solely by reason of being the sole shareholder of the Sponsor. The Trust’s initial sponsor was Valkyrie Digital Assets LLC, which resigned as a sponsor, effective June 14, 2024.

The Former Sponsor arranged for the creation of the Trust and the Sponsor arranges for the registration of the Shares for their public offering in the United States and their listing on Nasdaq. The Sponsor is obligated to assume and pay the following fees and expenses of the Trust: the Trustee’s fee payable under the Trust Agreement, the Custodian Fee (as defined herein), the Cash Custodian Fee (as defined herein), the Transfer Agent Fee (as defined herein), the Marketing Fee (as defined herein), applicable license fees, including the licensing fees related to the Index License Agreement (as defined herein), the fees of the Prime Broker (as defined herein), the Administrator Fee (as defined herein), fees and expenses related to trading of Shares on Nasdaq (including marketing, legal and audit fees and expenses), legal expenses, audit fees, regulatory fees, including any fees relating to the registration of the Shares with the SEC, printing and mailing costs and costs of maintaining the Trust’s website. The Former Sponsor paid the costs of the Trust’s organization.

The Sponsor and the Administrator are generally responsible for the administration of the Trust under the provisions of the Trust Agreement. The responsibilities of the Sponsor include (i) selecting and monitoring the Trust’s Service Providers (as defined herein) and from time to time engaging additional, successor or replacement Service Providers and (ii) upon dissolution of the Trust, distributing the Trust’s remaining bitcoins or the cash proceeds of the sale of the Trust’s remaining bitcoins (determined at the sole discretion of the Sponsor) to the owners of record of the Shares. The responsibilities of the Administrator include (i) preparing and providing periodic reports on behalf of the Trust to investors, (ii) processing orders to create and redeem Baskets and coordinating the processing of such orders with the Cash Custodian, the Transfer Agent and the Depository Trust Company (“DTC”), (iii) publishing the Trust’s Bitcoin Holdings and Bitcoin Holdings per Share (each as defined herein) each business day at 4:00 p.m. ET, or as soon thereafter as practicable and (iv) instructing the Custodians or the Prime Broker to transfer the Trust’s bitcoins, as needed to pay the Sponsor’s Fee and any Additional Trust Expenses (each as defined herein).

Although the Trust’s bitcoins are not stored in a physical sense, a record of the Trust’s bitcoins are identifiable on the Bitcoin Blockchain via digital addresses established by the Custodians. These digital addresses are contained in a Trading Account and the Vault Accounts (each as defined herein) which together constitute the “Bitcoin Account.” The Bitcoin Account consists of multi-signature digital addresses, which require several distinct “private keys” to authenticate access to and transfer of the Trust’s bitcoins from the Bitcoin Account. Notwithstanding bitcoins payable to the Sponsor for its management fee or bitcoins deposited into or removed from the Trust in connection with sales and purchases related to the creation or redemption of Baskets, respectively, the Sponsor endeavors to instruct the Custodians to maintain all of the Trust’s bitcoins within a Vault Account. The Custodians are responsible for the safekeeping of the Trust’s private keys used to access the Bitcoin Account and facilitates the transfer of bitcoins in accordance with the Sponsor’s instructions.

The general role, responsibilities and regulation of the Sponsor, Trustee, Administrator and Custodians are further described in “The Sponsor,” “The Trustee,” “The Administrator” and “The Custodians,” respectively. Detailed descriptions of certain specific rights and duties of the Sponsor, Trustee, Administrator and Custodian are set forth in “Description of the Trust Documents—Description of the Trust Agreement” and “—Description of the Custody Agreements,” respectively. The Trust Agreement and Custody Agreements are collectively referred to herein as “Trust Documents.”

Bitcoin History

The Bitcoin Network is a recent technological innovation, and the bitcoins that are created, transferred, used and stored by entities and individuals have certain features associated with several types of assets, most notably commodities and currencies. Many U.S. regulators, including the Financial Crimes Enforcement Network of the U.S. Department of the Treasury (“FinCEN”), the CFTC, the U.S. Internal Revenue Service (“IRS”), and state regulators, including the New York Department of Financial Services (“NYDFS”), have made official pronouncements or issued guidance or rules regarding the treatment of bitcoins and other digital currencies. However, other U.S. and state agencies, such as the SEC, have not made official pronouncements or issued guidance or rules regarding the treatment of bitcoins. Similarly, the treatment of bitcoins and other digital currencies is often uncertain or contradictory in other countries. The regulatory uncertainty surrounding the treatment of bitcoins creates risks for the Trust and its Shares. See “Risk Factors—Risk Factors Related to the Regulation of the Trust and the Shares.”

Some of the notable features of the Trust and its Shares include the holding of bitcoins in the Trust’s own accounts, the experience of the Sponsor’s management team in the Bitcoin industry and the use of the Custodians to protect the Trust’s private keys. See “Activities of the Trust.”

Emerging Growth Company Status

The Trust is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as the Trust is an emerging growth company, unlike other public companies, it will not be required to, among other things:

●	provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002; or

●	comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the SEC determines otherwise.

The Trust will cease to be an “emerging growth company” upon the earliest of (i) its having $1.235 billion or more in annual revenues, (ii) at least $700 million in market value of Shares being held by non-affiliates, (iii) its issuing more than $1.0 billion of non-convertible debt over a three-year period or (iv) the last day of the fiscal year following the fifth anniversary of its initial public offering.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies; however, the Trust is choosing to “opt out” of such extended transition period and, as a result, the Trust will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that the Trust’s decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Principal Offices

The Trustee’s principal office is located at 251 Little Falls Drive, Wilmington, DE 19808. The Sponsor’s principal office is located at 437 Madison Avenue, 28th Floor, New York, NY 10022 and its telephone number is 646-308-1518.

THE OFFERING

Shares Offered by the Trust	Shares representing units of fractional undivided beneficial interest in, and ownership of, the Trust.

Use of Proceeds	Proceeds received by the Trust from the issuance and sale of Baskets will consist of cash. The Trust is obligated to convert any cash contributed to bitcoin as soon as practicable, except to the extent necessary to pay expenses or facilitate redemptions. Deposits of cash are held by the Cash Custodian or the Prime Broker on behalf of the Trust until (i) transferred in connection with the purchase of bitcoin that is subsequently deposited with the Custodians, (ii) delivered in connection with redemptions of Baskets or (iii) transferred to pay fees due to the Sponsor and Trust expenses and liabilities not assumed by the Sponsor.

Nasdaq Exchange Symbol	BRRR

Bitcoin Index Price	For purposes of determining the value of the Trust’s bitcoin, the Trust uses the Index to calculate a per-bitcoin value in U.S. dollars (the “Bitcoin Index Price”). The Bitcoin Index Price is published between 4:00 p.m. and 4:30 p.m. ET on each trading day.

For more information on the CME CF Bitcoin Reference Rate – New York Variant, see “Use of the CME CF Bitcoin Reference Rate – New York Variant” and “Calculation of NAV” below.

CUSIP	91916J 100

Creation and Redemption	The Trust issues Shares on an ongoing basis, but only in one or more whole Baskets. The Trust intends to redeem Shares in Baskets on an ongoing basis from Authorized Participants. See “Description of the Shares—Redemption of the Shares.”

A Basket equals 5,000 Shares. As of September 30, 2024, each Share represents approximately 0.00028318 of a bitcoin. See “Description of Creation and Redemption of Shares.”

Baskets are issued and redeemed in exchange for delivery to the Trust or the distribution by the Trust of the amount of cash represented by the Shares being created or redeemed, the amount of which is based on the value of the bitcoin attributable to each Share of the Trust (net of accrued but unpaid Sponsor’s Fees and any accrued but unpaid expenses or liabilities) being created or redeemed determined as of 4:00 p.m. ET on the day the order to create or redeem Baskets is properly received. The Trust is obligated to convert any cash contributed to bitcoin as soon as practicable, except to the extent necessary to pay expenses. The number of bitcoins represented by a Basket will gradually decrease over time due to the transfer of the Trust’s bitcoins to pay the Sponsor’s Fee and sale of the Trust’s bitcoins to pay any Trust expenses not assumed by the Sponsor. The Trust will not accept or distribute bitcoin in exchange for Baskets. See “Description of Creation and Redemption of Shares” and “Activities of the Trust—Trust Expenses.”

The Trust’s Bitcoin Holdings	The Trust’s “Bitcoin Holdings” is the amount of the Trust’s bitcoins less its liabilities (which include estimated accrued but unpaid fees and expenses), as calculated using the Bitcoin Index Price. The Administrator calculates the Trust’s Bitcoin Holdings on a daily basis.

The Administrator also calculates the Trust’s Bitcoin Holdings per Share, which equals the Trust’s Bitcoin Holdings divided by the number of Shares then outstanding. The Sponsor will publish the Trust’s Bitcoin Holdings and Bitcoin Holdings per Share each business day as of 4:00 p.m. ET or as soon thereafter as practicable at the Trust’s website at https://coinshares.com/us/etf/brrr/.

Trust Expenses	The Trust’s only ordinary recurring expense is expected to be the remuneration due to the Sponsor (the “Sponsor’s Fee”). The Sponsor’s Fee will be accrued daily by applying a 0.25% annual rate to the Trust’s Bitcoin Holdings. The Sponsor’s Fee will be payable in bitcoin at such times as determined at the Sponsor’s sole discretion.

To pay the Sponsor’s Fee, the Custodians or Prime Broker will, when directed by the Sponsor, (i) withdraw from the Bitcoin Account the number of bitcoins equal to the accrued but unpaid Sponsor’s Fee, determined as described above, and (ii) transfer such bitcoins to an account affiliated with the Sponsor. The Trust is not responsible for paying any fees or costs associated with the transfer of bitcoin to the Sponsor or the sale of bitcoin for costs not included in the Sponsor’s Fee.

The Sponsor, from time to time, may waive all or a portion of the Sponsor’s Fee at its discretion for stated periods of time. The Sponsor is under no obligation to extend a waiver after the end of any such stated period, and, if such waiver is not continued, the Sponsor’s Fee will be paid in full for subsequent periods. Furthermore, the Sponsor may, in its sole discretion, agree to rebate all or a portion of the Sponsor’s Fee attributable to Shares held by certain institutional investors subject to minimum Share holding and lock up requirements as determined by the Sponsor to foster stability in the Trust’s asset levels. Any such rebate will be subject to negotiation and written agreement between the Sponsor and the investor on a case-by-case basis. The Sponsor is under no obligation to provide any rebates of the Sponsor’s Fee. Neither the Trust nor the Trustee will be a party to any Sponsor’s Fee rebate arrangements negotiated by the Sponsor.

As consideration for its receipt of the Sponsor’s Fee, the Sponsor is obligated to assume and pay the following fees and expenses of the Trust: the Marketing Fee, the Administrator Fee, the Custodian Fee, the Prime Broker Fee, the Cash Custodian Fee, the Transfer Agent Fee, the Trustee’s fee, applicable license fees, including the licensing fees related to the Index License Agreement, fees and expenses related to trading of Shares on Nasdaq (including marketing, legal and audit fees and expenses), ordinary course legal expenses, audit fees, regulatory fees, including any fees relating to the registration of the Shares with the SEC, printing and mailing costs and costs of maintaining the Trust’s website (the “Sponsor-paid Expenses”). There is no cap on the amount of Sponsor-paid Expenses. The Sponsor has also assumed all fees and expenses related to the organization and offering of the Trust and the Shares. At the Sponsor’s sole discretion, all or any portion of a Sponsor-paid Expense may be redesignated as an Additional Trust Expense.

The Trust may incur certain extraordinary, non-recurring expenses and indemnification expenses that are not contractually assumed by the Sponsor (collectively, “Additional Trust Expenses”).

To cover Additional Trust Expenses, the Sponsor or its delegate may cause the Trust (or its delegate) to convert bitcoin into U.S. dollars at the price available through the Prime Broker’s Coinbase Prime service (less applicable trading fees) through the Trading Platform which the Sponsor is able to obtain using commercially reasonable efforts. The number of bitcoins represented by a Share will decline each time the Trust pays Additional Trust Expenses by transferring or selling bitcoins.

The number of bitcoins to be delivered to the Sponsor in payment of the Sponsor’s Fee or sold to pay Additional Trust Expenses will vary from time to time depending on the level of the Trust’s expenses and the value of bitcoins, as determined using the Bitcoin Index Price or, in certain circumstances, such other fair value measurement as determined by the Sponsor. See “Activities of the Trust—Trust Expenses.”

Transfers of Bitcoin	Transfers of bitcoin (i) to and from a Vault Account and a different Vault Account, (ii) to and from a Vault Account and the Trading Account, and (iii) from the Trading Account to third-party digital asset brokers or dealers are conducted “on chain” in transactions represented on the Bitcoin Network. On-chain transactions are subject to all of the risks of the Bitcoin Network, including the risk that transactions will be made erroneously and are generally irreversible.

In order to pay the Sponsor’s Fee, the Sponsor will transfer bitcoin from a Vault Account or Trading Account to an account affiliated with the Sponsor.

Termination Events	Upon dissolution of the Trust, the Sponsor will distribute the Trust’s remaining bitcoins or the cash proceeds of the sale of the Trust’s remaining bitcoins (determined at the sole discretion of the Sponsor) to the owners of record of the Shares, after the Sponsor has paid or made provision for the Trust’s obligations. Accordingly, Shareholders of record at the time of a liquidation may receive either bitcoin or cash. See “Description of the Trust Agreement—The Trustee—Termination of the Trust.”

Authorized Participants	Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must (i) be a registered broker-dealer or other securities market participant, such as a bank or other financial institution, that is not required to register as a broker-dealer to engage in securities transactions and (ii) have entered into an Authorized Participant Agreement with the Sponsor, and the Marketing Agent. See “Description of Creation and Redemption of Shares.”

As of the date of this prospectus, the Trust has engaged Jane Street Capital LLC, Cantor Fitzgerald & Co, Marex Capital Markets Inc., Virtue Americas LLC and Macquarie Capital (USA) Inc. as Authorized Participants. Additional Authorized Participants may be added at any time, subject to the discretion of the Sponsor.

Clearance and Settlement	The Shares are evidenced by one or more global certificates that the Transfer Agent issues to DTC. The Shares are, and will only be, available in book-entry form. Shareholders may hold their Shares through DTC if they are direct participants in DTC (“DTC Participants”), or indirectly through entities that are DTC Participants.

RISK FACTORS

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, including the Trust’s financial statements and related notes thereto.

Risk Factors Related to the Bitcoin Network and Bitcoins

Digital assets such as bitcoin were only introduced within the past decade, and the medium- to long-term value of the Shares is subject to a number of factors relating to the capabilities and development of Blockchain technologies and to the fundamental investment characteristics of digital assets.

Digital assets such as bitcoin were only introduced within the past decade, and the medium- to long-term value of the Shares is subject to a number of factors relating to the capabilities and development of the Bitcoin Network and other digital asset networks, such as the infancy of their development, their dependence on the Internet and other technologies, their dependence on the role played by miners and developers and the potential for malicious activity. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

●	Digital asset networks and the software used to operate them are in the early stages of development. Digital assets have experienced, and we expect will experience in the future, sharp fluctuations in value. Given the infancy of the development of digital asset networks, parties may be unwilling to transact in digital assets, which would dampen the growth, if any, of digital asset networks.

●	The trading prices of many digital assets, including bitcoin, are derived from a variety of factors including supply and demand for bitcoin, as well as more indirect and macro factors such as interest rates, monetary policy, broader market uncertainty and geopolitical, social and economic events.
●	The trading prices of many digital assets, including bitcoin, have experienced extreme volatility in recent periods and may continue to do so. For instance, there were steep increases in the value of certain digital assets, including bitcoin, over the course of 2017, and multiple market observers asserted that digital assets were experiencing a “bubble.” These increases were followed by steep drawdowns throughout 2018 in digital asset trading prices, including for Bitcoin. These drawdowns notwithstanding, Bitcoin prices have increased significantly again during 2019, decreased significantly again in 2020 amidst broader market declines as a result of the novel coronavirus outbreak, and increased again in early 2021 to reach all-time highs. The bitcoin markets may still be experiencing a bubble or may experience a bubble again in the future. Extreme volatility in the future, including further declines in the trading prices of bitcoin, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value. Over the course of 2023, bitcoin prices have continued to exhibit extreme volatility.
●	Digital asset networks are dependent upon the Internet. A disruption of the Internet or a digital asset network, such as the Bitcoin Network, would affect the ability to transfer digital assets, including bitcoin, and, consequently, their value.
●	The loss or destruction of a private key required to access a digital asset such as bitcoin may be irreversible. If a private key is lost, destroyed or otherwise compromised and no backup of the private key is accessible, the Trust will be unable to access the bitcoin held in the Bitcoin Account corresponding to that private key and the private key will not be capable of being restored by the Bitcoin Network.
●	Miners, developers and users may switch to or adopt certain digital assets at the expense of their engagement with other digital asset networks, which may negatively impact those networks, including the Bitcoin Network.
●	Over the past several years, digital asset mining operations have evolved from individual users mining with computer processors, graphics processing units and first-generation application-specific integrated circuit machines to “professionalized” mining operations using proprietary hardware or sophisticated machines. If the profit margins of digital asset mining operations are not sufficiently high, digital asset miners are more likely to immediately sell tokens earned by mining, resulting in an increase in the liquid supply of that digital asset, which would generally tend to reduce that digital asset’s market price.
●	To the extent that any miners cease to record transactions that do not include the payment of a transaction fee in solved blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Blockchain until a block is solved by a miner who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays in the recording of transactions could result in a loss of confidence in the digital asset network.
●	Many digital asset networks, including the Bitcoin Network, face significant scaling challenges and are being upgraded with various features to increase the speed and throughput of digital asset transactions. These attempts to increase the volume of transactions may not be effective.
●	The open-source structure of many digital asset network protocols, such as the protocol for the Bitcoin Network, means that developers and other contributors are generally not directly compensated for their contributions in maintaining and developing such protocols. As a result, the developers and other contributors of a particular digital asset may lack a financial incentive to maintain or develop the network, or may lack the resources to adequately address emerging issues. Alternatively, some developers may be funded by companies whose interests are at odds with other participants in a particular digital asset network. A failure to properly monitor and upgrade the protocol of the Bitcoin Network could damage that network.
●	The acceptance of software patches or upgrades by a significant, but not overwhelming, percentage of the users and miners in a digital asset network, such as the Bitcoin Network, could result in a “fork” in such network’s Blockchain, resulting in the operation of multiple separate networks.
●	Governance of the Bitcoin Network is by voluntary consensus and open competition. As a result, there may be a lack of consensus or clarity on the governance of the Bitcoin Network, which may stymie the Bitcoin Network’s utility and ability to grow and face challenges. In particular, it may be difficult to find solutions or marshal sufficient effort to overcome any future problems on the Bitcoin Network, especially long-term problems. The foregoing notwithstanding, the Bitcoin Network’s protocol is informally managed by a group of core developers that propose amendments to the Bitcoin Network’s source code. The core developers evolve over time, largely based on self-determined participation. To the extent that a significant majority of users and miners adopt amendments to the Bitcoin Network, the Bitcoin Network will be subject to new protocols that may adversely affect the value of bitcoin.

●	Bitcoin has only recently become selectively accepted as a means of payment by retail and commercial outlets, and use of bitcoin by consumers to pay such retail and commercial outlets remains limited. As a result, the prices of bitcoin are largely determined by speculators and miners, thus contributing to price volatility that makes retailers less likely to accept it as a form of payment in the future.
●	Banks may not provide banking services, or may cut off banking services, to businesses that provide digital asset-related services or that accept digital assets as payment, which could dampen liquidity in the market and damage the public perception of digital assets generally or any one digital asset in particular, such as bitcoin, and their or its utility as a payment system, which could decrease the price of digital assets generally or individually.

Moreover, because digital assets, including Bitcoin, have been in existence for a short period of time and are continuing to develop, there may be additional risks in the future that are impossible to predict as of the date of this prospectus.

Recent developments in the digital asset economy have led to extreme volatility and disruption in digital asset markets, a loss of confidence in participants of the digital asset ecosystem, significant negative publicity surrounding digital assets broadly and market-wide declines in liquidity.

Bitcoin has historically exhibited high price volatility relative to more traditional asset classes. For example, there were steep increases in the value of certain digital assets, including bitcoin, over the course of 2021. These increases were followed by steep drawdowns throughout 2022. These episodes of rapid price appreciation followed by steep drawdowns have occurred multiple times throughout bitcoin’s history, including, for example, in 2011, 2013-2014, and 2017-2018, before repeating again in 2021-2022. Over the course of 2023 and 2024, bitcoin prices have continued to exhibit extreme volatility. The price of bitcoin reached new all-time highs in March 2024.

Extreme volatility may persist and the value of the Shares may significantly decline in the future without recovery. The digital asset markets may still be experiencing a bubble or may experience a bubble again in the future. For example, in the first half of 2022, each of Celsius Network, Voyager Digital Ltd., and Three Arrows Capital declared bankruptcy, and the stablecoin TerraUSD collapsed, resulting in a loss of confidence in participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly. In November 2022, FTX Trading Ltd. (“FTX”), one of the largest digital asset exchanges by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. In addition, several other entities in the digital asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Genesis Global Capital, LLC (“Genesis”).

In response to these events (collectively, the “2022 Events”), the digital asset markets have experienced extreme price volatility and other entities in the digital asset industry have been, and may continue to be, negatively affected, further undermining confidence in the digital asset markets. These events have also negatively impacted the liquidity of the digital asset markets as certain entities affiliated with FTX engaged in significant trading activity. If the liquidity of the digital asset markets continues to be negatively impacted by these or similar events, digital asset prices, including bitcoin, may continue to experience significant volatility or price declines and confidence in the digital asset markets may be further undermined.

In addition, regulatory and enforcement scrutiny of digital assets has increased, including from, among others, the Department of Justice, the SEC, the CFTC, the White House and Congress, as well as state regulators and authorities. Developments in the regulation of digital assets are ongoing. For example, in July 2023, the U.S. District Court for the Southern District of New York ruled on the SEC’s action against Ripple Labs, Inc. The court found that offers and sales of XRP, a digital token, to institutions and sophisticated individuals constituted securities transactions, but that offers and sales of XRP on crypto exchanges and distributions to employees and other third-party developers were not securities transactions. More recently, the D.C. Circuit Court found that the SEC’s denial of the Grayscale Bitcoin Trust’s listing was “arbitrary and capricious” under the Administrative Procedures Act in light of the SEC’s approval of two similar bitcoin futures-based exchange-traded products. In the immediate aftermath of this court decision, the price of bitcoin increased from nearly $26,000 to over $28,100. It is not possible to predict at this time all of the risks that regulatory developments may pose to the Trust, its service providers or to the digital asset industry as a whole.

Extreme volatility in the future, including further declines in the trading prices of bitcoin, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value. The Trust is not actively managed and will not take any actions to take advantage, or mitigate the impacts, of volatility in the price of bitcoin.

The trading prices of many digital assets, including bitcoin, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further declines in the trading prices of bitcoin, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

The trading prices of many digital assets, including bitcoin, have experienced extreme volatility in recent periods and may continue to do so. For instance, there were steep increases in the value of certain digital assets, including bitcoin, over the course of 2017, followed by steep drawdowns throughout 2018 in digital asset trading prices, including for bitcoin. These drawdowns notwithstanding, digital asset prices, including bitcoin, increased significantly again during 2019, decreased significantly again in the first quarter of 2020 amidst broader market declines as a result of the novel coronavirus outbreak and increased significantly again over the remainder of 2020 and the first quarter of 2021. Digital asset prices, including bitcoin, continued to experience significant and sudden changes throughout 2021 followed by steep drawdowns in the fourth quarter of 2021, and throughout 2022, and digital asset prices have continued to fluctuate in 2023 and 2024, reaching new all-time highs in March 2024. In particular, digital asset prices have experienced extreme volatility since November 2022 when FTX halted customer withdrawals.

Extreme volatility in the future, including further declines in the trading prices of bitcoin, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value. Furthermore, a lack of regulatory clarity may reduce confidence in the digital asset economy and may result in greater volatility in the price of bitcoin and other digital assets, including a depreciation in value. The Trust is not actively managed and will not take any actions to take advantage, or mitigate the impacts, of volatility in the price of bitcoin.

The further development and acceptance of the Bitcoin Network and other digital asset systems, which represent a new and rapidly changing industry, are subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of the Bitcoin Network may adversely affect an investment in the Shares.

Digital assets such as bitcoin may be used, among other things, to buy and sell goods and services or to transfer and store value by users. The Bitcoin Network and other digital asset networks are a new and rapidly evolving industry of which the Bitcoin Network is a prominent, but not unique, part. The growth of the digital asset industry in general, and the Bitcoin Network in particular, is subject to a high degree of uncertainty. The factors affecting the further development of the digital asset industry, as well as the Bitcoin Network, include:

●	continued worldwide growth in the adoption and use of bitcoin and other digital assets, including those competitive with bitcoin;
●	government and quasi-government regulation of bitcoin and other digital assets and their use, or restrictions on or regulation of access to and operation of the Bitcoin Network or similar digital asset systems;
●	the maintenance and development of the open-source software protocol of the Bitcoin Network;
●	changes in consumer demographics and public tastes and preferences;
●	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies; and
●	general economic conditions and the regulatory environment relating to digital assets and digital asset service providers.

The Trust is not actively managed and will not have any strategy relating to the development of the Bitcoin Network. Furthermore, the Sponsor cannot be certain as to the impact of the Trust and the expansion of its bitcoin holdings on the digital asset industry and the Bitcoin Network. A decline in the popularity or acceptance of the Bitcoin Network may harm the price of the Shares. There is no assurance that the Bitcoin Network, or the service providers necessary to accommodate it, will continue in existence or grow. Furthermore, there is no assurance that the availability of and access to digital asset service providers will not be negatively affected by government regulation or the supply and demand of bitcoin.

The open-source and decentralized nature of Bitcoin Network development reduces certainty in the development of Bitcoin Network protocols and software. In addition, the lack of direct compensation for core developers and general difficulty of achieving decentralized consensus around protocol upgrades may hinder the development of beneficial upgrades to the Bitcoin Network. Development uncertainty and inflexibility in respect of improving or proposing fixes to the Bitcoin Network could negatively impact the performance of the Trust.

The Bitcoin Network is an open-source decentralized project without a controlling issuer or administrator of software development. As a result, core developers contribute their time and propose upgrades and improvements to the Bitcoin Network protocols and various software implementations thereof, often on the Bitcoin repository on the website Github. Core developers’ roles evolve over time, largely based on self-determined participation. Core developers are not generally compensated for their work on the Bitcoin Network, and such developers may cease to provide services or migrate to alternate digital asset networks. In addition, a lack of resources may result in an inability of the Bitcoin Network community to address novel technical issues or to achieve consensus around solutions therefor.

As with other digital asset networks, the Bitcoin Network faces significant scaling challenges due to the fact that public Blockchains generally face a tradeoff between security and scalability. One means through which public blockchains achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization generally means a given digital asset network is less susceptible to manipulation or capture. In practice, this typically means that every single node on a given digital asset network is responsible for securing the system by processing every transaction and maintaining a copy of the entire state of the network. As a result, a digital asset network may be limited in the number of transactions it can process by the capabilities of each single fully participating node. The Bitcoin Network community has failed to achieve consensus around the scaling of the Bitcoin Network to increase transaction throughput and reduce Blockchain bloat. In 2017, the scaling debate resulted in a material, contentious hard fork (as described below) and a variety of proposals for upgrades to the Bitcoin Network protocols to allow for more efficient transaction recording. Both hard forks and software upgrades to address scaling may cause confusion or may not result in needed improvements, each of which could have a negative impact on the value of an investment in the Shares.

Moreover, in the past, flaws in the source code for digital assets have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. The cryptography underlying Bitcoin could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, a malicious actor may be able to take the Trust’s bitcoin, which would adversely impact the value of the Shares. Moreover, functionality of the Bitcoin Network may be negatively affected such that it is no longer attractive to users, thereby dampening demand for Bitcoin. Even if a digital asset other than Bitcoin were affected by similar circumstances, any reduction in confidence in the source code or cryptography underlying digital assets generally could negatively affect the demand for digital assets and therefore adversely affect the value of the Shares.

Finally, as there is no centralized party controlling the development of the Bitcoin Network, there can be no assurance that the community as a whole will not implement changes to the Bitcoin Network protocols that have an adverse impact on the Trust or an investment in the Shares.

The scheduled creation of newly mined bitcoin and its subsequent sale may cause the price of bitcoin to decline, which could negatively affect an investment in the Trust.

Newly created bitcoin (“newly mined bitcoin”) is generated through a process referred to as “mining” which involves the collection of a reward of new bitcoin (also known as a “coinbase”). As of the date of this prospectus, the Bitcoin Network creates 3.125 bitcoin with each block added to the Blockchain; these newly mined bitcoin are awarded to the bitcoin miner that has added the block to the Blockchain, which occurs on average approximately every 10 minutes. When the recipient makes newly mined bitcoin available for sale, there can be downward pressure on the price of bitcoin as the new supply is introduced into the bitcoin market. A bitcoin mining operation may be more likely to sell a higher percentage of its newly created bitcoin, and more rapidly so, if it is operating at a low profit margin, thus reducing the price of bitcoin. Lower bitcoin prices may result in further tightening of profit margins for miners and decreasing profitability, thereby potentially causing even further selling pressure. Diminishing profit margins and increasing sales of newly mined bitcoin could result in a reduction in the price of bitcoin, which could adversely impact an investment in the Shares.

In addition, bitcoin mining is highly sensitive to energy prices and bitcoin market prices. To mine bitcoin, a bitcoin miner acquires specialized computers that consume significant amounts of energy. As energy prices fluctuate, the marginal cost of bitcoin mining increases and decreases. Conversely, the price of bitcoin and amount of computational power being expended by other bitcoin miners will impact the profitability and likelihood of solving a block and receiving newly mined bitcoin. If the marginal cost of bitcoin mining exceeds the expected profit, miners may cease to expend energy to mine bitcoin. If a material number of miners turn off their mining hardware, the speed of transaction processing on the Bitcoin Network may experience a temporary slowdown and the overall security of the Bitcoin Network against a 51% attack (as described below) may be reduced.

The prevailing level of transaction fees may adversely affect the usage of the Bitcoin Network.

In addition to the coinbase, Bitcoin miners collect fees for each transaction they confirm. Miners validate unconfirmed transactions by adding the previously unconfirmed transactions to new blocks in the Blockchain. Miners are not forced to confirm any specific transaction, but they are economically incentivized to confirm valid transactions as a means of collecting fees. Miners have historically accepted relatively low transaction confirmation fees, because miners have a very low marginal cost of validating unconfirmed transactions. In addition, most iterations of mining software will prioritize transactions recorded based on (i) thresholds selected by the user, (ii) the transaction fee paid with the transaction, (iii) the value attached to the transaction and (iv) the time the transaction was received by the mining software.

If miners collude in an anticompetitive manner to not record transactions that pay low transaction fees, then bitcoin users would be required to wait for their transaction to be included in a block by a miner not requiring such transaction fees. Such a scenario would require that users pay higher fees to ensure their transactions are recorded promptly, thus reducing the attractiveness of the Bitcoin Network. Bitcoin mining occurs globally and it may be difficult for authorities to apply antitrust regulations across multiple jurisdictions. Any collusion among miners may adversely impact an investment in the Shares or the ability of the Trust to operate.

If the number of outstanding transactions yet to be recorded in the Blockchain (commonly referred to as “transactions in the mempool”) is significantly above the capacity which can be recorded in any single block, miners are likely to prioritize recording transactions that pay significant transaction fees. This would result in transactions with low or no fees remaining in the mempool for extended periods. Such a scenario would require that users pay higher fees to ensure their transactions are recorded promptly, thus reducing the attractiveness of the Bitcoin Network. An extended period of large numbers of transactions in the mempool could result from high levels of use of the Bitcoin Network or from a malicious spam attack intending to increase the transactions in the mempool. Any extended period with large numbers of transactions in the mempool may adversely impact an investment in the Shares or the ability of the Trust to operate.

Additionally, the coinbase reward for successfully mining transactions (called the “block reward” or “coinbase”) will decrease over time. In May 2020, the block reward was reduced from 12.5 to 6.25 bitcoin, and in April 2024, it was reduced from 6.25 to 3.125 bitcoin and it will further be reduced by half approximately every four years. As the block reward continues to decrease over time, the mining incentive structure may transition to a higher reliance on transaction confirmation fees in order to incentivize miners to continue to dedicate processing power to the Blockchain. If transaction confirmation fees become too high, the marketplace may be reluctant to use bitcoin. Conversely, if the combination of the block reward and transaction fees is too low, miners may not be incentivized to expend processing power to solve blocks and confirmations of transactions on the Blockchain could be temporarily slowed. A reduction in the processing power expended by miners on the Bitcoin Network could increase the likelihood of a malicious actor or botnet obtaining control. Any reduction in infrastructure security may reduce confidence in the Bitcoin Network or expose the Bitcoin Network to a malicious actor or botnet obtaining a majority of processing power on the Bitcoin Network, reducing the confidence in and security of the Blockchain. Decreased demand for bitcoin or reduced security on the Bitcoin Network may adversely impact an investment in the Shares.

The loss or destruction of a private key required to access bitcoin may be irreversible. A Custodian’s loss of access to a private key associated with the Trust’s bitcoin could adversely affect an investment in the Shares.

Transfers of bitcoin among users are accomplished via bitcoin transactions (i.e., sending bitcoin from one user to another). The creation of a bitcoin transaction requires the use of a unique numerical code known as a “private key.” In the absence of the correct private key corresponding to a holder’s particular bitcoin, the bitcoin is inaccessible. The custody of the Trust’s bitcoin is handled by the Custodians. If a Custodian’s internal procedures and controls are inadequate to safeguard the Trust’s bitcoin holdings, and the Trust’s private keys are lost, destroyed or otherwise compromised and no backup of the private keys is accessible, the Trust will be unable to access its bitcoin, which could adversely affect an investment in the Shares. In addition, if the Trust’s private keys are misappropriated and the Trust’s bitcoin holdings are stolen, the Trust could lose some or all of its bitcoin holdings, which could adversely impact an investment in the Shares.

Bitcoin transactions are irrevocable and stolen or incorrectly transferred bitcoin may be irretrievable. As a result, any incorrectly executed bitcoin transactions could adversely affect the value of the Shares.

Bitcoin transactions are typically not reversible without the consent and active participation of the recipient of the transaction. Once a transaction has been verified and recorded in a block that is added to the Blockchain, an incorrect transfer or theft of bitcoin generally will not be reversible and the Trust may not be capable of seeking compensation for any such transfer or theft. Although the Trust’s transfers of bitcoin will regularly be made to or from the Bitcoin Account, it is possible that, through computer or human error, or through theft or criminal action, the Trust’s bitcoin could be transferred from the Bitcoin Account in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts.

To the extent that the Trust is unable to seek a corrective transaction with a third-party recipient of an unauthorized or incorrect transaction or is incapable of identifying the third party that has received the Trust’s bitcoin through error or theft, the Trust will be unable to revert or otherwise recover incorrectly transferred bitcoin. The Trust will also be unable to convert or recover its bitcoin transferred to uncontrolled accounts. To the extent that the Trust is unable to seek redress for such error or theft, such loss could adversely affect the value of the Shares.

A temporary or permanent “fork” of the Blockchain could adversely affect an investment in the Trust.

Bitcoin software is open source. Any user can download the software, modify it and then propose that bitcoin users and miners adopt the modification. Bitcoin software updates are user driven, meaning they are adopted when users of the software choose to update their software, in contrast to centralized software solutions where a development company might “push out” mandatory software updates to the user community. When a change is proposed that modifies the operation of the Bitcoin Network and a substantial majority of users and miners consent to the modification, the change is implemented and the Bitcoin Network remains uninterrupted. However, if less than a substantial majority of users and miners consent to the proposed modification, and the modification is nonetheless implemented by some users and miners and the modification is not compatible or fully interoperable with the software prior to its modification, the consequence would be what is known as a “fork” (i.e., “split”) of the Bitcoin Network (and the Blockchain), with one version running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two (or more) versions of the Bitcoin Network running in parallel, but with each version’s bitcoin tokens lacking interchangeability across the respective networks. A party owning bitcoin at the time of the fork would hold equal amounts of both bitcoin and the alternative forked digital asset (an “IR Virtual Currency”).

Forks have occurred already to the Bitcoin Network, including a fork in August 2017 relating to a several-year dispute over how to increase the rate of transactions that the Bitcoin Network can process. This fork resulted in the creation of the “Bitcoin Cash” network and a new IR Virtual Currency (Bitcoin Cash). Bitcoin Cash is an example of an intentional fork to create a new digital asset network with differentiated features. To the extent such digital assets compete with Bitcoin, such competition could impact demand for Bitcoin and could adversely impact the value of the Shares.

Forks may also occur as a network community’s response to a significant security breach. For example, in June 2016, an anonymous hacker exploited a smart contract running on the Ethereum network to syphon ETH held by The DAO, a distributed autonomous organization, into a segregated account. In response to the hack, most participants in the Ethereum community elected to adopt a “fork” that effectively reversed the hack. However, a minority of users continued to use and develop the original Blockchain, now referred to as “Ethereum Classic,” with the digital asset on that Blockchain now referred to as ether classic, or ETC. Both ether and ether classic are traded on trading platforms and the Ethereum and Ethereum Classic networks feature independent development communities.

A fork may also occur as a result of an unintentional or unanticipated software flaw in the various versions of otherwise compatible software that users run. Such a fork could lead to users and miners abandoning the digital asset with the flawed software. It is possible, however, that a substantial number of users and miners could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains. This could result in a permanent fork, as in the case of Ether and Ether Classic.

The Trust Agreement provides, and the Sponsor has communicated to each Custodian, that the Trust disclaims all rights to Incidental Rights (as defined below) and IR Virtual Currencies. Typically, the holder of bitcoin has no discretion in a hard fork; it merely has the right to claim the IR Virtual Currency on a pro rata basis while it continues to hold the same number of bitcoin. The Trust Agreement stipulates that, if it comes to possess an IR Virtual Currency despite such disclaimer, (i) the Sponsor will promptly make a good faith determination as to which digital asset network is regarded by the community as the Bitcoin Network and which is the “forked” network, (ii) the Trust will as soon as is reasonably practical distribute the new IR Virtual Currency in kind to the Sponsor, as agent for the Shareholders, and (iii) the Sponsor will sell the new IR Virtual Currency and distribute the proceeds to the Shareholders. Notwithstanding the foregoing, the Trust is under no obligation to claim the IR Virtual Currency.

A fork of any kind could adversely affect an investment in the Trust or the ability of the Trust to operate and the Trust’s procedures may be inadequate to address the effects of a fork.

In the event of a hard fork of the Bitcoin Network, the Sponsor will, if permitted by the terms of the Trust Agreement, use its discretion to determine which network should be considered the appropriate network for the Trust’s purposes, and in doing so may adversely affect the value of the Shares.

In the event of a hard fork of the Bitcoin Network, the Sponsor will, if permitted by the terms of the Trust Agreement, use its discretion to determine, in good faith, which digital asset network, among a group of incompatible forks of the Bitcoin Network, is generally accepted as the Bitcoin Network and should therefore be considered the appropriate network for the Trust’s purposes. The Sponsor will base its determination on a variety of then-relevant factors, including, but not limited to, the Sponsor’s beliefs regarding expectations of the core developers of Bitcoin, users, services, businesses, miners and other constituencies, as well as the actual continued acceptance of, mining power on, and community engagement with the Bitcoin Network. There is no guarantee that the Sponsor will choose the digital asset that is ultimately the most valuable fork, and the Sponsor’s decision may adversely affect the value of the Shares as a result. The Sponsor may also disagree with Shareholders, the Custodians and security vendors on what is generally accepted as bitcoin and should therefore be considered “bitcoin” for the Trust’s purposes, which may also adversely affect the value of the Shares as a result.

In the event of a hard fork of the Bitcoin Network, a Custodian’s operations may be interrupted or subject to additional security risks that could disrupt the Trust’s ability to process creations and redemptions of Shares or otherwise threaten the security of the Trust’s bitcoin holdings.

In the event of a hard fork of the Bitcoin Network, a Custodian may temporarily halt the ability of customers (including the Trust) to deposit, withdraw or transfer bitcoin on a Custodian’s platform. Such a delay may be intended to permit such Custodian to assess the resulting versions of the Bitcoin Network, to determine how best to securely “split” the bitcoin from the IR Virtual Currency, and to prevent malicious users from conducting “replay attacks” (i.e., broadcasting transactions on both versions of the forked networks to put Custodian assets at risk). As a result, the Trust is likely to suspend creations and redemptions during a period in which one or both of Custodian’s operations are halted.

In addition, any losses experienced by a Custodian due to a hard fork, including due to replay attacks or technological errors in assessing the fork, may exceed the insurance carried by a Custodian. In such a circumstance, losses to Trust property with such Custodian could have a materially adverse impact on an investment in the Shares.

Coinbase serves as the Custodian and Broker for several competing exchange-traded bitcoin products, which could adversely affect the Trust’s operations and ultimately the value of the Shares.

The Prime Broker and the Coinbase Custodian are both affiliates of Coinbase Global. As of the date hereof, Coinbase Global is the largest publicly traded cryptoasset company in the world by market capitalization and is also the largest cryptoasset custodian in the world by assets under custody. By virtue of its leading market position and capabilities, and the relatively limited number of institutionally capable providers of cryptoasset brokerage and custody services, Coinbase serves as the Custodian and broker for several competing exchange-traded bitcoin products. Therefore, Coinbase has a critical role in supporting the U.S. spot Bitcoin Exchange-traded product ecosystem, and its size and market share create the risk that Coinbase may fail to properly resource its operations to adequately support all such products that use its services that could harm the Trust, the Shareholders and the value of the Shares. If Coinbase were to favor the interests of certain products over others, it could result in inadequate attention or comparatively unfavorable commercial terms to less favored products, which could adversely affect the Trust’s operations and ultimately the value of the Shares.

Shareholders may not receive the benefits of any forks or “airdrops.”

In addition to forks, a digital asset, including bitcoin, may become subject to a similar occurrence known as an “airdrop.” In an airdrop, the promotors of a new digital asset announce to holders of another digital asset that such holders will be entitled to claim a certain amount of the new digital asset for free, based on the fact that they hold such other digital asset. Such airdrops are common on the Ethereum network but have also occurred (and may continue to occur) on the Bitcoin Network. Airdrops may be conducted by sending a token to the holders of set amounts of bitcoin or to particular public addresses on the Bitcoin Network, or airdrops may involve a user being entitled to claim tokens on a decentralized application, second-layer network, or entirely separate digital asset network. As a result, a user entitled to receive airdrops may be required to take little or significant actions in order to receive such airdropped tokens. Shareholders should not expect to receive the benefits of any forks or airdrops.

A right to receive any such benefit of a fork or airdrop is referred to as an “Incidental Right” and any digital assets acquired through an Incidental Right as “IR Virtual Currencies.” The Trust Agreement provides, and the Sponsor has communicated to each Custodian, that the Trust disclaims all rights to Incidental Rights and IR Virtual Currencies.

If despite such disclaimer the Trust comes to possess an IR Virtual Currency, it shall cooperate with the applicable Custodian to segregate and transfer the rights to the IR Virtual Currency to the Sponsor, as agent of the Trust, until such time that such Custodian may initiate an “on-Blockchain” transaction to transfer such IR Virtual Currency to the custody of the Sponsor. Upon receipt of the IR Virtual Currency, the Sponsor shall take commercially reasonable efforts to promptly sell such IR Virtual Currency at market prices and distribute the proceeds of any such sale to the Shareholders of record on the record date for such Incidental Rights.

Any Incidental Rights may result in a tax liability to the Trust and its Shareholders, if not successfully disclaimed by the Trust. Incidental Rights may result in an adverse interpretation regarding the Trust’s ability to receive grantor trust treatment under the Code.

If a malicious actor or botnet obtains control of more than 50% of the processing power on the Bitcoin Network, or otherwise obtains control over the Bitcoin Network through its influence over core developers or otherwise, such actor or botnet could manipulate how data is recorded on the Blockchain to adversely affect the value of the Shares or the ability of the Trust to operate.

If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the processing power dedicated to mining on the Bitcoin Network, it may be able to alter the Blockchain on which transactions in Bitcoin rely by constructing fraudulent blocks or preventing certain transactions from completing in a timely manner, or at all. The malicious actor or botnet could also control, exclude or modify the ordering of transactions. Although the malicious actor or botnet would not be able to generate new bitcoin or transactions using such control, it could “double-spend” its own tokens (i.e., spend the same tokens in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintained control. To the extent that such malicious actor or botnet did not yield its control of the processing power on the Bitcoin Network or the Bitcoin community did not reject the fraudulent blocks as malicious, reversing any changes made to the Blockchain may not be possible. Further, a malicious actor or botnet could create a flood of transactions in order to slow down the Bitcoin Network or cause an increase in the transaction fees paid by users to confirm transactions.

Although there are no known reports of malicious parties taking control of the Bitcoin Network, it is believed that certain mining pools may have exceeded the 50% threshold on the Bitcoin Network on a temporary basis. The possible crossing of the 50% threshold indicates a greater risk that a single mining pool could exert authority over the validation of Bitcoin transactions, and this risk is heightened if over 50% of the processing power on the network falls within the jurisdiction of a single governmental authority. For example, it is believed that more than 50% of the processing power on the Bitcoin Network is located in China. Because the Chinese government has recently subjected digital assets to heightened levels of scrutiny, reportedly forcing several digital asset exchanges to shut down, there is a risk that the Chinese government could also achieve control over more than 50% of the processing power on the Bitcoin Network. If network participants, including the core developers and the administrators of mining pools, do not act to ensure greater decentralization of Bitcoin mining processing power, the feasibility of a malicious actor obtaining control of the processing power on the Bitcoin Network will increase, which may adversely affect the value of the Shares.

A malicious actor may also obtain control over the Bitcoin Network through its influence over core developers by gaining direct control over a core developer or an otherwise influential programmer. To the extent that the Bitcoin ecosystem does not grow, the possibility that a malicious actor may be able to obtain control of the processing power or development control on the Bitcoin Network in this manner will remain heightened.

Adoption of new laws and regulations, or changes to existing laws and regulations, applicable to Bitcoin could negatively affect the value of Bitcoin.

As bitcoin and digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies have been examining the operations of digital asset networks, digital asset users and the digital asset spot market. Many of these state and federal agencies have brought enforcement actions and issued advisories and rules relating to digital asset markets. Ongoing and future regulatory actions with respect to digital assets generally or any single digital asset in particular may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares and/or the ability of the Trust to continue to operate.

FinCEN, a bureau within the U.S. Department of the Treasury, requires any administrator or exchanger of convertible digital assets to register with FinCEN as a money transmitter and comply with the anti-money laundering (“AML”) regulations applicable to money transmitters under the Bank Secrecy Act. Since initially providing guidance on the applicability of federal money services business regulatory regimes to digital assets such as bitcoin, FinCEN has brought enforcement actions, issued risk alerts and provided guidance to financial markets participants regarding the treatment of digital assets and digital asset networks.

The Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury has added digital currency addresses to the list of “Specially Designated Nationals” whose assets are blocked, and with whom U.S. persons are generally prohibited from dealing. Such actions by OFAC, or by similar organizations in other jurisdictions, may introduce uncertainty in the market as to whether bitcoin that has been associated with such addresses in the past can be easily sold. This “tainted” bitcoin may trade at a substantial discount to untainted bitcoin. Reduced fungibility in the bitcoin markets may reduce the liquidity of bitcoin and therefore adversely affect their price.

In February 2020, then-U.S. Treasury Secretary Steven Mnuchin stated that digital assets were a “crucial area” on which the U.S. Department of the Treasury has spent significant time. Secretary Mnuchin announced that the U.S. Department of the Treasury was preparing significant new regulations governing digital asset activities to address concerns regarding the potential use for facilitating money laundering and other illicit activities. In December 2020, FinCEN proposed a rule that would require financial institutions to submit reports, keep records, and verify the identity of customers for certain transactions to or from so-called “unhosted” wallets, also commonly referred to as “self-hosted wallets.” In January 2021, U.S. Treasury Secretary nominee Janet Yellen stated her belief that regulators should “look closely at how to encourage the use of digital assets for legitimate activities while curtailing their use for malign and illegal activities.” In May 2021, the U.S. Department of Treasury proposed new rules potentially requiring businesses to record transactions in digital assets that exceed $10,000 in value.

In August 2021, the chair of the SEC stated that he believed investors using digital asset trading platforms are not adequately protected and that activities on the platforms can implicate the securities laws, commodities laws and banking laws, raising a number of issues related to protecting investors and consumers, guarding against illicit activity, and ensuring financial stability. The chair expressed a need for the SEC to have additional authorities to prevent transactions, products, and platforms from “falling between regulatory cracks,” as well as for more resources to protect investors in “this growing and volatile sector.” The chair called for federal legislation centering on digital asset trading, lending, and decentralized finance platforms, seeking “additional plenary authority” to write rules for digital asset trading and lending. It is not possible to predict whether Congress will grant additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how they might impact the ability of cryptocurrency markets to function or how any new regulations that may flow from such authorities might impact the value of digital assets generally and bitcoin held by the Trust specifically.

On March 9, 2022, President Biden signed an Executive Order on Ensuring Responsible Development of Digital Assets (the “Executive Order”), which outlined a unified federal regulatory approach to addressing the risks and benefits of digital assets. The Executive Order articulated various policy objectives related to digital assets, including investor protections, financial and national security risks, and responsible development and use of digital assets. The Executive Order directed federal government departments and agencies to produce various reports, frameworks, analyses, and regulatory and legislative recommendations to the Biden Administration. The policies and objectives of the Executive Order are very broad and, at this time, it is unclear what impact it may have on the regulation of bitcoin and other digital assets. The consequences of increased federal regulation of digital assets and digital asset activities could have a material adverse effect on the Trust and the Shares.

Under regulations from the NYDFS, businesses involved in digital asset business activity for third parties in or involving New York, excluding merchants and consumers, must apply for a license, commonly known as a “BitLicense,” from the NYDFS and must comply with AML, cybersecurity, consumer protection, and financial and reporting requirements, among others. As an alternative to a BitLicense, a firm can apply for a charter to become a limited purpose trust company under New York law qualified to engage in digital asset business activity. Other states have considered or approved digital asset business activity statutes or rules, passing, for example, regulations or guidance indicating that certain digital asset business activities constitute money transmission requiring licensure.

The inconsistency in applying money-transmitting licensure requirements to certain businesses may make it more difficult for these businesses to provide services, which may affect consumer adoption of bitcoin and its price. In an attempt to address these issues, the Uniform Law Commission passed a model law in July 2017, the Uniform Regulation of Virtual Currency Businesses Act, which has many similarities to the BitLicense and features a multistate reciprocity licensure feature, wherein a business licensed in one state could apply for accelerated licensure procedures in other states. It is still unclear, however, how many states, if any, will adopt some or all of the model legislation.

The transparency of Blockchains has in the past facilitated investigations by law enforcement agencies. However, certain privacy-enhancing features have been or are expected to be introduced to a number of digital asset networks, and these features may provide law enforcement agencies with less visibility into transaction histories. Although no regulatory action has been taken to treat privacy-enhancing digital assets differently, this may change in the future.

Although neither the SEC nor the CFTC has exerted direct authority over bitcoin or bitcoin trading markets, the SEC and CFTC have broad authority over the regulation of issuances of securities (including digital asset securities) and commodity interests (including derivative instruments utilizing or referencing digital assets). The SEC and CFTC’s engagement with the digital asset industry has had a material impact on the development of digital asset markets intertwined with bitcoin, including the initial coin offering, margin trading, regulated and unregulated derivatives market, and decentralized finance markets. For example, since 2017, the SEC has engaged in numerous regulatory actions and issued guidance relating to initial coin offerings. Similarly, the CFTC, together with the Department of Justice, has initiated enforcement actions against digital asset trading platforms relating to violations of the CEA.

In June 2021, the government of El Salvador announced and passed legislation that identified bitcoin as legal tender in El Salvador. Other South and Central American political leaders have indicated a desire to explore the issues relating to legal tender status for bitcoin. In April 2022, the government of the Central African Republic announced its adoption of bitcoin as legal tender in the Central African Republic. It is unclear whether the designation of bitcoin as legal tender in El Salvador, the Central African Republic, or any other country will impact the regulatory treatment of bitcoin in the United States, or whether other countries will adopt similar legislation.

On February 15, 2022, Representative Warren Davidson introduced the “Keep Your Coins Act,” which is intended “[t]o prohibit Federal agencies from restricting the use of convertible virtual currency by a person to purchase goods or services for the person’s own use, and for other purposes.” That same day, Congressman Josh Gottheimer also announced a discussion draft of the “Stablecoin Innovation and Protection Act,” which is intended to define “qualified stablecoins” to differentiate them from “more volatile cryptocurrencies.”

On March 17, 2022, Senators Elizabeth Warren, Jack Reed, Mark Warner, and Jon Tester introduced the Digital Asset Sanctions Compliance Enhancement Act in an attempt to ensure blacklisted Russian individuals and businesses do not use cryptocurrency to evade economic sanctions. The bill does not come without controversy, however, as it “would place sweeping restrictions on persons who build, operate and use cryptocurrency networks even if they have no knowledge or intent to help anyone evade sanctions,” according to policy group Coin Center.

On March 28, 2022, Representative Stephen Lynch, along with co-sponsors Jesús G. García, Rashida Tlaib, Ayanna Pressley, and Alma Adams, introduced H.R. 7231, the Electronic Currency and Secure Hardware Act (ECASH Act), which would direct the secretary of the U.S. Department of the Treasury (not the Federal Reserve) to develop and issue a digital analogue to the U.S. dollar, or “e-cash,” which is intended to “replicate and preserve the privacy, anonymity-respecting, and minimal transactional data-generating properties of physical currency instruments such as coins and notes to the greatest extent technically and practically possible,” all without requiring a bank account. E-cash would be legal tender, payable to the bearer and functionally identical to physical U.S. coins and notes, “capable of instantaneous, final, direct, peer-to-peer, offline transactions using secured hardware devices that do not involve or require subsequent or final settlement on or via a common or distributed ledger, or any other additional approval or validation by the United States Government or any other third-party payments processing intermediary,” including fully anonymous transactions, and “inter-operable with all existing financial institutions and payment provider systems and generally accepted payments standards and network protocols, as well as other public payments programs.”

On April 6, 2022, Senator Pat Toomey released a draft of his Stablecoin Transparency of Reserves and Uniform Safe Transactions Act, or Stablecoin TRUST Act. The draft bill contemplates a “payment stablecoin,” which is convertible directly to fiat currency by the issuer. Only an insured depositary institution, a money-transmitting business (authorized by its respective state authority) or a new “national limited payment stablecoin issuer” would be eligible to issue payment stablecoins. Additionally, payment stablecoins would be exempt from the federal securities requirements, including the Securities Act, the Securities Exchange Act of 1934 (the “Exchange Act”), and the 1940 Act.

On June 7, 2022, Senators Kirsten Gillibrand and Cynthia Lummis introduced the “Responsible Financial Innovation Act,” which was drafted to “create a complete regulatory framework for digital assets that encourages responsible financial innovation, flexibility, transparency and robust consumer protections while integrating digital assets into existing law.” Importantly, the legislation would assign regulatory authority over digital asset spot markets to the CFTC and codify that digital assets that meet the definition of a commodity, such as bitcoin and ether, would be regulated by the CFTC.

In 2023, Congress continued to consider several stand-alone digital asset bills, including a formal process to determine when digital assets will be treated as either securities to be regulated by the SEC or commodities under the purview of the CFTC, what type of federal/state regulatory regime will exist for payment stablecoins and the how the Bank Secrecy Act (“BSA”) will apply to cryptocurrency providers. The Financial Innovation and Technology for the 21st Century Act (“FIT for the 21st Century Act”) advanced through the House in a vote along bipartisan lines. The FIT for the 21st Century Act would require the SEC and the CFTC to jointly issue rules or guidance that would outline their process in delisting a digital asset that they deem inconsistent with the CEA, federal securities laws and the FIT for the 21st Century Act. The bill, in part, would also provide a certification process for Blockchains to be recognized as decentralized, which would allow the SEC to challenge claims made by token issuers about meeting the outlined standards.

Legislative efforts have also focused on setting criteria for stablecoin issuers and what rules will govern redeemability and collateral. The Clarity for Payment Stablecoins Act of 2023, as introduced by House Finance Committee Chair Patrick McHenry (the “McHenry bill”), would make it unlawful for any entity other than a permitted payment stablecoin issuer to issue a payment stablecoin. The McHenry bill would establish bank-like regulation and supervision for federal qualified nonbank payment stablecoin issuers. These requirements include capital, liquidity and risk management requirements, application of the Bank Secrecy Act and the Gramm-Leach-Bliley Act’s customer privacy requirements, certain activities limits, and broad supervision and enforcement authority. The McHenry bill would grant state regulators primary supervision, examination and enforcement authority over state stablecoin issuers, leaving the Federal Reserve Board with secondary, backup enforcement authority for “exigent” circumstances. The McHenry bill would also amend the Investment Advisers Act of 1940, the 1940 Act, the Securities Act, the Exchange Act and the Securities Investor Protection Act of 1970 to specify that payment stablecoins are not securities for purposes of those federal securities laws.

Several other bills have advanced through Congress to curb cryptocurrency as a payment gateway for illicit activity and money laundering. The “Blockchain Regulatory Clarity Act” would provide clarity to the regulatory classification of digital assets, providing market certainty for innovators and clear jurisdictional boundaries for regulators by affirming that Blockchain developers and other related service providers that do not hold custody of customer funds are not money transmitters. The “Financial Technology Protection Act,” another bipartisan measure, would set up an independent Financial Technology Working Group to combat terrorism and illicit financing in cryptocurrency. The “Blockchain Regulatory Certainty Act” aims to protect certain Blockchain platforms from being designated as money-services businesses. Both acts advanced through the House with bipartisan support.

In a similar effort to prevent money laundering and stop cryptocurrency-facilitated crime and sanctions violations, bipartisan legislation was introduced to require decentralized finance (“DeFi”) services to meet the same AML and economic sanctions compliance obligations as other financial companies. DeFi generally refers to applications that facilitate peer-to-peer financial transactions that are recorded on Blockchains. By design, DeFi provides anonymity, which can allow malicious and criminal actors to evade traditional financial regulatory tools. Noting that transparency and sensible rules are vital for protecting the financial system from crime, the “Crypto-Asset National Security Enhancement and Enforcement (CANSEE) Act” was introduced. The CANSEE Act would end special treatment for DeFi by applying the same national security laws that apply to banks and securities brokers, casinos and pawn shops, and other cryptocurrency companies like centralized trading platforms. DeFi services would be forced to meet basic obligations, most notably to maintain AML programs, conduct due diligence on their customers, and report suspicious transactions to FinCEN.

The entire cryptocurrency industry experienced a significant drawdown in 2022, particularly throughout the latter half of the year. Compared to the beginning of 2022, the market capitalization of the cryptocurrency industry declined nearly $1.5 trillion. The decline was due to numerous factors, including a slowing macroeconomic environment, rising interest rates, expiring pandemic financial assistance, and the public collapse of several major industry participants, including Three Arrows Capital, Voyager, Celsius and, most recently, FTX and Genesis. The cryptocurrency industry’s turbulent drawdown in 2022 is expected to draw increased regulatory scrutiny from the U.S. Congress, SEC, and CFTC in 2023 and beyond.

The continued evolution of federal, state and foreign government regulators and policymakers will continue to impact the viability and success of digital asset markets, broadly, and bitcoin, specifically.

Bitcoin mining activities are energy-intensive, which may restrict the geographic locations of miners, have a negative environmental impact and consequently affect the price of bitcoin.

Bitcoin mining activities are inherently energy-intensive and electricity costs account for a significant portion of the overall mining costs. The availability and cost of electricity will restrict the geographic locations of mining activities. High costs of electricity may incentivize miners to redirect their resources to other validation protocols, such as proof-of-stake Blockchains, or abandon their validation activities entirely. A significant decrease in the computational resources dedicated to the Bitcoin Network’s validation protocol could reduce the security of the network, which may erode bitcoin’s viability as a store of value or means of exchange. In addition, the significant consumption of electricity may have a negative environmental impact, including contribution to climate change, which may give rise to public opinion against allowing the use of electricity for bitcoin mining activities or government measures restricting or prohibiting the use of electricity for bitcoin mining activities. Any such developments could lower the demand for bitcoin and have a material and adverse effect on the price of bitcoin.

Concerns have been raised about the electricity required to secure and maintain digital asset networks. For example, as of December 28, 2023, over 450 million terahashes were performed every second in connection with mining on the Bitcoin Network. Although measuring the electricity consumed by this process is difficult because these operations are performed by various machines with varying levels of efficiency, the process consumes a significant amount of energy. Further, in addition to the direct energy costs of performing calculations on any given digital asset network, there are indirect costs that impact a network’s total energy consumption, including the costs of cooling the machines that perform these calculations. A number of states and countries have adopted, or are considering the adoption of, regulatory frameworks to impede bitcoin mining and/or bitcoin use more broadly. For example, on May 26, 2021, Iran placed a temporary ban on bitcoin mining in an attempt to decrease energy usage and help alleviate blackouts. New York State recently failed to pass a bill that would place a moratorium on mining operations for proof-of-work Blockchains such as bitcoin. Depending on how futures regulations are formulated and applied, such policies could have the potential to negatively affect the price of bitcoin and, in turn, the value of the Shares. Increased regulation and the corresponding compliance cost of these regulations could additionally result in higher barriers to entry for bitcoin miners, which could increase the concentration of the hash rate, potentially having a negative impact on the price of bitcoin.

Driven by concerns around energy consumption and the impact on public utility companies, various states and cities have implemented, or are considering implementing, moratoriums on mining activity in their jurisdictions. For example, in November 2022, New York imposed a two-year moratorium on new proof-of-work mining permits at fossil fuel plants in the state. A significant reduction in mining activity as a result of such actions could adversely affect the security of the Bitcoin Network by making it easier for a malicious actor or botnet to manipulate the Bitcoin Network. If regulators or public utilities take action that restricts or otherwise impacts mining activities, such actions could result in decreased security of a digital asset network, including the Bitcoin Network, and consequently adversely impact the value of the Shares.

As technology advances, miners may be unable to acquire the digital asset mining hardware necessary to develop and launch their operations. A decline in the bitcoin mining population could adversely affect the Bitcoin Network.

Due to the increasing demand for digital asset mining hardware, miners may be unable to acquire the proper mining equipment or suitable amount of equipment necessary to continue their operations or develop and launch their operations. In addition, because successful mining of a digital asset that uses “proof-of-work” validation requires maintaining or exceeding a certain level of computing power relative to other validators, miners will need to upgrade their mining hardware periodically to keep up with their competition. The development of supercomputers with disproportionate computing power may threaten the integrity of the bitcoin market by concentrating mining power, which would make it unprofitable for other miners to mine. The expense of purchasing or upgrading new equipment may be substantial and diminish returns to miners dramatically. A decline in miners may result in a decrease in the value of bitcoin and the value of the Trust.

Anonymity and illicit financing risk.

Although transaction details of peer-to-peer transactions are recorded on the Bitcoin Blockchain, a buyer or seller of digital assets on a peer-to-peer basis directly on the Bitcoin Network may never know to whom the public key belongs or the true identity of the party with whom it is transacting. Public key addresses are randomized sequences of alphanumeric characters that, standing alone, do not provide sufficient information to identify users. In addition, certain technologies may obscure the origin or chain of custody of digital assets. The opaque nature of the market poses asset verification challenges for market participants, regulators and auditors and gives rise to an increased risk of manipulation and fraud, including the potential for Ponzi schemes, bucket shops and pump-and-dump schemes. Digital assets have in the past been used to facilitate illicit activities. If a digital asset were used to facilitate illicit activities, businesses that facilitate transactions in such digital assets could be at increased risk of potential criminal or civil liability or lawsuits, or of having banking or other services cut off, and such digital asset could be removed from digital asset platforms. Any of the aforementioned occurrences could adversely affect the price of the relevant digital asset, the attractiveness of the respective Blockchain network and an investment in the Shares. If the Trust or the Sponsor were to transact with a sanctioned entity, the Trust or the Sponsor would be at risk of potential criminal or civil lawsuits or liability.

The Trust takes measures with the objective of reducing illicit financing risks in connection with the Trust’s activities. However, illicit financing risks are present in the digital asset markets, including markets for bitcoin. There can be no assurance that the measures employed by the Trust will prove successful in reducing illicit financing risks, and the Trust is subject to the complex illicit financing risks and vulnerabilities present in the digital asset markets. If such risks eventuate, the Trust or the Sponsor or their affiliates could face civil or criminal liability, fines, penalties, or other punishments, be subject to investigation, have their assets frozen, lose access to banking services or services provided by other service providers, or suffer disruptions to their operations, any of which could negatively affect the Trust’s ability to operate or cause losses in value of the Shares.

While the Sponsor and the Trust are not “financial institutions” within the meaning of the implementing regulations of the Bank Secrecy Act and therefore not required to implement an AML program, the Sponsor and the Trust will only interact with known third-party service providers with respect to whom the Sponsor or its affiliates have engaged in a thorough due diligence process and/or a thorough know-your-customer (“KYC”) process, such as the Authorized Participants, Bitcoin Trading Counterparties, Prime Broker and Custodians. The Prime Broker and Custodians must undergo counterparty due diligence by the Sponsor. Each Authorized Participant must undergo onboarding by the Sponsor prior to placing creation or redemption orders with respect to the Trust. Each Bitcoin Trading Counterparty who deposits bitcoin as part of a purchase made by the Trust in connection with a cash creation or receives bitcoin from the Trust as part of a sale made by the Trust in connection with a cash redemption must establish an account and transfer or receive such bitcoin through such account at the Prime Broker. As a result, the Sponsor and the Trust have instituted procedures reasonably designed to ensure that a situation would not arise where the Trust would engage in transactions with a counterparty whose identity the Sponsor and the Trust did not know.

Furthermore, Authorized Participants, as broker-dealers, the Prime Broker and Coinbase Custodian, each as an entity licensed to conduct virtual currency business activity by the New York Department of Financial Services and a limited purpose trust company subject to New York Banking Law, respectively, BitGo, as a South Dakota trust company organized and chartered under the South Dakota Banking Law, and Komainu, as a private limited company incorporated in Jersey, Channel Islands and regulated by the Jersey Financial Services Commission in the conduct of a fund services business pursuant to the Financial Services (Jersey) Law 1998, are “financial institutions” subject to the Bank Secrecy Act, and U.S. economic sanctions laws. The Trust will only accept creation and redemption requests from Authorized Participants and trade with Bitcoin Trading Counterparties who have represented to the Trust that they have implemented compliance programs that are designed to ensure compliance with applicable sanctions and AML laws. In addition, with respect to all bitcoin delivered by Bitcoin Trading Counterparties, the Bitcoin Trading Counterparties must represent to the Trust that they will form a reasonable belief (i) as to the identities of, and conduct necessary diligence with respect to, any counterparties from whom such party obtains bitcoin being transferred and (ii) that such bitcoin being transferred by such party to the Trust was not derived from, or associated with, unlawful or criminal activity. The Trust will not hold any bitcoin except that which has been delivered by Bitcoin Trading Counterparties or by execution through the Prime Broker, in connection with Authorized Participant creation requests. Moreover, the Prime Broker has represented to the Trust that it has implemented and will maintain and follow compliance programs that are designed to comply with applicable sanctions and AML laws and that it performs both initial and ongoing due diligence on each of its customers as well as ongoing transaction monitoring that is designed to identify and report suspicious activity conducted through customer accounts, including those opened by the Authorized Participants or their agents/partners for purposes of facilitating bitcoin deposits to, and withdrawals from, the Trust’s Trading Account, as required by law.

The Prime Broker Agreement provides, among others, that if the Prime Broker conducts Blockchain analytics screening on a bitcoin transaction deposited by an Authorized Participant and such screening results in the bitcoin transaction being suspected or determined to be in violation of certain applicable sanctions laws, the Prime Broker and its affiliates, including the Coinbase Custodian, will (a) block or reject the deposit of such bitcoin into the Trust’s Trading Account, where required by applicable sanctions laws, and (b) agree to promptly inform the Trust if any fund movement between an Authorized Participant’s account at the Prime Broker and the Trust’s account(s) involves such bitcoin, so long as permitted by applicable law.

However, there is no guarantee that such procedures will always prove to be effective or that the Prime Broker and its affiliates will always perform their obligations. Such screening may also result in the bitcoin identified by such screening being blocked or frozen by the Prime Broker, and thus made unavailable to the Trust. Moreover, the Prime Broker Agreement and Coinbase Custody Agreement require the Trust to attest that it has performed its own due diligence on the Authorized Participants it has contracted with to source bitcoin from and has confirmed that the Authorized Participants and Bitcoin Trading Counterparties, as applicable, have implemented policies, procedures and controls designed to comply with applicable AML and applicable sanctions laws. Although the Trust arranges for such diligence to be performed, including by the Trust’s service providers, including the Sponsor and its affiliates, there is no guarantee such diligence will prove effective in identifying all possible sources of illicit financing risks. Bitcoin Trading Counterparties represent to the Trust that they conduct due diligence on their own counterparties from whom they source the bitcoin they deposit with the Trust in creation Baskets, and that they have formed a reasonable belief that such bitcoin being transferred by the Bitcoin Trading Counterparty to the Trust was not derived from, or associated with, unlawful or criminal activity. However, there is the risk that Bitcoin Trading Counterparties may not conduct sufficient due diligence processes on the sources of their bitcoin or that their representations to the Trust may turn out to be inaccurate, which could cause the Trust to suffer a loss. If the Authorized Participants or Bitcoin Trading Counterparties have inadequate policies, procedures and controls for complying with applicable AML and applicable sanctions laws or the Trust’s procedures or diligence proves to be ineffective, violations of such laws could result, which could result in regulatory liability for the Trust or the Sponsor, or their affiliates, under such laws, including governmental fines, penalties, and other punishments, as well as potential liability to or cessation of services by the Prime Broker and its affiliates, including the Coinbase Custodian, under the Prime Broker Agreement and Coinbase Custody Agreement. Any of the foregoing could result in losses to the Shareholders or negatively affect the Trust’s ability to operate.

Future and current regulations by a United States or foreign government or quasi-governmental agencies could have an adverse effect on an investment in the Trust.

The regulation of bitcoin and related products and services continues to evolve, may take many different forms and will, therefore, impact bitcoin and its usage in a variety of manners. The inconsistent, unpredictable, and sometimes conflicting regulatory landscape may make it more difficult for bitcoin businesses to provide services, which may impede the growth of the bitcoin economy and have an adverse effect on consumer adoption of bitcoin. There is a possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in the Trust or the ability of the Trust to continue to operate. Additionally, changes to current regulatory determinations of bitcoin’s status as not being a security, changes to regulations surrounding bitcoin futures or related products, or actions by a United States or foreign government or quasi-governmental agencies exerting regulatory authority over bitcoin, the Bitcoin Network, bitcoin trading, or related activities impacting other parts of the digital asset market may adversely impact bitcoin and therefore may have an adverse effect on the value of an investment in the Trust.

Bitcoin and other digital assets currently face an uncertain regulatory landscape in many foreign jurisdictions such as the European Union, China, the United Kingdom, Australia, Japan, Russia, Israel, Poland, India, Hong Kong, Canada and Singapore. Cybersecurity attacks by state actors, particularly for the purpose of evading international economic sanctions, are likely to attract additional regulatory scrutiny to the acquisition, ownership, sale and use of digital assets, including bitcoin. The effect of any existing regulation or future regulatory change on the Trust or bitcoin is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

Various foreign jurisdictions have adopted, and may continue to adopt in the near future, laws, regulations or directives that affect bitcoin, particularly with respect to bitcoin spot markets, trading venues and service providers that fall within such jurisdictions’ regulatory scope. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of bitcoin by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the bitcoin economy in these jurisdictions as well as in the United States and elsewhere, or otherwise negatively affect the value of bitcoin and, in turn, the value of the Shares.

Future regulations may require the Trust or the Sponsor to become registered, which may cause the Trust to liquidate.

Current and future legislation, SEC and CFTC rulemaking, and other regulatory developments may impact the manner in which bitcoin is treated. While the SEC has not officially affirmed that bitcoin is not a security under U.S. federal securities laws, public statements by senior officials at the SEC, including a June 2018 speech by the director of the SEC’s division of Corporation Finance, indicate that such officials do not believe that bitcoin is a security. Such statements are not official policy statements by the SEC and reflect only the speaker’s views, which are not binding on the SEC or any other agency or court. If bitcoin is determined to be a “security” under federal or state securities laws by the SEC or any other agency, or in a proceeding in a court of law or otherwise, it may have material adverse consequences for bitcoin’s utility as a means of exchange and accordingly for its continued adoption. In the face of such developments, the required registrations and compliance steps may result in extraordinary, nonrecurring expenses to the Trust. Specifically, the Trust and the Sponsor may be subject to additional regulatory requirements including under the 1940 Act, and the Sponsor may be required to register as an investment adviser under the Investment Advisers Act. If the Sponsor determines not to comply with such additional regulatory and registration requirements, the Sponsor will terminate the Trust. Any such termination could result in the liquidation of the Trust’s bitcoin at a time that is disadvantageous to Shareholders. Alternatively, compliance with these requirements could result in additional expenses to the Trust or significantly limit the ability of the Trust to pursue its investment objective. These additional requirements may result in extraordinary, recurring and/or nonrecurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor and/or the Trust determines not to comply with such additional regulatory and registration requirements, the Sponsor may terminate the Trust. Any such termination could result in the liquidation of the Trust’s bitcoin at a time that is disadvantageous to Shareholders.

The SEC has not asserted regulatory authority over bitcoin or trading or ownership of bitcoin and has not expressed the view that bitcoin should be classified or treated as a security for purposes of U.S. federal securities laws. In fact, senior members of the staff of the SEC have expressed the view that bitcoin is not a security under federal securities laws. However, the SEC has commented on bitcoin and bitcoin-related market developments and has taken action against investment schemes involving bitcoin. For example, in a recent letter regarding the SEC’s review of proposed rule changes to list and trade shares of certain bitcoin-related investment vehicles on public markets, the SEC staff stated that it has significant investor protection concerns regarding the markets for digital assets, including the potential for market manipulation and fraud. In March 2018, it was reported that the SEC was examining as many as 100 investment funds with strategies focused on digital assets. The reported focus of the examinations is on the accuracy of risk disclosures to investors in these funds, digital asset pricing practices, and compliance with rules meant to prevent the theft of investor funds, as well as on information gathering so that the SEC can better understand new technologies and investment products. It has further been reported that some of these funds have received subpoenas from the SEC’s Enforcement Division. The SEC also has determined that certain digital assets are securities under U.S. securities laws. In these determinations, the SEC reasoned that the unregistered offer and sale of digital assets can, in certain circumstances, including initial coin offerings (“ICOs”), be considered an illegal public offering of securities. A significant amount of funding for digital asset startups has come from ICOs, and if ICOs are halted or face obstacles, or companies that rely on them face legal action or investigation, it could have a negative impact on the value of digital assets, including bitcoin. Finally, the SEC’s Division of Examinations (“Examinations”) has stated that digital assets are an examination priority. In particular, Examinations has expressed its intent to focus on portfolio management of digital assets, safety of client funds and assets, pricing and valuation of client portfolios, compliance and internal controls, and supervision of employee outside business activities.

The CFTC has regulatory jurisdiction over the bitcoin futures markets. In addition, because the CFTC has determined that bitcoin is a “commodity” under the CEA and the rules thereunder, it has jurisdiction to prosecute fraud and manipulation in the cash, or spot, market for bitcoin. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges or transactions involving bitcoin that do not utilize collateral, leverage, or financing. The National Futures Association (“NFA”) is the self-regulatory agency for the U.S. futures industry, and as such it has jurisdiction over bitcoin futures. However, the NFA does not have regulatory oversight authority for the cash or spot market for bitcoin trading or transactions.

Bitcoin may also be subject to regulation in foreign jurisdictions, the effect of any such regulation which is unknown.

Bitcoin and other digital assets currently face an uncertain regulatory landscape in many foreign jurisdictions such as the European Union, China, the United Kingdom, Australia, Russia, Israel, Poland, India and Canada. Cybersecurity attacks by state actors, particularly for the purpose of evading international economic sanctions, are likely to attract additional regulatory scrutiny to the acquisition, ownership, sale and use of digital assets, including bitcoin. The effect of any existing regulation or future regulatory change on the Trust or bitcoin is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares. Various foreign jurisdictions have adopted, and may continue to adopt in the near future, laws, regulations or directives that affect bitcoin, particularly with respect to Bitcoin Exchanges, trading venues and service providers that fall within such jurisdictions’ regulatory scope. On May 21, 2021, Chinese Vice Premier Liu He and the State Council issued a statement aiming to crack down on bitcoin mining in China. Over the subsequent weeks, multiple regions began to shut down mining operations, including what was estimated to be the three largest Chinese mining regions in Xinjiang, Sichuan, and Inner Mongolia. This resulted in a material decrease in the global bitcoin hash rate. Such laws, regulations or directives may conflict with those of the United States, may negatively impact the acceptance of bitcoin by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the bitcoin economy in these jurisdictions as well as in the United States and elsewhere, or otherwise negatively affect the value of bitcoin and, in turn, the value of the Shares.

Risks Associated with Bitcoin Trading Markets

The Trust is subject to risks due to its concentration in a single asset: bitcoin. Any losses suffered as a result of a decrease in the value of bitcoin or disruption of the bitcoin trading markets, generally, can be expected to reduce the value of the Shares and will not be offset by other gains if the Trust were to invest in other assets.

Unlike certain funds that may invest in diversified assets, the Trust’s investment strategy is concentrated in a single asset: bitcoin. This concentration maximizes the degree of the Trust’s exposure to a variety of market risks associated with bitcoin and the bitcoin trading market. By concentrating its investment strategy solely in bitcoin, any losses suffered as a result of a decrease in the value of individual bitcoin or disruption of the bitcoin trading markets, generally, can be expected to reduce the value of the Shares and will not be offset by other gains if the Trust were to invest in underlying assets that were diversified.

The value of the Shares relates directly to the value of the bitcoin held by the Trust and fluctuations in the price of bitcoin could materially and adversely affect an investment in the Shares.

The investment objective of the Trust is to provide exposure to the value of the Trust’s bitcoin holdings, less the Trust’s liabilities (including estimated accrued expenses). The price of bitcoin has fluctuated widely and may continue to experience significant price fluctuations.

Several factors may affect the price of bitcoin, including:

●	Global bitcoin supply, which is estimated at 19.76 million as of September 30, 2024;
●	Global bitcoin demand, which is influenced by such factors as purchases made by speculative investors, acceptance of bitcoin by online merchants as a payment mechanism, purchases of bitcoin made by individuals for transactional purposes, and expectations regarding the future value of bitcoin and the ability to easily buy, sell and use bitcoin without regulatory interference;
●	Global or regional political, economic or financial events and situations;
●	Investors’ expectations with respect to interest rates, the rates of inflation of fiat currencies or bitcoin, and digital asset and currency exchange rates;
●	The liquidity, solvency, security and withdrawal policies of digital asset trading platforms;
●	Manipulative trading activity on digital asset trading platforms, which, in many cases, are unregulated;
●	Investment and trading activities of hedge funds and other large bitcoin investors;
●	A “short squeeze” resulting from speculation on the price of bitcoin, if aggregate short exposure exceeds the number of Shares available for purchase;
●	An active derivatives market for bitcoin or for digital assets generally;
●	Forks in the Bitcoin Network;
●	Monetary policies of governments, trade restrictions, currency devaluations and revaluations, and any restrictions on the use of bitcoin as a form of payment or the ability to purchase and sell bitcoin in trading markets;
●	Regulatory measures, if any, that restrict the ability to buy, sell or hold bitcoin or use bitcoin as a form of payment;
●	Increased competition from other forms of digital assets or payment services;
●	Transaction costs relating to the acquisition and transfer of bitcoin; and
●	Global or regional political, economic or financial events and situations.

If bitcoin markets continue to be subject to sharp fluctuations, you may experience losses if you need to sell your Shares at a time when the price of bitcoin is lower than it was when you made your prior investment. Even if you are able to hold Shares for the long term, your Shares may never generate a profit, since bitcoin markets have historically experienced extended periods of flat or declining prices, in addition to sharp fluctuations.

In addition, investors should be aware that there is no assurance that bitcoin will maintain its long-term value in terms of future purchasing power. In the event that the price of bitcoin declines, the Sponsor expects the value of an investment in the Shares to decline.

The platforms on which users trade bitcoin are relatively new and, in some cases, largely unregulated, and, therefore, may be more exposed to fraud and security breaches than established, regulated exchanges for other financial assets or instruments, which could have a negative impact on the performance of the Trust.

Over the past several years, a number of bitcoin trading platforms have been closed or faced issues due to fraud, failure, security breaches or governmental regulations. Particularly for operators outside of the United States, bitcoin trading platforms are not regulated in ways similar to national securities exchanges and other highly regulated trading environments. As a result, capital requirements, clearing infrastructure and technical and operational security requirements may vary. The nature of the assets held at bitcoin trading platforms makes them appealing targets for hackers and a number of bitcoin trading platforms have been victims of cybercrimes. In many of these instances, the customers of such bitcoin trading platforms were not compensated or made whole for the partial or complete losses of their account balances in such trading platforms. No bitcoin trading platform is immune from these risks.

While the Trust itself does not buy or sell bitcoin on bitcoin trading platforms, certainty in bitcoin trading markets may impact the Trust’s operation and the value of the Shares. Negative perception, a lack of stability in the bitcoin trading markets and the closure or temporary shutdown of digital asset trading platforms due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in the Bitcoin Network and result in greater volatility in the prices of bitcoin. Furthermore, the closure or temporary shutdown of a bitcoin trading platform used in calculating the Index may result in a loss of confidence in the Trust’s ability to determine its net asset value (“NAV”) on a daily basis. These potential consequences of such a bitcoin trading platform’s failure could adversely affect the value of the Shares. Further, the failure of the bitcoin market, major bitcoin trading platforms or any other major component of the overall bitcoin ecosystem can have a direct adverse effect on the liquidity and price of bitcoin and could therefore have a negative impact on the performance of the Trust.

The value of bitcoin may be subject to momentum pricing whereby the current bitcoin price may account for speculation regarding future appreciation in value. Momentum pricing may result in greater volatility and adversely affect an investment in the Shares.

Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for anticipated future appreciation in value. The Sponsor believes that momentum pricing of bitcoin has resulted, and may continue to result, in speculation regarding future appreciation in the value of bitcoin, inflating and making more volatile the price of bitcoin. As a result, bitcoin may be more likely to fluctuate in value due to changing investor confidence in future appreciation (or depreciation) in the price of bitcoin, which could adversely affect an investment in the Shares.

Risk Factors Related to the Bitcoin Exchange Market

The value of the Shares relates directly to the value of the bitcoins held by the Trust and fluctuations in the price of bitcoins could materially and adversely affect an investment in the Shares.

The Shares are designed to mirror as closely as possible the performance of the price of bitcoins, as measured by the Index, and the value of the Shares relates directly to the value of the bitcoins held by the Trust, less the Trust’s liabilities (including estimated accrued but unpaid fees and expenses). The Index is an independently calculated value based on an aggregation of executed trade flow of major bitcoin spot exchanges (“Bitcoin Exchanges” and the general market environment of Bitcoin Exchanges, the “Bitcoin Exchange Market”). The price of bitcoins has fluctuated widely over the past several years and may continue to experience significant price fluctuations. Several factors may affect the Bitcoin Index Price, including, but not limited to:

●	Total bitcoins in existence (estimated at approximately 19.76 million as of September 30, 2024);
●	Global bitcoin demand, which is influenced by the growth of retail merchants’ and commercial businesses’ acceptance of bitcoins as payment for goods and services, the security of online Bitcoin Exchanges and digital wallets that hold bitcoins, the perception that the use and holding of bitcoins is safe and secure, the lack of regulatory restrictions on their use and the reputation of bitcoins for illicit use;

●	Global bitcoin supply, which is influenced by similar factors as global bitcoin demand, in addition to fiat currency needs by miners (for example, to invest in equipment or pay electricity bills) and taxpayers who may liquidate bitcoin holdings around tax deadlines to meet tax obligations;
●	Investors’ expectations with respect to the rate of inflation of fiat currencies;
●	Investors’ expectations with respect to the rate of deflation of bitcoin;
●	Interest rates;
●	Currency exchange rates, including the rates at which bitcoins may be exchanged for fiat currencies;
●	Fiat currency withdrawal and deposit policies of Bitcoin Exchanges and liquidity of such Bitcoin Exchanges;
●	Interruptions in service from or failures of major Bitcoin Exchanges;
●	Cyber theft of bitcoins from online bitcoin wallet providers, or news of such theft from such providers, or from individuals’ bitcoin wallets;
●	Investment and trading activities of large investors, including private and registered funds, that may directly or indirectly invest in bitcoins;
●	Monetary policies of governments, trade restrictions, currency devaluations and revaluations;
●	Regulatory measures, if any, that restrict the use of bitcoins as a form of payment or the purchase of bitcoins on the Bitcoin Exchange Market;
●	The availability and popularity of businesses that provide bitcoin-related services;
●	The maintenance and development of the open-source software protocol of the Bitcoin Network;
●	Increased competition from other forms of cryptocurrency or payment services;
●	Global or regional political, economic or financial events and situations;
●	Expectations among Bitcoin economy participants that the value of bitcoins will soon change; and
●	Fees associated with processing a bitcoin transaction.

If bitcoin markets continue to be subject to sharp fluctuations, you may experience losses if you need to sell your Shares at a time when the price of bitcoins is lower than it was when you made your prior investment. Even if you are able to hold Shares for the long term, your Shares may never generate a profit, since bitcoin markets have historically experienced extended periods of flat or declining prices, as well as sharp fluctuations.

In addition, investors should be aware that there is no assurance that bitcoins will maintain their long-term value in terms of future purchasing power or that the acceptance of bitcoin payments by mainstream retail merchants and commercial businesses will continue to grow. In the event that the price of bitcoins declines, the Sponsor expects the value of an investment in the Shares to decline proportionately.

Due to the unregulated nature and lack of transparency surrounding the operations of Bitcoin Exchanges, the marketplace may lose confidence in Bitcoin Exchanges, upon which the Trust is dependent.

Bitcoin Exchanges are relatively new and, in some cases, unregulated. Furthermore, while many prominent Bitcoin Exchanges provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance, many Bitcoin Exchanges do not provide this information. As a result, the marketplace may lose confidence in Bitcoin Exchanges, including prominent exchanges that handle a significant volume of Bitcoin trading.

For example, in 2019 there were reports claiming that 80-95% of Bitcoin trading volume on Bitcoin Exchanges was false or non-economic in nature, with specific focus on unregulated exchanges located outside of the United States. Such reports may indicate that the Bitcoin Exchange Market is significantly smaller than expected and that the United States makes up a significantly larger percentage of the Bitcoin Exchange Market than is commonly understood. Nonetheless, any actual or perceived false trading in the Bitcoin Exchange Market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of Bitcoin and/or negatively affect the market perception of Bitcoin.

In addition, over the past several years, some Bitcoin Exchanges have been closed due to fraud and manipulative activity, business failure or security breaches. In many of these instances, the customers of such Bitcoin Exchanges were not compensated or made whole for the partial or complete losses of their account balances in such Bitcoin Exchanges. While smaller Bitcoin Exchanges are less likely to have the infrastructure and capitalization that make larger Bitcoin Exchanges more stable, larger Bitcoin Exchanges are more likely to be appealing targets for hackers and malware and may be more likely to be targets of regulatory enforcement action. For example, the collapse of Mt. Gox, which filed for bankruptcy protection in Japan in late February 2014, demonstrated that even the largest Bitcoin Exchanges could be subject to abrupt failure with consequences for users of Bitcoin Exchanges and for the Bitcoin industry as a whole. In particular, in the two weeks that followed the February 7, 2014 halt of Bitcoin withdrawals from Mt. Gox, the value of one Bitcoin fell on other exchanges from around $795 on February 6, 2014 to $578 on February 20, 2014.

In January 2015, Bitstamp announced that approximately 19,000 Bitcoin had been stolen from its operational or “hot” wallets. Further, in August 2016, it was reported that almost 120,000 Bitcoins worth around $78 million were stolen from Bitfinex, a large Bitcoin Exchange. The value of Bitcoin immediately decreased over 10% following reports of the theft at Bitfinex and the Shares suffered a corresponding decrease in value. In July 2017, FinCEN assessed a $110 million fine against BTC-E, a now-defunct Bitcoin Exchange, for facilitating crimes such as drug sales and ransomware attacks. In addition, in December 2017, Yapian, the operator of Seoul-based cryptocurrency exchange Youbit, suspended digital asset trading and filed for bankruptcy following a hack that resulted in a loss of 17% of Yapian’s assets. Following the hack, Youbit users were allowed to withdraw approximately 75% of the digital assets in their exchange accounts, with any potential further distributions to be made following Yapian’s pending bankruptcy proceedings. In January 2018, the Japanese digital asset exchange Coincheck was hacked, resulting in losses of approximately $535 million, and in February 2018, the Italian digital asset exchange Bitgrail was hacked, resulting in approximately $170 million in losses. In May 2019, one of the world’s largest Bitcoin Exchanges, Binance, was hacked, resulting in losses of approximately $40 million. Further, in November 2022, FTX, one of the largest digital asset exchanges by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. Around the same time, there were reports that approximately $300-600 million of digital assets were removed from FTX and the full facts remain unknown, including whether such removal was the result of a hack, theft, insider activity, or other improper behavior. Various claims and issues related to FTX have not yet been resolved.

Bitcoin trading venues that are regulated typically must comply with minimum net worth, cybersecurity, and AML requirements, but are not typically required to protect customers to the same extent as regulated securities exchanges or futures exchanges.

Some academics and market observers have put forth evidence to support claims that manipulative trading activity has occurred on certain Bitcoin Exchanges. For example, in a 2017 paper titled “Price Manipulation in the Bitcoin Ecosystem” sponsored by the Interdisciplinary Cyber Research Center at Tel Aviv University, a group of researchers used publicly available trading data, as well as leaked transaction data from a 2014 Mt. Gox security breach, to identify and analyze the impact of “suspicious trading activity” on Mt. Gox between February and November 2013, which, according to the authors, caused the price of bitcoin to increase from around $150 to more than $1,000 over a two-month period. In August 2017, it was reported that a trader or group of traders nicknamed “Spoofy” was placing large orders on Bitfinex without actually executing them, presumably in order to influence other investors into buying or selling by creating a false appearance that greater demand existed in the market. In December 2017, an anonymous blogger (publishing under the pseudonym Bitfinex’d) cited publicly available trading data to support his or her claim that a trading bot nicknamed “Picasso” was pursuing a paint-the-tape-style manipulation strategy by buying and selling bitcoin and bitcoin cash between affiliated accounts in order to create the appearance of substantial trading activity and thereby influence the price of such assets.

Furthermore, many bitcoin trading venues lack certain safeguards put in place by exchanges for more traditional assets to enhance the stability of trading on the exchanges and prevent “flash crashes,” such as limit-down circuit breakers. As a result, the prices of bitcoin on trading venues may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. The lack of certain safeguards also may permit “front-running” (trading by other persons ahead of the Trust with the intention of obtaining better results than the Trust). Such trading could occur in the event that an individual associated with a trading venue uses information regarding the Trust’s trading activity to the detriment of the Trust. In addition, the lack of trading safeguards may permit “wash trading” (sales of bitcoin by the Trust for a loss followed by repurchases of bitcoin that, under IRS rules, may prevent the Trust from claiming a tax loss on the sale of bitcoin).

Operational problems or failures by bitcoin trading venues and fluctuations in bitcoin prices may reduce confidence in these venues or in bitcoin generally, which could adversely affect the price of bitcoin and therefore adversely affect an investment in the Shares.

Negative perception, a lack of stability in the Bitcoin Exchange Markets and the closure or temporary shutdown of Bitcoin Exchanges due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in the Bitcoin Network and result in greater volatility in the prices of Bitcoin. Furthermore, the closure or temporary shutdown of a Bitcoin Exchange used in calculating the Bitcoin Index Price may result in a loss of confidence in the Trust’s ability to determine its Bitcoin Holdings on a daily basis or for the Trust’s Authorized Participants to effectively arbitrage the Trust’s Shares. These potential consequences of such a Bitcoin Exchange’s failure could adversely affect the value of the Shares.

Since there is no limit on the number of bitcoins that the Trust may acquire, the Trust itself, as it grows, may have an impact on the supply and demand of bitcoins that ultimately may affect the price of the Shares in a manner unrelated to other factors affecting the global market for bitcoins.

The Trust Agreement places no limit on the number of bitcoins the Trust may hold. Moreover, the Trust may issue an unlimited number of Shares, subject to registration requirements, and therefore acquire an unlimited number of bitcoins in existence at any point in time. The global market for bitcoins is characterized by supply and demand constraints that generally are not present in the markets for commodities or other assets such as gold and silver. The Bitcoin Network’s mathematical protocols under which bitcoins are created or “mined” permit the creation of a limited, predetermined number of bitcoins not to exceed 21 million. Furthermore, the rate of creation or issuance of bitcoins cannot be increased ahead of the protocol’s schedule.

If the number of bitcoins acquired by the Trust is large enough relative to global bitcoin supply and demand, further creations and redemptions of Shares could have an impact on the supply of and demand for bitcoins in a manner unrelated to other factors affecting the global market for bitcoins. Such an impact could affect the Bitcoin Index Price, which would directly affect the price at which Shares are traded on Nasdaq or the price of future Baskets created or redeemed by the Trust.

The Shares may trade at a discount or premium in the trading price relative to the Trust’s Bitcoin Holdings per Share as a result of non-concurrent trading hours between Nasdaq and the Bitcoin Exchange Market.

The value of a Share may be influenced by non-concurrent trading hours between Nasdaq and various Bitcoin Exchanges, including those that are included within the Index’s methodology. While Nasdaq is open for trading in the Shares for a limited period each day, the Bitcoin Exchange Market is a 24-hour marketplace; however, trading volume and liquidity on the Bitcoin Exchange Market are not consistent throughout the day and Bitcoin Exchanges, including the larger-volume markets, have been known to shut down temporarily or permanently due to security concerns, distributed denial-of-service (“DDoS”) attacks and other reasons. As a result, during periods when Nasdaq is open but large Bitcoin Exchanges (or a substantial number of smaller Bitcoin Exchanges) are either lightly traded or closed, trading spreads and the resulting premium or discount on the Shares may widen and, therefore, increase the difference between the price of the Shares and the Trust’s Bitcoin Holdings per Share. Premiums or discounts may have an adverse effect on an investment in the Shares if a Shareholder sells or acquires its Shares during a period of discount or premium, respectively.

If bitcoin prices on the Bitcoin Exchange Market move negatively during hours when Nasdaq is closed, trading prices on Nasdaq may “gap” down at market open.

The value of a Share may be influenced by non-concurrent trading hours between Nasdaq and various Bitcoin Exchanges, including those that represent components of the Index. While Nasdaq is open for trading in the Shares for a limited period each day, the Bitcoin Exchange Market is a 24-hour marketplace. During periods when Nasdaq is closed but Bitcoin Exchanges are open, significant changes in the price of bitcoin on the Exchange Market could result in a difference in performance between the value of bitcoins as measured by the Index and the most recent Bitcoin Holdings per Share or closing trading price. To the extent that the price of bitcoin on the Exchange Market and the value of bitcoins as measured by the Index move significantly in a negative direction after the close of Nasdaq, the trading price of the Shares may “gap” down to the full extent of such negative price shift when Nasdaq reopens. To the extent that the price of bitcoin on the Exchange Market drops significantly during hours Nasdaq is closed, investors may not be able to sell their Shares until after the “gap” down has been fully realized, resulting in an inability to mitigate losses in a rapidly negative market.

Bitcoin Exchanges are subject to the risk of fraud and manipulation.

The bitcoin market globally and in the United States is not subject to comparable regulatory guardrails as exist in regulated securities markets. Furthermore, many bitcoin trading venues lack certain safeguards put in place by exchanges for more traditional assets to enhance the stability of trading on the exchanges and prevent “flash crashes,” such as limit-down circuit breakers. As a result, the prices of bitcoin on trading venues may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. Tools to detect and deter fraudulent or manipulative trading activities such as market manipulation, front-running of trades, and wash trading may not be available to or employed by digital asset exchanges, or may not exist at all. The SEC has identified possible sources of fraud and manipulation in the bitcoin market generally, including, among others (1) wash trading; (2) persons with a dominant position in bitcoin manipulating bitcoin pricing; (3) hacking of the Bitcoin Network and trading platforms; (4) malicious control of the Bitcoin Network; (5) trading based on material, non-public information (for example, plans of market participants to significantly increase or decrease their holdings in bitcoin, new sources of demand for bitcoin) or based on the dissemination of false and misleading information; (6) manipulative activity involving purported “stablecoins,” including Tether, the activities of stablecoin issuers and their regulatory treatment; and (7) fraud and manipulation at bitcoin trading platforms. The effect of potential market manipulation, front-running, wash trading, and other fraudulent or manipulative trading practices may inflate the volumes actually present in the crypto market and/or cause distortions in price, which could adversely affect the Trust or cause losses to Shareholders.

Bitcoin Exchanges may be exposed to front-running.

Bitcoin Exchanges on which bitcoin trades may be susceptible to “front-running,” which refers to the process when someone uses technology or market advantage to get prior knowledge of upcoming transactions. Front-running is a frequent activity on centralized as well as decentralized exchanges. By using bots functioning on a millisecond-scale timeframe, bad actors are able to take advantage of the forthcoming price movement and make economic gains at the cost of those who had introduced these transactions. The objective of a front runner is to buy a chunk of tokens at a low price and later sell them at a higher price while simultaneously exiting the position. Front-running happens via manipulations of gas prices or timestamps, also known as slow matching. To the extent that front-running occurs, it may result in investor frustrations and concerns as to the price integrity of digital asset exchanges and digital assets more generally.

Bitcoin Exchanges may be exposed to wash trading.

Bitcoin Exchanges on which bitcoin trades may be susceptible to wash trading. Wash trading occurs when offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes. Wash trading may be motivated by non-economic reasons, such as a desire for increased visibility on popular websites that monitor markets for digital assets so as to improve their attractiveness to investors who look for maximum liquidity, or it may be motivated by the ability to attract listing fees from token issuers who seek the most liquid and high-volume exchanges on which to list their coins. Results of wash trading may include unexpected obstacles to trade and erroneous investment decisions based on false information.

In the United States, there have been allegations of wash trading even on regulated venues. Any actual or perceived false trading in the digital asset exchange market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of bitcoin and/or negatively affect the market perception of bitcoin.

To the extent that wash trading either occurs or appears to occur in Bitcoin Exchanges on which bitcoin trades, investors may develop negative perceptions about bitcoin and the digital assets industry more broadly, which could adversely impact the price of bitcoin and, therefore, the price of Shares. Wash trading also may place more legitimate digital asset exchanges at a relative competitive disadvantage.

A possible “short squeeze” due to a sudden increase in demand for the Shares that largely exceeds supply may lead to price volatility in the Shares.

Investors may purchase Shares to hedge existing bitcoin or other digital currencies, commodity or currency exposure or to speculate on the price of bitcoins. Speculation on the price of bitcoins may involve long and short exposures. To the extent that aggregate short exposure exceeds the number of Shares available for purchase (for example, in the event that large redemption requests by Authorized Participants dramatically affect Share liquidity), investors with short exposure may have to pay a premium to repurchase Shares for delivery to Share lenders. Those repurchases may, in turn, dramatically increase the price of the Shares until additional Shares are created through the creation process. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in the Shares that are not directly correlated to the price of bitcoins.

Purchasing activity in the Bitcoin Exchange Market associated with Basket creations or redemptions may affect the Bitcoin Index Price and Share trading prices, adversely affecting an investment in the Shares.

Purchasing activity associated with acquiring bitcoins with proceeds received by the Trust in connection with the creation of Baskets may increase the market price of bitcoins on the Bitcoin Exchange Market, which will result in higher prices for the Shares. Increases in the market price of bitcoins may also occur as a result of the purchasing activity of other market participants. Other market participants may attempt to benefit from an increase in the market price of bitcoins that may result from increased purchasing activity of bitcoins connected with the issuance of Baskets. Consequently, the market price of bitcoins may decline immediately after Baskets are created.

Selling activity associated with sales of bitcoins withdrawn from the Trust in connection with the redemption of Baskets may decrease the market price of bitcoins on the Bitcoin Exchange Market, which will result in lower prices for the Shares. Decreases in the market price of bitcoins may also occur as a result of the selling activity of other market participants. If the Bitcoin Index Price declines, the trading price of the Shares will generally also decline.

An investment in the Shares may be adversely affected by competition from other methods of investing in bitcoins.

The Trust competes with direct investments in bitcoins and other potential financial vehicles, possibly including securities backed by or linked to bitcoins and digital currency financial vehicles similar to the Trust. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in bitcoins directly, which could limit the market for the Shares and reduce the liquidity of the Shares.

The Bitcoin Index Price may be affected by the sale of other digital currency financial vehicles that invest in and track the price of bitcoins.

To the extent digital currency financial vehicles other than the Trust tracking the price of bitcoins are formed and represent a significant proportion of the demand for bitcoins, large redemptions of the securities of these digital currency financial vehicles, or private funds holding bitcoins, could negatively affect the Bitcoin Index Price, the Trust’s Bitcoin Holdings and the price of the Shares.

The impact of geopolitical or economic events on the supply and demand for bitcoins is uncertain but could motivate large-scale sales of bitcoins, which could result in a reduction in the Bitcoin Index Price and adversely affect an investment in the Shares.

As an alternative to fiat currencies that are backed by central governments, digital assets such as bitcoins, which are relatively new, are subject to supply and demand forces based on the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of bitcoins either globally or locally. Large-scale sales of bitcoins would result in a reduction in the Bitcoin Index Price and could adversely affect an investment in the Shares.

Demand for bitcoin is driven, in part, by its status as the most prominent and secure digital asset. It is possible that a digital asset other than bitcoin could have features that make it more desirable to a material portion of the digital asset user base, resulting in a reduction in demand for bitcoin, which could have a negative impact on the price of bitcoin and adversely affect an investment in the Shares.

Bitcoin was the first digital asset to gain global adoption and critical mass and, as a result, it has a “first-to-market” advantage over other digital assets. As of September 30, 2024, Bitcoin was the largest digital asset by market capitalization and had the largest user base and largest combined mining power. Despite this first-to-market advantage, as of September 30, 2024, there were over 10,000 alternative digital assets tracked by CoinMarketCap.com, having a total market capitalization of approximately $2.24 trillion (including the approximately $1.26 trillion market cap of Bitcoin), as calculated using market prices and total available supply of each digital asset. In addition, many consortiums and financial institutions are also researching and investing resources into private or permissioned Blockchain platforms rather than open platforms like the Bitcoin Network. Competition from the emergence or growth of alternative digital assets could have a negative impact on the demand for, and price of, Bitcoin and thereby adversely affect an investment in the Shares.

Investors may invest in Bitcoin through means other than the Shares, including through direct investments in Bitcoin and other potential financial vehicles, possibly including securities backed by or linked to Bitcoin and digital asset financial vehicles similar to the Trust. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in Bitcoin directly, which could limit the market for, and reduce the liquidity of, the Shares. In addition, to the extent digital asset financial vehicles other than the Trust tracking the price of Bitcoin are formed and represent a significant proportion of the demand for Bitcoin, large purchases or redemptions of the securities of these digital asset financial vehicles, or private funds holding Bitcoin, could negatively affect the Bitcoin Index Price, the Bitcoin Holdings, the price of the Shares, the NAV and the NAV per Share.

Risk Factors Related to the Trust and the Shares

As the Sponsor and its management have no meaningful history of operating an investment vehicle like the Trust, their experience may be inadequate or unsuitable to manage the Trust.

The Sponsor has no meaningful history of past performance in managing investment vehicles like the Trust. Affiliates of the Sponsor have operated similar products in Europe for several years. The past performances of the Sponsor’s management in other investment vehicles, including their experiences in the Bitcoin and private funds industries, are no indication of their ability to manage an investment vehicle such as the Trust. If the experience of the Sponsor and its management is inadequate or unsuitable to manage an investment vehicle such as the Trust, the operations of the Trust may be adversely affected.

The value of the Shares could decrease if unanticipated operational or trading problems arise.

The mechanisms and procedures governing the creation, redemption and offering of the Shares and storage of the bitcoins have been developed specifically for this product. There may be unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Shares that could have an adverse effect on an investment in the Shares. In addition, although the Trust is not actively “managed” by traditional methods, to the extent that unanticipated operational or trading problems or issues arise, the Sponsor’s past experience and qualifications may not be suitable for solving these problems or issues.

The Shares may trade at a price which that is at, above or below the Trust’s Bitcoin Holdings per Share and any discount or premium in the trading price relative to the Trust’s Bitcoin Holdings per Share may widen as a result of non-concurrent trading hours.

The Shares may trade on Nasdaq at, above or below the Trust’s Bitcoin Holdings per Share. The Trust’s Bitcoin Holdings per Share will fluctuate with changes in the market value of the Trust’s assets. The trading price of the Shares will fluctuate in accordance with changes in the Trust’s Bitcoin Holdings per Share as well as market supply and demand. The price difference may be due, in large part, to the fact that supply and demand forces at work in the public trading market for Shares are closely related, but not identical, to the same forces influencing the Bitcoin Index Price. Consequently, an Authorized Participant may be able to create or redeem a Basket of Shares at a discount or a premium to the public trading price per Share.

Authorized Participants, or their clients or customers, may have an opportunity to participate directly in the spot markets and they may profit in these instances if they can create a Basket at a discount to the public trading price of the Shares or can redeem a Basket at a premium over the public trading price of the Shares. The Sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track the Bitcoin Holdings per Share closely over time. Such arbitrage opportunities will not be available to Shareholders who are not Authorized Participants.

The Trust is a passive investment vehicle. The Trust is not actively managed and will be affected by a general decline in the price of bitcoin.

The Sponsor does not actively manage the bitcoin held by the Trust. This means that the Sponsor does not sell bitcoin at times when its price is high, or acquire bitcoin at low prices in the expectation of future price increases. It also means that the Sponsor does not make use of any of the hedging techniques available to professional bitcoin investors to attempt to reduce the risks of losses resulting from price decreases. Any losses sustained by the Trust will adversely affect the value of the Shares.

If Authorized Participants are able to purchase or sell large aggregations of bitcoins in the open market at prices that are different than the Bitcoin Index Price, the arbitrage mechanism intended to keep the price of the Shares closely linked to the Bitcoin Index Price may not function properly and the Shares may trade at a discount or premium to the Bitcoin Holdings per Share.

The arbitrage mechanism on which the Trust relies to keep the price of the Shares closely linked to the Bitcoin Index Price may not function properly if Authorized Participants are able to purchase or sell large aggregations of bitcoins in the open market at prices that are materially higher or lower than the Bitcoin Index Price. Authorized Participants may purchase or sell bitcoins on public or private markets not included among the Bitcoin Exchanges included in the Index, and such transactions may take place at prices materially higher or lower than the Bitcoin Index Price. Furthermore, while the Index provides a reference rate for the price of bitcoin by identifying the principal exchange of bitcoin at any given time, the prices on each individual Bitcoin Exchange are not necessarily equal to the value of a bitcoin as represented by the Index.

Although the average price variance between the Bitcoin Index Price and the price of bitcoins on the Bitcoin Exchanges, both individually and as a group, has historically been immaterial, the price of bitcoins on an individual Bitcoin Exchange has historically been, and could in the future be, materially higher or lower than the Bitcoin Index Price. Under either such circumstance, the arbitrage mechanism will function to link the price of the Shares to the prices at which Authorized Participants are able to purchase or sell large aggregations of bitcoins. To the extent such prices differ materially from the Bitcoin Index Price, the price of the Shares may no longer track, whether temporarily or over time, the Bitcoin Index Price, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the market price of bitcoins and the Bitcoin Index Price.

Arbitrage transactions intended to keep the price of Shares closely linked to the price of bitcoin may be problematic if the process for the purchase and redemption of Baskets encounters difficulties, which may adversely affect an investment in the Shares.

If the processes of creation and redemption of Shares (which depend on timely transfers of bitcoin to and by the Custodians) encounter any unanticipated difficulties due to, for example, the price volatility of bitcoin, the insolvency, business failure or interruption, default, failure to perform, security breach, or other problems affecting the Prime Broker or Custodians, the operational issues that may arise from the initial implementation of an all-cash trade model to accommodate the change from the originally contemplated in-kind creations and redemptions to cash creations and redemptions, the closing of bitcoin trading platforms due to fraud, failures, security breaches or otherwise, or network outages or congestion, spikes in transaction fees demanded by miners, or other problems or disruptions affecting the Bitcoin Network, then potential market participants, such as the Authorized Participants and their customers, who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying bitcoin may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. Alternatively, in the case of a network outage or other problems affecting the Bitcoin Network, the processing of transactions on the Bitcoin Network may be disrupted, which in turn may prevent Bitcoin Trading Counterparties from depositing or withdrawing bitcoin from their accounts, which in turn could affect the creation or redemption of Baskets. If this is the case, the liquidity of the Shares may decline and the price of the Shares may fluctuate independently of the price of bitcoin and may fall or otherwise diverge from NAV. Furthermore, in the event that the market for bitcoin should become relatively illiquid and thereby materially restrict opportunities for arbitraging by delivering bitcoin in return for Baskets, the price of Shares may diverge from the value of bitcoin.

The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, may adversely affect the arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of bitcoin and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, could cause delays in trade execution due to potential operational issues arising from implementing a cash creation and redemption model, which involves greater operational steps (and therefore execution risk) than the originally contemplated in-kind creation and redemption model, or the potential unavailability or exhaustion of the Trade Credits, which the Trust would not be able to use in connection with in-kind creations and redemptions. Such delays could cause the execution price associated with such trades to materially deviate from the Index price used to determine the NAV. Even though the Authorized Participant is responsible for the dollar cost of such difference in prices, Authorized Participants could default on their obligations to the Trust, or such potential risks and costs could lead to Authorized Participants, who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying bitcoin, to elect to not participate in the Trust’s Share creation and redemption processes. This may adversely affect the arbitrage mechanism intended to keep the price of the Shares closely linked to the price of bitcoin and, as a result, the price of the Shares may fall or otherwise diverge from NAV. If the arbitrage mechanism is not effective, purchases or sales of Shares on the secondary market could occur at a premium or discount to NAV, which could harm Shareholders by causing them to buy Shares at a price higher than the value of the underlying bitcoin held by the Trust or to sell Shares at a price lower than the value of the underlying bitcoin held by the Trust, causing Shareholders to suffer losses.

The inability of Authorized Participants and market makers to hedge their bitcoin exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

Authorized Participants and market makers will generally want to hedge their exposure in connection with Basket creation and redemption orders. To the extent Authorized Participants and market makers are unable to hedge their exposure due to market conditions (e.g., insufficient bitcoin liquidity in the market, inability to locate an appropriate hedge counterparty, extreme volatility in the price of bitcoin, wide spreads between prices quoted on different bitcoin trading platforms, etc.), such conditions may make it difficult to create or redeem Baskets or cause them not to create or redeem Baskets. In addition, the hedging mechanisms employed by Authorized Participants and market makers to hedge their exposure to bitcoin may not function as intended, which may make it more difficult for them to enter into such transactions. Such events could negatively impact the market price of Shares and the spread at which Shares trade on the open market. To the extent Authorized Participants wish to use futures to hedge their exposure, note that while growing in recent years, the market for exchange-traded bitcoin futures has a limited trading history and operational experience and may be less liquid, more volatile and more vulnerable to economic, market and industry changes than more established futures markets. The liquidity of the market will depend on, among other things, the adoption of bitcoin and the commercial and speculative interest in the market.

The Authorized Participants serve in such capacity for several competing exchange-traded bitcoin products, which could adversely affect the market for the Shares.

Only an Authorized Participant may engage in creation or redemption transactions directly with the Trust. Some or all of the Trust’s Authorized Participants are expected to serve as authorized participants or market makers for one or more exchange-traded bitcoin products that compete with the Trust. This may make it more difficult to engage or retain Authorized Participants for the Trust. Furthermore, because there is no obligation on the part of the Authorized Participants to engage in creation and redemption or market making activities with respect to the Trust’s Shares, decisions by the Authorized Participants to not engage with the Trust or its Shares may result in a decline in the liquidity of the Shares and the price of the Shares may fluctuate independently of the price of Trust’s bitcoin (i.e., at a greater premium or discount to the Trust’s NAV).

The postponement, suspension or rejection of creation or redemption orders may adversely affect an investment in the Shares.

Under the Trust Agreement, the Sponsor may suspend or reject creation or redemption orders, as applicable, for a variety of permitted reasons under certain circumstances. To the extent such orders are suspended or rejected, the arbitrage mechanism resulting from the process through which Authorized Participants create and redeem Shares directly with the Trust may fail to closely link the price of the Shares to the value of the underlying bitcoins, as measured using the Bitcoin Index Price. If this is the case, the liquidity of the Shares may decline and the price of the Shares may fluctuate independently of the Bitcoin Index Price and may fall.

Furthermore, the placement of in-cash creation and redemption orders requires additional administrative steps as compared to in-kind creation and redemption orders, which could hinder arbitrage opportunities for in-cash creation and redemption orders. The Sponsor, Administrator or Marketing Agent’s failure to quickly execute such administrative steps could cause a delay in the execution of an Authorized Participant’s order, which could hinder an Authorized Participant’s ability to arbitrage the difference between the Bitcoin Index Price and the price of the Shares, thereby impacting an Authorized Participant’s ability to keep the price of the Shares closely linked to the Bitcoin Index Price. See “Description of Creation and Redemption of Shares.”

The Trust could experience unforeseen difficulties in operating and maintaining key elements of its technical infrastructure.

The Bitcoin Account has been designed specifically to provide security for the Trust’s assets and may be expanded, updated and altered from time to time. Any effort to expand, update or alter the security system is likely to be complex, and unanticipated delays in the completion of these projects may lead to unanticipated project costs, operational inefficiencies or vulnerabilities to security breaches. In addition, there may be problems with the design or implementation of the Bitcoin Account or with an expansion or upgrade thereto that are not evident during the testing phases of design and implementation, and that may only become apparent after the Trust has utilized the infrastructure. Any issues relating to the performance and effectiveness of the security procedures used by the Trust and the Custodians to protect the Bitcoin Account, such as algorithms, codes, passwords, multiple signature systems, encryption and telephone call-backs (together, the “Security Procedures”), may have an adverse impact on an investment in the Shares.

The Security Procedures implemented by the Custodians are technical and complex, and the Trust depends on the Security Procedures to protect the storage, acceptance and distribution of data relating to bitcoins and the digital wallets into which the Trust deposits its bitcoins. The Security Procedures may not protect against all errors, software flaws (i.e., bugs) or vulnerabilities. Defects in the Security Procedures may only be discovered after a failure in a Custodian’s safekeeping and storage of the Trust’s bitcoins.

It is not uncommon for businesses in the bitcoin space to experience large losses due to fraud and breaches of their security systems. For example, in September 2015, the global bitcoin payment agent BitPay lost approximately $1.8 million of bitcoins due to a hacker’s fraudulent impersonation of BitPay’s CFO, whereby the hacker was able to access the CFO’s email account and successfully request BitPay’s custodian to transfer funds.

Furthermore, the Trust’s private keys required to transfer the Trust’s bitcoins are stored in vaults located across the world, including but not limited to the United States, Europe, including Switzerland, and South America, which could be subject to (i) hostile regulatory treatment of bitcoin, (ii) unforeseen social, economic or political unrest and (iii) natural or man-made disaster. For example, one of the Custodian’s vaults is located in a South American country that could be considered to have an elevated risk of hostile regulatory treatment and social, economic or political unrest, including high rates of inflation and general economic mismanagement. If a vault were compromised, it could cause a possible delay in operations of up to 72 hours, which could have a negative impact on the value of the Shares.

The Trust’s and the Custodians’ ability to adopt technology in response to changing security needs or trends poses a challenge to the safekeeping of the Trust’s bitcoins.

Bitcoin Exchanges and large holders of bitcoins must adapt to technological change in order to secure and safeguard client accounts. While the Sponsor believes the Security Procedures in place have been reasonably designed to safeguard the Trust’s bitcoins from theft, loss, destruction or other issues relating to hackers and technological attack, such assessment is based on known technology and threats. As technological change occurs, the security threats to the Trust’s bitcoins will likely adapt and previously unknown threats may emerge. Furthermore, the Sponsor believes that the Trust may become a more appealing target of security threats as the size of the Trust’s assets grows. To the extent that the Trust or the Custodians are unable to identify and mitigate or stop new security threats, the Trust’s bitcoins may be subject to theft, loss, destruction or other attack, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets.

Security threats to the Bitcoin Account could result in the halting of Trust operations, the suspension of redemptions, and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the price of the Shares.

Security breaches, computer malware and computer hacking attacks have been a prevalent concern in the Bitcoin Exchange Market since the launch of the Bitcoin Network. Any security breach caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses, could harm the Trust’s business operations or result in loss of the Trust’s assets. Any breach of the Trust’s infrastructure could result in damage to the Trust’s reputation and reduce demand for the Shares, resulting in a reduction in the price of the Shares. Furthermore, the Sponsor believes that, as the Trust’s assets grow, it may become a more appealing target for security threats such as hackers and malware.

The Sponsor believes that the Security Procedures that the Sponsor and Custodians utilize are reasonably designed to safeguard the Trust’s bitcoins from theft, loss, destruction or other issues relating to hackers and technological attack. Nevertheless, the Security Procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by the Trust, absent gross negligence, willful misconduct or bad faith on the part of the Sponsor, the Custodians or their agents.

The Security Procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of the Sponsor or the Custodians, or otherwise, and, as a result, an unauthorized party may obtain access to the Bitcoin Account, private keys, data or bitcoins. Additionally, outside parties may attempt to fraudulently induce employees of the Custodians or the Sponsor to disclose sensitive information in order to gain access to the Trust’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Sponsor may be unable to anticipate these techniques or implement adequate preventative measures. If an actual or perceived breach of the Bitcoin Account occurs, the market perception of the effectiveness of the Trust could be harmed, which could result in a reduction in the price of the Shares.

In the event of a security breach of the Bitcoin Account, the Trust may cease operations, suspend redemptions or suffer a reduction in assets, the occurrence of each of which could result in a reduction in the price of the Shares.

A loss of confidence or breach in the Trust’s security and technology policies may adversely affect the Trust and the value of an investment in the Shares.

The Trust, Sponsor, Custodians and each of their agents will take measures to protect the Trust and its bitcoins from unauthorized access, damage or theft. However, it is possible that the Security Procedures in place may not prevent improper access to, or damage or theft of the Trust’s bitcoins. A security breach could harm the Trust’s reputation or result in the loss of some or all of the Trust’s bitcoins, which represent the Trust’s only asset. A resulting perception that the Security Procedures do not adequately protect the Trust’s bitcoins could result in a loss of current or potential Shareholders, reducing demand for, and price of, the Shares.

Bitcoin transactions are irrevocable and stolen or incorrectly transferred bitcoins may be irretrievable. As a result, any incorrectly executed bitcoin transactions could adversely affect an investment in the Shares.

Bitcoin transactions are not reversible without the consent and active participation of the recipient of the transaction. Once a transaction has been verified and recorded in a block that is added to the Blockchain, an incorrect transfer of bitcoins or a theft of bitcoins generally will not be reversible and the Trust may not be capable of seeking compensation for any such transfer or theft. Although the Trust’s transfers of bitcoins will regularly be made to or from the Bitcoin Account, it is possible that, through computer or human error, or through theft or criminal action, the Trust’s bitcoins could be transferred from the Prime Broker or the Custodians in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts.

For example, in September 2014, the Chinese Bitcoin Exchange Huobi announced that it had sent approximately 900 bitcoins and 8,000 litecoins (worth approximately $400,000 at the prevailing market prices at the time) to the wrong customers, although it claimed that many customers returned the bitcoins and litecoins. To the extent that the Trust is unable to seek a corrective transaction with such third party or is incapable of identifying the third party that has received the Trust’s bitcoins through error or theft, the Trust will be unable to revert or otherwise recover incorrectly transferred Trust bitcoins. The Trust will also be unable to convert or recover Trust bitcoins transferred to uncontrolled accounts. To the extent that the Trust is unable to seek redress for such error or theft, such loss could adversely affect an investment in the Shares.

The Trust’s bitcoins may be subject to loss, damage, theft or restriction on access.

There is a risk that some or all of the Trust’s bitcoins could be lost, stolen or destroyed. The Sponsor believes that the Trust’s bitcoins held in the Bitcoin Account will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Trust’s bitcoins. Although the Custodians use Security Procedures with various elements, neither the Custodians nor the Sponsor can guarantee the prevention of such loss, damage or theft, whether caused intentionally, accidentally or by an act of God. Access to the Trust’s bitcoins could also be restricted by natural events (such as an earthquake or flood) or human actions (such as a terrorist attack). Any of these events may adversely affect the operations of the Trust and, consequently, an investment in the Shares.

Shareholders’ limited rights of legal recourse against the Trust, Trustee, Sponsor, Administrator, Transfer Agent, Cash Custodian, Prime Broker and Custodians and the Trust’s lack of direct insurance protection expose the Trust and its Shareholders to the risk of loss of the Trust’s bitcoin for which no person is liable.

The Trust is not a banking institution and is not a member of the FDIC or Securities Investor Protection Corporation (“SIPC”) and, therefore, investments in the Trust are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. Likewise, the Custodians are not depository institutions and are not members of the FDIC or SIPC and, therefore, the Trust’s assets held with the Custodians are not subject to FDIC or SIPC insurance coverage. In addition, neither the Trust nor the Sponsor insure the Trust’s bitcoins.

While the Coinbase Custodian and BitGo have advised the Sponsor that it has insurance coverage, up to $320 million in the case of the Coinbase Custodian, $250 million in the case of BitGo and $50 million in the case of Komainu, that covers losses of the digital assets it custodies on behalf of its clients, including the Trust’s bitcoin, resulting from theft, Shareholders cannot be assured that the Custodians will maintain adequate insurance, that such coverage will cover losses with respect to the Trust’s bitcoins, or that sufficient insurance proceeds will be available to cover the Trust’s losses in full. The Custodians’ insurance may not cover the type of losses experienced by the Trust. Alternatively, the Trust may be forced to share such insurance proceeds with other clients or customers of such Custodian, which could reduce the amount of such proceeds that are available to the Trust. In addition, the bitcoin insurance market is limited, and the level of insurance maintained by a Custodian may be substantially lower than the assets of the Trust held by such Custodian. While the Custodians maintain certain capital reserve requirements depending on the assets under custody, and such capital reserves may provide additional means to cover client asset losses, the Trust cannot be assured that the Custodians will maintain capital reserves sufficient to cover actual or potential losses with respect to the Trust’s digital assets.

Furthermore, under each of the Custody Agreements, the respective Custodian’s liability is limited. With respect to the Coinbase Custody Agreement, Coinbase Custody’s liability is limited as follows, among others: (i) other than with respect to claims and losses arising from spot trading of bitcoin, or fraud or willful misconduct, the Mutually Capped Liabilities (defined below), the Coinbase Custodian’s aggregate liability under the Coinbase Custody Agreement shall not exceed the greater of (A) the greater of (x) $5 million and (y) the aggregate fees paid by the Trust to the Coinbase Custodian in the 12 months prior to the event giving rise to the Custodian’s liability, and (B) the value of the affected bitcoin or cash giving rise to the Coinbase Custodian’s liability; (ii) the Coinbase Custodian’s aggregate liability in respect of each cold storage address shall not exceed $100 million; (iii) in respect of the Coinbase Custodian’s obligations to indemnify the Trust and its affiliates against third-party claims and losses to the extent arising out of or relating to, among others, the Coinbase Custodian’s gross negligence, violation of its confidentiality, data protection and/or information security obligations, or violation of any law, rule or regulation with respect to the provision of its services (the “Mutually Capped Liabilities”), the Coinbase Custodian’s liability shall not exceed the greater of (A) $5 million and (B) the aggregate fees paid by the Trust to the Coinbase Custodian in the 12 months prior to the event giving rise to the Coinbase Custodian’s liability; and (iv) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Coinbase Custodian is not liable, even if the Coinbase Custodian has been advised of or knew or should have known of the possibility thereof. In general, the Coinbase Custodian is not liable under the Coinbase Custody Agreement unless in the event of its negligence, fraud, material violation of applicable law or willful misconduct. The Coinbase Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Coinbase Custodian. In the event of potential losses incurred by the Trust as a result of the Coinbase Custodian losing control of the Trust’s bitcoins or failing to properly execute instructions on behalf of the Trust, the Coinbase Custodian’s liability with respect to the Trust will be subject to certain limitations which may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses, even if the Coinbase Custodian directly caused such losses. Furthermore, the insurance maintained by the Coinbase Custodian may be insufficient to cover its liabilities to the Trust.

With respect to the BitGo Custody Agreement, BitGo and its affiliates, including their officers, directors, agents, and employees, are not liable for any lost profits, special, incidental, indirect, intangible, or consequential damages resulting from authorized or unauthorized use of the Trust or Sponsor’s site or services. This includes damages arising from any contract, tort, negligence, strict liability, or other legal grounds, even if BitGo was previously advised of, knew, or should have known about the possibility of such damages. However, this exclusion of liability does not extend to cases of BitGo’s fraud, willful misconduct, or gross negligence. In situations of gross negligence, BitGo’s liability is specifically limited to the value of the digital assets or fiat currency that were affected by the negligence. Additionally, the total liability of BitGo for direct damages is capped at the fees paid or payable to them under the relevant agreement during the three-month period immediately preceding the first incident that caused the liability.

In general, Komainu’s (and its affiliates’) liability arising out of or relating to the Komainu Custody Agreement will be limited to those damages that are caused directly by Komainu’s failure to exercise such care and skill to be reasonably expected of a professional custodian for hire of assets of the same type as the Trust’s assets, acting without gross negligence, willful default or fraud. More particularly, Komainu’s liability is limited by the following, among others: (i) in no event shall Komainu (or its affiliates) be liable for any reduction in the value of the Trust’s assets; (ii) in no event shall Komainu (or its affiliates) be liable for any losses suffered or incurred due to an event (or series of connected events) which could reasonably be considered to be outside of Komainu’s control; (iii) in no event shall Komainu (or its affiliates) be liable for any indirect or consequential loss, loss of profits, contract, revenue, cost, opportunity, anticipated savings, business and/or goodwill, in each case, arising out of or in connection with the Komainu Custody Agreement, even if that loss or damage was reasonably foreseeable or Komainu (or its affiliates) was aware of the possibility of that loss or damage arising. To the extent that Komainu (or its affiliates) is liable in accordance with the terms of the Komainu Custody Agreement, Komainu’s (or its affiliates’) liability to the Trust in the case of Theft (a “Theft” is defined in the Komainu Custody Agreement as unauthorized access to Komainu’s systems by a third party resulting in a reduction of the amount of the Trust’s assets held by Komainu on behalf of the Trust) shall be limited to the higher of the service fees (paid and/or payable) by the Trust to Komainu under the Komainu Custody Agreement during the twenty-four (24) month period immediately preceding the Theft, or the actual amount received by Komainu under its insurance policies maintained, if any, for the Theft. Other than in the case of Theft, to the extent that Komainu (or its affiliates) is liable given the limitation and exclusions outlined in the Komainu Custody Agreement, Komainu (or its affiliates) shall not be liable to the Trust (whether arising in contract, tort (including negligence), breach of statutory duty or otherwise) for any sum which would result in Komainu’s (or its affiliates) total liability under the Komainu Custody Agreement to exceed the service fees paid or payable by the Trust to Komainu under the agreement during the twelve (12) month period immediately preceding the event (or series of connected events) giving rise to the liability.

Similarly, under the Prime Broker Agreement, the Prime Broker’s liability is limited as follows, among others: (i) other than with respect to claims and losses arising from spot trading of bitcoin, or fraud or willful misconduct, or the PB Mutually Capped Liabilities (defined below), the Prime Broker’s aggregate liability shall not exceed the greater of (A) the greater of (x) $5 million and (y) the aggregate fees paid by the Trust to the Prime Broker in the 12 months prior to the event giving rise to the Prime Broker’s liability, and (B) the value of the cash or affected bitcoin giving rise to the Prime Broker’s liability; (ii) in respect of the Prime Broker’s obligations to indemnify the Trust and its affiliates against third-party claims and losses to the extent arising out of or relating to, among others, the Prime Broker’s gross negligence, violation of its confidentiality, data protection and/or information security obligations, violation of any law, rule or regulation with respect to the provision of its services, or the full amount of the Trust’s assets lost due to the insolvency of or security event at a Connected Trading Venue (as defined below) (the “PB Mutually Capped Liabilities”), the Prime Broker’s liability shall not exceed the greater of (A) $5 million and (B) the aggregate fees paid by the Trust to the Prime Broker in the 12 months prior to the event giving rise to the Prime Broker’s liability; and (iii) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Prime Broker is not liable, even if the Prime Broker has been advised of or knew or should have known of the possibility thereof. In general, with limited exceptions (such as for failing to execute an order), the Prime Broker is not liable under the Prime Broker Agreement unless in the event of its gross negligence, fraud, material violation of applicable law or willful misconduct. The Prime Broker is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Prime Broker. These and the other limitations on the Prime Broker’s liability may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses, even if the Prime Broker directly caused such losses. Both the Trust and the Prime Broker and its affiliates (including the Coinbase Custodian) are required to indemnify each other under certain circumstances.

Moreover, in the event of an insolvency or bankruptcy of the Prime Broker (in the case of the Trading Account) or the Custodians (in the case of the Vault Accounts) in the future, given that the contractual protections and legal rights of customers with respect to digital assets held on their behalf by third parties are relatively untested in the bankruptcy of an entity such as the Custodian or Prime Broker in the virtual currency industry, there is a risk that customers’ assets – including the Trust’s assets – may be considered the property of the bankruptcy estate of the Prime Broker (in the case of the Trading Account) or the Custodians (in the case of the Vault Accounts), and customers – including the Trust – may be at risk of being treated as general unsecured creditors of such entities and subject to the risk of total loss or markdowns on the value of such assets.

The Coinbase Custody Agreement contains an agreement by the parties to treat the bitcoin credited to the Vault Account at the Coinbase Custodian as financial assets under Article 8 of the New York Uniform Commercial Code (“Article 8”), in addition to stating that the Coinbase Custodian will serve as fiduciary and custodian on the Trust’s behalf. The Coinbase Custodian’s parent, Coinbase Global Inc., has stated in its most recent public securities filings that in light of the inclusion in its custody agreements of provisions relating to Article 8 it believes that a court would not treat custodied digital assets as part of its general estate in the event the Coinbase Custodian were to experience insolvency. However, due to the novelty of digital asset custodial arrangements courts have not yet considered this type of treatment for custodied digital assets and it is not possible to predict with certainty how they would rule in such a scenario. If either Custodian became subject to insolvency proceedings and a court were to rule that the custodied bitcoin was part of such Custodian’s general estate and not the property of the Trust, then the Trust would be treated as a general unsecured creditor in the respective Custodian’s insolvency proceedings and the Trust could be subject to the loss of all or a significant portion of its assets. Moreover, in the event of the bankruptcy of a Custodian, an automatic stay could go into effect and protracted litigation could be required in order to recover the assets held with such Custodian, all of which could significantly and negatively impact the Trust’s operations and the value of the Shares.

With respect to the Prime Broker Agreement, there is a risk that the Trading Account, in which the Trust’s bitcoin and cash are held in omnibus accounts by the Prime Broker (in the latter case, as described below in “—Loss of a critical banking relationship for, or the failure of a bank used by, the Prime Broker could adversely impact the Trust’s ability to create or redeem Baskets, or could cause losses to the Trust”), could be considered part of the Prime Broker’s bankruptcy estate in the event of the Prime Broker’s bankruptcy. The Prime Broker Agreement contains an Article 8 opt-in clause with respect to the Trust’s assets held in the Trading Account.

The Prime Broker is not required to hold any of the bitcoin or cash in the Trust’s Trading Account in segregation. Within the Trading Account, the Prime Broker Agreement provides that the Trust does not have an identifiable claim to any particular bitcoin (and cash). Instead, the Trust’s Trading Account represents an entitlement to a pro rata share of the bitcoin (and cash) the Prime Broker has allocated to the omnibus wallets the Prime Broker holds, as well as the accounts in the Prime Broker’s name that the Prime Broker maintains at Connected Trading Venues (the “Connected Trading Venue”) (which are typically held on an omnibus, rather than segregated, basis). If the Prime Broker suffers an insolvency event, there is a risk that the Trust’s assets held in the Trading Account could be considered part of the Prime Broker’s bankruptcy estate and the Trust could be treated as a general unsecured creditor of the Prime Broker, which could result in losses for the Trust and Shareholders. Moreover, in the event of the bankruptcy of the Prime Broker, an automatic stay could go into effect and protracted litigation could be required in order to recover the assets held with the Prime Broker, all of which could significantly and negatively impact the Trust’s operations and the value of the Shares.

Under the Trust Agreement, the Sponsor will not be liable for any liability or expense incurred, including, without limitation, as a result of any loss of bitcoin by the Custodians or Prime Broker, absent fraud, gross negligence, bad faith or willful misconduct on the part of the Sponsor. As a result, the recourse of the Trust or the Shareholders to the Sponsor, including in the event of a loss of bitcoin by the Custodians or Prime Broker, is limited.

The Shareholders’ recourse against the Sponsor and the Trust’s other service providers for the services they provide to the Trust, including, without limitation, those relating to the holding of bitcoin or the provision of instructions relating to the movement of bitcoin, is limited. For the avoidance of doubt, neither the Sponsor, the Trustee, any of their affiliates, nor any other party has guaranteed the assets or liabilities, or otherwise assumed the liabilities, of the Trust, or the obligations or liabilities of any service provider to the Trust, including, without limitation, the Custodians and Prime Broker. In particular, the Prime Broker Agreement and Coinbase Custody Agreement provide that neither the Sponsor nor its affiliates shall have any obligation of any kind or nature whatsoever, by guaranty, enforcement or otherwise, with respect to the performance of any of the Trust’s obligations, agreements, representations or warranties under the Prime Broker Agreement or Coinbase Custody Agreement or any transaction thereunder. Consequently, a loss may be suffered with respect to the Trust’s bitcoin that is not covered by a Custodian’s insurance and for which no person is liable in damages. As a result, the recourse of the Trust or the Shareholders, under applicable law, is limited.

If the Trade Credits are not available or become exhausted, the Trust may face delays in buying or selling bitcoin that may adversely impact Shareholders; if the Trust does not repay the Trade Credits on time, its assets may be liquidated by the Trade Credit Lender and its affiliates.

To avoid having to pre-fund purchases or sales of bitcoin in connection with cash creations and redemptions and sales of bitcoin to pay the Sponsor’s Fee and any other Trust expenses not assumed by the Sponsor, to the extent applicable, the Trust may borrow bitcoin or cash as trade credit (“Trade Credit”) from Coinbase Credit, Inc. (the “Trade Credit Lender”) on a short-term basis pursuant to the Coinbase Post-Trade Financing Agreement (the “Trade Financing Agreement”). The Trade Credit Lender is only required to extend Trade Credits to the Trust to the extent such bitcoin or cash is actually available to the Trade Credit Lender. To the extent that Trade Credits are not available or become exhausted, (1) there may be delays in the buying and selling of bitcoin related to cash creations and redemptions or the selling of bitcoin related to paying the Sponsor’s Fee and any other Trust expenses, to the extent applicable, (2) Trust assets may be in held the Trading Account for a longer duration than if Trade Credits were available, and (3) the execution price associated with such trades may deviate significantly from the Index price used to determine the net asset value of the Trust. To the extent that the execution price for purchases and sales of bitcoin related to creations and redemptions and sales of bitcoin in connection with paying the Sponsor’s Fee and any other Trust expenses deviate significantly from the Index price used to determine the net asset value of the Trust, the Shareholders may be negatively impacted because the added costs of such price deviations would be incurred by the Authorized Participants and may be passed onto the Shareholders in the secondary market.

The Trust generally must repay Trade Credits by 6:00 p.m. ET (the “Settlement Deadline”) on the calendar day immediately following the day the Trade Credit was extended by the Trade Credit Lender to the Trust (or, if such day is not a business day, on the next business day). Pursuant to the Trade Financing Agreement, the Trust has granted a security interest, lien on, and right of set-off against all of the Trust’s right, title and interest, in the Trust’s Trading Account and Vault Account established pursuant to the Prime Broker Agreement and Coinbase Custody Agreement, in order to secure the repayment by the Trust of the Trade Credits and financing fees to the Trade Credit Lender. If the Trust fails to repay the Trade Credits to the Trade Credit Lender on time and in full, the Trade Credit Lender can take control of the Trust’s assets held at the Coinbase Custodian or Prime Broker and liquidate them to repay the Trade Credit debt owed by the Trust to the Trade Credit Lender.

Loss of a critical banking relationship for, or the failure of a bank used by, the Prime Broker could adversely impact the Trust’s ability to create or redeem Baskets, or could cause losses to the Trust.

The Prime Broker may be used to facilitate the buying and selling or settlement of bitcoin by the Trust in connection with cash creations and redemptions between the Trust and the Authorized Participants and the sale of bitcoin to pay Trust expenses not assumed by the Sponsor. The Prime Broker relies on bank accounts to provide its trading platform services and including temporarily holding any cash related to a customer’s purchase or sale of bitcoin. In particular, the Prime Broker has disclosed that customer cash held by the Prime Broker, including the cash associated with the Trust’s Trading Account, is held in one or more banks’ accounts for the benefit of the Prime Broker’s customers, or in money market funds in compliance with Rule 2a-7 under the Investment Company Act of 1940 and rated “AAA” by S&P (or the equivalent from any eligible rating service), provided that such investments are held in accounts in Coinbase’s name for the benefit of customers and are permitted and held in accordance with state money-transmitter laws (“Money Market Funds”). The Prime Broker has represented to the Sponsor that it has implemented the following policy with respect to the cash associated with the Trust’s Trading Account. First, any cash related to the Trust’s purchase or sale of bitcoin will be held in an omnibus account in the Prime Broker’s name for the benefit of (“FBO”) its customers at each of multiple FDIC-insured banks (an “FBO Account”), or in a Money Market Fund. The amount of Trust cash held at each FBO Account shall be in an amount at each bank that is the lower of (i) the FDIC insurance limit for deposit insurance and (ii) any bank-specific limit set by the Prime Broker for the applicable bank. Deposit insurance does not apply to cash held in a Money Market Fund. The Prime Broker has agreed to title the accounts in a manner designed to enable receipt of FDIC deposit insurance where applicable on a pass-through basis, but does not guarantee that pass-through insurance will apply since such insurance is dependent on the compliance of the bank. Second, to the extent the Trust’s cash in the Trading Account in aggregate exceeds the amounts that can be maintained at the banks on the foregoing basis, the Prime Broker has represented that it currently conducts an overnight sweep of the excess into U.S. government money market funds. The Sponsor has not independently verified the Prime Broker’s representations. To the extent that the Prime Broker faces difficulty establishing or maintaining banking relationships, the loss of the Prime Broker’s banking partners or the imposition of operational restrictions by these banking partners and the inability of the Prime Broker to utilize other financial institutions may result in a disruption of creation and redemption activity of the Trust, or cause other operational disruptions or adverse effects for the Trust. In the future, it is possible that the Prime Broker could be unable to establish accounts with new banking partners or establish new banking relationships, or that the banks with which the Prime Broker is able to establish relationships may not be as large or well-capitalized or subject to the same degree of prudential supervision as the existing providers.

The Trust could also suffer losses in the event that a bank in which the Prime Broker holds customer cash, including the cash associated with the Trust’s Trading Account (which is used by the Prime Broker to move cash flows associated with the Trust’s orders to sell bitcoin in connection with payment of Trust expenses not assumed by the Sponsor), fails, becomes insolvent, enters receivership, is taken over by regulators, enters financial distress, or otherwise suffers adverse effects to its financial condition or operational status. Recently, some banks have experienced financial distress. For example, on March 8, 2023, the California Department of Financial Protection and Innovation (“DFPI”) announced that Silvergate Bank had entered voluntary liquidation, and on March 10, 2023, Silicon Valley Bank, (“SVB”), was closed by the DFPI, which appointed the FDIC, as receiver. Similarly, on March 12, 2023, the New York Department of Financial Services took possession of Signature Bank and appointed the FDIC as receiver. A joint statement by the Department of the Treasury, the Federal Reserve and the FDIC on March 12, 2023, stated that depositors in Signature and SVB will have access to all of their funds, including funds held in deposit accounts, in excess of the insured amount. On May 1, 2023, First Republic Bank was closed by the California Department of Financial Protection and Innovation, which appointed the FDIC as receiver. Following a bidding process, the FDIC entered into a purchase and assumption agreement with JPMorgan Chase Bank, National Association, to acquire the substantial majority of the assets and assume certain liabilities of First Republic Bank from the FDIC.

The Prime Broker has historically maintained banking relationships with Silvergate Bank and Signature Bank. While the Sponsor does not believe there is a direct risk to the Trust’s assets from the failures of Silvergate Bank or Signature Bank, in the future, changing circumstances and market conditions, some of which may be beyond the Trust’s or the Sponsor’s control, could impair the Trust’s ability to access any of the Trust’s cash held with the Prime Broker in the Trust’s Trading Account or associated with the Trust’s orders to sell bitcoin in connection with payment of Trust expenses not assumed by the Sponsor. If the Prime Broker were to experience financial distress or its financial condition is otherwise affected by the failure of its banking partners, the Prime Broker’s ability to provide services to the Trust could be affected. Moreover, the future failure of a bank at which the Prime Broker maintains customer cash, in the Trust’s Trading Account associated with the Trust’s orders to sell bitcoin in connection with payment of Trust expenses not assumed by the Sponsor, could result in losses to the Trust, to the extent the balances are not subject to deposit insurance, notwithstanding the regulatory requirements to which the Prime Broker is subject or other potential protections. Although the Prime Broker has made certain representations to the Sponsor regarding the Prime Broker’s maintenance of records in a manner reasonably designed to qualify for FDIC insurance on a pass-through basis in connection with the accounts in which the Prime Broker maintains cash on behalf of its customers (including the Trust), there can be no assurance that such pass-through insurance will ultimately be made available. In addition, the Trust may maintain cash balances with the Prime Broker that are not insured or are in excess of the FDIC’s insurance limits, or which are maintained by the Prime Broker at Money Market Funds and subject to the attendant risks (e.g., “breaking the buck”). As a result, the Trust could suffer losses.

Bitcoins held by the Trust are not subject to FDIC or SIPC protections.

The Trust is not a banking institution or otherwise a member of the Federal Deposit Insurance Corporation (“FDIC”) or Securities Investor Protection Corporation (“SIPC”) and, therefore, deposits held with or assets held by the Trust are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. The undivided interests in the Trust’s bitcoins represented by Shares in the Trust are not insured directly by the Trustee or the Sponsor.

The Custodians’ limited liability under the Custody Agreements may impair the ability of the Trust to recover losses relating to its bitcoins and any recovery may be limited, even in the event of fraud, to the market value of the bitcoins at the time the fraud is discovered.

Under the Coinbase Custody Agreement, the Coinbase Custodian’s liability is limited to the greater of (i) the market value of the Vault Account at the time the events giving rise to the liability occurred and (ii) the fair market value of the Vault Account at the time that the Custodian notifies the Sponsor or Trustee in writing, or the Sponsor or the Trustee otherwise has actual knowledge of the events giving rise to the liability.

In addition, the Coinbase Custodian will not be liable for any delay in performance or any non-performance of any of its custodial obligations under the Trust Agreement or any Authorized Participant Agreement by reason of any cause beyond its reasonable control, including acts of God, war or terrorism. The Coinbase Custodian will also not be liable for any system failure or third-party penetration of the Bitcoin Account, unless such system failure or third-party penetration is the result of gross negligence, bad faith or willful misconduct on the part of the Custodian. As a result, the recourse of the Trust or the Shareholder, under New York law, is limited.

Under the BitGo Custody Agreement, BitGo and its affiliates, including their officers, directors, agents, and employees, are not liable for any lost profits, special, incidental, indirect, intangible, or consequential damages resulting from authorized or unauthorized use of the Trust or Sponsor’s site or services. This includes damages arising from any contract, tort, negligence, strict liability, or other legal grounds, even if BitGo was previously advised of, knew, or should have known about the possibility of such damages. However, this exclusion of liability does not extend to cases of BitGo’s fraud, willful misconduct, or gross negligence. In situations of gross negligence, BitGo’s liability is specifically limited to the value of the digital assets or fiat currency that were affected by the negligence. Additionally, the total liability of BitGo for direct damages is capped at the fees paid or payable to them under the relevant agreement during the three-month period immediately preceding the first incident that caused the liability.

In addition, BitGo shall not be liable for delays, suspension of operations, whether temporary or permanent, failure in performance, or interruption of service which results directly or indirectly from any cause or condition beyond the reasonable control of BitGo, including, but not limited to, any delay or failure due to an act of God, natural disasters, act of civil or military authorities, act of terrorists, including, but not limited to, cyber-related terrorist acts, hacking, government restrictions, exchange or market rulings, civil disturbance, war, strike or other labor dispute, fire, interruption in telecommunications or Internet services or network provider services, failure of equipment and/or software, other catastrophe or any other occurrence which is beyond the reasonable control of BitGo.

Under the Komainu Custody Agreement, Komainu’s (or its affiliates’) liability to the Trust in the case of Theft is limited to the greater of (i) the service fees paid or payable by the Trust to Komainu under the Komanu Custody Agreement during the 24-month period immediately preceding the Theft, or (ii) the actual amount received by Komainu under its insurance policies maintained, if any, for the Theft, or related to such claim, which shall be prorated across all clients impacted by such Theft. Other than in the case of Theft, Komainu (or its affiliates) shall not be liable to the Trust (whether arising in contract, tort (including negligence), breach of statutory duty or otherwise) for any sum which would result in Komainu’s (or its affiliates’) total liability under the Komainu Custody Agreement to exceed the service fees paid or payable by the Trust to Komainu under the Komainu Custody Agreement during the 12-month period immediately preceding the event giving rise to liability.

In addition, Komainu shall not be liable for any losses or for its failure to comply with its obligations under the Komainu Custody Agreement if such losses or failure is caused by, or is directly or indirectly due to circumstances beyond Komainu’s reasonable control (including industrial action or strike action; currency restrictions; suspension or disruption of the normal procedures and practices of, or disruption of the infrastructure of, any settlement provider, clearing house, distributed ledger technology network, securities market or exchange; acts, omissions or insolvency of a third party; failure of a material utility supply; war damage; terrorist action; the act of any governmental agency or other competent authority; riot; pandemic or epidemic; fire; or flood lock-out); provided, that Komainu shall: (i) notify the Trust in a timely manner of the occurrence of a perceived force majeure event and its anticipated duration and impact; and (ii) use reasonable efforts to minimize the effects of the event.

The Trust may not have adequate sources of recovery if its bitcoins are lost, stolen or destroyed.

If the Trust’s bitcoins are lost, stolen or destroyed under circumstances rendering a party liable to the Trust, the responsible party may not have the financial resources sufficient to satisfy the Trust’s claim. For example, as to a particular event of loss, the only source of recovery for the Trust might be limited to a Custodian or, to the extent identifiable, other responsible third parties (for example, a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of the Trust.

If a Custody Agreement is terminated or a Custodian fails to provide services as required, the Sponsor may need to find and appoint a replacement custodian, which could pose a challenge to the safekeeping of the Trust’s bitcoins, and the Trust’s ability to continue to operate may be adversely affected.

The Trust is dependent on the Custodians and the Bitcoin Trading Counterparties to operate. The Custodians perform essential functions in terms of safekeeping the Trust’s bitcoin in the Vault Accounts. In addition, the Bitcoin Trading Counterparties, including Coinbase Custodian’s affiliate, Coinbase Inc., in its capacity as Prime Broker, facilitate the buying and selling or settlement of bitcoin by the Trust in connection with cash creations and redemptions between the Trust and the Authorized Participants, the selling or transfer of bitcoin to pay the Sponsor’s Fee, any other Trust expenses, to the extent applicable, and in extraordinary circumstances, to liquidate the Trust’s bitcoin. If the Custodians or Bitcoin Trading Counterparties, including Prime Broker fails to perform the functions they perform for the Trust, the Trust may be unable to operate or create or redeem Creation Units, which could force the Trust to liquidate or adversely affect the price of the Shares.

On March 22, 2023, Coinbase Inc. and the Coinbase Custodian’s parent company, Coinbase Global Inc. (together, the “Relevant Coinbase Entities”) received a “Wells Notice” from the SEC staff stating that the SEC staff made a “preliminary determination” to recommend that the SEC file an enforcement action against the Relevant Coinbase Entities alleging violations of the federal securities laws, including the Exchange Act and the Securities Act. According to Coinbase Global’s public reporting company disclosure, based on discussions with the SEC staff, the Relevant Coinbase Entities believe these potential enforcement actions would relate to aspects of the Relevant Coinbase Entities’ Coinbase Prime service, spot market, staking service Coinbase Earn, and Coinbase Wallet and the potential civil action may seek injunctive relief, disgorgement, and civil penalties. On June 6, 2023, the SEC filed a complaint against the Relevant Coinbase Entities in federal district court in the Southern District of New York, alleging, inter alia: (i) that Coinbase has violated the Exchange Act by failing to register with the SEC as a national securities exchange, broker-dealer, and clearing agency, in connection with activities involving certain identified digital assets that the SEC’s complaint alleges are securities, (ii) that Coinbase Inc. has violated the Securities Act by failing to register with the SEC the offer and sale of its staking program, and (iii) that Coinbase Global is jointly and severally liable as a control person under the Exchange Act for Coinbase’s violations of the Exchange Act to the same extent as Coinbase. The SEC’s complaint against the Relevant Coinbase Entities does not allege that bitcoin is a security nor does it allege that Coinbase’s activities involving bitcoin caused the alleged registration violations, and the Coinbase Custodian was not named as a defendant. The SEC’s complaint seeks a permanent injunction against the Relevant Coinbase Entities to prevent them from violations of the Exchange Act or Securities Act, disgorgement, civil monetary penalties, and such other relief as the court deems appropriate or necessary. Coinbase could be required, as a result of a judicial determination, or could choose, to restrict or curtail the services it offers, or its financial condition and ability to provide services to the Trust could be affected. If Coinbase were to be required or choose as a result of a regulatory action (including, for example, the litigation initiated by the SEC), to restrict or curtail the services it offers, it could negatively affect the Trust’s ability to operate or process creations or redemptions of Baskets, which could force the Trust to liquidate or adversely affect the price of the Shares. While the Coinbase Custodian is not named in the complaint, if Coinbase Global, as the parent of the Coinbase Custodian, is required, as a result of a judicial determination, or could choose, to restrict or curtail the services its subsidiaries provide to the Trust, or its financial condition is negatively affected, it could negatively affect the Trust’s ability to operate.

Alternatively, the Sponsor could decide to replace one of the Custodians as a Custodian with custody of the Trust’s bitcoins, pursuant to the Custody Agreements. Similarly, the Custodians or Prime Broker could terminate their applicable agreements. The Coinbase Custodian or Coinbase Inc. could terminate services under the Coinbase Custody Agreement or the Prime Broker Agreement, respectively, upon providing the applicable notice to the Trust for any reason, or immediately for Cause (a “Termination for Cause” is defined in the Coinbase Custody Agreement as (i) the Trust materially breaching any provision of the Coinbase Custody Agreement; (ii) the Trust becomes bankrupt or insolvent; or (iii) the Trust fails to pay and settle in full its obligations to the Coinbase Custodian’s affiliate, the Trade Credit Lender (as defined below), which may, from time to time, provide financing to the Trust in the form of Trade Credits). In addition, BitGo may terminate the BitGo Custody Agreement for any reason upon providing at least thirty (30) days’ written notice to the Trust and to the Sponsor, or immediately if BitGo perceives a risk of legal or regulatory non-compliance associated with the Trust’s custodial account activity, among others. Komainu may terminate the Komainu Custody Agreement for any reason upon providing at least three (3) months’ written notice to the Trust, or immediately upon written notice to the Trust if: (i) Komainu determines, in its sole discretion, that continued provision of the custody services would result in violation of applicable law or regulation relating to either Komaniu or the Trust and the parties are unable to amend the relevant provisions of the Komainu Custody Agreement, (ii) a force majeure event, as defined in the Komainu Custody Agreement, continues for at least forty-five (45) days, or (iii) the Trust does not utilize the custody services set forth in the Komainu Custody Agreement for a period of twelve (12) months from the effective date of the Komainu Custody Agreement. Transferring maintenance responsibilities of a Vault Account at a Custodian to another custodian will likely be complex and could subject the Trust’s bitcoin to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets.

As Prime Broker, Coinbase Inc. does not guarantee uninterrupted access to the Trading Platform or the services it provides to the Trust as Prime Broker. Under certain circumstances, Coinbase Inc. is permitted to halt or suspend trading on its trading platform, or impose limits on the amount or size of, or reject, the Trust’s orders, including in the event of, among others, (a) delays, suspension of operations, failure in performance, or interruption of service that are directly due to a cause or condition beyond the reasonable control of Coinbase Inc., (b) the Trust has engaged in unlawful or abusive activities or fraud, (c) the acceptance of the Trust’s order would cause the amount of Trade Credits extended to exceed the maximum amount of Trade Credit (as defined below) that the Trust’s agreement with the Trade Credit Lender permits to be outstanding at any one time, or (d) a security or technology issue occurred and is continuing that results in Coinbase Inc. being unable to provide trading services or accept the Trust’s order, in each case, subject to certain protections for the Trust.

Also, if a Custodian or Coinbase Inc. becomes insolvent, suffers business failure, ceases business operations, defaults on or fails to perform their obligations under their contractual agreements with the Trust, or abruptly discontinues the services they provide to the Trust for any reason, the Trust’s operations would be adversely affected.

The Sponsor may not be able to find a party willing to serve as the custodian of the Trust’s bitcoin or as the Trust’s broker under the same terms as the current Custody Agreements or Prime Broker Agreement or at all. To the extent that the Sponsor is not able to find a suitable party willing to serve as the custodian or prime broker, the Sponsor may be required to terminate the Trust and liquidate the Trust’s bitcoin. In addition, to the extent that the Sponsor finds a suitable party but must enter into a modified custody agreement or prime broker agreement that is less favorable for the Trust, the value of the Shares could be adversely affected. If the Trust is unable to find a replacement prime broker, its operations could be adversely affected.

The Sponsor may need to find and appoint a replacement custodian quickly, which could pose a challenge to the safekeeping of the Trust’s bitcoin.

The Sponsor could decide to replace one or both of the Custodians as the custodian of the Trust’s bitcoin. Transferring maintenance responsibilities of the Trust’s account with a Custodian to another party will likely be complex and could subject the Trust’s bitcoin to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets. The Sponsor may not be able to find a party willing to serve as the custodian under the same terms as the current Custody Agreements. To the extent that the Sponsor is not able to find a suitable party willing to serve as the custodian, the Sponsor may be required to terminate the Trust and liquidate the Trust’s bitcoin.

The Custodians and Cash Custodian could become insolvent.

If the Custodians or Cash Custodian becomes insolvent or subject to a receivership or bankruptcy proceeding, the Trust’s operations may be adversely affected, and there is a risk that the insolvency, receivership or bankruptcy of a Custodian may result in the loss of all or a substantial portion of the Trust’s assets or in a significant delay in the Trust having access to those assets. The Trust’s assets will be held in one or more accounts maintained for the Trust by the Custodians. Further, the Custodians have agreed to hold Trust assets for the benefit of the Trust as the entitlement holder, and while the Trust assets will be commingled with assets of the Custodians’ other customers in an omnibus account, such assets will not be commingled with either Custodian’s proprietary assets. While other types of assets held in a similarly segregated manner have been deemed not to be part of the custodian’s bankruptcy estate under various regulatory regimes, bankruptcy courts have not yet fully addressed the appropriate treatment of custodial holdings of digital assets and any such determination may be highly fact-specific.

Given that the contractual protections and legal rights of customers with respect to digital assets held on their behalf by third parties are relatively untested in a bankruptcy or receivership proceeding of an entity such as either Custodian, in the event of an insolvency, receivership or bankruptcy proceeding with respect to a Custodian, there is a risk that the Trust’s assets may be considered the property of the bankruptcy estate of such Custodian, and that customers of such Custodian – including the Trust – may be at risk of being treated as general unsecured creditors of such Custodian and subject to the risk of total loss or markdowns on value of such assets. Moreover, even if the Trust’s assets ultimately are not treated as part of a Custodian’s bankruptcy estate, the automatic stay could apply until the bankruptcy court made such a determination, and the limited precedent and fact-dependent nature of the determination could delay or preclude the return of such assets to the Trust. Further, the bankruptcy court may permit a Custodian to retain possession or custody of its customers’ assets until any claims the estate may have against the customers (including the Trust) are resolved.

An actual or perceived business failure or interruption, default, failure to perform security breach or other problems affecting a Custodian, Cash Custodian or Bitcoin Trading Counterparties could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares.

The liquidity of the Shares may be affected if Authorized Participants cease to perform their obligations under the Authorized Participant Agreements.

In the event that one or more Authorized Participants having substantial interests in Shares or otherwise responsible for a significant portion of the Shares’ daily trading volume on Nasdaq terminates its Authorized Participant Agreement, the liquidity of the Shares would likely decrease, which could adversely affect the market price of, and an investment in, the Shares.

There is no guarantee that an active trading market for the Shares will continue to develop.

There can be no assurance an active trading market of the Shares will develop on Nasdaq. The Sponsor may elect to terminate the Trust if it determines, at its sole discretion, that the Trust is not an economically viable size, i.e., if the Trust fails to raise sufficient revenue to cover the costs associated with launching and maintaining the Trust, which could result in the liquidation of the Trust’s bitcoins at a time that is disadvantageous to Shareholders.

To the extent that Nasdaq halts trading in the Shares, whether on a temporary or permanent basis, investors may not be able to buy or sell Shares, thus adversely affecting an investment in the Shares. If an active trading market for the Shares does not exist or continue to exist, the market prices and liquidity of the Shares may be adversely affected.

The Trust may be required to terminate and liquidate at a time that is disadvantageous to Shareholders.

If the Trust is required to terminate and liquidate, such termination and liquidation could occur at a time that is disadvantageous to Shareholders, such as when the Bitcoin Index Price is lower than it was at the time when Shareholders purchased their Shares. In such a case, when the Trust’s bitcoins are sold as part of the Trust’s liquidation, the resulting proceeds distributed to Shareholders will be less than if the Bitcoin Index Price were higher at the time of sale. See “Description of the Trust Agreement—The Trustee—Termination of the Trust” for more information about the termination of the Trust, including when the termination of the Trust may be triggered by events outside the direct control of the Sponsor, the Trustee or the Shareholders.

The Trust Agreement includes a provision that restricts the right of a beneficial owner of a statutory trust from bringing a derivative action.

Under Delaware law, the right of a beneficial owner of a statutory trust (such as a Shareholder of the Trust) to bring a derivative action (i.e., to initiate a lawsuit in the name of a the statutory trust in order to assert a claim belonging to the statutory trust against a fiduciary of the statutory trust or against a third party when the statutory trust’s management has refused to do so) may be restricted by the terms of the governing instrument of the statutory trust. The Trust Agreement provides that in addition to any other requirements of applicable law, no Shareholder shall have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless two or more Shareholders who (i) are not affiliates of one another and (ii) collectively hold at least 10% of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding. Therefore, the Trust Agreement limits the likelihood that a Shareholder could successfully assert a derivative action.

The Administrator is solely responsible for determining the value of the bitcoins, and any errors, discontinuance or changes in such valuation calculations may have an adverse effect on the value of the Shares.

The Administrator will determine the Trust’s Bitcoin Holdings and Bitcoin Holdings per Share on a daily basis as soon as practicable after 4:00 p.m. ET on each business day. The Administrator’s determination is made utilizing data from the Custodians’ operations and the Bitcoin Index Price, calculated at 4:00 p.m. ET on such day. To the extent that the Trust’s Bitcoin Holdings or Bitcoin Holdings per Share are incorrectly calculated, the Administrator may not be liable for any error and such misreporting of valuation data could adversely affect an investment in the Shares.

Extraordinary expenses resulting from unanticipated events may become payable by the Trust, adversely affecting an investment in the Shares.

In consideration for the Sponsor’s Fee, the Sponsor has contractually assumed the Sponsor-assumed Fees, which are certain operational and periodic expenses of the Trust. See “Activities of the Trust—Trust Expenses.” Extraordinary expenses of the Trust (for example, expenses relating to litigation) are not assumed by the Sponsor and are instead borne by the Trust and paid through the sale of the Trust’s bitcoins. Because the Trust does not generate any income, every time that it delivers bitcoins to the Sponsor for the Sponsor’s Fee or sells bitcoins for the Additional Trust Expenses, the number of bitcoins represented by each Share will gradually decrease over time. In addition, the Sponsor may, at its sole discretion, increase the Sponsor’s Fee or decrease the Sponsor-paid Expenses which could result in a greater decline in the number of bitcoins that the Trust holds. Such an increase in the Sponsor’s Fee or decrease in the Sponsor-paid Expenses could occur if the expenses of the Trust materially increase. Alternatively, the Sponsor could choose to decrease the Sponsor’s Fee in response to competitive pressures from other digital currency financial vehicles similar to the Trust. The Sponsor will balance such competitive pressures and the costs that it incurs in acting as Sponsor for the Trust when determining the Sponsor’s Fee. The Sponsor has no current intention of increasing or decreasing the Sponsor’s Fee or modifying the terms of the Trust Agreement related to Sponsor-paid Expenses, and there are no specific circumstances under which the Sponsor has determined it would do so.

The Trust’s delivery or sale of bitcoins to pay expenses or other operations of the Trust could result in Shareholders incurring tax liability without an associated distribution from the Trust.

Assuming that the Trust is treated as a grantor trust for U.S. federal income tax purposes, each delivery of bitcoins by the Trust to pay the Sponsor’s Fee or other expenses and each sale of bitcoins by the Trust to pay Additional Trust Expenses will be a taxable event to Shareholders. Thus, the Trust’s payment of expenses could result in Shareholders’ incurring tax liability without an associated distribution from the Trust. Any such tax liability could adversely affect an investment in the Shares. See “U.S. Federal Income Tax Consequences.”

If the Trust incurs extraordinary expenses in U.S. dollars, the Trust will sell bitcoins to pay these expenses. The sale of the Trust’s bitcoins to pay expenses at a time of low bitcoin prices could adversely affect the value of the Shares.

The Sponsor will sell bitcoins held by the Trust to pay Trust expenses not assumed by the Sponsor on an as-needed basis, irrespective of then-current bitcoin prices on the Bitcoin Exchange Market. The Trust is not actively managed and no attempt will be made to protect against or to take advantage of fluctuations in the price of bitcoins. Consequently, if the Trust incurs expenses in U.S. dollars, the Trust’s bitcoins may be sold at a time when the bitcoin prices on the Bitcoin Exchange Market are low, resulting in a negative impact on the value of the Shares.

The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor, the Trustee, the Transfer Agent, the Administrator or the Custodians under the Trust Documents.

Under the Trust Documents, each of the Sponsor, the Trustee, the Transfer Agent, the Administrator, the Custodians and Prime Broker has a right to be indemnified by the Trust for certain liabilities or expenses that it incurs without gross negligence, bad faith or willful misconduct on its part. Therefore, the Sponsor, Trustee, Transfer Agent, the Administrator, Custodians or Prime Broker may require that the assets of the Trust be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the Trust’s Bitcoin Holdings and the value of the Shares.

Intellectual property rights claims may adversely affect the Trust and an investment in the Shares.

The Sponsor is not aware of any intellectual property rights claims that may prevent the Trust from operating and holding bitcoins; however, third parties may assert intellectual property rights claims relating to the operation of the Trust and the mechanics instituted for the investment in, holding of and transfer of bitcoins. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be Additional Trust Expenses and be borne by the Trust through the sale of the Trust’s bitcoins. Additionally, a meritorious intellectual property rights claim could prevent the Trust from operating and force the Sponsor to terminate the Trust and liquidate the Trust’s bitcoins. As a result, an intellectual property rights claim against the Trust could adversely affect an investment in the Shares.

Risk Factors Related to the Regulation of the Trust and the Shares

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act or the protections afforded by the CEA.

The Investment Company Act is designed to protect investors by preventing insiders from managing investment companies to their benefit and to the detriment of public investors, such as the issuance of securities having inequitable or discriminatory provisions; the management of investment companies by irresponsible persons; the use of unsound or misleading methods of computing earnings and asset value; changes in the character of investment companies without the consent of investors; and investment companies from engaging in excessive leveraging. To accomplish these ends, the Investment Company Act requires the safekeeping and proper valuation of fund assets, greatly restricts transactions with affiliates, limits leveraging, and imposes governance requirements as a check on fund management.

The Trust is not registered as an investment company under the Investment Company Act and the Sponsor believes that the Trust is not required to register under such Act. Consequently, Shareholders do not have the regulatory protections provided to investors in investment companies.

The Trust will not hold or trade in commodity futures contracts regulated by the CEA, as administered by the CFTC. Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the CEA, and that neither the Sponsor nor the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading adviser in connection with the operation of the Trust. Consequently, Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.

Regulatory changes or actions may alter the nature of an investment in the Shares or restrict the use of bitcoins or the operation of the Bitcoin Network or the Bitcoin Exchange Market in a manner that adversely affects an investment in the Shares.

As bitcoins have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, CFTC, FINRA, the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, and state financial institution regulators) have been examining the Bitcoin Network, bitcoin users and the Bitcoin Exchange Market, with particular focus on the extent to which bitcoins can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of exchanges or other service providers that hold bitcoins for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by bitcoins to investors. On-going and future regulatory actions may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate.

In 2013 guidance, FinCEN took the position that any administrator or exchanger of convertible digital currencies, including bitcoins, must register with FinCEN as a money transmitter and must comply with the AML regulations applicable to money transmitters. FinCEN subsequently issued several interpretive letters clarifying which entities would be considered administrators or exchangers and which would be considered mere “users” not subject to registration. The requirement that bitcoin exchangers that do business in the U.S. register with FinCEN and comply with AML regulations may increase the cost of buying and selling bitcoins and therefore may adversely affect their price.

In 2015, the NYDFS finalized a rule that requires most businesses involved in digital currency business activity in or involving New York, excluding merchants and consumers, to apply for a license, commonly known as a BitLicense, from the NYDFS and to comply with AML, cybersecurity, consumer protection, and financial and reporting requirements, among others. As an alternative to the BitLicense in New York, firms can apply for a charter to become limited purpose trust companies qualified to engage in digital currency business activity. Other states have considered regimes similar to the BitLicense (for example, a bill in California would have imposed a similar regime, although the bill was shelved), or have required digital currency businesses to register with their states as money transmitters, such as Washington and Georgia, which results in digital currency businesses being subject to requirements similar to those of NYDFS’ BitLicense regime. Certain state regulators, such as the Texas Department of Banking, Kansas Office of the State Bank Commissioner and the Illinois Department of Financial and Professional Regulation, have found that mere transmission of bitcoin, without activities involving transmission of fiat currency, does not constitute money transmission requiring licensure. The North Carolina Commissioner of Banks has issued guidance providing that North Carolina’s money transmission regulations only apply to the transmission of digital currency and not its use. The inconsistency in applying money transmitting licensure requirements to certain bitcoin businesses may make it more difficult for bitcoin businesses to provide services, which may affect consumer adoption of bitcoin and its price.

To date, the SEC has not asserted regulatory authority over the Bitcoin Network or bitcoin trading or ownership and has not expressed the view that digital currencies, including bitcoin should be classified or treated as securities for purposes of U.S. federal securities laws. However, the SEC has commented on bitcoin and bitcoin-related market developments and has taken action against investment schemes involving bitcoin. For example, in the SEC’s recent review of proposed rule changes to list and trade shares of certain bitcoin-related investment vehicles on public markets, they have stated that the bitcoin markets are not properly regulated. The SEC asserts that this results in the public markets’ inability to enter into surveillance-sharing agreements that help address concerns regarding fraudulent or manipulative acts and practices.

If the SEC were to determine that bitcoin is a security, the Trust and the Sponsor would be subject to additional regulatory and compliance requirements under U.S. federal securities laws, including the Investment Company Act and, with respect to the Sponsor, the Investment Advisers Act.

The CFTC treats bitcoin and other digital currencies as “commodities” under the CEA, thereby asserting jurisdiction over futures, swaps, and other CFTC-regulated derivatives that reference digital currencies. The CFTC has not, to date, taken the view that bitcoin is a “commodity interest,” which is defined under the CEA to include futures, swaps, and other derivatives based on commodities. Commodity interests are subject to CFTC regulation and thus, if bitcoin were to be deemed a commodity interest by the CFTC, the Trust and the Sponsor would be subject to additional regulatory and compliance requirements under the CEA and CFTC regulations.

To the extent that future regulatory actions or policies limit the ability to exchange bitcoins or utilize them for payments, the demand for bitcoins will be reduced and Authorized Participants may not seek to redeem Redemption Baskets in exchange for redemption proceeds in bitcoins. Furthermore, regulatory actions may limit the ability of end-users to convert bitcoins into fiat currency (for example, U.S. dollars) or use bitcoins to pay for goods and services. Such regulatory actions or policies would result in a reduction of demand, and in turn, the Bitcoin Index Price and the price of the Shares.

Various foreign jurisdictions may, in the near future, adopt laws, regulations or directives that affect the Bitcoin Network, the Bitcoin Exchange Market and their users, particularly Bitcoin Exchanges and service providers that fall within such jurisdictions’ regulatory scope. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of bitcoins by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the bitcoin economy in the European Union, China, Japan, Russia and the United States and globally, or otherwise negatively affect the value of bitcoins.

Additionally, U.S. state and Federal, and foreign regulators and legislatures have taken action against virtual currency businesses or enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from virtual currency activity. The value of bitcoins could thus be impacted by such adverse publicity.

If regulatory changes or interpretations of an Authorized Participant’s activities require the regulation of an Authorized Participant as a money services business under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act or as a money transmitter or virtual currency business under state regimes for the licensing of such businesses, an Authorized Participant may be required to register and comply with such regulations, which could result in extraordinary, recurring and/or nonrecurring expenses to the Authorized Participant or increased commissions for the Authorized Participant’s clients, thereby reducing the liquidity of the Trust.

To the extent that the activities of an Authorized Participant cause it to be deemed a “money services business” under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, an Authorized Participant may be required to comply with FinCEN regulations, including those that would mandate an Authorized Participant to implement AML programs, make certain reports to FinCEN and maintain certain records. Similarly, the activities of an Authorized Participant may require it to be licensed as a money transmitter or as a virtual currency business, such as under NYDFS’s BitLicense scheme.

Such additional regulatory obligations may cause the Authorized Participant to incur extraordinary expenses, possibly increasing the levels of the commissions that an Authorized Participant charges its clients in a material and adverse manner. If an Authorized Participant determines not to comply with such additional regulatory and registration requirements, an Authorized Participant may terminate its role as an Authorized Participant of the Trust. Such a termination may decrease the liquidity of the Trust.

Additionally, to the extent an Authorized Participant is found to have operated without appropriate state or federal licenses, it may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which would harm the reputation of the Trust or its Sponsor, decrease the liquidity of the Trust, and have a material adverse effect on the price of the Shares.

Banks may not provide banking services, or may cut off banking services, to businesses that provide bitcoin-related services or that accept bitcoin as payment, which could damage the public perception of bitcoin and the utility of bitcoin as a payment system and could decrease the price of bitcoins and adversely affect an investment in the Shares.

A number of companies that provide bitcoin-related services have been unable to find banks that are willing to provide them with bank accounts and banking services. Similarly, a number of such companies have had their existing bank accounts closed by their banks. Banks may refuse to provide bank accounts and other banking services to bitcoin-related companies or companies that accept bitcoin for a number of reasons, such as perceived compliance risks or costs. The difficulty that many businesses that provide bitcoin-related services have and may continue to have in finding banks willing to provide them with bank accounts and other banking services may be currently decreasing the usefulness of bitcoin as a payment system and harming public perception of bitcoin or could decrease its usefulness and harm its public perception in the future. Similarly, the usefulness of bitcoin as a payment system and the public perception of bitcoin could be damaged if banks were to close the accounts of many or of a few key businesses providing bitcoin-related services. This could decrease the price of bitcoins and therefore adversely affect an investment in the Shares.

Digital assets may have concentrated ownership and large sales or distributions by holders of such digital assets could have an adverse effect on the market price of such digital assets.

A significant portion of bitcoin is held by a small number of holders sometimes referred to as “whales.” These holders have the ability to manipulate the price of bitcoin. Unlike the exchanges for more traditional assets, such as equity securities and futures contracts, bitcoin and bitcoin trading venues are largely unregulated. As a result of the lack of regulation, individuals or groups may engage in fraud or market manipulation (including using social media to promote bitcoin in a way that artificially increases the price of bitcoin). Further, the largest bitcoin wallets are believed to hold, in aggregate, a significant percentage of the bitcoins in circulation. Moreover, it is possible that other persons or entities control multiple wallets that collectively hold a significant number of bitcoins, even if they individually only hold a small amount, and it is possible that some of these wallets are controlled by the same person or entity. As a result of this concentration of ownership, large sales or distributions by such holders could have an adverse effect on the market price of bitcoin.

It may be illegal now, or in the future, to acquire, own, hold, sell or use bitcoins in one or more countries, and ownership of, holding or trading in Shares may also be considered illegal and subject to sanctions.

The United States, China, Russia or other jurisdictions may take regulatory actions in the future that severely restrict the right to acquire, own, hold, sell or use bitcoins or to exchange bitcoins for fiat currency. Such an action may also result in the restriction of ownership, holding or trading in the Shares. Such a restriction could subject the Trust or its Sponsor to investigations, civil or criminal fines and penalties, which could harm the reputation of the Trust or its Sponsor, and could result in the termination and liquidation of the Trust at a time that is disadvantageous to Shareholders, or may adversely affect an investment in the Shares.

If regulatory changes or interpretations of the Trust’s or Sponsor’s activities require registration as money services businesses under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act or as money transmitters or digital currency businesses under state regimes for the licensing of such businesses, the Trust and/or Sponsor could suffer reputational harm and also extraordinary, recurring and/or nonrecurring expenses, which would adversely impact an investment in the Shares.

If regulatory changes or interpretations of the Trust’s or Sponsor’s activities require the registration of the Trust or Sponsor as a money services business under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, the Trust or Sponsor may be required to register and comply with such regulations. If regulatory changes or interpretations of the Trust’s or Sponsor’s activities require the licensing or other registration as a money transmitter or business engaged in digital currency activity (e.g., under the New York BitLicense regime) (or equivalent designation) under state law in any state in which the Trust or Sponsor operates, the Trust or Sponsor may be required to seek licensure or otherwise register and comply with such state law. In the event of any such requirement, to the extent that the Sponsor decides to continue the Trust, the required registrations, licensure and regulatory compliance steps may result in extraordinary, nonrecurring expenses to the Trust. Regulatory compliance would include, among other things, implementing AML and consumer protection programs. The Sponsor may also decide to terminate the Trust. Any termination of the Trust in response to the changed regulatory circumstances may be at a time that is disadvantageous to Shareholders.

To the extent the Trust or its Sponsor is found to have operated without appropriate state or federal licenses, it may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which would harm the reputation of the Trust or its Sponsor, decrease the liquidity of the Trust, and have a material adverse effect on the price of the Shares. If the Sponsor decides to comply with such additional federal or state regulatory obligations and continue the Trust, the required registrations, licensure and regulatory compliance steps may result in extraordinary, nonrecurring expenses to the Trust, possibly affecting an investment in the Shares in a material and adverse manner. Furthermore, the Trust and its service providers may not be capable of complying with certain federal or state regulatory obligations applicable to money services businesses’ money transmitters and businesses involved in digital currency business activity. If the Sponsor determines not to comply with such requirements, the Sponsor will act to dissolve and liquidate the Trust. Any such termination could result in the liquidation of the Trust’s bitcoins at a time that is disadvantageous to Shareholders.

Regulatory changes or interpretations could cause the Trust and the Sponsor to register and comply with new regulations, resulting in potentially extraordinary, nonrecurring expenses to the Trust.

Current and future legislation, CFTC and SEC rulemaking and other regulatory developments may impact the manner in which bitcoins are treated for classification and clearing purposes. In particular, bitcoins may be classified by the CFTC as “commodity interests” under the CEA or may be classified by the SEC as “securities” under U.S. federal securities laws. As of the date of this prospectus, the Sponsor is not aware of any rules that have been proposed to regulate bitcoins as a commodity interest or a security. Although several U.S. federal district courts have recently held for certain purposes that bitcoins are currency or a form of money, these rulings are not definitive and the Sponsor and the Trust cannot be certain as to how future regulatory developments will impact the treatment of bitcoins under the law. In the face of such developments, the required registrations and compliance steps may result in extraordinary, nonrecurring expenses to the Trust. If the Sponsor decides to terminate the Trust in response to the changed regulatory circumstances, the Trust may be dissolved or liquidated at a time that is disadvantageous to Shareholders.

To the extent that bitcoins are deemed to fall within the definition of a “commodity interest” under the CEA, the Trust and the Sponsor may be subject to additional regulation under the CEA and CFTC regulations. The Sponsor may be required to register as a commodity pool operator or commodity trading advisor with the CFTC and become a member of the National Futures Association and may be subject to additional regulatory requirements with respect to the Trust, including disclosure and reporting requirements. These additional requirements may result in extraordinary, recurring and/or nonrecurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor determines not to comply with such additional regulatory and registration requirements, the Sponsor will terminate the Trust. Any such termination could result in the liquidation of the Trust’s bitcoins at a time that is disadvantageous to Shareholders.

To the extent that bitcoins are deemed to fall within the definition of a security under U.S. federal securities laws, the Trust and the Sponsor may be subject to additional requirements under the Investment Company Act and Investment Advisers Act. The Sponsor may be required to register as an investment adviser under the Investment Advisers Act. Such additional registration may result in extraordinary, recurring and/or non-recurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor determines not to comply with such additional regulatory and registration requirements, the Sponsor will terminate the Trust. Any such termination could result in the liquidation of the Trust’s bitcoins at a time that is disadvantageous to Shareholders.

The treatment of the Trust for U.S. federal income tax purposes is uncertain.

The Sponsor intends to take the position that the Trust will be treated as a grantor trust for U.S. federal income tax purposes. Assuming that the Trust is a grantor trust, the Trust will not be subject to U.S. federal income tax. Rather, a pro rata portion of the Trust’s income, gain, losses and deductions will “flow through” to each beneficial owner of Shares.

If the IRS were successful in asserting that the Trust is not properly classified as a grantor trust, the Trust might be classified as a partnership for U.S. federal income tax purposes, although due to the uncertain treatment of bitcoins for U.S. federal income tax purposes (as discussed below in “U.S. Federal Income Tax Consequences—Uncertainty Regarding the U.S. Federal Income Tax Treatment of Bitcoins”), there can be no assurance in this regard. If the Trust were classified as a partnership for U.S. federal income tax purposes, the tax consequences of owning Shares generally would not be materially different from the tax consequences described herein, although there might be certain differences, including with respect to the timing of recognition of gain or loss. In addition, tax information reports provided to Shareholders would be made in a different form. If the Trust were not classified as either a grantor trust or a partnership for U.S. federal income tax purposes, it would be classified as a corporation for such purposes. In that event, the Trust would be subject to entity-level U.S. federal income tax (currently at a maximum marginal rate of 21%) on its net taxable income and certain distributions made by the Trust to Shareholders would be taxable as dividends to the extent of the Trust’s current and accumulated earnings and profits (which, in the case of a non-U.S. Shareholder, generally would be subject to U.S. federal withholding tax at a 30% rate (or a lower rate provided by an applicable income tax treaty)).

The treatment of bitcoins for U.S. federal income tax purposes is uncertain.

As discussed in the section entitled “U.S. Federal Income Tax Consequences—Uncertainty Regarding the U.S. Federal Income Tax Treatment of Bitcoins” below, the Trust intends to take the position that each beneficial owner of Shares generally will be treated for U.S. federal income tax purposes as the owner of an undivided interest in the bitcoins held in the Trust. Many significant aspects of the U.S. federal income tax treatment of bitcoins are uncertain, and the Sponsor does not intend to request a ruling from the IRS on these issues. On March 25, 2014, the IRS released a notice (the “Notice”), which discusses certain aspects of the treatment of virtual currencies, such as bitcoins, for U.S. federal income tax purposes. In the Notice, the IRS stated that, for U.S. federal income tax purposes, (i) bitcoins are “property” that is not currency and (ii) bitcoins may be held as capital assets. There can be no assurance, however, that the IRS will not alter its position with respect to bitcoins in the future or that a court would uphold the treatment set forth in the Notice. In addition, legislation has been introduced that would, if enacted, cause bitcoins to be treated as currency for U.S. federal income tax purposes. If bitcoins were properly treated as currency for U.S. federal income tax purposes, gains recognized on the disposition of bitcoins would constitute ordinary income, and losses recognized on the disposition of bitcoins could be subject to special reporting requirements applicable to “reportable transactions.”

The Notice does not address other significant aspects of the U.S. federal income tax treatment of bitcoins, including: (i) whether bitcoins are properly treated as “commodities” for U.S. federal income tax purposes; (ii) whether bitcoins are properly treated as “collectibles” for U.S. federal income tax purposes, (iii) the proper method of determining a holder’s holding period and tax basis for bitcoins acquired at different times or at varying prices; and (iv) whether and how a holder of bitcoins acquired at different times or at varying prices may designate, for U.S. federal income tax purposes, which of the bitcoins is transferred in a subsequent sale, exchange or other disposition. Later, the IRS released a revenue ruling and a set of “Frequently Asked Questions” (the “2019 Ruling & FAQs”) that provide some additional guidance, including guidance to the effect that, under certain circumstances, hard forks of digital assets are taxable events giving rise to ordinary income and guidance with respect to the determination of the tax basis of digital assets. Recently, the IRS released additional guidance confirming that staking income paid in digital assets is included in gross income. (the “2023 Ruling” The 2019 Ruling and the 2023 Ruling, the “Rulings”). However, the Notice and the Rulings & FAQs do not address other significant aspects of the U.S. federal income tax treatment of digital assets. Moreover, although the Rulings & FAQs address the treatment of hard forks, there continues to be significant uncertainty with respect to the timing and amount of the income inclusions. While the Rulings & FAQs do not address most situations in which airdrops occur, it is clear from the reasoning of the Rulings & FAQs that the IRS generally would treat an airdrop as a taxable event giving rise to ordinary income.

Prospective investors are urged to consult their tax advisers regarding the substantial uncertainty regarding the tax consequences of an investment in bitcoins.

Future developments in the tax treatment of bitcoins could adversely affect an investment in the Shares.

The New York State Department of Taxation and Finance (“NYDTF”) has issued guidance regarding the application of New York State tax law to virtual currencies such as bitcoins. The NYDTF determined that New York State would follow the Notice with respect to the treatment of virtual currencies such as bitcoins for state income tax purposes. Furthermore, the NYDTF took the position that virtual currencies such as bitcoin are a form of “intangible property,” with the result that the purchase and sale of bitcoins for fiat currency is not subject to New York state sales tax (although exchanges of bitcoin for other goods and services may be subject to sales tax under barter transaction treatment). The New Jersey Division of Taxation has issued similar guidance, while the taxing authorities of various states other than New York and New Jersey have issued guidance exempting the acquisition and/or disposition of bitcoins from sales tax. It is unclear what further guidance on the treatment of bitcoins for state tax purposes may be issued in the future. If a state does not follow the Notice, such state’s treatment of bitcoins may have negative consequences, including the imposition of a greater tax burden on investors in bitcoin or the imposition of a greater cost on the acquisition and disposition of bitcoins generally. Any such treatment may have a negative effect on the prices of bitcoins in the Bitcoin Exchange Market and may adversely affect the value of the Shares.

The treatment of virtual currencies such as bitcoins for tax purposes by non-U.S. jurisdictions may differ from the treatment of virtual currencies by the IRS or the NYDTF. If a foreign jurisdiction with a significant share of the market of bitcoin users imposes onerous tax burdens on bitcoin users, or imposes sales or value-added tax on purchases and sales of bitcoins for fiat currency, such actions could result in decreased demand for bitcoins in such jurisdiction, which could adversely affect the price of bitcoins and the value of the Shares.

Risk Factors Related to the Index

The Index, Secondary Index, BRR and BRTI each have a limited history.

The Index, which was introduced on February 28, 2022, is based on materially the same methodology (except calculation time) as the BRR, which was first introduced on November 14, 2016, and is the rate on which bitcoin futures contracts are cash-settled in U.S. dollars at the CME. The Secondary Index was launched in January 2020, and the Secondary Index has been back-populated to January 2014. The Index, Secondary Index, and the BRR have a limited history and their value is an average composite reference rate calculated using volume-weighted trading price data from the Constituent Platforms. A longer history of actual performance through various economic and market conditions would provide greater and more reliable information for an investor to assess the Index’s performance. The Benchmark Administrator has substantial discretion at any time to change the methodology used to calculate the Index, including the Constituent Platforms that contribute prices to the Trust’s NAV. The Benchmark Administrator does not have any obligation to take the needs of the Trust, the Shareholders, or anyone else into consideration in connection with such changes. There is no guarantee that the methodology currently used in calculating the Index will appropriately track the price of bitcoin in the future. Neither the CME Group nor the Benchmark Administrator has any obligation to take the needs of the Trust or the Shareholders into consideration in determining, composing, or calculating the Index or in the selection of the Constituent Platforms used. The Constituent Platforms are chosen by the Benchmark Provider, under the oversight of the CME CF Cryptocurrency Pricing Products Oversight Committee.

The pricing sources (Constituent Platforms) used by the Index are digital asset trading venues that facilitate the buying and selling of bitcoin and other digital assets. Although many pricing sources refer to themselves as “exchanges,” they are not registered with, or supervised by, the SEC or CFTC and do not meet the regulatory standards of a national securities exchange or designated contract market. For these reasons, among others, purchases and sales of bitcoin may be subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets and government regulation and intervention. These circumstances could affect the price of bitcoin used in Index calculations and, therefore, could adversely affect the bitcoin price as reflected by the Index.

The Constituent Platforms have changed over time. For example, effective April 2017, Bitfinex and OKcoin were removed from the BRR due to trading restrictions. On January 25, 2019, itBit was suspended from the BRR due to data quality issues, which suspension was lifted on February 1, 2019 after the Benchmark Administrator confirmed that data quality assurance measures were in place to identify the errors that the itBit data contained through a full match of parameters. On August 30, 2019, Gemini was added to the BRR. The Benchmark Provider, under the oversight of the CME CF Cryptocurrency Pricing Products Oversight Committee, may remove or add Constituent Platforms in the future at its discretion. For more information on the inclusion criteria for Constituent Platforms in the Index, see “Use of the CME CF Bitcoin Reference Rate – New York Variant.”

The Index is based on various inputs which may include price data from various third-party digital asset trading platforms. Neither the CME Group nor the Benchmark Administrator guarantees the validity of any of these inputs, which may be subject to technological error, manipulative activity, or fraudulent reporting from their initial source.

The Trust utilizes the Index to establish its NAV and NAV per Share. In the event that the Index is incorrectly calculated, is not timely calculated or changes its calculation methodology in the future, such an occurrence may adversely impact an investment in the Shares or the Trust’s operations.

The BRTI also has a limited history and shares some of the same structural and methodological features and risks as the Index. The Trust utilizes the BRTI to establish its ITV. While investors are capable of assessing the intra-day movement of the price of the Shares and the bitcoin market price of bitcoin, Shareholders may use the ITV as a data point in their assessment of the value of the Shares. In the event that the BRTI is incorrectly calculated, is not timely calculated or changes its calculation methodology in the future, such an occurrence may adversely impact the utility of the ITV to Shareholders.

Although the Index and BRTI are designed to accurately capture the market price of bitcoin, third parties may be able to purchase and sell bitcoin on public or private markets not included among the Constituent Platforms of the Index and BRTI, and such transactions may take place at prices materially higher or lower than the level of the Index used to establish the NAV. To the extent such prices differ materially from the level of the Index used to establish the NAV, investors may lose confidence in the Shares’ ability to track the market price of bitcoin, which could adversely affect an investment in the Shares.

The Benchmark Administrator could experience systems failures or errors.

If the computers or other facilities of the Benchmark Provider, data providers and/or relevant stock exchange malfunction for any reason, calculation and dissemination of the Index may be delayed. Errors in Index data, the Index computations and/or construction may occur from time to time and may not be identified and/or corrected for a period of time or at all, which may have an adverse impact on the Trust and the Shareholders. Any of the foregoing may lead to errors in the Index, which may lead to a different investment outcome for the Trust and its Shareholders than would have been the case had such events not occurred. The Index is the reference price for calculating the Trust’s NAV. Consequently, losses or costs associated with the Index’s errors or other risks described above will generally be borne by the Trust and the Shareholders and neither the Sponsor nor its affiliates or agents make any representations or warranties regarding the foregoing.

If the Index is not available, the Trust’s holdings may be fair valued in accordance with the policy approved by the Sponsor. To the extent the valuation determined in accordance with the policy approved by the Sponsor differs materially from the actual market price of bitcoin, the price of the Shares may no longer track, whether temporarily or over time, the global market price of bitcoin, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the global market price of bitcoin. To the extent such prices differ materially from the market price for bitcoin, investors may lose confidence in the Shares’ ability to track the market price of bitcoins, which could adversely affect the value of the Shares. The Sponsor does not anticipate that the need to “fair value” bitcoin will be a common occurrence.

The Index could fail to track the global bitcoin price and a failure of the Index could adversely affect the value of the Shares.

Although the Index is intended to accurately capture the market price of bitcoin, third parties may be able to purchase and sell bitcoin on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the Index price. Moreover, there may be variances in the prices of bitcoin on the various Constituent Platforms, including as a result of differences in fee structures or administrative procedures on different Constituent Platforms. While the Index provides a U.S. dollar-denominated composite for the price of bitcoin based on the volume-weighted price of a bitcoin on certain Constituent Platforms, at any given time, the prices on each such Constituent Platform or pricing source may not be equal to the value of a bitcoin as represented by the Index. It is possible that the price of bitcoins on the Constituent Platforms could be materially higher or lower than the Index price. To the extent the Index price differs materially from the actual prices available on a Constituent Platform, or the global market price of bitcoin, the price of the Shares may no longer track, whether temporarily or over time, the global market price of bitcoin, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the market price of bitcoin. To the extent such prices differ materially from the Index price, investors may lose confidence in the Shares’ ability to track the market price of bitcoins, which could adversely affect the value of the Shares.

The Sponsor can discontinue using the Index and use a different pricing or valuation methodology instead.

The Sponsor, in its sole discretion, may cause the Trust to price its portfolio based on an index, benchmark or standard other than the Index at any time, with prior notice to the Shareholders, if investment conditions change or the Sponsor believes that another index, benchmark or standard better aligns with the Trust’s investment objective and strategy. The Sponsor may make this decision for a number of reasons, including, but not limited to, a determination that the Index price of bitcoin differs materially from the global market price of bitcoin and/or that third parties are able to purchase and sell bitcoin on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the Index price. The Sponsor, however, is under no obligation whatsoever to make such changes in any circumstance. In the event that the Sponsor intends to establish the Trust’s NAV by reference to an index, benchmark or standard other than the Index, it will provide Shareholders with notice in a prospectus supplement and/or through a current report on Form 8-K or in the Trust’s annual or quarterly reports.

The Index price used to calculate the value of the Trust’s bitcoin may be volatile, adversely affecting the value of the Shares.

The price of bitcoin on public digital asset trading platforms has a limited history, and during this history, bitcoin prices on the digital asset markets more generally, and on digital asset trading platforms individually, have been volatile and subject to influence by many factors, including operational interruptions. While the Index is designed to limit exposure to the interruption of individual digital asset trading platforms, the Index price, and the price of bitcoin generally, remains subject to volatility experienced by digital asset exchanges, and such volatility could adversely affect the value of the Shares.

Furthermore, because the number of liquid and credible digital asset trading platforms is limited, the Index will necessarily be composed of a limited number of digital asset trading platforms. If a digital asset trading platform were subjected to regulatory, volatility or other pricing issues, the Benchmark Administrator would have limited ability to remove such digital asset trading platform from the Index, which could skew the price of bitcoin as represented by the Index. Trading on a limited number of digital asset trading platforms may result in less favorable prices and decreased liquidity of bitcoin and, therefore, could have an adverse effect on the value of the Shares.

The Index price being used to determine the NAV of the Trust may not be consistent with GAAP. To the extent that the Trust’s financial statements are determined using a different pricing source that is consistent with GAAP, the NAV reported in the Trust’s periodic financial statements may differ, in some cases significantly, from the Trust’s NAV determined using the Index pricing.

The Trust will determine the NAV of the Trust on each business day based on the value of bitcoin as reflected by the Index. The methodology used to calculate the Index price to value bitcoin in determining the NAV of the Trust may not be deemed consistent with GAAP. To the extent the methodology used to calculate the Index is deemed inconsistent with GAAP, the Trust will utilize an alternative GAAP-consistent pricing source for purposes of the Trust’s periodic financial statements. Creation and redemption of Baskets, the Sponsor’s Fee and other expenses borne by the Trust will be determined using the Trust’s NAV determined daily based on the Index. Such NAV of the Trust determined using the Index price may differ, in some cases significantly, from the NAV reported in the Trust’s periodic financial statements.

The Index is subject to the limitations of its methodology and the bitcoin market.

Though the Index is designed to be representative of the bitcoin market or otherwise align with its stated objective, it may not be representative in every case or achieve its stated objective in all instances. The Index is designed and calculated strictly to follow the rules of its methodology, and any Index price or other output is limited in its usefulness to such design and calculation. In addition, the Index will necessarily be composed of a limited number of potential principal markets, and thus the Index may not reflect the value of bitcoin on crypto exchanges not considered in the Index. Furthermore, the Benchmark Administrator does not publicize its methodology at any given time, which may limit the ability of investors to evaluate the bitcoin prices that establish the value of the Index.

The bitcoin market can be volatile, including those market interests that the Index intends to measure or upon which the Index is dependent in order to achieve its stated objective. For example, illiquidity can have an impact on the quality or amount of data available to the Benchmark Administrator for calculation, and may cause the Index to produce unpredictable or unanticipated results. In addition, market trends and changes to market structure may render the objective of the Index unachievable or cause the Index to become impractical to replicate.

Risks Related to Pricing.

The Trust’s portfolio will be priced, including for purposes of determining the NAV, based on the Index. The price of bitcoin in U.S. dollars or in other currencies available from other data sources may not be equal to the prices used to calculate the NAV.

The NAV of the Trust will change as fluctuations occur in the market price of the Trust’s bitcoin holdings as reflected in the Index. Shareholders should be aware that the public trading price per Share may be different from the NAV for a number of reasons, including price volatility, trading activity, the closing of bitcoin trading platforms due to fraud, failure, security breaches or otherwise, and the fact that supply and demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply and demand forces influencing the market price of bitcoin.

Shareholders also should note that the size of the Trust in terms of total bitcoin held may change substantially over time and as Baskets are created and redeemed.

In the event that the value of the Trust’s bitcoin holdings or bitcoin holdings per Share is incorrectly calculated, neither the Sponsor nor the Administrator will be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares.

Index tracking risk.

Although the Trust will attempt to structure its portfolio so that investments track the Index, the Trust may not achieve the desired degree of correlation between its performance and that of the Index and thus may not achieve its investment objective. The difference in performance may be due to factors such as fees, transaction costs, redemptions of, and subscriptions for, Shares, pricing differences or the cost to the Trust of complying with various new or existing regulatory requirements.

The value of bitcoin as reflected by the Index may be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility which could adversely affect an investment in the Shares.

Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for anticipated future appreciation in value. The Index is determined using data from various Bitcoin Exchanges. The Sponsor believes that momentum pricing of bitcoin has resulted, and may continue to result, in speculation regarding future appreciation in the value of bitcoin, inflating and making the Index more volatile. As a result, bitcoin may be more likely to fluctuate in value due to changing investor confidence in future appreciation or depreciation in the Index, which could adversely affect an investment in the Shares.

Risk Factors Related to Potential Conflicts of Interest

Potential conflicts of interest may arise among the Sponsor or its affiliates and the Trust. The Sponsor and its affiliates have no fiduciary duties to the Trust and its Shareholders, which may permit them to favor their own interests to the detriment of the Trust and its Shareholders.

The Sponsor will manage the business and affairs of the Trust. Conflicts of interest may arise among the Sponsor and its affiliates, including the Benchmark Administrator and the Authorized Participants, on the one hand, and the Trust and its Shareholders, on the other hand. As a result of these conflicts, the Sponsor may favor its own interests and the interests of its affiliates over the Trust and its Shareholders. These potential conflicts include, among others, the following:

●	The Sponsor has no fiduciary duties to, and is allowed to take into account the interests of parties other than, the Trust and its Shareholders in resolving conflicts of interest;

●	The Trust has agreed to indemnify the Sponsor and its affiliates pursuant to the Trust Agreement;

●	The Sponsor is responsible for allocating its own limited resources among different clients and potential future business ventures, to each of which it owes fiduciary duties;

●	The Sponsor may select service providers that are affiliates, such as Komainu, which may create or give the appearance of a conflict of interest with Shareholders’ best interest;

●	The Sponsor’s staff also services affiliates of the Sponsor and their respective clients and cannot devote all of its, or their, respective time or resources to the management of the business and affairs of the Trust;

●	The Sponsor, its affiliates and their officers and employees are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with the Trust;

●	There is an absence of arm’s-length negotiation with respect to certain terms of the Trust, and, where applicable, there has been no independent due diligence conducted with respect to this offering; and

●	The Sponsor decides whether to retain separate counsel, accountants or others to perform services for the Trust.

By investing in the Shares, investors agree and consent to the provisions set forth in the Trust Agreement. See “Description of the Trust Agreement.”

For a further discussion of the conflicts of interest among the Sponsor, Authorized Participants, Benchmark Administrator, Custodians, Cash Custodian, Trust and others, see “Conflicts of Interest.”

Affiliates of the Sponsor may invest in or trade bitcoin without regard to the interests of the Trust or its Shareholders.

Affiliates of the Sponsor have substantial direct investments in bitcoins. Such affiliates of the Sponsor are permitted to manage such investments, taking into account their own interests, without regard to the interests of the Trust or its Shareholders. Affiliates of the Sponsor may obtain exposure to bitcoin through investment in the Shares.

To the extent that any substantial investment in bitcoins is initiated, materially increased or materially reduced, such investment can affect the Bitcoin Index Price. The initiation of, or material increases in, a substantial investment in bitcoin may result in an increase in the Bitcoin Index Price. A material reduction in a substantial investment may result in a decrease in the Bitcoin Index Price, having a negative impact on the value of Shares. See “Conflicts of Interest—Proprietary Trading/Other Clients.”

Shareholders cannot be assured of the Sponsor’s continued services, the discontinuance of which may be detrimental to the Trust.

Shareholders cannot be assured that the Sponsor will be willing or able to continue to serve as sponsor to the Trust for any length of time. If the Sponsor discontinues its activities on behalf of the Trust and a substitute sponsor is not appointed, the Trust will terminate and liquidate the bitcoins held by the Trust.

Appointment of a substitute sponsor will not guarantee the Trust’s continued operation, successful or otherwise. Because a substitute sponsor may have no experience managing a digital currency financial vehicle, a substitute sponsor may not have the experience, knowledge or expertise required to ensure that the Trust will operate successfully or to continue to operate at all. Therefore, the appointment of a substitute sponsor may not necessarily be beneficial to the Trust or an investment in the Shares and the Trust may terminate. See “Conflicts of Interest—The Sponsor.”

The development and commercialization of the Trust is subject to competitive pressures.

The Trust and the Sponsor face competition with respect to the creation of competing products. The Sponsor’s competitors may have greater financial, technical and human resources than the Sponsor. Smaller or early-stage companies may also prove to be effective competitors, particularly through collaborative arrangements with large and established companies. In addition, the timing of the Trust in reaching the market and the fee structure of the Trust relative to similar products may have a detrimental effect on the scale and sustainability of the Trust. Accordingly, the Sponsor’s competitors may commercialize a product involving bitcoin more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position, the likelihood that the Trust will achieve initial market acceptance and the Sponsor’s ability to generate meaningful revenues from the Trust, which in turn could cause the Sponsor to dissolve and terminate the Trust.

In addition, to the extent that the Trust incurs transaction expenses in connection with the creation and redemption process, litigation expenses, indemnification obligations under the Trust’s service provider agreements and other extraordinary expenses that are not borne by the Sponsor, such expenses will be borne by the Trust. To the extent that the Trust fails to attract a sufficiently large amount of investors, the effect of such expenses on the value of the Shares may be significantly greater than would be the case if the Trust had attracted more assets.

The Custodians owe no fiduciary duties to the Trust or the Shareholders, is not required to act in their best interest and could resign or be removed by the Sponsor, which could trigger early termination of the Trust.

Neither of the Custodians is a trustee for, and owes no fiduciary duties to, the Trust or the Shareholders. In addition, the Custodians have no duty to continue to act as a custodian of the Trust. The Custodians can terminate their role as custodian for any reason whatsoever upon the notice period provided under the relevant Custody Agreement. The Custodians may also be terminated. If the Custodians resign or are removed without replacement such that the Trust does not have an available custody solution for its bitcoin, the Trust will dissolve in accordance with the terms of the Trust Agreement.

The Custodians’ abilities to adopt technology in response to changing security needs or trends pose a challenge to the safekeeping of the Trust’s bitcoins.

The history of the Bitcoin Exchange Market has shown that Bitcoin Exchanges and large holders of bitcoins must adapt to technological change in order to secure and safeguard client accounts. While the Custodians are required in their respective agreements to safeguard the Vault Accounts from theft, loss, destruction or other issues relating to hackers and technological attacks, their ability to do so is based on known technology and threats. As technological change occurs, the security threats to the Vault Accounts will likely adapt and previously unknown threats may emerge. Furthermore, the Sponsor believes that the Trust may become a more appealing target of security threats as the size of the Trust’s assets grows. To the extent that the Custodians are unable to identify and mitigate or stop new security threats, the Vault Accounts may be subject to theft, loss, destruction or other attack, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets.

The Sponsor and its affiliates, or another entity (i.e., a seed investor), may invest in the Trust.

The Sponsor, its affiliates, or a seed investor, may invest in the Trust at or near the establishment of the Trust, which may facilitate the Trust achieving a specified size or scale. Seed investors may contribute all or a majority of the assets in the Trust. There is a risk that such seed investors may redeem their investments in the Trust. Such redemptions could have a significant negative impact on the Trust, including on its liquidity.

Shareholders may be adversely affected by the lack of independent advisers representing investors in the Trust.

The Sponsor has consulted with counsel, accountants and other advisers regarding the formation and operation of the Trust. No counsel has been appointed to represent an investor in connection with the offering of the Shares. Accordingly, an investor should consult his, her or its own legal, tax and financial advisers regarding the desirability of an investment in the Shares. Lack of such consultation may lead to an undesirable investment decision with respect to investment in the Shares.

Shareholders may be adversely affected by the lack of regular shareholder meetings and no voting rights.

Under the Trust Agreement, Shareholders have limited voting rights and the Trust will not have regular Shareholder meetings and take no part in the management or control of the Trust. Accordingly, Shareholders do not have the right to authorize actions, appoint service providers or take other actions as may be taken by shareholders of other trusts or companies where shares carry such rights. Shareholders, may, however, remove and replace the Sponsor by the affirmative vote of a majority of the outstanding Shares. The Shareholders’ limited voting rights, however, give almost all control under the Trust Agreement to the Sponsor and the Trustee. The Sponsor may take actions in the operation of the Trust that may be adverse to the interests of Shareholders. The Sponsor’s operation of the Trust could adversely affect an investment in the Shares.

USE OF PROCEEDS

Proceeds received by the Trust from the issuance and sale of Baskets will consist of cash. Deposits of cash are held by the Cash Custodian on behalf of the Trust until (i) transferred in connection with the purchase of bitcoin that is subsequently deposited with a Custodian, (ii) delivered out in connection with redemptions of Baskets or (iii) transferred to pay fees due to the Sponsor and Trust expenses and liabilities not assumed by the Sponsor.

When the Trust uses cash proceeds from creation transactions to purchase bitcoin, the Trust will receive bitcoin from a third party that is not an Authorized Participant. The Trust—not any Authorized Participant—is responsible for selecting the third party to deliver the bitcoin. Furthermore, the third party will not be acting as an agent of any Authorized Participant with respect to the delivery of the bitcoin to the Trust or acting at the direction of any Authorized Participant with respect to the delivery of the bitcoin to the Trust. The Trust will redeem Shares by delivering bitcoin to a third party that is not an Authorized Participant. The Trust—not any Authorized Participant—is responsible for selecting the third party to receive the bitcoin. In addition, the third party will not be acting as an agent of any Authorized Participant with respect to the receipt of the bitcoin from the Trust or acting at the direction of any Authorized Participant with respect to the receipt of the bitcoin from the Trust.

OVERVIEW OF THE BITCOIN INDUSTRY AND MARKET

This section of the prospectus provides a more detailed description of bitcoin, including information about the historical development of bitcoin, how a person holds bitcoin, how to use bitcoin in transactions, how to trade bitcoin, the “exchange” market where bitcoin can be bought, held and sold, the bitcoin OTC market and bitcoin mining. In this prospectus, Bitcoin with an upper case “B” is used to describe the system as a whole that is involved in maintaining the ledger of bitcoin ownership and facilitating the transfer of bitcoin among parties. When referring to the digital asset within the Bitcoin Network, bitcoin is written with a lower-case “b” (except, of course, at the beginning of sentences or paragraph sections, as below).

Bitcoin

Bitcoin is the digital asset that is native to, and created and transmitted through the operations of, the peer-to-peer Bitcoin Network, a decentralized network of computers that operates on cryptographic protocols. No single entity owns or operates the Bitcoin Network, the infrastructure of which is collectively maintained by a decentralized user base. The Bitcoin Network allows people to exchange tokens of value, called bitcoin, which are recorded on a public transaction ledger known as the Blockchain. Bitcoin can be used to pay for goods and services, or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on bitcoin trading platforms or in individual end-user-to-end-user transactions under a barter system. Although nascent in use, bitcoin may be used as a medium of exchange, unit of account or store of value.

The Bitcoin Network is decentralized and does not require governmental authorities or financial institution intermediaries to create, transmit or determine the value of bitcoin. In addition, no party may easily censor transactions on the Bitcoin Network. As a result, the Bitcoin Network is often referred to as decentralized and censorship resistant.

The value of bitcoin is determined by the supply of and demand for bitcoin. New bitcoins are created and rewarded to the parties providing the Bitcoin Network’s infrastructure (“miners”) in exchange for their having expended computational power to verifying transactions and adding them to the Blockchain. The Blockchain is effectively a decentralized database that includes all blocks that have been solved by miners and it is updated to include new blocks as they are solved. Each bitcoin transaction is broadcast to the Bitcoin Network and, when included in a block, recorded in the Blockchain. As each new block records outstanding bitcoin transactions, and outstanding transactions are settled and validated through such recording, the Blockchain represents a complete, transparent and unbroken history of all transactions of the Bitcoin Network.

Bitcoin Network

Bitcoin was first described in a white paper released in 2008 and published under the pseudonym “Satoshi Nakamoto.” The protocol underlying Bitcoin was subsequently released in 2009 as open-source software and currently operates on a worldwide network of computers.

The first step in directly using the Bitcoin Network for transactions is to download specialized software referred to as a “bitcoin wallet.” A user’s bitcoin wallet can run on a computer or smartphone and can be used both to send and to receive bitcoin. Within a bitcoin wallet, a user can generate one or more unique “bitcoin addresses,” which are conceptually similar to bank account numbers. After establishing a bitcoin address, a user can send or receive bitcoin from his or her bitcoin address to another user’s address. Sending bitcoin from one bitcoin address to another is similar in concept to sending a bank wire from one person’s bank account to another person’s bank account; provided, however, that such transactions are not managed by an intermediary and erroneous transactions generally may not be reversed or remedied once sent.

The amount of bitcoin associated with each bitcoin address, as well as each bitcoin transaction to or from such address, is transparently reflected in the Blockchain and can be viewed by websites that operate as “Blockchain explorers.” Copies of the Blockchain exist on thousands of computers on the Bitcoin Network. A user’s bitcoin wallet will either contain a copy of the Blockchain or be able to connect with another computer that holds a copy of the Blockchain. The innovative design of the Bitcoin Network protocol allows each Bitcoin user to trust that their copy of the Blockchain will generally be updated consistent with each other user’s copy.

When a Bitcoin user wishes to transfer bitcoin to another user, the sender must first have the recipient’s Bitcoin address. The sender then uses his or her Bitcoin wallet software to create a proposed transaction to be added to the Blockchain. The proposal would reduce the amount of bitcoin allocated to the sender’s address and increase the amount allocated recipient’s address, in each case by the amount of bitcoin desired to be transferred. The proposal is completely digital in nature, similar to a file on a computer, and it can be sent to other computers participating in the Bitcoin Network; however, the use of “unspent transaction outputs” that are verified cryptographically prevents the ability to duplicate or counterfeit bitcoin.

Bitcoin Protocol

The Bitcoin protocol is open-source software, meaning any developer can review the underlying code and suggest changes. There is no official company or group that is responsible for making modifications to Bitcoin. There are, however, a number of individual developers that regularly contribute to a specific distribution of Bitcoin software known as the “Bitcoin Core,” which is maintained in an open-source repository on the website Github. There are many other compatible versions of Bitcoin software, but Bitcoin Core provides the de-facto standard for the Bitcoin protocol, also known as the “reference software.” The core developers for Bitcoin Core operate on a volunteer basis and without strict hierarchical administration.

Significant changes to the Bitcoin protocol are typically accomplished through a so-called “Bitcoin Improvement Proposal” or BIP. Such proposals are generally posted on websites, and the proposals explain technical requirements for the protocol change as well as reasons why the change should be accepted. Upon its inclusion in the most recent version of Bitcoin Core, a new BIP becomes part of the reference software’s Bitcoin protocol. Several BIPs have been implemented since 2011 and have provided various new features and scaling improvements.

Because Bitcoin has no central authority, updating the reference software’s Bitcoin protocol will not immediately change the Bitcoin Network’s operations. Instead, the implementation of a change is achieved by users and miners downloading and running updated versions of Bitcoin Core or other Bitcoin software that abides by the new Bitcoin protocol. Users and miners must accept any changes made to the Bitcoin source code by downloading a version of their Bitcoin software that incorporates the proposed modification of the Bitcoin Network’s source code. A modification of the Bitcoin Network’s source code is only effective with respect to the Bitcoin users and miners that download it. If an incompatible modification is accepted only by a percentage of users and miners, a division in the Bitcoin Network will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork” in the Bitcoin Network.

Such a fork in the Bitcoin Network occurred on August 1, 2017, when a group of developers and miners accepted certain changes to the Bitcoin Network software intended to increase transaction capacity. Blocks mined on this network now diverge from blocks mined on the Bitcoin Network, which has resulted in the creation of a new Blockchain whose digital asset is referred to as “bitcoin cash.” Bitcoin and bitcoin cash now operate as separate, independent networks, and have distinct related assets (bitcoin and bitcoin cash). Additional forks have followed the Bitcoin Cash fork, including those for Bitcoin Gold and Bitcoin SegWit2X, in the months after the creation of Bitcoin Cash. It is possible that additional “forks” will occur in the future. For a further discussion of Hard Forks, see “Risk Factors—A temporary or permanent “fork” of the Blockchain could adversely affect an investment in the Trust.”

Bitcoin Transactions

A bitcoin transaction contains the sender’s bitcoin address, the recipient’s bitcoin address, the amount of bitcoin to be sent, a transaction fee and the sender’s digital signature. Bitcoin transactions are secured by cryptography known as public-private key cryptography, represented by the bitcoin addresses and digital signature in a transaction’s data file. Each Bitcoin Network address, or wallet, is associated with a unique “public key” and “private key” pair, both of which are lengthy alphanumeric codes, derived together and possessing a unique relationship.

The public key is visible to the public and analogous to the Bitcoin Network address. The private key is a secret and may be used to digitally sign a transaction in a way that proves the transaction has been signed by the holder of the public-private key pair, without having to reveal the private key. A user’s private key must be kept in accordance with appropriate controls and procedures to ensure it is used only for legitimate and intended transactions. If an unauthorized third person learns of a user’s private key, that third person could forge the user’s digital signature and send the user’s bitcoin to any arbitrary bitcoin address, thereby stealing the user’s bitcoin. Similarly, if a user loses his private key and cannot restore such access (e.g., through a backup), the user may permanently lose access to the bitcoin contained in the associated address.

The Bitcoin Network incorporates a system to prevent double-spending of a single bitcoin. To prevent the possibility of double-spending a single bitcoin, each validated transaction is recorded, time stamped and publicly displayed in a “block” in the Blockchain, which is publicly available. Thus, the Bitcoin Network provides confirmation against double-spending by memorializing every transaction in the Blockchain, which is publicly accessible and downloaded in part or in whole by all users of the Bitcoin Network software program. Any user may validate, through their Bitcoin wallet or a Blockchain explorer, that each transaction in the Bitcoin Network was authorized by the holder of the applicable private key, and Bitcoin Network mining software consistent with reference software requirements typically validates each such transaction before including it in the Blockchain. This cryptographic security ensures that bitcoin transactions may not generally be counterfeited, although it does not protect against the “real world” theft or coercion of use of a Bitcoin user’s private key, including the hacking of a Bitcoin user’s computer or a service provider’s systems.

A Bitcoin transaction between two parties is settled when recorded in a block added to the Blockchain. Validation of a block is achieved by confirming the cryptographic hash value included in the block’s solution and by the block’s addition to the longest confirmed Blockchain on the Bitcoin Network. For a transaction, inclusion in a block on the Blockchain constitutes a “confirmation” of a Bitcoin transaction. As each block contains a reference to the immediately preceding block, additional blocks appended to and incorporated into the Blockchain constitute additional confirmations of the transactions in such prior blocks, and a transaction included in a block for the first time is confirmed once against double-spending. The layered confirmation process makes changing historical blocks (and reversing transactions) exponentially more difficult the further back one goes in the Blockchain.

To undo past transactions in a block recorded on the Blockchain, a malicious actor would have to exert tremendous computer power in re-solving each block in the Blockchain starting with and after the target block and broadcasting all such blocks to the Bitcoin Network. The Bitcoin Network is generally programmed to consider the longest Blockchain containing solved and valid blocks to be the most accurate Blockchain. In order to undo multiple layers of confirmation and alter the Blockchain, a malicious actor must re-solve all of the old blocks sought to be regenerated and be able to continuously add new blocks to the Blockchain at a speed that would have to outpace that of all of the other miners on the Bitcoin Network, who would be continuously solving for and adding new blocks to the Blockchain.

Bitcoin Mining – Creation of New Bitcoins

Mining Process

The process by which bitcoins are created and bitcoin transactions are verified is called mining. To begin mining, a user, or “miner,” can download and run a mining client, which, like regular Bitcoin Network software, turns the user’s computer into a “node” on the Bitcoin Network that validates blocks. Each time transactions are validated and bundled into new blocks added to the Blockchain, the Bitcoin Network awards the miner solving such blocks with newly issued bitcoin and any transaction fees paid by bitcoin transaction senders. This reward system is the method by which new bitcoins enter into circulation to the public. Over time, the size of the fixed reward of new bitcoin decreases, and miners increasingly rely on transaction fees to compensate them for exerting computational power in solving blocks.

Each block contains the details of some or all of the most recent transactions that are not memorialized in prior blocks, as well as a record of the award of bitcoins to the miner who solved the new block. In order to add blocks to the Blockchain, a miner must map an input data set (i.e., the Blockchain, plus a block of the most recent Bitcoin Network transactions and an arbitrary number called a “nonce”) to a desired output data set of a predetermined length (the “hash value”) using the SHA-256 cryptographic hash algorithm. Each unique block can only be solved and added to the Blockchain by one miner; therefore, all individual miners and mining pools on the Bitcoin Network are engaged in a competitive process of constantly increasing their computing power to improve their likelihood of solving for new blocks. As more miners join the Bitcoin Network and its processing power increases, the Bitcoin Network adjusts the complexity of the block-solving equation to maintain a predetermined pace of adding a new block to the Blockchain approximately every ten minutes.

Mathematically Controlled Supply

The method for creating new bitcoin is mathematically controlled in a manner so that the supply of bitcoin grows at a limited rate pursuant to a pre-set schedule. The number of bitcoin awarded for solving a new block is automatically halved every 210,000 blocks. Thus, the current fixed reward for solving a new block is 3.125 bitcoin per block; the reward decreased from twenty-five (25) bitcoin in July 2016, 12.5 in May 2020 and 6.25 in April 2024. This deliberately controlled rate of bitcoin creation means that the number of bitcoin in existence will never exceed twenty-one (21) million and that bitcoin cannot be devalued through excessive production unless the Bitcoin Network’s source code (and the underlying protocol for bitcoin issuance) is altered. As of September 30, 2023, approximately 19.76 million bitcoin have been mined.

Forms of Attack Against the Bitcoin Network

All networked systems are vulnerable to various kinds of attacks. As with any computer network, the Bitcoin Network contains certain flaws. For example, the Bitcoin Network is currently vulnerable to a “51% attack” where, if a mining pool were to gain control of more than 50% of the hash rate for a digital asset, a malicious actor would be able to gain full control of the network and the ability to manipulate the Blockchain.

In addition, many digital asset networks have been subjected to a number of denial of service attacks, which has led to temporary delays in block creation and in the transfer of bitcoin. Any similar attacks on the Bitcoin Network that impact the ability to transfer bitcoin could have a material adverse effect on the price of bitcoin and the value of the Shares.

Bitcoin Market and Bitcoin Trading Platforms

In addition to using bitcoin to engage in transactions, investors may purchase and sell bitcoin to speculate as to the value of bitcoin in the bitcoin market, or as a long-term investment to diversify their portfolio. The value of bitcoin within the market is determined, in part, by the supply of and demand for bitcoin in the bitcoin market, market expectations for the adoption of bitcoin by individuals, the number of merchants that accept bitcoin as a form of payment and the volume of private end-user-to-end-user transactions.

The most common means of determining a reference value is by surveying trading platforms where secondary markets for bitcoin exist. The most prominent bitcoin trading platforms are often referred to as “exchanges,” although they are not regulated and do not report trade information in the same way as a national securities exchange. As such, there is some difference in the form, transparency and reliability of trading data from bitcoin trading platforms. Generally speaking, bitcoin data is available from these trading platforms with publicly disclosed valuations for each executed trade, measured by one or more fiat currencies such as the U.S. dollar or Euro or another digital asset such as ether or tether. OTC dealers or market makers do not typically disclose their trade data.

Currently, there are several digital asset trading platforms operating worldwide and trading platforms represent a substantial percentage of bitcoin buying and selling activity and provide the most data with respect to prevailing valuations of bitcoin. A bitcoin trading platform provides investors with a way to purchase and sell bitcoin, similar to stock exchanges like the New York Stock Exchange or Nasdaq, which provide ways for investors to buy stocks and bonds in the so-called “secondary market.” Unlike stock exchanges regulated to monitor securities trading activity, bitcoin trading platforms are largely regulated as money services businesses (or a foreign regulatory equivalent) that monitor against money laundering and other illicit financing. Bitcoin trading platforms operate websites designed to permit investors to open accounts with the trading platform and then purchase and sell bitcoin.

Although bitcoin was the first cryptocurrency, since 2009, the number of digital assets, market participants and companies in the space has increased dramatically. In addition to bitcoin, other well-known digital assets include ether, XRP, bitcoin cash, and litecoin. The digital asset marketplace is still being defined and evolving, including the practices of exchanges, behavior of investors, and the protocols and prominence of particular digital assets. Prior to 2017, bitcoin accounted for approximately 85% or more of the total market capitalization of all digital assets. By April 2021, this figure had dropped to around 50% as other digital assets launched and/or grew faster than bitcoin.

Authorized Participants will have the option of purchasing and selling bitcoin used in Creation Unit transactions with the Trust either on bitcoin trading platforms, in the OTC markets or in direct bilateral transactions. OTC trading and direct transactions of bitcoin are generally accomplished via bilateral agreements on a principal-to-principal basis. All risks and issues related to creditworthiness are between the parties directly involved in the transaction.

Market Participants

Miners

Miners range from Bitcoin enthusiasts to professional mining operations that design and build dedicated machines and data centers, including mining pools, which are groups of miners that act cohesively and combine their processing to solve blocks. When a pool solves a new block, the pool operator receives the bitcoin and, after taking a nominal fee, splits the resulting reward among the pool participants based on the processing power each of them contributed to solve for such block. Mining pools provide participants with access to smaller, but steadier and more frequent, bitcoin payouts.

Investment and Speculative Sector

This sector includes the investment and trading activities of both private and professional investors and speculators. Historically, larger financial services institutions are publicly reported to have limited involvement in investment and trading in digital assets, although the participation landscape is beginning to change and large corporations, financial institutions and investment firms are taking positions providing exposure to bitcoin and other digital assets.

Retail Sector

The retail sector includes users transacting in direct peer-to-peer Bitcoin transactions through the direct sending of bitcoin over the Bitcoin Network. The retail sector also includes transactions in which consumers pay for goods or services from commercial or service businesses through direct transactions or third-party service providers.

Service Sector

This sector includes companies that provide a variety of services including the buying, selling, payment processing and storing of Bitcoin. Coinbase, Bitstamp, Gemini, Kraken, LMAX Digital and itBit are some of the largest trading platforms by volume traded. Coinbase Custody Trust Company, LLC, BitGo Trust Company, Inc. and Komainu (Jersey) Limited, the Custodians for the Trust, are digital asset custodians that provide custodial accounts that store bitcoin for users. As the Bitcoin Network continues to grow in acceptance, it is anticipated that service providers will expand the currently available range of services and that additional parties will enter the service sector for the Bitcoin Network.

Competition

More than 10,000 other digital assets have been developed since the inception of Bitcoin, currently the most developed digital asset because of the length of time it has been in existence, the investment in the infrastructure that supports it, and the network of individuals and entities that are using Bitcoin. Some industry groups are also creating private, permissioned Blockchains that may or may not feature cryptocurrencies or other digital assets. In addition, private enterprises and governments are exploring the use of stablecoins including central bank-backed digital currencies.

Regulation of Bitcoin

Bitcoin and other digital assets have increasingly attracted attention from U.S. and foreign regulators. Such regulatory attention has included enforcement actions for violations of securities and commodities laws, as well as the release of regulatory guidance explaining how existing regulatory regimes apply to digital assets, and orders approving certain digital asset-related products. In more limited cases, new legislation or regulations have been proposed or adopted to govern the use of digital assets and their networks.

U.S. federal and state agencies have been examining the operations of digital asset networks, digital asset users and digital asset trading platforms, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of trading platforms or other service-providers that hold digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. In addition, federal and state agencies, and other countries have issued rules or guidance about the treatment of digital asset transactions or requirements for businesses engaged in digital asset activity.

In addition, the SEC, U.S. state securities regulators and several foreign governments have issued warnings that digital assets sold in initial coin offerings (“ICOs”) may be classified as securities and that both those digital assets and ICOs may be subject to securities regulations. Generally speaking, ICOs are offered and conducted on the Ethereum network or similar “smart contract” platforms, rather than the Bitcoin Network; however, bitcoin has been used for consideration in ICOs on multiple networks and ICOs may be conducted using the Bitcoin Network.

On-going and future regulatory actions may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate. Additionally, U.S. state and federal, and foreign regulators and legislatures have taken action against digital asset businesses or enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from digital asset activity.

Various U.S. federal and state and foreign jurisdictions have adopted, and may continue in the near future to adopt, laws, regulations or directives that affect the Bitcoin Network, the bitcoin markets, and their users, particularly digital asset trading platforms and service providers that fall within such jurisdictions’ regulatory scope. There remains significant uncertainty regarding the U.S. and foreign government and quasi-governmental regulatory actions with respect to digital assets and digital asset exchanges. Foreign laws, regulations or directives may conflict with those of the U.S. and may negatively impact the acceptance of bitcoin by users, merchants and service providers and may therefore impede the growth or sustainability of the Bitcoin economy in the European Union, China, South Korea, India and the U.S. and globally, or otherwise negatively affect the value of bitcoin.

The effect of any future regulatory change on the Trust or Bitcoin is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

Bitcoin Value

The value of bitcoin is determined by the value that various market participants place on Bitcoin through their transactions. The most common means of determining the value of a bitcoin is by surveying one or more Bitcoin Exchanges where bitcoin is traded publicly and transparently (e.g., Coinbase, Bitstamp, Kraken, itBit, LMAX Digital and Gemini).

On exchanges, bitcoin is traded with publicly disclosed valuations for each executed trade, measured by one or more fiat currencies such as the U.S. dollar or Euro. OTC dealers or market makers do not typically disclose their trade data.

Currently, there are many exchanges operating worldwide, representing a substantial percentage of bitcoin buying and selling activity, and providing the most data with respect to prevailing valuations of bitcoins. Historically, a large percentage of the global Bitcoin trading volume occurred on self-reported, unregulated Bitcoin Exchanges located in China. Throughout 2017, however, the Chinese government took several steps to tighten controls on Bitcoin Exchanges, culminating in a ban on domestic cryptocurrency exchanges in November 2017, which forced such exchanges to cease their operations or relocate. As a result, reported Bitcoin trading volume on Chinese exchanges is now substantially lower, representing a de minimis share of the global trade volume.

From time to time, there may be intra-day price fluctuations across Bitcoin Exchanges. However, they are generally relatively immaterial. For example, the variance of prices on Bitcoin Exchanges with the highest transaction volumes on average is lower than 2%. These variances usually stem from small changes in the fee structures on different Bitcoin Exchanges or differences in administrative procedures required to deposit and withdraw fiat currency in exchange for Bitcoins and vice versa. The greatest variances are found at (i) smaller exchanges with relatively low transaction volumes where even small trades can be large relative to an exchange’s transaction volume and as a result impact the trading price on those exchanges and (ii) exchanges that are inaccessible to the Trust because they do not meet the Trust’s regulatory requirements, and as a result are accessed and used by a captured market or by parties that do not have regulatory or compliance requirements.

ACTIVITIES OF THE TRUST

The activities of the Trust will be limited to (1) issuing and redeeming Baskets in exchange for cash deposited by the Authorized Participants, (2) transferring actual bitcoins as necessary to cover the Sponsor’s Fee and selling bitcoins as necessary to pay Additional Trust Expenses, (3) causing the Sponsor to sell bitcoins and transferring cash proceeds in exchange for Baskets surrendered for redemption by the Authorized Participants, (4) causing the Sponsor to sell bitcoins on the termination of the Trust and (5) engaging in all administrative and custodial procedures necessary to accomplish such activities in accordance with the provisions of the Trust Agreement. The Trust will not be actively managed. It will not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the market prices of bitcoins.

Trust Objective

The investment objective of the Trust is for the Shares to reflect the performance of the value of a bitcoin as represented by the Index, less the Trust’s liabilities and expenses. The Shares are designed to provide investors with a cost-effective and convenient way to invest in bitcoin. A substantial direct investment in bitcoins may require expensive and sometimes complicated arrangements in connection with the acquisition, security and safekeeping of the bitcoins and may involve the payment of substantial fees to acquire such bitcoins from third-party facilitators through cash payments of U.S. dollars. Although the Shares will not be the exact equivalent of a direct investment in bitcoins, they provide investors with an alternative that constitutes a relatively cost-effective way to participate in bitcoin markets through the securities market. Because the value of the Shares is tied to the value of the bitcoins held by the Trust, it is important to understand the investment attributes of, and the market for, bitcoins.

Strategy Behind the Shares

The Shares are intended to offer investors an opportunity to participate in bitcoin markets through an investment in securities. On the first day the Shares were offered, each Share in the initial Basket was priced at $13 per Share. The logistics of accepting, transferring and safekeeping of bitcoins are dealt with by the Sponsor, Administrator and Custodians, and the related expenses are built into the price of the Shares. Therefore, Shareholders do not have additional tasks or costs in addition to those associated with investing in any other publicly traded security.

The Shares are intended to provide institutional and retail investors with a simple and cost-effective means, with minimal credit risk, of gaining investment benefits similar to those of directly holding bitcoins. The Shares offer an investment that is:

●	Easily Accessible and Relatively Cost Efficient. Investors in the Shares can also directly access bitcoin markets through the Bitcoin Exchange Market. The Sponsor believes that investors will be able to more effectively implement strategic and tactical asset allocation strategies that use bitcoins by using the Shares instead of directly purchasing and holding bitcoins, and for many investors, transaction costs related to the Shares will be lower than those associated with the direct purchase, storage and safekeeping of bitcoins.

●	Exchange Traded and Transparent. The Shares will be listed and traded on Nasdaq, providing investors with an efficient means to implement various investment strategies. Upon effectiveness of the registration statement of which this prospectus is a part, the Shares will be eligible for margin accounts and will be backed by the assets of the Trust. The Trust will not hold or employ any derivative securities. Furthermore, the value of the Trust’s assets will be reported each day on the Sponsor’s website at https://coinshares.com/us/etf/brrr/.

●	Minimal Credit Risk. The Shares represent an interest in actual bitcoins owned by the Trust. The Trust’s bitcoins in the Custodians’ possession are not subject to borrowing arrangements with third parties or counterparty or credit risks.

●	Safekeeping System. The Custodians have been appointed to store and safekeep the bitcoins for the Trust using a segregated and therefore diversified safekeeping storage system. The hardware, software, administration and continued technological development that are used by the Custodians may not be available or cost-effective for many investors.

The Trust differentiates itself from competing digital currency financial vehicles, to the extent that such digital currency financial vehicles may develop, in the following ways:

●	Custodians. The Custodians that hold the private keys for the digital wallets of the Trust are Coinbase Custody Trust Company, LLC, BitGo Trust Company, Inc. and Komainu (Jersey) Limited.

●	Enhanced Security. The Custodians and Sponsor have put enhanced security procedures in place that require one or more employees of the Sponsor to verify each transaction, with each employee having a unique verification method. The Custodians and the Sponsor have put additional similar enhanced security procedures in place to protect against the malicious movement of bitcoin.

●	Custodian Audits. The Custodians have each agreed to allow the Trust and the Sponsor to take any necessary steps to verify that satisfactory internal control systems and procedures are in place, and to visit and inspect the systems on which the Trust’s bitcoin are held. The Custodians are also obligated to provide the Trust and Sponsor with both independent and audit reports on the Bitcoin Account.

●	Directly Held Bitcoins. The Trust directly owns actual bitcoins held through the Custodians. The direct ownership of bitcoins is not subject to counterparty or credit risks. This may differ from other digital currency financial vehicles that provide bitcoin exposure through other means, such as the use of financial or derivative instruments.

●	Structure. The Shares intend to track the performance of the value of a bitcoin as represented by the Index, less the Trust’s liabilities and expenses. The Trust seeks to achieve this objective by directly owning bitcoins. This structure may be different from other digital currency financial vehicles that seek to track the performance of the price of bitcoins or other digital currencies through the use of futures contracts or derivative instruments.

●	Sponsor’s Fee. The relatively low level of the Sponsor’s Fee that is paid to the Sponsor is a competitive factor that may influence an investor’s decision to purchase Shares.

Secondary Market Trading

While the Trust’s investment objective is for the Shares to reflect the performance of the value of a bitcoin as represented by the Index, less the Trust’s liabilities and expenses, the Shares may trade in the secondary market at prices that are lower or higher than the Bitcoin Holdings per Share. The amount of the discount or premium in the trading price relative to the Bitcoin Holdings per Share may be influenced by non-concurrent trading hours and liquidity between the secondary market and larger Bitcoin Exchanges in the Bitcoin Exchange Market. While the Shares will be listed and traded on Nasdaq from 9:30 a.m. until 4:00 p.m. ET, liquidity in the Bitcoin Exchange Market may fluctuate depending upon the volume and availability of larger Bitcoin Exchanges. As a result, during periods in which Bitcoin Exchange Market liquidity is limited or a major Bitcoin Exchange is off-line, trading spreads, and the resulting premium or discount, on the Shares may widen.

Trust Expenses

The Trust’s only ordinary recurring expense is expected to be the Sponsor’s Fee. The Sponsor’s Fee will be determined by applying a 0.25% annual rate to the Trust’s Bitcoin Holdings, as calculated and published by the Sponsor or its delegates, and converting the resulting U.S. dollar amount into bitcoins at the Bitcoin Index Price, on a daily basis. The rate of the Sponsor’s Fee is subject to the sole discretion of the Sponsor. Payments of the Sponsor’s Fee will occur weekly in arrears. To pay the Sponsor’s Fee, the Custodians will, when directed by the Sponsor, (i) withdraw from the Bitcoin Account the number of bitcoins equal to the accrued but unpaid Sponsor’s Fee, determined as described above and (ii) transfer such bitcoins to an account maintained by the Custodians for the Sponsor.

The Sponsor, from time to time, may temporarily waive all or a portion of the Sponsor’s Fee at its discretion for stated periods of time. For a 3-month period commencing on the day the Trust’s Shares are initially listed on the Exchange, the Sponsor intends to waive the entire Sponsor’s Fee. If the Sponsor decides to further waive all or a portion of the Sponsor’s Fee, Shareholders will be notified in a prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports. As consideration for its receipt of the Sponsor’s Fee, the Sponsor has assumed the obligation to pay the Sponsor-paid Expenses.

Furthermore, the Sponsor may, in its sole discretion, agree to rebate all or a portion of the Sponsor’s Fee attributable to Shares held by certain institutional investors subject to minimum Share holding and lock up requirements as determined by the Sponsor to foster stability in the Trust’s asset levels. Any such rebate will be subject to negotiation and written agreement between the Sponsor and the investor on a case-by-case basis. The Sponsor is under no obligation to provide any rebates of the Sponsor’s Fee. Neither the Trust nor the Trustee will be a party to any Sponsor’s Fee rebate arrangements negotiated by the Sponsor.

The Sponsor has not assumed the obligation to pay Additional Trust Expenses. If Additional Trust Expenses are incurred, the Sponsor or its delegate will cause the Trust (or its delegate) to convert bitcoin into U.S. dollars at the price available through the Prime Broker’s Coinbase Prime service (less applicable trading fees) through the Trading Platform which the Sponsor is able to obtain using commercially reasonable efforts. The number of bitcoins represented by a Share will decline each time the Trust pays Additional Trust Expenses by transferring or selling bitcoins. See “Expenses.”

Impact of Trust Expenses on the Trust’s Bitcoin Holdings

The Trust will pay the Sponsor’s Fee to the Sponsor in bitcoins. In addition, the Trust will sell bitcoins to raise the funds needed for the payment of any Additional Trust Expenses. The purchase price received as consideration for such sales will be the Trust’s sole source of funds to cover its Additional Trust Expenses. The Trust will not engage in any activity designed to derive a profit from changes in the prices of bitcoins. The Trust is obligated to convert any cash contributed to bitcoin as soon as practicable, except to the extent necessary to pay expenses. Because the number of bitcoins held by the Trust will decrease when bitcoins are used to pay the Sponsor’s Fee or sold to permit the payment of Additional Trust Expenses, the number of bitcoins represented by each Share will decrease over the life of the Trust. Accordingly, the Shareholders will bear the cost of the Sponsor’s Fee and Additional Trust Expenses. New deposits of bitcoins into the Bitcoin Account that are purchased by the Trust in connection with additional new Baskets issued by the Trust will not reverse this trend.

Hypothetical Expense Example

The following table illustrates the anticipated impact of the payment of the Trust’s expenses on the fractional number of bitcoins represented by each outstanding Share for three years. It assumes that the only transfers of bitcoins will be those needed to pay the Sponsor’s Fee and that the price of bitcoins and the number of Shares remain constant during the three-year period covered. The table does not show the impact of any Additional Trust Expenses. Any Additional Trust Expenses, if and when incurred, will accelerate the decrease in the fractional number of bitcoins represented by each Share. In addition, the table does not show the effect of any waivers of the Sponsor’s Fee that may be in effect from time to time.

	Year
	1	2	3
Hypothetical price per bitcoin	$50,000	$50,000	$50,000
Sponsor’s Fee	0.25%	0.25%	0.25%
Shares of Trust, beginning	40,000	40,000	40,000
Bitcoins in Trust, beginning	10.40000000	10.37403239	10.34812963
Beginning net asset value of the Trust	$520,000	$518,702	$517,406
Beginning net asset value per Share of the Trust	$13.00	$12.97	$12.94
Bitcoins to be delivered to cover the Sponsor’s Fee	0.02596761	0.02590276	0.02583810
Bitcoins in Trust, ending	10.37403239	10.34812963	10.32229153
Ending net asset value of the Trust	$518,702	$517,406	$516,115
Ending net asset value per Share of the Trust	$12.97	$12.94	$12.90

Purchase and Sale of Bitcoin

Because the Trust will conduct creations and redemptions of Shares for cash, it will be responsible for purchasing and selling bitcoin in connection with those creation and redemption orders. The Trust may also be required to sell bitcoin to pay certain extraordinary, non-recurring expenses that are not assumed by the Sponsor.

The Sponsor, on behalf of the Trust, will typically seek to buy and sell bitcoin at a price as close to the Index as practical. When choosing between potential counterparties, the Sponsor may consider factors other than simply the most favorable price. However, the most favorable price will be the predominant factor in determining the counterparty with which the Sponsor effectuates the contemplated transaction. Other factors that the Sponsor may consider include the size of the proposed order, as well as a counterparty’s execution capabilities, reliability and responsiveness.

The Authorized Participants will deliver only cash to create Shares and will receive only cash when redeeming Shares. Further, Authorized Participants involved in a creation or redemption order will not directly or indirectly purchase, hold, deliver, or receive bitcoin as part of the creation or redemption process or otherwise direct the Trust or a third party with respect to purchasing, holding, delivering, or receiving bitcoin as part of the creation or redemption process for such order. Additionally, the Trust will create Shares by receiving bitcoin from a third party that is not the Authorized Participant involved in the order, and the Sponsor, on behalf of the Trust—not the Authorized Participant—is responsible for selecting the third party to deliver the bitcoin. Further, the third party will not be acting as an agent of the Authorized Participant with respect to the delivery of the bitcoin to the Trust or acting at the direction of the Authorized Participant with respect to the delivery of the bitcoin to the Trust. Additionally, the Trust will redeem Shares by delivering bitcoin to a third party that is not the Authorized Participant and the Sponsor, on behalf of the Trust—not the Authorized Participant—is responsible for selecting the third party to receive the bitcoin. Further, the third party will not be acting as an agent of the Authorized Participant with respect to the receipt of the bitcoin from the Trust or acting at the direction of the Authorized Participant with respect to the receipt of the bitcoin from the Trust.

Bitcoin Trading Counterparties

The Sponsor, on behalf of the Trust, is responsible for acquiring bitcoin from a bitcoin trading counterparty that has been approved by the Sponsor (each, a Bitcoin Trading Counterparty). Coinbase Inc. (the “Prime Broker”) is the trust’s initial Bitcoin Trading Counterparty. The Bitcoin Trading Counterparties with which the Sponsor will engage in bitcoin transactions are unaffiliated third parties and all transactions will be done on an arm’s-length basis. Bitcoin Trading Counterparties are not required to have an account with the Custodians.

When seeking to purchase or sell bitcoin on behalf of the Trust, the Sponsor will typically seek to buy and sell bitcoin at a price as close to the Index as practical from any of the approved Bitcoin Trading Counterparties. Upon notification that the Trust needs to purchase or sell bitcoin, the Sponsor will reach out to various Bitcoin Trading Counterparties and ask them for a quote regarding the terms at which they would be willing to execute the contemplated transaction. The Sponsor then determines the Bitcoin Trading Counterparty with which it wishes to transact and records the rationale for that determination. Once agreed upon, the transaction will generally occur on an “over-the-counter” basis. With respect to purchases and sales of bitcoin conducted through the Prime Broker, the transfers of bitcoin will be recorded off-chain as book entries on the books and records of the Prime Broker. In the event that the Trust engages other Bitcoin Trading Counterparties, transfers of bitcoin may be conducted as “on-chain” transactions represented on the bitcoin Blockchain.

The Sponsor maintains a process for approving and monitoring Bitcoin Trading Counterparties. All Bitcoin Trading Counterparties must be approved by the Sponsor before the Trust will engage in transactions with the entity. The Sponsor continuously reviews all approved Bitcoin Trading Counterparties and will reject the approval of any previously approved Bitcoin Trading Counterparty if new information arises regarding the entity that puts the appropriateness of that entity as an approved bitcoin trading counterparty in doubt. In considering which Bitcoin Trading Counterparties to approve, the Sponsor has instituted policies and procedures that include, but are not limited to those processes described in “Risk Factors – Risk Factors Related to the Bitcoin Network and Bitcoins – Anonymity and illicit financing risk.”

Trade Credit

Pursuant to the Trust’s creation and redemption processes, Authorized Participants and the Trust do not settle the cash for creation or redemption orders until the day after the order is placed, while the Trust makes purchases and sales of bitcoin in connection with creations and redemption orders on the day of the order. To facilitate this settlement of creation and redemption orders, the Trust will borrow bitcoin or cash as Trade Credit from the Trade Credit Lender on a short-term basis pursuant to the Trade Financing Agreement to cover the short-term transactional needs of the Trust. Pursuant to the Authorized Participant Agreement, the Trust does not bear the ultimate cost of the Trade Credits or the Trade Financing Agreement as those expenses are borne by the Authorized Participants during the order process. Due to the timing of creation and redemption procedures of the Trust, the Sponsor anticipates that any agreements with subsequent Bitcoin Trading Counterparties will require similar trade financing arrangements to settle bitcoin and cash transactions on the day of order placement.

In the case of a purchase of bitcoin with the Prime Broker, the extension of Trade Credits allows the Trust to purchase bitcoin through the Prime Broker on the date the Trust wishes to effectuate the transaction (for instance, on the evening of the day when an order to create Shares is received), with such bitcoin being deposited in the Trust’s Trading Account. On the day following a trade when Trade Credits have been utilized, the Trust uses cash (for instance, from the Authorized Participant who submitted the creation order) to repay the Trade Credits borrowed from the Trade Credit Lender. The bitcoin purchased by the Trust is then swept from the Trust’s Trading Account with the Prime Broker to the Trust’s Vault Account with the Coinbase Custodian pursuant to a regular end-of-day sweep process. Transfers of bitcoin into the Trust’s Trading Account are off-chain transactions and transfers from the Trust’s Trading Account to the Vault Accounts are “on-chain” transactions represented on the Blockchain. Any financing fee owed to the Trade Credit Lender is deemed part of trade execution costs and embedded in the trade price for each transaction with the Authorized Participant. Under normal market conditions, the Sponsor’s policy is to keep at least 95% of the Trust’s bitcoin in the Vault Accounts and no more than 5% of the Trust’s bitcoin in the Trading Account to cover the reasonably anticipated short-term transaction needs of the Trust.

In the case of a sale of bitcoin, the Trust enters into a transaction to sell bitcoin through Bitcoin Trading Counterparties for cash, which is generally deposited directly with the Cash Custodian. For bitcoin sold through the Prime Broker, the Trust’s Trading Account with the Prime Broker may not be funded with bitcoin on the date the Trust wishes to effectuate the transaction (for instance, on the evening of a day when an order to redeem Shares is received) because the bitcoin remains in the Vault Accounts with the Custodians. In those circumstances the Trust may borrow Trade Credits in the form of bitcoin from the Trade Credit Lender, which allows the Trust to sell bitcoin through the Prime Broker at the desired time, and the cash proceeds are deposited in the Trust’s Trading Account with the Prime Broker. On the business day following the trade, the Trust will use the bitcoin that is moved from the Vault Accounts with the Custodians to the Trading Account with the Prime Broker to repay the Trade Credits borrowed from the Trade Credit Lender. Transfers of bitcoin from the Vault Accounts to the Trading Account are “on-chain” transactions represented on the bitcoin Blockchain. Any financing fee owed to the Trade Credit Lender is deemed part of trade execution costs and embedded in the trade price for each transaction with the Authorized Participant.

USE OF THE CME CF Bitcoin Reference Rate – New York VARIANT

The Trust will determine the Bitcoin Index Price and value its Shares daily based on the value of bitcoin as reflected by the Index. The Index is calculated daily and aggregates the notional value of bitcoin trading activity across major bitcoin spot exchanges. The Index currently uses substantially the same methodology as the CME CF Bitcoin Reference Rate (“BRR”), including utilizing the same constituent Bitcoin Exchanges, which is the underlying rate to determine the settlement of CME bitcoin futures contracts, except that the Index is calculated as of 4:00 p.m. ET, whereas the BRR is calculated as of 4:00 p.m. London time. The Index is designed based on the IOSCO Principals for Financial Benchmarks. The administrator of the Index is CF Benchmarks Ltd. (the “Benchmark Administrator”). The Trust also uses the Bitcoin Index Price to calculate its “Bitcoin Holdings,” which is the aggregate U.S. dollar value of bitcoins in the Trust, based on the Bitcoin Index Price, less its liabilities and expenses. “Bitcoin Holdings per Share” is calculated by dividing Bitcoin Holdings by the number of Shares currently outstanding. Bitcoin Holdings and Bitcoin Holdings per Share are not measures calculated in accordance with GAAP. Bitcoin Holdings is not intended to be a substitute for the Trust’s NAV calculated in accordance with GAAP, and Bitcoin Holdings per Share is not intended to be a substitute for the Trust’s NAV per Share calculated in accordance with GAAP.

The Index was created to facilitate financial products based on bitcoin. It serves as a once-a-day benchmark rate of the U.S. dollar price of bitcoin (BTC-USD), calculated as of 4 p.m. ET. The Index, which has been calculated and published since February 28, 2022, aggregates the trade flow of several Bitcoin Exchanges, during an observation window between 3:00 p.m. and 4:00 p.m. ET into the U.S. dollar price of one bitcoin at 4:00 p.m. ET. Specifically, the Index is calculated based on the “Relevant Transactions” (as defined below) of all of its constituent Bitcoin Exchanges, which are currently Coinbase, Bitstamp, Kraken, itBit, LMAX Digital and Gemini (the “Constituent Platforms”), as follows:

●	All Relevant Transactions are added to a joint list, recording the time of execution, trade price and size for each transaction.

●	The list is partitioned by timestamp into 12 equally sized time intervals of five (5) minutes’ length.

●	For each partition separately, the volume-weighted median trade price is calculated from the trade prices and sizes of all Relevant Transactions, i.e., across all Constituent Platforms. A volume-weighted median differs from a standard median in that a weighting factor, in this case trade size, is factored into the calculation.

●	The Index is then determined by the equally weighted average of the volume medians of all partitions.

The Index does not include any futures prices in its methodology. A “Relevant Transaction” is any cryptocurrency versus U.S. dollar spot trade that occurs during the observation window between 3:00 p.m. and 4:00 p.m. ET on a Constituent Platform in the BTC-USD pair that is reported and disseminated by a Constituent Platform through its publicly available API and observed by the Benchmark Administrator. An oversight function is implemented by the Benchmark Administrator in seeking to ensure that the Index is administered through the Benchmark Administrator’s codified policies for Index integrity.

Delayed data and missing data are treated according to the following rules:

1.	Any Relevant Transaction for a given Calculation Day that is not available from a Constituent Platform API by 16:01 ET is disregarded in the calculation of the Index for that Calculation Day.
2.	If no Relevant Transaction occurs on a Constituent Platform on a given Calculation Day or one or more Relevant Transactions occur but for any reason cannot be retrieved by CF Benchmarks the Constituent Platform is disregarded in the calculation of the Index for that Calculation Day.
3.	If, for any reason, any of the twelve (12) partitions for any Calculation Day, no Relevant Transaction occurs on any Constituent Platform or one or more Relevant Transactions occur but for any reason cannot be retrieved by CF Benchmarks, the partition remains empty and will be disregarded in the calculation of the Index. The denominator utilized in calculating the average of all volume-weighted medians will then be decremented by the number of empty partitions.
4.	If one or more Relevant Transactions occur but for any reason no Relevant Transaction can be retrieved from any Constituent Platform API by the Calculation Agent, a CME CF Cryptocurrency Reference Rate calculation failure occurs for that Calculation Day.
5.	If no Relevant Transactions occur on any Constituent Exchange on a given Calculation Day then a CME CF Cryptocurrency Reference Rate Market Failure Event will be deemed to have occurred.

As of September 30, 2024, the Constituent Platforms included in the Index are Coinbase, Bitstamp, itBit, Kraken, Gemini, and LMAX Digital.

●	Coinbase: A U.S.-based exchange registered as an MSB with FinCEN and licensed as a virtual currency business under the NYDFS BitLicense as well as a money transmitter in various U.S. states. Subsidiaries operating internationally are further regulated as an e-money provider (Republic of Ireland, Central Bank of Ireland) and Major Payment Institution (Singapore, Monetary Authority of Singapore).

●	Bitstamp: A U.K.-based exchange registered as an MSB with FinCEN and licensed as a virtual currency business under the NYDFS BitLicense as well as a money transmitter in various U.S. states. It is also regulated as a Payments Institution within the European Union and is registered as a Crypto Asset business with the U.K. FCA.

●	itBit: A U.S.-based exchange that is licensed as a virtual currency business under the NYDFS BitLicense. It is also registered FinCEN as an MSB and is licensed as a money transmitter in various U.S. states.

●	Kraken: A U.S.-based exchange that is registered as an MSB with FinCEN in various U.S. states, Kraken is registered with the FCA as a Crypto Asset Business and is authorized by the Central Bank of Ireland as a Virtual Asset Service Provider (“VASP”). Kraken also holds a variety of other licenses and regulatory approvals, including from the Canadian Securities Administrators (“CSA”).

●	Gemini: A U.S.-based exchange that is licensed as a virtual currency business under the NYDFS BitLicense. It is also registered with FinCEN as an MSB and is licensed as a money transmitter in various U.S. states. It is also registered with the FCA as a Crypto Asset Business.

●	LMAX Digital: A Gibraltar-based exchange regulated by the Gibraltar Financial Services Commission (“GFSC”) as a DLT provider for execution and custody services. LMAX Digital does not hold a BitLicense and is part of LMAX Group, a U.K.-based operator of an FCA-regulated Multilateral Trading Facility and Broker-Dealer.

An oversight function is implemented by the Benchmark Administrator in seeking to ensure that the Index is administered through the Benchmark Provider’s codified policies for Index integrity. The Index is administered through the Benchmark Provider’s codified policies for index integrity, including a conflicts-of-interest policy, a control framework, an accountability framework, and an input data policy. It is also subject to the U.K. BMR regulations, compliance with which regulations has been subject to a Limited Assurance Audit under the ISAE 3000 standard as of September 12, 2022, which is publicly available.

The Index is subject to oversight by the CME CF Oversight Committee. The CME CF Oversight Committee shall be comprised of at least five members, including at least: (i) two who are representatives of CME (“CME Members”); (ii) one who is a representative of CF Benchmarks Ltd.; and (iii) two who bring expertise and industry knowledge relating to benchmark determination, issuance and operations. The CME CF Oversight Committee meets no less frequently than quarterly. The CME CF Oversight Committee’s Founding Charter and quarterly meeting minutes are publicly available.

Since the creation of the Index, there have been several changes to Constituent Platforms comprising the Index, most recently in May 2022.

A trading venue is eligible as a “Constituent Platform” in any of the CME CF Cryptocurrency Pricing Products if it offers a market that facilitates the spot trading of the relevant cryptocurrency base asset against the corresponding quote asset, including markets where the quote asset is made fungible with Accepted Assets (the “Relevant Pair”) and makes trade data and order data available through an Automatic Programming Interface (“API”) with sufficient reliability, detail and timeliness. The CME CF Oversight Committee considers a trading venue to offer sufficiently reliable, detailed and timely trade data and order data through an API when: (i) the API for the “Constituent Platform” does not fall or become unavailable to a degree that impacts the integrity of the Index given the frequency of calculation; (ii) the data published is at the resolution required so that the benchmark can be calculated, with the frequency and dissemination precision required; and (iii) the data is broadcast and available for retrieval at the required frequency (and not negatively impacted by latency) to allow the methodologies to be applied as intended.

Furthermore, it must, in the opinion of the CME CF Oversight Committee, fulfill the following criteria:

1.	The venue’s Relevant Pair spot trading volume for an index must meet the minimum thresholds as detailed below for it to be admitted as a Constituent Platform: The average daily volume the venue would have contributed during the observation window for the Reference Rate of the Relevant Pair exceeds 3% for two consecutive calendar quarters.

2.	The venue has policies to ensure fair and transparent market conditions at all times and has processes in place to identify and impede illegal, unfair or manipulative trading practices.

3.	The venue does not impose undue barriers to entry or restrictions on market participants, and utilizing the venue does not expose market participants to undue credit risk, operational risk, legal risk or other risks.

4.	The venue complies with applicable laws and regulations, including, but not limited to, capital markets regulations, money transmission regulations, client money custody regulations, KYC and AML regulations.

5.	The venue cooperates with inquiries and investigations of regulators and the Administrator upon request and must execute data-sharing agreements with CME Group. Once admitted, a Constituent Platform must demonstrate that it continues to fulfill criteria 2 to 5 inclusive. Should the average daily contribution of a Constituent Platform fall below 3% for any Reference Rate, then the continued inclusion of the venue as a Constituent Platform to the Relevant Pair shall be assessed by the CME CF Oversight Committee.

Additionally, a trading venue may be nominated for addition to the list of Constituent Platforms by any member of the public, exchange or the Oversight Committee.

Index data and the description of the Index are based on information made publicly available by the Benchmark Administrator on its website at https://www.cfbenchmarks.com. None of the information on the Benchmark Provider’s website is incorporated by reference into this prospectus.

The six Constituent Platforms that contribute transaction data to the Index with the aggregate volumes traded on their respective BTC-USD markets over the preceding four calendar quarters are listed in the table below:

	Aggregate Trading Volume of BTC-USD Markets of Index Constituent Platforms

Period	itBit	LMAX Digital	Bitstamp	Coinbase	Gemini	Kraken
2022 Q4	565,768,617	6,829,541,020	3,580,171,427	46,447,674,416	1,586,986,170	5,254,252,281
2023 Q1	624,309,916	9,211,206,684	4,901,570,836	41,979,489,484	1,060,844,250	9,054,883,308
2023 Q2	758,737,186	8,322,968,385	5,133,173,679	31,402,570,192	1,004,667,694	8,975,159,682
2023 Q3	447,044,393	4,214,481,842	3,747,028,275	24,090,687,496	797,891,783	4,590,616,407

The 12* highest volume BTC-USD markets operated by bitcoin trading platforms registered aggregate trading volumes as shown by the table below in the previous four calendar quarters:

Aggregate Trading Volume of Top 12* Highest Volume BTC-USD Bitcoin Trading Platforms

Period	itBit	LMAX Digital	Bitstamp	Coinbase
Volume ($)	54,390,856,403	90,013,471,450	70,261,458,472	42,399,829,363

*Platforms include all six Constituent Platforms and; BinanceUS, Bitfinex, Gate.io, Crypto.com, CEX.io and EXMO.

The market share for BTC-USD trading of the six Constituent Platforms over the past four calendar quarters is shown in the table below:

	Bitcoin Trading Platform Market Share of BTC-USD Trading

Period	itBit	LMAX Digital	Bitstamp	Coinbase	Gemini	Kraken	Others**
2022 Q4	0.65%	7.25%	4.28%	54.80%	1.78%	5.86%	25.38%
2023 Q1	0.76%	10.33%	5.41%	46.25%	1.30%	9.65%	26.30%
2023 Q2	0.73%	11.98%	7.46%	45.60%	1.61%	12.95%	19.67%
2023 Q3	1.18%	9.82%	9.07%	57.13%	2.34%	10.70%	9.76%

The Benchmark Administrator has adopted certain policies for the event of a fork of the Bitcoin Network or airdrop to holders of bitcoin. Generally, in the event of the fork of the Bitcoin Network, the Benchmark Administrator will make a determination whether the new asset received in the fork is “significant.” If a forked asset is deemed significant, the Benchmark Administrator will initiate the calculation and dissemination of an index on the forked asset. If a forked asset is not deemed significant, such step is at the Benchmark Administrator’s discretion. In either event, the forked asset will not be included in the Index. Similarly, airdrops are not taken into account in the calculation of the Index.

CF BENCHMARKS LTD. DATA IS USED UNDER LICENSE AS A SOURCE OF INFORMATION FOR THE TRUST’S PRODUCTS. CF BENCHMARKS LTD., ITS AGENTS AND LICENSORS HAVE NO OTHER CONNECTION TO THE TRUST’S PRODUCTS AND SERVICES AND DOES NOT SPONSOR, ENDORSE, RECOMMEND OR PROMOTE ANY OF THE TRUST’S PRODUCTS OR SERVICES. CF BENCHMARKS LTD., ITS AGENTS AND LICENSORS HAVE NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE TRUST’S PRODUCTS AND SERVICES. CF BENCHMARKS LTD., ITS AGENTS AND LICENSORS DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF ANY INDEX LICENSED TO THE TRUST AND SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.

The Index methodology and constituent digital asset trading platforms may be changed from time to time at the discretion of the Index Provider without Shareholder approval. For example, if the Index Provider determines that there have been material efforts to manipulate the price of bitcoin on a constituent digital asset trading platform or that the data feeds from such trading platform are unreliable, the Index Provider may remove such trading platform for the Index methodology. To the extent that such changes to the methodology result in a more limited set of constituent digital asset trading platforms, there is an increased risk that the price of bitcoin used in Trust’s calculation of NAV would deviate from the price quoted on digital asset trading platforms not included within the Index methodology. Shareholders will be notified of changes to the Index methodology only if the Sponsor determines that such changes are material with respect to an investment decision regarding the Shares. Once it has actual knowledge of material changes to the Index methodology, the Trust will notify Shareholders in a prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports.

CALCULATION OF NAV

General

The Shares are valued on a daily basis as of 4:00 p.m. ET. The value of bitcoin held by the Trust is determined based on the fair market value price for bitcoin determined by the Benchmark Administrator.

The Trust’s NAV is calculated by:

●	taking the current market value of its bitcoin (determined as set forth below) and any other; and assets;

●	subtracting any liabilities (including accrued by unpaid expenses).

The Trust’s NAV per Share is calculated by taking the Trust’s NAV and dividing it by the total amount of Shares outstanding.

The bitcoin held by the Trust will typically be valued based on the Bitcoin Index Price. The Administrator calculates the NAV of the Trust once each business day. The end-of-day bitcoin price is calculated using the Bitcoin Index Price as of 4:00 p.m. ET. However, NAVs are not officially struck until later in the day (often by 5:30 p.m. ET and almost always by 8:00 p.m. ET). The pause after 4:00 p.m. ET provides an opportunity for the Sponsor to detect, flag, investigate, and correct unusual pricing should it occur. If the Sponsor determines in good faith that the Index does not reflect an accurate bitcoin price, then the Sponsor will instruct the Benchmark Administrator to employ an alternative method to determine the fair value of the Trust’s assets. The CME CF Bitcoin Reference Rate - New York Variant shall constitute the Index, but if the Index is not available or the Sponsor at its sole discretion determines the Index is unreliable (together a “Fair Value Event”), the Trust’s holdings may be fair valued in accordance with the fair value policies approved by the Sponsor.

A Fair Value Event value determination will be based on all available factors that the Sponsor deems relevant at the time of the determination, and may be based on analytical values determined by the Sponsor using third-party valuation models.

Fair value policies approved by the Sponsor will seek to determine the fair value price that the Trust might reasonably expect to receive from the current sale of that asset or liability in an arm’s-length transaction on the date on which the asset or liability is being valued. In the instance of a Fair Value Event, the Trust and the Sponsor have licensed of use of the Lukka Prime Reference Rate as the initial secondary index (the “Secondary Index”). If the Secondary Index is not available or the Sponsor at its sole discretion determines the Secondary Index is unreliable, the price set by the Trust’s principal market as of 4:00 p.m. ET, on the valuation date would be utilized. In the event the principal market price is not available or the Sponsor at its sole discretion determines the principal market valuation is unreliable the Sponsor will use its best judgement to determine a good faith estimate of fair value.

The bitcoin markets are generally open on days when U.S. markets are closed, which means that the value of the bitcoin owned by the Trust could change on days when Shares cannot be bought or sold.

The Secondary Index

The Secondary Index is designed to provide an estimated fair market value for bitcoin, in a manner that aligns with U.S. Generally Accepted Accounting Principles (“GAAP”) and International Financial Reporting Standards (“IFRS”) accounting guidelines regarding fair market value measurements. In this regard, the index provider for the Secondary Index seeks to identify a “principal market” for bitcoin, by evaluating eligible bitcoin exchanges across a variety of different criteria, including the exchanges’ oversight and governance frameworks, microstructure efficiency, trading volume, data transparency and data integrity. As of December 2023, the following trading platforms are considered to be eligible trading platforms by the Secondary Index: Binance, Bitfinex, Bitflyer, Bitstamp, Coinbase, Crypto.com, Gemini, HitBTC, Huobi, Kraken, KuCoin, OKEx, Poloniex. The index provider for the Secondary Index reviews trading platforms eligible for inclusion in the index quarterly. In determining which trading platforms to include, the index provider for the Secondary Index evaluates each trading platform using proprietary ratings criteria. The index provider for the Secondary Index periodically reassesses the eligible trading platforms used by the Secondary Index, and makes adjustments as needed. The Secondary Index was launched in January 2020, and the Secondary Index has been back-populated to January 2014.

In determining the value of bitcoin, the index provider for the Secondary Index applies a five-step weighting process for identifying the principal exchange for bitcoin and the last price on that exchange. A Base Exchange Score (“BES”) that takes into account the criteria above is assigned to each index pricing source in order to select the most appropriate primary exchange and then an executed exchange price is determined at 4:00 p.m. ET.

Step 1: Assign each exchange for bitcoin and U.S. Dollars a BES reflecting static exchange characteristics such as oversight, microstructure and technology.

Step 2: Adjust the BES based on the relative monthly volume each exchange services. This new score is the Volume Adjusted Score (“VAS”).

Step 3: Decay the adjusted score based on the time passed since last trade on exchange, assessing the level of activity in the market by considering the frequency (volume) of trades. The decay factor reflects the time since the last trade on the exchange. This is the final Decayed Volume Adjusted Score (DVAS), which reflects the freshness of data by tracking most recent trades. The DVAS is algorithmically determined based on time since the last trade in the market.

Step 4: Rank the exchanges by the DVAS score and designate the highest-ranking exchange as the principal market for that point in time – the principal market is the exchange with highest DVAS.

Step 5: Designate the price of the last transaction on the principal market as of 4:00 p.m. ET as the “executed exchange price.” An executed exchange price is used to represent the fair market value at 4:00 p.m. ET.

The characteristics of each exchange are weighted as follows for their BES:

Oversight (35%): This score reflects the rules in place to protect and to give access to investors and is a function of a variety of factors. The score assigned for exchange oversight will depend on parameters such as jurisdiction, regulation, “Know Your Customer and Anti-Money Laundering Compliance” (KYC/AML), etc. Exchanges will receive a higher score if they are subject to more stringent regulation, including comprehensive KYC/AML screening, and the level of currency oversight and regulation in their home jurisdiction.

Microstructure Efficiency (30%): The second exchange characteristic is microstructure efficiency. The Secondary Index takes the effective bid-ask spread as a proxy for efficiency. For each exchange and currency pair, the Secondary Index takes an estimate of the “effective spread,” which is a common approach to measuring trade execution costs.

Data Integrity (25%): Data Integrity provides a metric of how consistent an exchange’s trading activity is with its underlying market microstructure. This is done by aligning an exchange’s trade data for a given product with quotes data pertaining to the same market. Exchanges whose traded prices deviate outside the spreads indicated by the quotes data are penalized. This would potentially expose nefarious actions such as wash trading or other potential manipulation of data. The metric is computed by joining a sample of trades with quotes by trading platform, product and time. With this, the Secondary Index computes the maximum observed ask price and the minimum observed bid price over a rolling window in time. This serves to define a range of possible trade prices that would be expected based on the quotes data. The Secondary Index then aggregates this dataset by exchange, computing the fraction of transactions where the trade price was within the expected range as computed in the prior step. This fraction is multiplied by 100 to give the data integrity score.

Data Transparency (10%): Transparency is the term used for a quality score that is determined by the level of detail of the data offered by an exchange. Similar to the jurisdiction hierarchy, Level 1, the highest level in the transparency hierarchy, is assigned 100 points and is reduced by 20 points for each subsequent lower level. The most transparent (Level 1) exchanges offer order-level data, followed by order book (Level 2), trade-level (Level 3), candles (Level 4), and then no data (Level 5).

In the event that the index provider for the Secondary Index changes the methodology of the Secondary Index, the index provider for the Secondary Index will inform the Sponsor of the nature of the change and the timeline for implementation. The Sponsor will notify Shareholders of material changes to the Secondary Index through some combination of press release, website disclosure, Current Report on Form 8-K or prospectus supplement, in addition to any notice to the listing exchange required under applicable listing rules.

Intraday Indicative Value

In order to provide updated information relating to the Trust for use by Shareholders and market professionals, the Sponsor will calculate and disseminate throughout the core trading session on each business day an updated intraday indicative value (“IIV”). The IIV will be calculated by using the prior day’s closing NAV per Share of the Trust as a base and updating that value throughout the trading day to reflect changes in the most recently reported price level of the CME CF Bitcoin Real-Time Index (“BRTI”), as reported by CME Group, Inc., Bloomberg, L.P. or another reporting service. The BRTI is a real-time index of the U.S. dollar price of one bitcoin, published once per second, 24 hours per day, 7 days per week, and 365 days per year. The BRTI is calculated in real time based on the Relevant Order Books of all Constituent Platforms. A “Relevant Order Book” is the universe of the currently unmatched limit orders to buy or sell in the BTC-USD pair that is reported and disseminated by the Benchmark Administrator.

The IIV disseminated during the Exchange’s core trading session hours should not be viewed as an actual real-time update of the NAV, because NAV is calculated only once at the end of each trading day based on the relevant end-of-day value of the Trust’s bitcoin. The IIV will be disseminated on a per-Share basis every 15 seconds during regular Exchange core trading session hours of 9:30 a.m. ET to 4:00 p.m. ET. The Sponsor will disseminate the IIV value through the facilities of relevant information processor and CQS High Speed Lines. In addition, the IIV will be published on the Exchange’s website and will be available through online information services such as Bloomberg and Reuters. The IIV as of the time that the NAV is calculated on a given day may differ from the NAV for such day due to the differences in the time window of trades used to calculate each price (the NAV uses a 60-minute window, whereas the IIV draws prices from the last trade on each exchange in an effort to produce a relevant, real-time price).

All aspects of the BRTI methodology are publicly available at the website of the Benchmark Administrator. The BRTI is calculated once per second, in real time by utilizing the Order Books of bitcoin – U.S. dollar trading pairs operated by all Constituent Exchanges. The Relevant Order Books are aggregated into one consolidated order book by the BRTI calculation agent. The mid-price volume curve, which is the average of the bid price-volume curve (which maps transaction volume to the marginal price per cryptocurrency unit a seller is required to accept in order to sell this volume to the consolidated order book) and the ask price-volume curve (which maps a transaction volume to the marginal price per cryptocurrency unit a buyer is required to pay in order to purchase this volume from the consolidated order book). The mid price-volume curve is weighted by the normalized probability density of the exponential distribution up to the utilized depth (utilized depth being calculated as the maximum cumulative volume for which the mid spread-volume curve does not exceed a certain percentage deviation from the mid price). The BRTI is then given by the sum of the weighted mid price-volume curve obtained in the previous step.

There are many instances in the market today where the IIV as of the time that the NAV is calculated on a given day and the NAV of an ETF for such day are subtly different, whether due to the calculation methodology, market hours overlap or other factors. The Sponsor has seen limited or no negative impact on trading, liquidity or other factors for exchange-traded funds in this situation. The Sponsor believes that the IIV will closely track the globally integrated bitcoin price as reflected on the Constituent Platforms.

Dissemination of the IIV provides additional information that is not otherwise available to the public and is useful to Shareholders and market professionals in connection with the trading of the Shares on the Exchange. Shareholders and market professionals will be able throughout the trading day to compare the market price of the Shares and the IIV. If the market price of the Shares diverges significantly from the IIV, market professionals will have an incentive to execute arbitrage trades. For example, if the Trust appears to be trading at a discount compared to the IIV, a market professional could buy Shares on the Exchange and sell short futures contracts. Such arbitrage trades can tighten the tracking between the market price of the Shares and the IIV, and thus can be beneficial to all market participants.

Stock Splits

The Sponsor reserves the right to adjust the Share price of the Trust in the future to maintain convenient trading ranges for Shareholders in the secondary market. Any adjustments would be accomplished through stock splits or reverse stock splits. Such splits would decrease (in the case of a split) or increase (in the case of a reverse split) the proportionate NAV, but would have no effect on the net assets of the Trust or the proportionate voting rights of Shareholders or the value of any Shareholder’s investment.

Other Assets

The fair value of any liquid assets held by the Trust primarily in the form of cash is included in the determination of NAV.

Liabilities

The fair value of the Trust’s liabilities is included in the determination of NAV. These liabilities are expected generally to consist only of the Sponsor’s Fee, although liabilities may also include extraordinary expenses from time to time. See “The Trust—The Trust’s Fees and Expenses.”

Impact of Trust Expenses on the Trust’s NAV

The amount of bitcoin represented by the Shares will be reduced during the life of the Trust due to the transfer of the Trust’s bitcoin to pay for the Sponsor’s Fee, and to pay for any extraordinary expenses. This dynamic will occur irrespective of whether the value of the Trust’s assets, or the trading price of the Shares, rises or falls.

The Trust’s Financial Statements

The Trust’s periodic financial statements may not utilize the net asset value of the Trust determined by reference to the Index to the extent the methodology used to calculate the Index is deemed not to be consistent with GAAP. The Trust’s periodic financial statements will be prepared in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 820, “Fair Value Measurements and Disclosures” (“ASC Topic 820”) and utilize an exchange-traded price from the Trust’s principal market for bitcoin on the Trust’s financial statement measurement date. The Sponsor will determine at its sole discretion the valuation sources and policies used to prepare the Trust’s financial statements in accordance with GAAP. The Trust intends to engage a third-party vendor to obtain a price from a principal market for bitcoin, which will be determined and designated by such third-party vendor daily based on its consideration of several exchange characteristics, including oversight, and the volume and frequency of trades. Under GAAP, such a price is expected to be deemed a Level 1 input in accordance with the ASC Topic 820 because it is expected to be a quoted price in active markets for identical assets or liabilities.

To determine which market is the Trust’s principal market (or in the absence of a principal market, the most advantageous market) for purposes of calculating the Trust’s financial statements, the Trust follows ASC 820-10, which outlines the application of fair value accounting. ASC 820-10 determines fair value to be the price that would be received for bitcoin in a current sale, which assumes an orderly transaction between market participants on the measurement date. ASC 820-10 requires the Trust to assume that bitcoin is sold in its principal market to market participants or, in the absence of a principal market, the most advantageous market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact. The Trust may transact through digital asset brokers or dealers, in multiple markets, and its application of ASC 820-10 reflects this fact. The Trust anticipates that, while multiple venues and types of markets will be available to the digital asset brokers or dealers from whom the Sponsor acquires or disposes of the Trust’s bitcoin, the principal market in each scenario is determined by looking at the market-based level of volume and bitcoin trading activity. Digital asset brokers or dealers may transact in a Brokered Market, a Dealer Market, Principal-to-Principal Markets and Exchange Markets (each as defined in the FASB ASC Master Glossary). Based on information reasonably available to the Trust, Exchange Markets have the greatest volume and level of activity for the asset. The Trust therefore looks to accessible Exchange Markets as opposed to the Brokered Market, Dealer Market and Principal-to-Principal Markets to determine its principal market. As a result of the aforementioned analysis, an Exchange Market has been selected as the Trust’s principal market. The Trust determines its principal market (or in the absence of a principal market the most advantageous market) on a quarterly basis to determine which market is its Principal Market for the purpose of calculating fair value for the creation of quarterly and annual financial statements.

The process that the Sponsor has developed for identifying a principal market, as prescribed in ASC 820-10, which outlines the application of fair value accounting. The process begins by identifying publicly available, well-established and reputable bitcoin trading venues (Exchange Markets, as defined in the FASB ASC Master Glossary), which are selected by the Sponsor and its affiliates at their sole discretion. Those markets include Binance, Bitstamp, Coinbase, itBit, Kraken, Gemini, and LMAX. The Sponsor then, through a service provider, calculates on each valuation period, the highest volume venue during the 60-minute period prior to 4:00 ET for bitcoin. The Sponsor then identifies that market as the principal market for bitcoin during that period, and uses the price for bitcoin from that venue at 4:00 ET as the principal market price.

DESCRIPTION OF THE TRUST

The Trust is a Delaware Statutory Trust that was formed on January 20, 2021 by the filing of the Certificate of Trust with the Delaware Secretary of State in accordance with the provisions of the Delaware Statutory Trust Act (“DSTA”). On June 14, 2024, the Trust filed a Certificate of Amendment to change its name from “Valkyrie Bitcoin Fund” to “CoinShares Valkyrie Bitcoin Fund”. The Trust operates pursuant to the Trust Agreement.

The Trust holds only bitcoin and cash. The Trust is expected from time to time to issue Baskets in exchange for cash and to distribute cash in connection with redemptions of Baskets. The investment objective of the Trust is for the Shares to reflect the performance of the value of bitcoins as represented by the Index, less the Trust’s liabilities and expenses. The Sponsor believes that, for many investors, the Shares will represent a cost-effective and convenient investment relative to a direct, outright investment in bitcoins.

The Shares represent units of fractional undivided beneficial interest in, and ownership of, the Trust. The Trust is passive and is not managed like a corporation or an active investment vehicle. The bitcoins held by the Custodians on behalf of the Trust will be transferred out of the Bitcoin Account only in the following circumstances: transferred to pay the Sponsor’s Fee, transferred to be sold in connection with the redemption of Baskets, transferred to be sold on an as-needed basis to pay Additional Trust Expenses, sold on behalf of the Trust in the event the Trust terminates and liquidates its assets or as otherwise required by law or regulation. Assuming that the Trust is treated as a grantor trust for U.S. federal income tax purposes, each delivery or sale of bitcoins to pay the Sponsor’s Fee or any Additional Trust Expenses will be a taxable event for Shareholders. See “U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders.”

The Trust is not registered as an investment company under the Investment Company Act and the Sponsor believes that the Trust is not required to register under the Investment Company Act. The Trust will not hold or trade in commodity futures contracts or other derivative contracts regulated by the CEA, as administered by the CFTC. The Sponsor believes that the Trust is not a commodity pool for purposes of the CEA, and that neither the Sponsor nor the Trustee is subject to regulation as a commodity pool operator or a commodity trading adviser in connection with the operation of the Trust.

The Trust expects to create and redeem Shares from time to time but only in Baskets. A Basket equals a block of 5,000 Shares. The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Baskets. The creation and redemption of Baskets require the delivery to the Trust, or the distribution by the Trust, of the cash value of bitcoins represented by the Baskets being created or redeemed (net of accrued expenses and liabilities). The Trust is obligated to convert any cash contributed to bitcoin as soon as practicable, except to the extent necessary to pay expenses. The creation and redemption of a Basket may be made in exchange for the delivery to the Trust, or the distribution by the Trust, of cash equal to that NAV per Share for that day multiplied by 5,000 (or such other number of Shares then constituting a Basket), adjusted for any applicable Execution Charges. Each Share in the initial Baskets will be priced at $13 per Share. The cash required to create a Basket, or to be delivered upon a redemption of a Basket, will gradually decrease over time due to the transfer or sale of the Trust’s bitcoins to pay the Sponsor’s Fee and any Additional Trust Expenses. The Trust will not accept or distribute bitcoin in exchange for Baskets. The Sponsor recognizes that the size of the Baskets may impact the effectiveness of the arbitrage mechanism of the Trust’s creation and redemption process, and accordingly may adjust the size of the Baskets to enhance the activities of the Authorized Participants in the secondary market for the Trust’s Shares. See “Plan of Distribution.”

The Administrator will determine the Trust’s Bitcoin Holdings (which is the aggregate U.S. dollar value, based on the Bitcoin Index Price, of the Trust’s bitcoins less its liabilities) on each day the Shares trade on Nasdaq as of 4:00 p.m. ET or as soon thereafter as practicable. The Administrator will also determine the Bitcoin Holdings per Share, which equals the Trust’s Bitcoin Holdings divided by the number of outstanding Shares. Each business day, the Sponsor will publish the Trust’s Bitcoin Holdings and Bitcoin Holdings per Share on the Trust’s website, https://coinshares.com/us/etf/brrr/, as soon as practicable after the Trust’s Bitcoin Holdings and Bitcoin Holdings per Share have been determined by the Administrator. See “Use of the CME CF Bitcoin Reference Rate – New York Variant.”

The Trust’s assets will consist solely of bitcoin and cash. Each Share will represent a proportional interest, based on the total number of Shares outstanding, in the bitcoins held by the Trust, less the Trust’s liabilities (which include accrued but unpaid fees and expenses). The Sponsor expects that the market trading price of the Shares will fluctuate over time in response to the market prices of bitcoins. In addition, the Sponsor expects that the trading price of the Shares will reflect the estimated accrued but unpaid expenses of the Trust.

Investors may obtain on a 24-hour basis bitcoin pricing information from various financial information service providers or Bitcoin Network information sites such as Tradeblock.com or bitcoincharts.com. Current Bitcoin Index Prices are also generally available with bid/ask spreads directly from Bitcoin Exchanges. As of the date of this prospectus, the constituent Bitcoin Exchanges of the Index were Coinbase, Bitstamp, Kraken, itBit, LMAX Digital and Gemini. Market prices for the Shares will be available from a variety of sources, including brokerage firms, information websites and other information service providers. In addition, on each business day the Trust’s website will provide pricing information for the Shares.

The Trust has no fixed termination date.

THE SPONSOR

The Trust’s Sponsor is CoinShares Co., a Delaware corporation and a wholly owned subsidiary by CoinShares International Limited. The Sponsor’s principal place of business is 437 Madison Avenue, 28th Floor, New York, NY 10022 and its telephone number is 646-308-1518. Under the Delaware General Corporation Law and the governing documents of the Sponsor, CoinShares International Limited, the sole shareholder of the Sponsor, is not responsible for the debts, obligations and liabilities of the Sponsor solely by reason of being the sole shareholder of the Sponsor.

CoinShares International Limited and its subsidiaries have significant experience sponsoring exchange-traded funds and similar products in Europe. The Sponsor has not sponsored an exchange-traded vehicle prior to the Trust.

The Sponsor’s Role

The Former Sponsor arranged for the creation of the Trust and the Sponsor arranges for the registration of the Shares for their public offering in the United States and their listing on Nasdaq. As consideration for its receipt of the Sponsor’s Fee from the Trust, the Sponsor is obligated to pay the Sponsor-paid Expenses. The Former Sponsor paid the costs of the Trust’s organization.

The Sponsor is generally responsible for the administration of the Trust under the provisions of the Trust Agreement. This includes (i) selecting and monitoring the Trust’s Service Providers and from time to time engaging additional, successor or replacement Service Providers and (ii) upon dissolution of the Trust, distributing the Trust’s remaining bitcoins or the cash proceeds of the sale of the Trust’s remaining bitcoins to the owners of record of the Shares.

The Sponsor may transfer all or substantially all of its assets to an entity that carries on the business of the Sponsor if at the time of the transfer the successor assumes all of the obligations of the Sponsor under the Trust Agreement. In such an event, the Sponsor will be relieved of all further liability under the Trust Agreement. The Former Sponsor resigned as co-sponsor, effective June 14, 2024.

The Sponsor’s Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement and for the Sponsor’s agreement to pay the Sponsor-paid Expenses. See “Activities of the Trust—Trust Expenses.”

Marketing Agent Agreement

The Sponsor has entered into a Marketing Agent Agreement with an independent third party to assist the Sponsor in distributing the Shares, developing an ongoing marketing plan for the Trust, preparing marketing materials regarding the Shares, including the content on the Trust’s website, https://coinshares.com/us/etf/brrr/, executing the marketing plan for the Trust and providing strategic and tactical research on the global bitcoin market. For more information about the distribution of the Shares, see “Plan of Distribution.”

Index License Agreement

The Benchmark Administrator and the Sponsor have entered into an index license agreement (the “Index License Agreement”) governing the Sponsor’s use of the Index for calculation of the Bitcoin Index Price. The Benchmark Administrator may adjust the calculation methodology for the Index without notice to, or consent of, the Trust or its Shareholders. Under the Index License Agreement, the Sponsor pays a monthly fee and a fee based on the Trust’s Bitcoin Holdings to the Benchmark Administrator in consideration of its license to the Sponsor of Index-related intellectual property.

Management of the Sponsor

Under the Trust Agreement, all management functions of the Trust have been delegated to and are conducted by the Sponsor, its agents and its affiliates, including without limitation, the Custodians and their agents. As officers of the Sponsor, Jean-Marie Mognetti, the principal executive officer of the Sponsor, and Charles Butler, the principal financial officer and principal accounting officer of the Sponsor, may take certain actions and execute certain agreements and certifications for the Trust, in their capacity as the principal officers of the Sponsor. Mr. Mognetti has served as principal executive officer since September 30, 2024, and Mr. Butler has served as principal financial officer and principal accounting officer since June 2024. Both Mr. Mognetti and Mr. Butler hold their positions for an indefinite term. Mr. Mognetti and Mr. Butler also serve as officers and directors of other affiliates and subsidiaries of CoinShares International Limited, the Sponsor’s parent company.

Jean-Marie Mognetti, Principal Executive Officer

Jean-Marie Mognetti is the CEO and Co-founder of CoinShares International Limited (“CoinShares”), a leading European investment company specializing in digital assets. CoinShares is the parent company of the Sponsor. Mr. Mognetti holds a Masters in Mathematical Trading and Finance from Sir John Cass Business School. He is a seasoned commodity trader, having developed advanced expertise in areas such as quantitative analysis, risk management, and alpha generation. His skills extend to managing trading programs focused on macroeconomic commodities, notably cryptocurrencies. Before co-founding CoinShares in 2014, Mr. Mognetti served as a quantitative trader at Hermes Commodities Fund Managers. His role there was instrumental in establishing and implementing trading strategies based on rigorous quantitative risk management approaches.

Charles Butler, Principal Financial Officer and Principal Accounting Officer

Charles Butler trained with PricewaterhouseCoopers and is a fellow of the Institute of Chartered Accountants in England and Wales with more than 20 years of financial services experience.  Charles's experience covers audit, accountancy, funds, trusts, and private wealth predominantly in the offshore financial services industry.  Prior to joining CoinShares in September 2017, Charles was a Senior Debt Fund Manager at BNP Paribas in Jersey.  At CoinShares Charles has responsibility for finance and tax matters, and is a director of a number of group companies.

THE TRUSTEE

CSC Delaware Trust Company (formerly Delaware Trust Company), a Delaware corporation, serves as Delaware trustee of the Trust under the Trust Agreement. The Trustee has its principal office at 251 Little Falls Drive, Wilmington, Delaware 19808. The Trustee is unaffiliated with the Sponsor. A copy of the Trust Agreement is available for inspection at the Trustee’s principal office identified above.

The Trustee’s Role

The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware. The duties of the Trustee will be limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Delaware Trustee is required to execute under the DSTA. To the extent that, at law or in equity, the Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or the Shareholders, such duties and liabilities will be replaced by the duties and liabilities of the Trustee expressly set forth in the Trust Agreement. The Trustee will have no obligation to supervise, nor will it be liable for, the acts or omissions of the Sponsor, Transfer Agent, Administrator, Custodians or any other Person.

Neither the Trustee, either in its capacity as trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer, director, officer or controlling person of the issuer of Shares. The Trustee’s liability in connection with the issuance and sale of Shares is limited solely to the express obligations of the Trustee as set forth in the Trust Agreement.

The Trustee has not prepared or verified, and will not be responsible or liable for, any information, disclosure or other statement in this prospectus or in any other document issued or delivered in connection with the sale or transfer of the Shares. The Trust Agreement provides that the Trustee will not be responsible or liable for the genuineness, enforceability, collectability, value, sufficiency, location or existence of any of the bitcoins or other assets of the Trust. See “Description of the Trust Agreement.”

The Trustee is permitted to resign upon at least 180 days’ notice to the Trust. The Trustee will be compensated by the Sponsor and indemnified by the Sponsor and the Trust against any expenses it incurs relating to or arising out of the formation, operation or termination of the Trust, or the performance of its duties pursuant to the Trust Agreement except to the extent that such expenses result from gross negligence, willful misconduct or bad faith of the Trustee. The Sponsor has the discretion to replace the Trustee.

The Trustee’s fees and expenses under the Trust Agreement will be paid by the Sponsor.

THE TRANSFER AGENT

U.S. Bancorp Fund Services, LLC will serve as the Transfer Agent of the Trust under the Trust Agreement and pursuant to the terms and provisions of the Transfer Agency and Service Agreement. The Transfer Agent has its principal office at 615 East Michigan Street, Milwaukee, Wisconsin 53202.

The Transfer Agent’s Role

The Transfer Agent holds the Shares in book-entry form. The Administrator directs the Transfer Agent to credit or debit the number of Baskets to the applicable Authorized Participant. The Transfer Agent will issue or cancel each Authorized Participant’s Basket, as applicable. The Transfer Agent will also assist with the preparation of Shareholders’ account and tax statements.

The Sponsor will indemnify and hold harmless the Transfer Agent, and the Transfer Agent will incur no liability for the refusal, in good faith, to make transfers which it, in its judgment, deems improper or unauthorized.

The Transfer Agent Fee is a Sponsor-paid Expense to be assumed and paid by the Sponsor.

The Transfer Agency and Services Agreement will have an initial three-year term and will automatically be renewed for successive one-year periods, unless terminated pursuant to the terms of the agreement. The Transfer Agent may terminate its services for certain material breaches of the Transfer Agency and Services Agreement and terminations as may be required or occasioned by law. Either party may terminate the Transfer Agency and Services Agreement upon 90 days’ prior written notice to the other party.

THE ADMINISTRATOR

U.S. Bancorp Fund Services, LLC will serve as the Administrator of the Trust under the Trust Agreement and pursuant to the terms and provisions of the Trust Administration and Accounting Agreement. The Administrator has its principal office at 615 East Michigan Street, Milwaukee, Wisconsin 53202.

The Administrator’s Role

Pursuant to the Trust Administration and Accounting Agreement, the Administrator is generally responsible for the day-to-day administration of the Trust. The responsibilities of the Administrator include (i) preparing and providing periodic reports on behalf of the Trust to investors, (ii) processing orders to create and redeem Baskets and coordinating the processing of such orders with the Custodians, the Transfer Agent and DTC, (iii) publishing the Trust’s Bitcoin Holdings and Bitcoin Holdings per Share each business day at 4:00 p.m. ET or as soon thereafter as practicable and (iv) instructing the Custodians to transfer the Trust’s bitcoins as needed to pay the Sponsor’s Fee and any Additional Trust Expenses.

The Trust will indemnify the Administrator, and the Administrator will incur no liability for its reliance upon (i) any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed, (ii) the Trust’s offering materials or documents (excluding information provided by the Administrator), (iii) any instructions or (iv) any opinion of legal counsel for the Trust or the Administrator, or arising out of transactions or other activities of the Trust which occurred prior to the commencement of the Trust Administration and Accounting Agreement.

Under the Trust Administration and Accounting Agreement, the Administrator has agreed to provide its services for an initial term of three years with an automatic renewal of successive one-year terms unless earlier terminated pursuant to the Trust Administration and Accounting Agreement. The Administrator may terminate its services for certain material breaches of the Trust Administration and Accounting Agreement and terminations as may be required or occasioned by law. Either party may terminate the Trust Administration and Accounting Agreement upon 90 days’ prior written notice to the other party.

AUTHORIZED PARTICIPANTS

An Authorized Participant must enter into an “Authorized Participant Agreement” with the Sponsor and the Trust to govern its placement of orders to create and redeem Baskets. The Authorized Participant Agreement sets forth the procedures for the creation and redemption of Baskets and for the delivery of bitcoins required for creations and redemptions. The Authorized Participant Agreement also provides the Sponsor and the Administrator with the authority to terminate the relationship with an Authorized Participant if the Sponsor or Administrator determines that an Authorized Participant does not to comply with the regulatory and registration requirements promulgated by FinCEN or other state authorities.

Each Authorized Participant must (i) be a registered broker-dealer or other securities market participant, such as a bank or other financial institution, that is not required to register as a broker-dealer to engage in securities transactions and (ii) enter into an Authorized Participant Agreement with the Sponsor.

A list of the current Authorized Participants can be obtained from the Sponsor. As of the date of this prospectus, the Trust has engaged Jane Street Capital LLC, Cantor Fitzgerald & Co, Marex Capital Markets Inc., Virtue Americas LLC and Macquarie Capital (USA) Inc. as Authorized Participants. Additional Authorized Participants may be added at any time, subject to the discretion of the Sponsor.

THE CUSTODIANS

The Coinbase Custodian

Under the Coinbase Custody Agreement, the Coinbase Custodian is responsible for (1) safekeeping all of the bitcoin owned by the Trust allocated to it by the Sponsor, (2) opening one or more accounts that hold the Trust’s bitcoin and (3) facilitating the transfer of bitcoin required for the operation of the Trust as directed by the Sponsor. The Custodian is chartered as a limited-purpose trust company by the NYDFS and is authorized by the NYDFS to provide digital asset custody services. The Custodian is a wholly-owned subsidiary of Coinbase Global, Inc.

Under the Coinbase Custody Agreement, the Coinbase Custodian’s liability is limited as follows, among others: (i) other than with respect to claims and losses arising from spot trading of bitcoin, or fraud or willful misconduct, among others, the Coinbase Custodian’s aggregate liability under the Coinbase Custody Agreement shall not exceed the greater of (A) the greater of (x) $5 million and (y) the aggregate fees paid by the Trust to the Coinbase Custodian in the 12 months prior to the event giving rise to the Coinbase Custodian’s liability, and (B) the value of the affected bitcoin or cash giving rise to the Coinbase Custodian’s liability; (ii) the Coinbase Custodian’s aggregate liability in respect of each cold storage address shall not exceed $100 million; (iii) in respect of the Coinbase Custodian’s obligations to indemnify the Trust and its affiliates against third-party claims and losses to the extent arising out of or relating to, among others, the Coinbase Custodian’s violation of any law, rule or regulation with respect to the provision of its services, the Coinbase Custodian’s liability shall not exceed the greater of (A) $5 million and (B) the aggregate fees paid by the Trust to the Coinbase Custodian in the 12 months prior to the event giving rise to the Coinbase Custodian’s liability; and (iv) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Coinbase Custodian is not liable, even if the Coinbase Custodian has been advised of or knew or should have known of the possibility thereof. The Coinbase Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Coinbase Custodian. Under the Coinbase Custody Agreement, except in the case of its negligence, fraud, material violation of applicable law or willful misconduct, the Coinbase Custodian shall not have any liability, obligation, or responsibility for any damage or interruptions caused by any computer viruses, spyware, scareware, Trojan horses, worms or other malware that may affect the Trust’s computer or other equipment, or any phishing, spoofing or other attack, unless the Coinbase Custodian fails to have commercially reasonable policies, procedures and technical controls in place to prevent such damages or interruptions.

The Coinbase Custodian may terminate the Coinbase Custody Agreement for any reason upon providing the applicable notice to the Trust, or immediately for Cause (as defined in the Coinbase Custody Agreement), including, among others, if the Trust materially breaches the Prime Broker Agreement and such breach remains uncured, undergoes a bankruptcy event, or fails to repay Trade Credits. The Coinbase Custodian may terminate the Coinbase Custody Agreement for any reason upon providing 30 days’ notice to the Trust, or immediately for Cause (as defined below). The Coinbase Custody Agreement forms a part of the Prime Broker Agreement and is subject to the termination provisions in the Prime Broker Agreement.

The BitGo Custodian

BitGo is also authorized to safeguard the Trust’s bitcoin holdings. BitGo maintains one or more custody accounts on its books, pursuant to the terms of the BitGo Custody Agreement, for the receipt, safekeeping, and maintenance of bitcoin.

BitGo and its affiliates, including their officers, directors, agents, and employees, are not liable for any lost profits, special, incidental, indirect, intangible, or consequential damages resulting from authorized or unauthorized use of the Trust or Sponsor’s site or services. This includes damages arising from any contract, tort, negligence, strict liability, or other legal grounds, even if BitGo was previously advised of, knew, or should have known about the possibility of such damages. However, this exclusion of liability does not extend to cases of BitGo’s fraud, willful misconduct, or gross negligence. In situations of gross negligence, BitGo’s liability is specifically limited to the value of the digital assets or fiat currency that were affected by the negligence. Additionally, the total liability of BitGo for direct damages is capped at the fees paid or payable to them under the relevant agreement during the three-month period immediately preceding the first incident that caused the liability.

BitGo cold wallets are supported by a $250 million insurance policy issued by Lloyd’s of London. The specifics of the policy include Cyber Insurance, E&O, and general specie. Any copying and theft of private keys, insider theft or dishonest acts by BitGo employees or executives, and loss of keys directly related to BitGo’s custody of keys would be covered by this amount at minimum. This insurance policy is shared among all of BitGo’s clients and is not specific to the Trust or to customers holding bitcoin and may not be available or sufficient to protect the Trust from all possible losses or sources of losses. The Sponsor may purchase additional insurance coverage through BitGo’s underwriter, though the Sponsor has not purchased such additional insurance cover as of the date of this prospectus. BitGo is not FDIC-insured. BitGo has established a business continuity plan that will support its ability to conduct business in the event of a significant business disruption. This plan is reviewed and updated annually, and can be updated more frequently, if deemed necessary, by BitGo in its sole discretion. Should BitGo be impacted by a significant business disruption, BitGo aims to minimize business interruption as quickly and efficiently as possible.

The BitGo Custody Agreement commenced on the effective date, as detailed in the agreement, and will continue for one (1) year, unless earlier terminated in accordance with the terms of the BitGo Custody Agreement. After the initial term, the BitGo Custody Agreement will automatically renew for successive renewal terms, as established on the agreement, unless either party notifies the other of its intention not to renew with prior notice. BitGo may terminate the BitGo Custody Agreement for any reason upon providing at least thirty (30) days’ written notice to the Trust and to the Sponsor, or immediately if BitGo perceives a risk of legal or regulatory non-compliance associated with the Trust’s custodial account activity, among others. The Sponsor may terminate the BitGo Custody Agreement at any time upon providing at least thirty (30) days’ written notice to BitGo, paying outstanding amounts and an early termination fee.

The Komainu Custodian

Komainu is also authorized to safeguard the Trust’s bitcoin holdings. Komainu maintains one or more custody accounts on its books, pursuant to the terms of the Komainu Custody Agreement, for the receipt, safekeeping, and maintenance of bitcoin. CoinShares International Limited, the parent of the Sponsor, holds a minority equity interest in Komainu and is therefore an affiliate of the Sponsor.

In general, Komainu’s (and its affiliates’) liability arising out of or relating to the Komainu Custody Agreement will be limited to those damages that are caused directly by Komainu’s failure to exercise such care and skill to be reasonably expected of a professional custodian for hire of assets of the same type as the Trust’s assets, acting without gross negligence, willful default or fraud. More particularly, Komainu’s liability is limited by the following, among others: (i) in no event shall Komainu (or its affiliates) be liable for any reduction in the value of the Trust’s assets; (ii) in no event shall Komainu (or its affiliates) be liable for any losses suffered or incurred due to an event (or series of connected events) which could reasonably be considered to be outside of Komainu’s control; (iii) in no event shall Komainu (or its affiliates) be liable for any indirect or consequential loss, loss of profits, contract, revenue, cost, opportunity, anticipated savings, business and/or goodwill, in each case, arising out of or in connection with the Komainu Custody Agreement, even if that loss or damage was reasonably foreseeable or Komainu (or its affiliates) was aware of the possibility of that loss or damage arising. To the extent that Komainu (or its affiliates) is liable in accordance with the terms of the Komainu Custody Agreement, Komainu’s (or its affiliates’) liability to the Trust in the case of Theft (a “Theft” is defined in the Komainu Custody Agreement as unauthorized access to Komainu’s systems by a third party resulting in a reduction of the amount of the Trust’s assets held by Komainu on behalf of the Trust) shall be limited to the higher of the service fees (paid and/or payable) by the Trust to Komainu under the Komainu Custody Agreement during the twenty-four (24) month period immediately preceding the Theft, or the actual amount received by Komainu under its insurance policies maintained, if any, for the Theft. Other than in the case of Theft, to the extent that Komainu (or its affiliates) is liable given the limitation and exclusions outlined in the Komainu Custody Agreement, Komainu (or its affiliates) shall not be liable to the Trust (whether arising in contract, tort (including negligence), breach of statutory duty or otherwise) for any sum which would result in Komainu’s (or its affiliates) total liability under the Komainu Custody Agreement to exceed the service fees paid or payable by the Trust to Komainu under the agreement during the twelve (12) month period immediately preceding the event (or series of connected events) giving rise to the liability.

Komainu maintains comprehensive insurance coverage in relation to digital assets under custody, that is reviewed and updated on an ongoing basis. This program encompasses crime and specie policies and protects against risks related to third-party computer and fund transfer fraud, employee theft, collusion, and physical device or backup theft, loss or damage. The policy is designed to protect all clients and their on-chain segregated custody wallets, the $50 million (USD) limit is aggregated and pooled and not dedicated specifically to any individual client.

The Komainu Custody Agreement commenced on the effective date, as detailed in the agreement, and will continue for thirty-six (36) months, unless earlier terminated in accordance with the terms of the Komainu Custody Agreement. After the initial term, the Komainu Custody Agreement will automatically renew for successive twelve (12) month periods, as established on the agreement, unless either party notifies the other of its intention to terminate in accordance with the terms of the agreement. Komainu may terminate the Komainu Custody Agreement for any reason upon providing at least three (3) months’ written notice to the Trust, or immediately upon written notice to the Trust if: (i) Komainu determines, in its sole discretion, that continued provision of the custody services would result in violation of applicable law or regulation relating to either Komaniu or the Trust and the parties are unable to amend the relevant provisions of the Komainu Custody Agreement in accordance with the terms of the agreement, (ii) a force majeure event, as defined in the Komainu Custody Agreement, continues for at least forty-five (45) days, or (iii) the Trust does not utilize the custody services set forth in the Komainu Custody Agreement for a period of twelve (12) months from the effective date of the agreement.

THE PRIME BROKER AND THE TRADE CREDIT LENDER

Prime Broker

Pursuant to the Coinbase Custody Agreement, a portion of the Trust’s bitcoin holdings and cash holdings from time to time may be held with Coinbase Inc., an affiliate of the Coinbase Custodian, and the Prime Broker, in the Trading Account, in connection with creations and redemptions of Baskets for which the Prime Broker is a Bitcoin Trading Counterparty and for sales of bitcoin to pay the Sponsor’s Fee and Trust expenses not assumed by the Sponsor. The Sponsor may, at its sole discretion, add or terminate prime brokers at any time, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such prime brokers.

These periodic holdings held in the Trading Account with the Prime Broker represent an omnibus claim on the Prime Broker’s bitcoin held on behalf of clients; these holdings exist across a combination of omnibus hot wallets, omnibus cold wallets or in accounts in the Prime Broker’s name on a trading venue (including third-party venues and the Prime Broker’s own execution venue) where the Prime Broker executes orders to buy and sell bitcoin on behalf of clients (each such venue, a “Connected Trading Venue”). The Sponsor will not direct the Prime Broker to exchange the Trust’s assets on any specific Connected Trading Venue. The Prime Broker is not required to hold any of the bitcoin in the Trust’s Trading Account in cold storage or to hold any such bitcoin in segregation, and neither the Trust nor the Sponsor can control the method by which the Prime Broker holds the bitcoin credited to the Trust’s Trading Account. Within the Trading Account, the Coinbase Custody Agreement provides that the Trust does not have an identifiable claim to any particular bitcoin. Instead, the Trust’s Trading Account represents an entitlement to a pro rata share of the bitcoin the Prime Broker has allocated to the omnibus hot wallets, omnibus cold wallets, and the accounts in the Prime Broker’s name that the Prime Broker maintains at Connected Trading Venues (which are typically held on an omnibus, rather than segregated, basis).

Pursuant to the Coinbase Custody Agreement, the Trust may engage in purchases or sales of bitcoin by placing orders with the Prime Broker. The Prime Broker will route orders placed by the Sponsor through the Prime Broker’s execution platform (the “Trading Platform”) to a Connected Trading Venue where the order will be executed. Each order placed by the Sponsor will be sent, processed and settled at each Connected Trading Venue to which it is routed. The Coinbase Custody Agreement provides that the Prime Broker is subject to certain conflicts of interest, including: (i) the Trust’s orders may be routed to the Prime Broker’s own execution venue where the Trust’s orders may be executed against other customers of the Prime Broker or with the Prime Broker acting as principal, (ii) the beneficial identity of the counterparty purchaser or seller with respect to the Trust’s orders may be unknown and therefore may inadvertently be another client of the Prime Broker, (iii) the Prime Broker does not engage in front-running, but is aware of the Trust’s orders or imminent orders and may execute a trade for its own inventory (or the account of an affiliate) while in possession of that knowledge and (iv) the Prime Broker may act in a principal capacity with respect to certain orders. As a result of these and other conflicts, when acting as principal, the Prime Broker may have an incentive to favor its own interests and the interests of its affiliates over the Trust’s interests.

Subject to the foregoing, and to certain policies and procedures that the Coinbase Custody Agreement requires the Prime Broker to have in place to mitigate conflicts of interest when executing the Trust’s orders, the Coinbase Custody Agreement provides that the Prime Broker shall have no liability, obligation, or responsibility whatsoever for the selection or performance of any Connected Trading Venue, and that other Connected Trading Venues and/or trading venues not used by the Prime Broker may offer better prices and/or lower costs than the Connected Trading Venue used to execute the Trust’s orders.

To the extent the Trust sells bitcoin through the Prime Broker, the Trust’s orders will be executed at the Connected Trading Venues that have been approved in accordance with the Prime Broker’s due diligence and risk assessment process. The Prime Broker has represented that its due diligence on Connected Trading Venues includes reviews conducted by the legal, compliance, security, privacy and finance and credit-risk teams, The Connected Trading Venues, which are subject to change from time to time, currently include Bitstamp, LMAX, Kraken, the exchange operated by the Prime Broker, as well as four additional non-bank market makers (“NBMMs”). The Prime Broker has represented to the Trust that it is unable to name the NBMMs due to confidentiality restrictions.

Once the Sponsor places an order to purchase or sell bitcoin on the Trading Platform, the associated bitcoin or cash used to fund or fill the order, if any, will be placed on hold and will generally not be eligible for other use or withdrawal from the Trust’s Trading Account. The Trust’s Vault Accounts may be used directly to fund orders. With each Connected Trading Venue, the Prime Broker shall establish an account in the Prime Broker’s name, or in its name for the benefit of clients, to trade on behalf of its clients, including the Trust, and the Trust will not, by virtue of the Trading Account the Trust maintains with the Prime Broker, have a direct legal relationship, or account with, any Connected Trading Venue. The Vault Account at the Coinbase Custodian is subject to the lien to secure outstanding Trade Credits in favor of the Trade Credit Lender discussed below.

The Prime Broker is permitted to suspend or terminate the Prime Broker Agreement under certain circumstances. The Prime Broker, for itself or as agent for the Coinbase Custodian and Trade Credit Lender, may not terminate the Prime Broker Agreement (including the Coinbase Custody Agreement) or suspend, restrict terminate or modify the Prime Broker Services (as defined below) on less than 30 days’ notice, except in the event of (i) a Change in Law (defined below) or (ii) a Cause event (as defined below). The Prime Broker Agreement defines “Coinbase Prime Broker Services” as (i) the custody of the Trust’s bitcoin in its Vault Account, the processing of deposits and withdrawals and other custody transactions, (ii) access to the Prime Broker’s trading platform and the execution and settlement of all orders for the sale of bitcoin submitted by the Trust, and (iii) the extension of credit to the Trust by the Trade Credit Lender pursuant to the Trade Financing Agreement.

The Prime Broker Agreement defines a “Change in Law” as any change in or adoption of any applicable law, rule, or regulation which, in the reasonable opinion of counsel to the Prime Broker would prohibit or materially impede some or all of the arrangement contemplated by the Prime Broker Agreement. Upon the occurrence of a Change in Law, the parties will negotiate to agree on modifications to the Prime Broker Agreement or the Coinbase Prime Broker Services that would enable compliance with such Change in Law or, in the case of a material impediment, reduce the impact to the parties of such Change in Law and the Coinbase Entities shall continue to provide the Coinbase Prime Broker Services unless prohibited from doing so by the Change in Law. If the parties cannot agree on modifications within thirty (30) days following notice from the Prime Broker or if the Change in Law requires that the Prime Broker immediately ceases providing any Coinbase Prime Broker Services, the Prime Broker may, upon written notice, suspend, restrict or terminate the Coinbase Prime Broker Services solely to the extent necessary to account for the Change in Law, provided that any such suspension, restriction, termination or modification is narrowly tailored.

Upon the occurrence and continuation of a Cause event, and after giving effect to any notice requirement and cure period that may apply, the Prime Broker may, at its reasonable discretion, terminate the Prime Broker Agreement and accelerate the Trust’s obligations, and/or take certain other actions. The Prime Broker Agreement defines “Cause” to mean, (i) a material breach of the Prime Broker Agreement (other than the Coinbase Custody Agreement) which is uncured for 10 days; (ii) a material breach of the Coinbase Custody Agreement which is uncured for 30 days; (iii) a Bankruptcy Event (as defined below); and (iv) the failure by the Trust to repay Trade Credits by the applicable deadline specified in the Trade Financing Agreement which, in the event the failure results solely from an error or omission of an administrative or operational nature, remains uncured for a period of one business day.

“Bankruptcy Event” is defined in the Prime Broker Agreement to mean the party is (i) dissolved (other than pursuant to a consolidation, amalgamation or merger); (ii) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (iii) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (iv) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (I) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (II) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (v) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (vi) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (vii) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (viii) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (i) to (vii) (inclusive); or (ix) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

The Trust may terminate the Prime Broker Agreement, including the Coinbase Custody Agreement, in whole or in part for any reason upon 30 days’ notice to the Prime Broker, for itself or as agent on behalf of the Coinbase Custodian or Trade Credit Lender, or upon a Coinbase Termination Event. The Prime Broker Agreement defines a “Coinbase Termination Event” to mean the occurrence and continuance of (i) a Bankruptcy Event with respect to any Coinbase Entity, (ii) the failure of any Coinbase Entity to sell or withdraw or transfer the Trust’s bitcoin in accordance with the Trust’s instructions within the time periods set forth in the Prime Broker Agreement and such failure is not cured within two (2) business days following the Trust providing written notice to the relevant Coinbase Entity (“CB Return Cure”); provided, however, that (A) if, prior to the expiration of the CB Return Cure, the Prime Broker transfers cash to the Trust in an amount equal to the value of the bitcoin based on the Benchmark Valuation (defined as the CME CF Bitcoin Reference Rate New York) as of the time that the request to sell, transfer or withdraw was originally made by the Trust (the “BTC Cash Value”) or if the Prime Broker delivers cash collateral to an account designated by the Trust and in which the Trust has a perfected, first priority security interest and in an amount equal to the BTC Cash Value until the relevant bitcoin is sold, withdrawn or transferred or the Trust elects to receive such amount in cash in lieu of the Prime Broker’s obligation to sell, withdraw or transfer the relevant bitcoin, in each cash, such failure will be deemed cured; provided, further that, the Trust shall have the right to choose whether to receive the BTC Cash Value in lieu of the relevant bitcoin or receive the BTC Cash Value as cash collateral, or (B) if such failure is due to a technology or security issue where, in the commercially reasonable opinion of the Prime Broker, returning the relevant bitcoin would result in material risk to the Trust or the Prime Broker or may result in the relevant bitcoin being lost or otherwise not successfully returned and the Prime Broker promptly notifies the Trust promptly upon Client’s notice of such failure, (1) the Trust may request that the Prime Broker still sell, withdraw or transfer the bitcoin, but the Prime Broker will have no liability with respect to any such sell, withdrawal or transfer (unless the Prime Broker or any of the Coinbase Entities act with negligence unrelated to such technology or security issue) and any failure to withdraw or transfer shall not result in a Coinbase Termination Event if the Trust does not receive the withdrawn or transferred bitcoin or the proceeds of any such sale due to such technology or security issue, or (2) if the Trust does not elect to have the Prime Broker still make the sale, withdrawal or transfer, a Coinbase Termination Event shall not occur while the relevant security or technology event is occurring and continuing, (iii) the failure of any Coinbase Entity to withdraw or transfer cash to the Trust in accordance with the Trust’s instructions within the time periods set forth in the Prime Broker Agreement and such failure is not cured within one (1) business day following the Trust providing written notice to the relevant Coinbase Entity, (iv) a Coinbase Entity intentionally or willfully, materially breaches any provision of the Prime Broker Agreement (other than the provisions of the Coinbase Custody Agreement) and such breach remains uncured for a period of 10 calendar days after notice of such breach is provided by the Trust to the Prime Broker; or (v) a Coinbase Entity intentionally or willfully, materially breaches any provision of the Coinbase Custody Agreement and such breach remains uncured for a period of 30 calendar days after notice of such breach is provided by the Trust to the Prime Broker.

The Prime Broker does not guarantee uninterrupted access to the Trading Platform or the services it provides to the Trust. Under certain circumstances, the Prime Broker is permitted to halt or suspend trading on the Trading Platform, or impose limits on the amount or size of, or reject, the Trust’s orders, including in the event of, among others, (a) delays, suspension of operations, failure in performance, or interruption of service that are directly due to a cause or condition beyond the reasonable control of the Prime Broker, (b) the Trust has engaged in unlawful or abusive activities or fraud, or (c) a security or technology issue occurred and is continuing that results in the Prime Broker being unable to provide trading services or accept the Trust’s order, in each case, subject to certain protections for the Trust.

Neither the Prime Broker nor any other Coinbase entity is permitted to withdraw the Trust’s bitcoin from the Trust’s Vault Accounts, or loan, hypothecate, pledge or otherwise encumber the Trust’s bitcoin, without the consent of the Trust. The Trading Account is subject to the lien to secure outstanding Trade Credits in favor of the Trade Credit Lender discussed below.

Under the Prime Broker Agreement, the Prime Broker’s liability is limited as follows, among others: (i) other than with respect to claims and losses arising from spot trading of bitcoin, or fraud or willful misconduct, among others, the Prime Broker’s aggregate liability shall not exceed the greater of (A) the greater of (x) $5 million and (y) the aggregate fees paid by the Trust to the Prime Broker in the 12 months prior to the event giving rise to the Prime Broker’s liability, and (B) the value of the cash or affected bitcoin giving rise to the Prime Broker’s liability; (ii) in respect of the Prime Broker’s obligations to indemnify the Trust and its affiliates against third-party claims and losses to the extent arising out of or relating to, among others, the Prime Broker’s violation of any law, rule or regulation with respect to the provision of its services, or the full amount of the Trust’s assets lost due to the insolvency of or security event at a Connected Trading Venue, the Prime Broker’s liability shall not exceed the greater of (A) $5 million and (B) the aggregate fees paid by the Trust to the Prime Broker in the 12 months prior to the event giving rise to the Prime Broker’s liability; and (iii) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Prime Broker is not liable, even if the Prime Broker has been advised of or knew or should have known of the possibility thereof. The Prime Broker is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Prime Broker. Both the Trust and the Prime Broker and its affiliates (including the Coinbase Custodian) are required to indemnify each other under certain circumstances. The Prime Broker Agreement is governed by New York law and provides that disputes arising under it are subject to arbitration.

The Prime Broker Agreement provides that the Coinbase Entities may have actual or potential conflicts of interest in connection with providing the Prime Broker Services including that (i) orders to buy or sell bitcoin may be routed to the Prime Broker’s platform (“Coinbase Platform”) where such orders may be executed against other Coinbase customers or with the Prime Broker acting as principal, (ii) the beneficial identity of the purchaser or seller with respect to an order is unknown and therefore may inadvertently be another Coinbase customer, (iii) the Prime Broker does not engage in front-running, but is aware of orders or imminent orders and may execute a trade for its own inventory (or the account of an affiliate) while in possession of that knowledge and (iv) the Prime Broker may act in a principal capacity with respect to certain orders (e.g., to fill residual order size when a portion of an order may be below the minimum size accepted by the Connected Trading Venues). As a result of these and other conflicts, when acting as principal, the Coinbase Entities may have an incentive to favor their own interests and the interests of their affiliates over the Trust’s interests and have in place certain policies and procedures that are designed to mitigate such conflicts. The Prime Broker will maintain appropriate and effective arrangements to eliminate or manage conflicts of interest, including segregation of duties, information barriers and training. The Prime Broker will notify the Trust of changes to its business that have a material adverse effect on the Prime Broker’s ability to manage its conflicts of interest. The Coinbase Entities shall execute trades pursuant to such policies and procedures; provided that the Coinbase Entities (a) shall execute in a commercially reasonable amount of time (i) any marketable orders appropriately entered by the Trust and (ii) any other pending orders by the Trust received by the Coinbase Entities that become marketable, (b) for any order that the Prime Broker receives from the Trust, the Prime Broker will make commercially reasonable efforts to route orders for execution to the Connected Trading Venue offering the most favorable price for the Trust’s bitcoin sale orders, including consideration of any gas fees or similar fees related to a particular Blockchain at the time that such orders are routed for execution, and (c) shall not knowingly enter into a transaction for the benefit of (x) the Coinbase Entities, or (y) any other client received after the Trust’s order, ahead of any order received from the Trust. For purposes of the foregoing, a marketable order is a sell order equivalent to or better than the best bid price on any Connected Trading Venue (or any venue that a Coinbase Entity may use) at a given moment. The Prime Broker agrees to direct the Trust’s orders in a manner that does not systematically favor the Coinbase Platform or Connected Trading Venues that provide financial incentives to the Prime Broker; provided, however, that under certain circumstances the Prime Broker may choose to intentionally route to the Coinbase Platform due to temporary conditions affecting Connected Trading Venues (e.g., connectivity problems of the Connected Trading Venue or funding constraints).

The Trade Credit Lender

The Sponsor does not intend to fund the Trading Account at the Prime Broker with sufficient bitcoin to pay fees and expenses and instead intends to utilize the Trade Financing Agreement for such fees and expenses. To avoid having to pre-fund purchases or sales of bitcoin in connection with cash creations and redemptions that utilize the Prime Broker as a Bitcoin Trading Counterparty and any sales of bitcoin to pay the Sponsor’s Fee and any other Trust expenses not assumed by the Sponsor, to the extent applicable, the Trust may borrow bitcoin or cash as Trade Credit from the Trade Credit Lender on a short-term basis. This allows the Trust to buy or sell bitcoin through the Prime Broker in an amount that exceeds the cash or bitcoin credited to the Trust’s Trading Account at the Prime Broker at the time such order is submitted to the Prime Broker, which is expected to facilitate the Trust’s ability to process cash creations and redemptions and pay the Sponsor’s Fee and any other Trust expenses not assumed by the Sponsor, to the extent applicable, in a timely manner by seeking to lock in the bitcoin price on the trade date for creations and redemptions or the payment date for payment of the Sponsor’s Fee or any other Trust Expenses not assumed by the Sponsor, rather than waiting for the funds associated with the creation to be transferred by the Cash Custodian to the Prime Broker prior to purchasing the bitcoin or for the bitcoin held in the Vault Account to be transferred to a Trading Account prior to selling the bitcoin. The Trust is required by the terms of the Coinbase Credit Committed Trade Financing Agreement, which is part of the Prime Broker Agreement, to repay any extension of Trade Credit by the Trade Credit Lender by 6:00 p.m. ET on the business day following the day that the Trade Credit was extended to the Trust. The Trade Credit Lender is only required to extend Trade Credits to the Trust to the extent such bitcoin or cash is actually available to the Trade Credit Lender. For example, if the Trade Credit Lender is unable to borrow bitcoin to lend to the Trust as a Trade Credit, or there is a material market disruption (as determined by the Trade Credit Lender in good faith and in its sole discretion), the Trade Credit Lender is not obligated to extend Trade Credits to the Trust. To secure the repayment of Trade Credits, the Trust has granted a first-priority lien to the Trade Credit Lender over the assets in its Trading Account and Vault Account at the Coinbase Custodian. If the Trust fails to repay a Trade Credit within the required deadline, the Trade Credit Lender is permitted to take control of bitcoin or cash credited to the Trust’s Trading Account and Vault Account at the Coinbase Custodian (though it is required to exhaust the Trading Account prior to taking control of assets in such Vault Account) and liquidate them to repay the outstanding Trade Credit. Trade Credits bear interest.

Interest rates on Trade Credits (“financing fee”) are calculated as follows: where settlement of Trade Credits is to occur on the business day following the execution date, the applicable stated interest rate divided by 365 (e.g., 11% + Fed Funds Target)/365) is to be paid on the aggregate Trade Credit amount borrowed by the Trust. As a hypothetical example to illustrate how the financing fee is calculated, on December 28, 2023, the Fed Funds Target rate was 5.50%, so the hypothetical financing fee, based on an applicable stated interest rate of 11% + Fed Funds Target, as of that date would be 11% + 5.5% divided by 365 on the borrowed funds.

The Trust’s bitcoin holdings are maintained with the Custodians rather than the Prime Broker, except in the limited circumstances of bitcoin that is held temporarily in the Trading Account for purchases and sales of bitcoin in connection with cash creation and cash redemption Basket settlement that utilize the Prime Broker as a Bitcoin Trading Counterparty, or sales of bitcoin in connection with the payment of Sponsor’s Fee and any other Trust expenses not assumed by the Sponsor, to the extent applicable. In connection with a redemption order utilizing the Prime Broker or to pay the Sponsor’s Fee and expenses not assumed by the Sponsor, the Trust will first borrow bitcoin from the Trade Credit Lender using the Trade Financing Agreement, and then sell this bitcoin. In connection with a purchase order utilizing the Prime Broker, the Trust will first borrow cash from the Trade Credit Lender using the Trade Financing Agreement, and then purchase bitcoin. The purpose of borrowing the bitcoin or cash used in connection with cash creation and redemption or to pay these fees and expenses from the Trade Credit Lender is to lock in the bitcoin price on the trade date or the payment date, as applicable, rather than waiting for the funds associated with the creation to be transferred by the Cash Custodian to the Prime Broker prior to purchasing the bitcoin or for the bitcoin held in the Vault Accounts to be transferred to a Trading Account prior to selling the bitcoin (a process which may take up to twenty-four hours, or longer if the Bitcoin Blockchain is experiencing delays in transaction confirmation, or if there are other delays).

In the event Trade Credits are unavailable from the Trade Credit Lender or become exhausted, the Sponsor would require the Authorized Participant to deliver cash on the trade date so that a purchase order can be settled in a timely manner. The Trust may use financing when the bitcoin remains in the Vault Account at the Coinbase Custodian at the point of intended execution of a sale of bitcoin. In the event Trade Credits are unavailable or become exhausted in this situation, the Sponsor would instruct the Custodians to move bitcoin out of the Vault Accounts into the Trading Account so that it could be sold directly in response to a redemption order or to pay fees and expenses. Under these circumstances, the Trust may not be able to lock in the bitcoin price on the trade date or the payment date, as applicable, and would instead have to wait until the transfer from the Vault Accounts to the Trading Account was completed before selling the bitcoin.

This could cause the execution price associated with such trades, following the completion of the transfer, to materially deviate from the execution price that would have existed on the original trade or payment date, which could negatively impact Shareholders.

In addition, to the extent that the execution price for purchases and sales of bitcoin related to creations and redemptions and sales of bitcoin in connection with paying the Sponsor’s Fee and any other Trust expenses, to the extent applicable, deviate significantly from the Index price used to determine the NAV of the Trust, the Shareholders may be negatively impacted.

With respect to a purchase order, as between the Trust and the Authorized Participant, the Authorized Participant (or, if the Authorized Participant is acting as agent for a Non-AP Arbitrageur, the Non-AP Arbitrageur) is responsible for the dollar cost of the difference between the value of bitcoin calculated by the Trust Administrator for the applicable NAV per Share of the Trust and the price at which the Trust acquires the bitcoin to the extent the price realized in buying the bitcoin is higher than the bitcoin price utilized in the NAV. To the extent the price realized in buying the bitcoin is lower than the price utilized in the NAV, the Authorized Participant shall get to keep the dollar impact of any such difference. With respect to a redemption order, between the Trust and the Authorized Participant, the Authorized Participant (or, if the Authorized Participant is acting as agent for a Non-AP Arbitrageur, the Non-AP Arbitrageur) is responsible for the dollar cost of the difference between the value of bitcoin calculated by the Trust Administrator for the applicable NAV per Share of the Trust and the price at which the Trust sells bitcoin to raise the cash needed for the cash redemption order to the extent the price realized in selling the bitcoin is lower than the bitcoin price utilized in the NAV. To the extent the price realized in selling the bitcoin is higher than the price utilized in the NAV, the Authorized Participant shall get to keep the dollar impact of any such difference.

THE CASH CUSTODIAN

U.S. Bank, N.A. serves as the cash custodian for the Trust. The Cash Custodian is responsible for safekeeping all non-bitcoin assets of the Trust.

The Trust will indemnify the Cash Custodian from and against any and all claims, demands, losses, expenses and liabilities of any and every nature that the Cash Custodian may sustain or incur or that may be asserted against the Cash Custodian by any person arising directly or indirectly (i) from the fact that the relevant securities are registered in the name of any such nominee, (ii) from any action taken or omitted to be taken by the Cash Custodian in good faith (a) at the request or direction of or in reliance on the advice of the Trust or Sponsor, or (b) upon Written Instructions, or (iii) from the performance of its obligations under the Cash Custody Agreement.

Under the Cash Custody Agreement, the Cash Custodian has agreed to provide its services for an initial term of three years with an automatic renewal of successive one-year terms unless earlier terminated pursuant to the Cash Custody Agreement. The Custodian may terminate its services for certain material breaches of the Cash Custody Agreement and terminations as may be required or occasioned by law. Either party may terminate the Cash Custody Agreement upon 90 days’ prior written notice to the other party.

CONFLICTS OF INTEREST

General

The Sponsor has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Sponsor attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Sponsor to ensure that these conflicts do not, in fact, result in adverse consequences for the Trust.

Prospective investors should be aware that the Sponsor presently intends to assert that Shareholders have, by subscribing for Shares of the Trust, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Sponsor to investors.

The Sponsor

The Sponsor and its affiliates and their respective officers, directors, employees and other related parties engage in a broad spectrum of activities and may expand the range of services that they provide over time. The Sponsor and its related parties will generally not be restricted in the scope of their business or in the performance of any such services (whether now offered or undertaken in the future), even if such activities could give rise to conflicts of interest, and whether or not such conflicts are described herein. In the ordinary course of their business activities, the Sponsor and its related parties may engage in activities where the interests of the Sponsor and its related parties or the interests of their clients conflict with the interests of the Trust. Certain employees of the Sponsor also have responsibilities relating to the business of one or more related parties. These employees are not restricted in the amount of time that may be allocated to the business activities of the Sponsor’s related parties, and the allocation of such employees’ time between the Sponsor and its related parties may change over time.

The Sponsor and its related parties are responsible for managing other accounts in addition to the services that they provide to the Trust, including other accounts of the Sponsor or its affiliates. Other accounts may include, without limitation, private or SEC-registered funds, separately managed accounts, offshore funds or accounts, or investments owned by the Sponsor or its affiliates. Management of other accounts in addition to services provided to the Trust can present certain conflicts of interest. The other accounts might have similar or different investment objectives or strategies as the Trust, or otherwise hold, purchase or sell investments that are eligible to be held, purchased or sold by the Trust, or may take positions that are opposite in direction from those taken by the Trust.

The Sponsor may devote unequal time and attention to the management of different accounts. As a result, the Sponsor may not be able to fulfill its obligations to the Trust as might be the case if it were to devote substantially more attention to the management of a single account. The effects of this potential conflict may be more pronounced where accounts overseen by the Sponsor have different investment strategies.

A conflict of interest arises where the financial or other benefits available to the Sponsor or its related parties differ among the accounts that it manages. Where the structure of the Sponsor’s or its related party’s fee differs among accounts (such as where certain accounts pay higher management fees or a performance or incentive fee), the Sponsor might be motivated to help certain accounts over others. In addition, the Sponsor might be motivated to favor accounts in which it has an interest and/or its related parties have interests. Similarly, the desire to maintain or raise assets under management or to enhance the Sponsor’s or its related parties’ performance record or to derive other rewards, financial or otherwise, could influence the Sponsor to give preferential treatment to those accounts that could most significantly benefit the Sponsor.

The Trust’s service providers (including its Administrator, auditor and legal counsel) may provide services to other pooled investment vehicles with similar investment strategies and objectives and, accordingly, may have conflicts of interest. The Trust’s Sponsor and other service providers and their principals, employees or affiliates may invest or trade in digital assets for their own accounts, which activities may conflict or compete with the Trust.

The Sponsor or its affiliates may purchase Shares from the Trust from time to time, and may hold a material position in the Trust. The Trust will not receive any of the proceeds from the resale by the Sponsor or its affiliates of these Shares, and the sale of such Shares may impact the price at which you may be able to sell your Shares. The Sponsor and its affiliates reserve the right, subject to compliance with applicable law, to sell into the market or redeem through an Authorized Participant at any time some or all of the Shares of the Trust acquired for their own accounts. The Sponsor or its affiliates face conflicting interests in determining whether, when and in what amount to sell or redeem Shares of the Trust. The Sponsor and its affiliates are under no obligation to consider the effect of sales or redemptions on the Trust and other Shareholders in deciding whether to sell or redeem their Shares.

The Sponsor is responsible for selecting and engaging the Trust’s service providers, including the Benchmark Provider. To the extent that the Sponsor has other commercial arrangements with the service providers, the Sponsor may face conflicts of interest with respect to its oversight and supervision of the service providers. Further, to the extent that the Sponsor has investments in bitcoin and/or in Shares, and due to the fact that the Sponsor’s fee is payable based on the value of the Shares, the Sponsor may face potential conflicts of interest with respect to the Benchmark Provider’s valuation of Shares.

Komainu is a Custodian of the Trust and an affiliate of the Sponsor, which may create conflicts of interest as a result of such relationship. Komainu does not share officers or personnel with the Sponsor. Shareholders should be aware that Komainu will not take the interests of the Shareholders into consideration when carrying out its duties under the Komainu Custody Agreement. The interests of Komainu and the Shareholders may not be aligned. Komainu will have no responsibility or liability to the Shareholders or the Trust except as provided in the Komainu Custody Agreement.

Proprietary Trading/Other Clients

Because the officers of the Sponsor may trade bitcoins for their own personal trading accounts (subject to certain internal trading policies and procedures) at the same time that they are managing the account of the Trust, prospective investors should be aware that the activities of the officers of the Sponsor, subject to their fiduciary duties, may, from time-to-time, result in taking positions in their personal trading accounts which are opposite of the positions taken for the Trust. Records of the Sponsor’s officers’ personal trading accounts will not be available for inspection by Shareholders.

DESCRIPTION OF THE SHARES

General

The Trust is authorized under the Trust Agreement to create and issue an unlimited number of Shares. Shares will be issued only in Baskets (a Basket equals a block of 5,000 Shares) and only upon the order of an Authorized Participant. The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust and have no par value. Any creation and issuance of Shares above the amount registered on the registration statement of which this prospectus is a part will require the registration of such additional Shares.

Description of Limited Rights

The Shares do not represent a traditional investment and should not be viewed as similar to “shares” of a corporation operating a business enterprise with management and a board of directors. A Shareholder will not have the statutory rights normally associated with the ownership of shares of a corporation. Each Share is transferable, is fully paid and non-assessable, and entitles the holder to vote on the limited matters upon which Shareholders may vote under the Trust Agreement. For example, Shareholders do not have the right to elect directors and will not receive dividends. The Shares do not entitle their holders to any conversion or pre-emptive rights or, except as provided below, any redemption rights or rights to distributions.

Voting and Approvals

The Shareholders of the Trust take no part in the management or control, and have no voice in, the Trust’s operations or business. Shareholders have very limited voting rights as set forth in the Trust Agreement. However, certain actions, such as amendments or modifications that appoint a new sponsor (upon the withdrawal, removal or the adjudication or admission of bankruptcy or insolvency of the Sponsor) require the consent of Shareholders owning a majority (over 50%) of the outstanding Shares of the Trust (not including Shares held by the Sponsor or its Affiliates).

The Sponsor will generally have the right to amend the Trust Agreement as it applies to the Trust provided that the Shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the Exchange, or if submitted to the Shareholders by the Sponsor at its sole discretion. No amendment affecting the Trustee will be binding upon or effective against the Trustee unless consented to by the Trustee in the form of an instruction letter.

Distributions

If the Trust is terminated and liquidated, the Sponsor will distribute to the Shareholders any amounts of the cash proceeds of the liquidation remaining after the satisfaction of all outstanding liabilities of the Trust and the establishment of reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Sponsor shall determine. Accordingly, Shareholders of record at the time of a liquidation may receive either bitcoin or cash. See “Description of the Trust Agreement—The Trustee—Termination of the Trust.” Shareholders of record on the record date fixed by the Transfer Agent for a distribution will be entitled to receive their pro rata portion of any distribution.

Redemption of the Shares

The Shares may be redeemed only by or through an Authorized Participant and only in whole Baskets. See “Description of Creation and Redemption of Shares.”

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, one or more global certificates have been deposited by the Transfer Agent with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates will evidence all of the Shares outstanding at any time. Under the Trust Agreement, Shareholders are limited to (1) DTC Participants such as banks, brokers, dealers and trust companies, (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are transferable only through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers will be made in accordance with standard securities industry practice.

Share Splits

If the Sponsor believes that the per-Share price in the public market for Shares has risen or fallen outside a desirable trading price range, the Sponsor may direct the Transfer Agent to declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares constituting a Basket.

CUSTODY OF THE TRUST’S BITCOIN

Bitcoin Custody Generally

The Trust has entered into the Custody Agreements, pursuant to which the Custodians will custody all of the Trust’s bitcoin, other than that which may be maintained in a trading account (the “Trading Account”) held with the Prime Broker, which is an affiliate of the Coinbase Custodian, in segregated accounts from time to time (the “Vault Accounts”). The Custodians will keep all of the private keys associated with the Trust’s bitcoin held by the Custodians in the Vault Accounts in “cold storage,” which refers to a safeguarding method by which the private keys corresponding to the Trust’s bitcoins are generated and stored in an offline manner using computers or devices that are not connected to the Internet, which is intended to make them more resistant to hacking. By contrast, in hot storage, the private keys are held online, where they are more accessible, leading to more efficient transfers, though they are potentially more vulnerable to being hacked. While the Custodians will generally keep a substantial portion of the Trust’s bitcoin in cold storage on an ongoing basis, from time to time, portions of the Trust’s bitcoin will be held outside of cold storage temporarily in the Trading Account maintained by the Prime Broker as part of trade facilitation in connection with creations and redemptions of Baskets or to sell bitcoins including to pay Trust expenses. The Trust’s bitcoin held in the Vault Accounts by the Custodians are held in segregated wallets and therefore are not commingled with the Custodians’ or other customer assets.

A portion of the Trust’s bitcoin holdings and cash holdings from time to time may be held with the Prime Broker in the Trading Account in connection with creations and redemptions of Baskets utilizing the Prime Broker as Bitcoin Trading Counterparty and any sales of bitcoin to pay the Sponsor’s Fee and Trust expenses not assumed by the Sponsor. Within the Trust’s Trading Account, the Prime Broker Agreement provides that the Trust does not have an identifiable claim to any particular bitcoin (and cash). Instead, the Trust’s Trading Account represents an entitlement to a pro rata share of the bitcoin (and cash) the Prime Broker holds on behalf of customers who hold similar entitlements against the Prime Broker. In this way, the Trust’s Trading Account represents an omnibus claim on the Prime Broker’s bitcoins (and cash) held on behalf of the Prime Broker’s customers. The Prime Broker holds the bitcoin associated with customer entitlements across a combination of omnibus cold wallets, omnibus “hot wallets” (meaning wallets whose private keys are generated and stored online, in Internet-connected computers or devices) or in omnibus accounts in the Prime Broker’s name on a trading venue (including third-party venues and the Prime Broker’s own execution venue) where the Prime Broker executes orders to buy and sell bitcoin on behalf of its clients. Within such omnibus hot and cold wallets and accounts, the Prime Broker has represented to the Sponsor that it keeps the majority of assets in cold wallets, to promote security, while the balance of assets are kept in hot wallets to facilitate rapid withdrawals. However, the Sponsor has no control over, and for security reasons the Prime Broker does not disclose to the Sponsor, the percentage of bitcoin that the Prime Broker holds for customers holding similar entitlements as the Trust which are kept in omnibus cold wallets, as compared to omnibus hot wallets or omnibus accounts in the Prime Broker’s name on a trading venue. The Prime Broker has represented to the Sponsor that the percentage of assets maintained in cold versus hot storage is determined by ongoing risk analysis and market dynamics, in which the Prime Broker attempts to balance anticipated liquidity needs for its customers as a class against the anticipated greater security of cold storage. Generally, the Trust will only hold bitcoin in the Trading Account to the extent the Sponsor reasonably expects is necessary in connection with the redemption of Shares by Authorized Participants or necessary to pay the Trust’s expenses.

Other than the bitcoin held with the Prime Broker in the Trading Account, the Sponsor will allocate the Trust’s bitcoin between Vault Accounts at the Coinbase Custodian, BitGo and Komainu. In determining the amount and percentage of the Trust’s bitcoin to allocate to each Vault Account, the Sponsor will consider (i) the concentration of the Trust’s bitcoin at each Custodian, (ii) the Sponsor’s assessment of the safety and security policies and procedures of each Custodian, (iii) the insurance policies of each Custodian, (iv) the fees and expenses associated with the storage of the Trust’s bitcoin at each Custodian, (v) the fees and expenses associated with the transfer to or from the Vault Account at each Custodian, and (vi) any other factor the Sponsor deems relevant in making the allocation determination. The Sponsor does not intend to disclose the amount or percentage of the Trust’s bitcoin held at the Coinbase Custodian, BitGo or Komainu, and the Sponsor may change the allocation between the Custodians at any time and without notice to Shareholders. The fees and expenses associated with the transfer of bitcoin between the Vault Accounts at each Custodian will be borne by the Sponsor, not the Trust or the Shareholders. Any transfer of bitcoin between the Vault Accounts at each Custodian will occur “on-chain” over the Bitcoin Network. On-chain transactions are subject to all of the risks of the Bitcoin Network, including the risk that transactions will be made erroneously and are generally irreversible.

Custody of bitcoin typically involves the generation, storage and utilization of private keys. These private keys are used to effect transfer transactions (i.e., transfers of bitcoin from an address associated with the private key to another address). Cold storage is a safeguarding method with multiple layers of protections and protocols, by which the private key(s) corresponding to the Trust’s bitcoin is (are) generated and stored in an offline manner. Private keys are generated in offline computers that are not connected to the Internet so that they are resistant to being hacked. Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the private keys on a storage device or printed medium and deleting the keys from all computers. Such private keys are stored in cold storage facilities within the United States and Europe, exact locations of which are not disclosed for security reasons. A limited number of employees at the Custodians are involved in private key management operations, and the Custodians have represented that no single individual has access to full private keys. While the Custodians will generally keep a substantial portion of the Trust’s bitcoin in cold storage on an ongoing basis, from time to time, portions of the Trust’s bitcoin will be held in the Trading Account outside of cold storage temporarily as part of trade facilitation in connection with creations and redemptions of Baskets or to sell bitcoin to pay Trust expenses. The determination of what portion of the Trust’s bitcoin to store in the Trading Account and for what duration will be made by the Sponsor at its sole discretion. Please see “Cybersecurity Risks Related to Bitcoin,” “Risks Related to the Markets and Service Ecosystem for Bitcoin,” and “Risks Related to the Trust and the Shares” for a discussion of custody risks.

Even though bitcoin is only moved into the Trading Account in connection with and to the extent of purchases and sales of bitcoin by the Trust utilizing the Prime Broker as Bitcoin Trading Counterparty and such bitcoin is swept from the Trust’s Trading Account to the Trust’s Vault Account at the Coinbase Custodian each trading day pursuant to a regular end-of-day sweep process, there are no policies that would limit the amount of bitcoin that can be held temporarily in the Trading Account maintained by the Prime Broker. This could create greater risk of loss of the Trust’s bitcoin, which could cause Shareholders to suffer losses. Under normal market conditions, the Sponsor’s policy is to keep at least 95% of the Trust’s bitcoin in the Vault Accounts and no more than 5% of the Trust’s bitcoin in the Trading Account to cover the reasonably anticipated short-term transaction needs of the Trust.

The Custodians may receive deposits of bitcoin but may not send bitcoin without the use of the corresponding private keys. In order to send bitcoin when the private keys are kept in cold storage, unsigned transactions must be physically transferred to the offline cold storage facility and signed using a software/hardware utility with the corresponding offline keys. At that point, a Custodian can upload the fully signed transaction to an online network and transfer the bitcoin. Because the Custodians may need to retrieve private keys from offline storage prior to initiating transactions, the initiation or crediting of withdrawals or other transactions may be delayed.

The Custodians carefully consider the design of the physical, operational and cryptographic systems for secure storage of the Trust’s private keys in an effort to lower the risk of loss or theft. No such system is perfectly secure and loss or theft due to operational or other failure is always possible. See “Risk Factors – Conflicts of Interest – The Custodians’ ability to adopt technology in response to changing security needs or trends poses a challenge to the safekeeping of the Trust’s bitcoins.”

The Trust may engage third-party custodians or vendors besides the Custodians and Cash Custodian to provide custody and security services for all or a portion of its bitcoin and/or cash, and the Sponsor will pay the custody fees and any other expenses associated with any such third-party custodian or vendor. The Sponsor is responsible for overseeing the Custodians and the Trust’s other service providers. The Sponsor may, in its sole discretion, add or terminate Custodians at any time. The Sponsor may, in its sole discretion, change the custodians for the Trust’s bitcoin holdings, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such custodians. However, the Sponsor will only enter into bitcoin custody arrangements with custodians that meet the Sponsor’s criteria, including an agreement to maintain Trust assets in a segregated account, to maintain insurance and to store the Trust’s private keys in cold storage or in such other manner as the Sponsor determines provides reasonable protection for the Trust’s assets from loss or theft. The Trust may hold cash and cash equivalents on a temporary basis to pay expenses or facilitate creation and redemption transactions. The Trust has entered into a cash custody agreement with Cash Custodian under which Cash Custodian acts as custodian of the Trust’s cash.

Custody with the Coinbase Custodian

Under the terms of the Coinbase Custody Agreement, the Sponsor maintains sole discretion in allocating bitcoin among the Vault Accounts and the Trading Account. Bitcoin custodied by the Custodians in the Vault Accounts is not commingled with assets of Custodians or their respective affiliates or with assets of other customers of Custodian. The Coinbase Custodian has also agreed in the Coinbase Custody Agreement that it will not, directly or indirectly, lend, pledge, hypothecate or rehypothecate any of the Trust’s bitcoin, and that the Trust’s bitcoin assets are not treated as general assets of the Coinbase Custodian but are instead considered custodial assets that remain the Trust’s property. Additionally, the Coinbase Custodian has agreed to provide the Trust or its authorized independent public accountant with confirmation of or access to information sufficient to confirm the bitcoin held by the Coinbase Custodian for the Trust and that the Trust’s bitcoin is held in a separate, segregated account under the Trust’s name.

The Coinbase Custodian’s internal audit team performs periodic internal audits over custody operations, and the Coinbase Custodian has represented that Systems and Organizational Control (“SOC”) attestations covering private key management controls are also performed on the Coinbase Custodian by an external provider.

The Coinbase Custodian’s parent, Coinbase Global, Inc. (“Coinbase Global”) maintains a commercial crime insurance policy in an amount up to $320 million, which is intended to cover the loss of client assets held by Coinbase Global and all of its subsidiaries, including the Coinbase Custodian and the Prime Broker (collectively, Coinbase Global and its subsidiaries are referred to as the “Coinbase Insureds”), including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer. The insurance maintained by the Coinbase Insureds is shared among all of Coinbase’s customers, is not specific to the Trust or to customers holding bitcoin with the Coinbase Custodian or the Prime Broker and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

In the event of a fork of the Bitcoin blockchain, the Coinbase Custodian and the Prime Broker may, in their sole discretion, determine whether or not to support (or cease supporting) either branch of the Bitcoin blockchain entirely, provided that they shall use commercially reasonable efforts to avoid ceasing to support both branches of such forked protocol and will support, at a minimum, the original digital asset. Provided that the Coinbase Custodian and the Prime Broker shall make commercially reasonable efforts to assist the Trust and take the necessary steps to enable the Trust to retrieve and/or obtain any assets related to a fork, airdrop or similar event, neither the Coinbase Custodian nor the Prime Broker shall have any liability, obligation or responsibility whatsoever arising out of or relating to the operation of an unsupported branch of the Bitcoin blockchain in the event of a fork. Neither the Coinbase Custodian nor the Prime Broker have any responsibility to support airdrops. The Trust Agreement provides, and the Sponsor has communicated to the Custodians, that the Trust disclaims all rights to Incidental Rights and IR Virtual Currencies.

Under the Coinbase Custody Agreement, the Coinbase Custodian’s liability is subject to the following limitations, among others: (i) other than with respect to claims and losses arising from fraud or willful misconduct, among others, the Coinbase Custodian’s aggregate liability under the Coinbase Custody Agreement shall not exceed the greater of (A) the aggregate fees paid by the Trust to the Coinbase Custodian in the 12 months prior to the event giving rise to the Coinbase Custodian’s liability, and (B) the value of the affected bitcoin giving rise to the Coinbase Custodian’s liability; (ii) the Coinbase Custodian’s aggregate liability in respect of each cold storage address shall not exceed $100 million; and (iii) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Coinbase Custodian is not liable, even if the Coinbase Custodian has been advised of or knew or should have known of the possibility thereof. The Coinbase Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Coinbase Custodian.

Also pursuant to the Coinbase Custody Agreement, the Prime Broker, an affiliate of the Custodian, may provide prime broker services, including bitcoin trade execution, from time to time as requested by the Sponsor. The Trust may engage in purchases or sales of bitcoin by placing orders with the Prime Broker.

Custody with BitGo

BitGo is also authorized to safeguard the Trust’s bitcoin holdings allocated to it by the Sponsor. BitGo maintains one or more custody accounts on its books, pursuant to the terms of the BitGo Custody Agreement, for the receipt, safekeeping, and maintenance of bitcoin.

As a regulated custodian, BitGo is subject to a detailed statutory and regulatory framework, including holding customer assets in segregated client accounts on behalf of customers. 100% of Trust assets and private keys safekeeped by BitGo will be held in cold storage in segregated accounts and are never commingled with BitGo or other client assets. BitGo applies industry standards, such as CryptoCurrency Security Standard (CCSS) and SOC1 and SOC2, while also working with the most trusted brands in the industry and offering clients comprehensive insurance solutions.

The BitGo ecosystem and architecture for private key management include the BitGo Platform, hardware security modules (“HSMs”) and modular services. The BitGo cold custody solution is built on BitGo’s security to manage keys on behalf of customers. BitGo only signs transactions that have been authorized by the Sponsor and follow the policies set by the account administrators.

The primary keys and backup keys are created offline using an Offline Vault Console (“OVC”) on air gapped laptops during a secure ceremony to create hardened cryptographic seeds that power the BitGo solution. This is to ensure only machines which have no access to the internet and are pristine are able to see private key material.

Undisclosed personnel at BitGo hold the sharded keys. When they are reconstituted, they are able to sign a transaction which moves funds in the public blockchain. To mitigate collusion, the individuals who have the sharded keys are different from those who have access to the vaults where the signings happen.

The private key is reconstituted in the OVC, but only in internal memory. At no point is it displayed or shown to any user. After signing is done, the key is no longer available in memory. The OVC is run in a read-only disk, so once the laptop is powered off, there is no non-volatile storage of any kind to write back to disk. The OVC operates using a RAM disk, where it simulates a real hard disk, but it is completely ephemeral and is wiped as soon as the machine is power cycled or rebooted, thus wiping the reconstituted private key and preventing it from being copied or compromised.

BitGo is a South Dakota trust company and the private keys are strategically distributed across various geographic locations within the United States. In order to enhance security measures, BitGo refrains from disclosing the exact locations of these keys.

At time of wallet creation, BitGo creates a unique key pair within its HSM in order to give each client a unique wallet on-chain. These online keys are wrapped by the BitGo HSM and stored within BitGo’s data vault for the BitGo Platform keys used to sign transactions.

As all custody wallets are segregated, the existence of bitcoin held by the Trust can be verified on-chain by the Sponsor or any other authorized party.

BitGo cold wallets are supported by a $250 million insurance policy issued by Lloyd’s of London. The specifics of the policy include Cyber Insurance, E&O, general specie. Any copying and theft of private keys, insider theft or dishonest acts by BitGo employees or executives, and loss of keys directly related to BitGo’s custody of keys would be covered by this amount at minimum. This insurance policy is shared among all of BitGo’s clients and is not specific to the Trust or to customers holding bitcoin and may not be available or sufficient to protect the Trust from all possible losses or sources of losses. The Sponsor may purchase additional insurance coverage through BitGo’s underwriter, though the Sponsor has not purchased such additional insurance cover as of the date of this prospectus. BitGo is not FDIC-insured. BitGo has established a business continuity plan that will support its ability to conduct business in the event of a significant business disruption. This plan is reviewed and updated annually, and can be updated more frequently, if deemed necessary, by BitGo in its sole discretion. Should BitGo be impacted by a significant business disruption, BitGo aims to minimize business interruption as quickly and efficiently as possible.

BitGo’s fork policy determines that in the event of an upcoming modification to the Bitcoin Network that could result in a digital asset network fork or airdrop, BitGo will use best commercial efforts to provide the value of the forked digital asset. In addition to BitGo’s fork policy, BitGo adheres to the fork policy outlined by the CME. BitGo may not support airdrops, side chains, or other derivative, enhanced, or forked protocols, tokens, or coins which supplement or interact with an asset supported by BitGo and assumes absolutely no responsibility in respect to new protocols. The Trust Agreement provides, and the Sponsor has communicated to the Custodians, that the Trust disclaims all rights to Incidental Rights and IR Virtual Currencies.

The BitGo Custody Agreement commenced on the effective date, as detailed in the agreement, and will continue for one (1) year, unless earlier terminated in accordance with the terms of the BitGo Custody Agreement. After the initial term, the BitGo Custody Agreement will automatically renew for successive renewal terms, as established on the agreement, unless either party notifies the other of its intention not to renew with prior notice. BitGo may terminate the BitGo Custody Agreement for any reason upon providing at least thirty (30) days’ written notice to the Trust and to the Sponsor, or immediately if BitGo perceives a risk of legal or regulatory non-compliance associated with the Trust’s custodial account activity, among others. The Sponsor may terminate the BitGo Custody Agreement at any time upon providing at least thirty (30) days’ written notice to BitGo, paying outstanding amounts and an early termination fee.

Custody with Komainu

Komainu is also authorized to safeguard the Trust’s bitcoin holdings allocated to it by the Sponsor. Komainu maintains one or more custody accounts on its books, pursuant to the terms of the Komainu Custody Agreement, for the receipt, safekeeping, and maintenance of bitcoin.

Bitcoin custodied by Komainu will be segregated at the wallet level from the assets of Komainu or their respective affiliates or with assets of any other customers of Komainu. Komainu has also agreed in the Komainu Custody Agreement that it shall not have the right to use, lend, pledge or hypothecate any of the Trust’s bitcoin, or create or, to the extent reasonably possible, permit others to create, any encumbrance in the Trust’s bitcoin. Komainu shall separately identify all Trust bitcoin assets on its books and records as belonging to the Trust (and, accordingly, not to Komainu (in its own or any other capacity), any other client of Komainu or any third party). Additionally, Komainu has agreed to provide the Trust and, if the Trust so directs, the Trust’s auditors with reports relating to account balances, value, transfers and other information and to provide the Trust and their respective auditors such access as they may reasonably require to perform their duties. Any such access shall be subject to execution of a confidentiality agreement and agreement to Komainu’s security procedures.

Komainu’s fork policy provides that any new digital asset which results from a hard fork in the Bitcoin blockchain during the term of the Komainu Custody Agreement shall, on the Trust’s request, be assessed by Komainu for its compatibility with the Platform (“Platform” is defined in the Komainu Custody Agreement as the secure platform interface and technical solution which enables the Trust to access and utilize the vault services provided under the agreement). Komainu will notify the Trust, following such assessment, whether the new digital asset in question is compatible with the Platform and is compliant with any other internal requirements of Komainu. In which case, such new digital asset shall, from its inception at the relevant fork be deemed: (i) included within the definition of “Compatible Asset” in the Komainu Custody Agreement; and (2) as a distinct form of digital asset to Bitcoin for all purposes (including, for the avoidance of doubt, the further application of Komainu’s fork policy). All holdings of the new digital asset in the Trust’s account(s) will be transferred into a new account for the Trust.

Komainu does not automatically credit any digital asset the Trust may obtain or otherwise be able to obtain through an airdrop. It is the Trust’s responsibility under the Komainu Custody Agreement to monitor any airdrops, and to notify Komainu of such airdrops. Komainu will, following such notification, assess any such airdrop, on a case-by-case basis, and may decide, in its sole discretion, whether to support such an airdrop, or provide any services in connection with the digital assets obtained or obtainable through that airdrop.

Komainu maintains comprehensive insurance coverage in relation to digital assets under custody, that is reviewed and updated on an ongoing basis. This program encompasses crime and specie policies and protects against risks related to third-party computer and fund transfer fraud, employee theft, collusion, and physical device or backup theft, loss or damage. The policy is designed to protect all clients and their on-chain segregated custody wallets, the $50 million (USD) limit is aggregated and pooled and not dedicated specifically to any individual client.

The Komainu Custody Agreement commenced on the effective date, as detailed in the agreement, and will continue for thirty-six (36) months, unless earlier terminated in accordance with the terms of the Komainu Custody Agreement. After the initial term, the Komainu Custody Agreement will automatically renew for successive twelve (12) month periods, as established on the agreement, unless either party notifies the other of its intention to terminate in accordance with the terms of the agreement. Komainu may terminate the Komainu Custody Agreement for any reason upon providing at least three (3) months’ written notice to the Trust, or immediately upon written notice to the Trust if: (i) Komainu determines, in its sole discretion, that continued provision of the custody services would result in violation of applicable law or regulation relating to either Komaniu or the Trust and the parties are unable to amend the relevant provisions of the Komainu Custody Agreement in accordance with the terms of the agreement, (ii) a force majeure event, as defined in the Komainu Custody Agreement, continues for at least forty-five (45) days, or (iii) the Trust does not utilize the custody services set forth in the Komainu Custody Agreement for a period of twelve (12) months from the effective date of the agreement.

DESCRIPTION OF CREATION AND REDEMPTION OF SHARES

The Trust creates and redeems Shares from time to time, but only in one or more Baskets. Baskets are only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of cash represented by the Baskets being created or redeemed (the “Basket Deposit”). The amount of cash required in a Basket Deposit (the “Basket Cash Deposit”) is based on the quantity or value of the quantity, as applicable, of bitcoin and cash attributable to each Share of the Trust (net of accrued but unpaid Sponsor’s Fees and any accrued but unpaid Extraordinary Expenses) being created or redeemed determined as of 4:00 p.m. ET on the day the order to create or redeem Baskets is properly received.

Baskets will only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of cash represented by the Shares being created or redeemed, the amount of which is based on the value of the bitcoin attributable to each Share of the Trust (net of accrued but unpaid Sponsor’s Fees and any accrued but unpaid expenses or liabilities) being created or redeemed determined as of 4:00 p.m. ET on the day the order to create or redeem Baskets is properly received. The Trust will engage in bitcoin transactions for converting cash into bitcoin (in association with purchase orders) and bitcoin into cash (in association with redemption orders). The Trust will conduct its bitcoin purchase and sale transactions as described above under the heading “Activities of the Trust – Purchases and Sales of Bitcoin.”

Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks or other financial institutions, that are not required to register as broker-dealers to engage in securities transactions as described below, and (2) DTC Participants. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement. The Authorized Participant Agreement provides the procedures for the creation and redemption of Shares and for the delivery of the cash required for such creation and redemptions. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the Trust and the Sponsor, without the consent of any Shareholder or Authorized Participant. Authorized Participants pay the Transfer Agent a fee for each order they place to create or redeem one or more Baskets (the “Transfer Agent Fee”). In addition, an Authorized Participant is responsible for any operational processing and brokerage costs, transfer fees, financing fees, network fees and stamp taxes incurred in connection with the satisfaction of any creation or redemption orders (the “Execution Charges,” and collectively with the Transfer Agent Fee, the “Transaction Fees”). The Transaction Fees may be reduced, increased or otherwise changed by the Sponsor. Authorized Participants (or their designees) who make deposits of cash with the Trust in exchange for Shares receive no fees, commissions or other form of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person will have any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares. The Authorized Participants will deliver only cash to create Shares and will receive only cash when redeeming Shares. Further, Authorized Participants will not directly or indirectly purchase, hold, deliver, or receive bitcoin as part of the creation or redemption process or otherwise direct the Trust or a third party with respect to purchasing, holding, delivering, or receiving bitcoin as part of the creation or redemption process.

Certain Authorized Participants are expected to be capable of participating directly in the spot bitcoin markets. Some Authorized Participants or their affiliates may from time to time buy or sell bitcoin and may profit in these instances. To the extent that the activities of Authorized Participants have a meaningful effect on the bitcoin market, it could affect the price of bitcoin and impact the ability of the Authorized Participants to effectively arbitrage the difference between the price at which the shares trade and the net asset value of the Trust. While the Sponsor currently expects that Authorized Participants’ direct activities in the bitcoin or securities markets in connection with the creation and redemption activities of the Trust will not significantly affect the price of bitcoin or the Shares, the impact of the activities of the Trust and its Authorized Participants on bitcoin or securities markets is unknown and beyond the control of the Sponsor.

Each Authorized Participant will be required to be registered as a broker-dealer under the Exchange Act and a member in good standing with FINRA or exempt from being or otherwise not required to be licensed as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may also be regulated under federal and state banking laws and regulations. Each Authorized Participant has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

The following description of the procedures for the creation and redemption of Baskets is only a summary and a Shareholder should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement and the form of Authorized Participant Agreement are filed as exhibits to the registration statement of which this prospectus is a part.

Authorized Participants will place orders through the Transfer Agent. The Transfer Agent will coordinate with the Trust’s Cash Custodian in order to facilitate settlement of the Shares and cash as described in more detail in the “—Creation Procedures” and “—Redemption Procedures” sections below.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Transfer Agent to create one or more Baskets. Purchase orders must be placed by 1:00 p.m. ET or the close of regular trading on the Exchange, whichever is earlier. The day on which a valid order is received by the Transfer Agent is considered the “Purchase Order Date.”

The manner by which creations are made is dictated by the terms of the Authorized Participant Agreement. Creation orders are denominated and settled in cash (“Cash Creation Order”). By placing a Cash Creation Order, an Authorized Participant agrees to facilitate the deposit of cash with the Cash Custodian. If an Authorized Participant fails to consummate the foregoing, the order will be cancelled or delayed until the full cash deposit has been received. An Authorized Participant may not withdraw a creation order without the prior consent of the Sponsor at its discretion.

Following an Authorized Participant’s Cash Creation Order, the Trust’s account with the Cash Custodian (the “Cash Account”) must be credited with the required cash by the end of the Purchase Order Date. Upon receipt of the cash deposit amount in the Cash Account, the Cash Custodian will notify the Transfer Agent, the Authorized Participant and the Sponsor that the cash has been deposited. The Transfer Agent will then direct DTC to credit the number of Shares created to the Authorized Participant’s DTC account.

To the extent not held to facilitate redemption orders or pay the Trust’s expenses, the Sponsor will use cash proceeds received in connection with Cash Creation Orders to purchase bitcoin and deposit it in the Vault Accounts with the Custodians. Bitcoin held in the Vault Accounts is the property of the Trust and is only transferred outside the Vault Accounts or sold in connection with creation and redemption transactions or to pay the Trust’s expenses and liabilities. The Trust’s bitcoin will not leased, loaned or used as collateral for any loan, margin, rehypothecation or similar activities. Expenses related to the acquisition of bitcoin in connection with a creation order and transfer of acquired bitcoin to the Vault Accounts will not be the responsibility of the Trust.

Determination of Required Deposits

The quantity of cash required to create each Basket Deposit changes from day to day. On each day that the Exchange is open for regular trading, the Administrator adjusts the quantity of cash constituting the Basket Deposit as appropriate to reflect the value of the Trust’s bitcoin and cash less accrued expenses. The computation is made by the Administrator as promptly as practicable after 4:00 p.m. ET or at a later time set forth in the Authorized Participant Agreement or otherwise provided to all Authorized Participants on the date such order is placed in order for the creation of Baskets to be effected based on the NAV of Shares as next determined on such date after receipt of the order in proper form.

To the extent there is a difference between the price actually paid by the Trust to acquire a Basket worth of bitcoin in the creation process compared to the cash value of the Basket (i.e., if there is a difference between the amount paid by the Trust to purchase the requisite amount of bitcoin and the valuation of bitcoin as part of the Trust’s NAV calculation), that difference will also be charged to the creating Authorized Participant.

The Basket Cash Deposit is an amount of cash that is in the same proportion to the total assets of the Trust, net of accrued expenses and other liabilities, on the Purchase Order Date, as the number of Shares constituting a Basket is in proportion to the total number of Shares outstanding on the Purchase Order Date, plus the amount of any Transaction Fees. The Authorized Participant is responsible for all expenses related to the acquisition of bitcoin in connection with a creation order. For a discussion of how the Trust determines the value of bitcoin, see “Calculation of NAV” above. The Basket Cash Deposit so determined is communicated via electronic mail message to all Authorized Participants.

Delivery of Required Deposits

An Authorized Participant who places a purchase order must follow the procedures outlined in the “Creation Procedures” section of this prospectus. Upon receipt of the deposit amount by the Cash Custodian, as applicable, the Transfer Agent will direct DTC to credit the number of Shares ordered to the Authorized Participant’s DTC account on the following business day or such later time as may be agreed upon by the Authorized Participant and the Sponsor, following the Purchase Order Date. In circumstances where purchase orders are due before 4:00 p.m. ET, Authorized Participants will not know the total Basket Deposit at the time they submit a purchase order for the Basket. The Trust’s NAV and the price of a Basket Deposit could rise or fall substantially between the time a purchase order is submitted and the time the amount of the purchase price in respect thereof is determined, and the risk of such price movements will be borne solely by the Authorized Participant.

Rejection of Purchase Orders

The Sponsor or its designee has the absolute right, but does not have any obligation, to reject any purchase order or Basket Deposit if the Sponsor determines that:

●	the purchase order or Basket Deposit is not in proper form as described in the Authorized Participant Agreement;

●	the acceptance of the purchase order or Basket Deposit would not be in the best interest of the Trust;

●	the acceptance of the purchase order or the Basket Deposit would have adverse tax consequences for the Trust or its Shareholders;

●	the acceptance of the Basket Deposit presents a security or regulatory risk to the Trust, the Sponsor, the Transfer Agent, the Prime Broker, the Custodians or the Cash Custodian;

●	the acceptance or receipt of the purchase order or Basket Deposit would, in the opinion of counsel to the Sponsor, be unlawful; or

●	circumstances outside the control of the Trust, the Sponsor, the Prime Broker, the Custodians or the Cash Custodian make it impractical or not feasible to process Baskets.

None of the Sponsor, the Transfer Agent, the Prime Broker, the Custodians or the Cash Custodian will be liable for the rejection of any purchase order or Basket Deposit.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets. On any business day, an Authorized Participant may place an order with the Transfer Agent to redeem one or more Baskets. Redemption orders must be placed by the close of Regular Trading Hours on the Exchange or an earlier time as determined and communicated by the Sponsor and its agent. A redemption order will be effective on the date it is received by the Transfer Agent (“Redemption Order Date”).

In the case of a redemption order for cash (“Cash Redemption Order”), the redemption distribution from the Trust consists of a transfer to the Authorized Participant of an amount of cash that is in the same proportion to the total assets of the Trust, net of accrued expenses and other liabilities, on the Redemption Order Date, as the number of Shares to be redeemed under the purchase order is in proportion to the total number of Shares outstanding on the Redemption Order Date. With respect to either a Bitcoin Redemption Order or Cash Redemption Order, the redemption distribution due from the Trust will be delivered once the Transfer Agent notifies the Cash Custodian, the Marketing Agent and the Sponsor that the Authorized Participant has delivered the Shares represented by the Baskets to be redeemed to the Transfer Agent’s DTC account. If the Transfer Agent’s DTC account has not been credited with all of the Shares of the Baskets to be redeemed, the redemption distribution will be cancelled or delayed until such time as the Transfer Agent confirms receipt of all such Shares.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC’s book-entry system to the Trust by the end of the following business day or such later time as may be agreed upon by the Authorized Participant and the Sponsor following the Redemption Order Date. An Authorized Participant may not withdraw a redemption order without the prior consent of the Sponsor at its discretion.

To the extent there is a difference between the price actually received by the Trust to sell a Basket worth of bitcoin in the redemption process compared to the cash value of the Basket (i.e., if there is a difference between the amount received by the Trust to sell the requisite amount of bitcoin and the Trust’s NAV calculation), that difference will also be the responsibility of the redeeming Authorized Participant. Expenses related to the sale of bitcoin in connection with a redemption order and transfer of bitcoin from the Vault Accounts will not be the responsibility of the Trust.

Determination of Redemption Distribution

The redemption distribution from the Trust will consist of a transfer to the redeeming Authorized Participant or its designee of an amount of cash that is determined in the same manner as the determination of Basket Deposits discussed above. The Authorized Participant is responsible for all expenses related to the sale of bitcoin in connection with a redemption order.

Delivery of Redemption Distribution

Once the Transfer Agent notifies the Custodians, the Cash Custodian, the Marketing Agent and the Sponsor that the Shares have been received in the Transfer Agent’s DTC account, the Administrator instructs the Cash Custodian or Prime Broker to transfer the cash amount from the Cash Account to the designee of the Authorized Participant. For a Cash Redemption Order, the redemption distribution due from the Trust will be sent by the Cash Custodian to the Authorized Participant or its designee on the following business day or such later time as may be agreed upon by the Authorized Participant and the Sponsor, following the Redemption Order Date if, by 4:00 p.m. ET, on such business day, the Transfer Agent’s DTC account has been credited with the Baskets to be redeemed. If the Transfer Agent’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution will be cancelled or delayed until such time as the Transfer Agent confirms receipt of all such Shares.

Suspension of Creation and Redemption Orders

The Sponsor may, in its discretion, suspend the right of creation or redemption, or postpone the creation or redemption settlement date, (1) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of bitcoin is not reasonably practicable (for example, as a result of a significant technical failure, power outage, or network error), or (3) for such other period as the Sponsor determines to be necessary for the protection of the Trust or its Shareholders. For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Trust’s assets. None of the Sponsor, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement, or the Custodians will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement. If the Sponsor has difficulty liquidating the Trust’s positions, e.g., because of a market disruption event or an unanticipated delay in the liquidation of a position in an over-the-counter contract, it may be appropriate to suspend redemptions until such time as such circumstances are rectified. The Sponsor will provide notice to Shareholders of any such suspensions in a prospectus supplement and/or through a current report on Form 8-K.

Rejection of Redemption Orders

Redemption orders must be made in whole Baskets. The Sponsor or its designee has the absolute right, but does not have any obligation, to reject any redemption order if the Sponsor determines that:

●	the redemption order is not in proper form as described in the Authorized Participant Agreement;

●	the acceptance of the redemption order would not be in the best interest of the Trust;

●	the acceptance of the redemption order would have adverse tax consequences to the Trust or its Shareholders;

●	the acceptance of the redemption order presents a security risk to the Trust, the Sponsor, the Transfer Agent or the Cash Custodian;

●	the acceptance of the redemption order would, in the opinion of counsel to the Sponsor, be unlawful; or

●	circumstances outside the control of the Trust, the Sponsor, or the Cash Custodian make it impractical or not feasible for the Shares to be delivered under the redemption order.

Creation and Redemption Transaction Fees

To compensate the Transfer Agent for expenses incurred in connection with the creation and redemption of Baskets, an Authorized Participant is required to pay the Transfer Agent Fee to the Transfer Agent to create or redeem Baskets, which does not vary in accordance with the number of Baskets in such order. In addition, an Authorized Participant is required to pay the Execution Charges to the Trust or the Sponsor, as applicable, to reimburse the operational processing and brokerage costs, transfer fees, network fees and stamp taxes. The Transaction Fees may be reduced, increased or otherwise changed by the Sponsor.

Transfers of bitcoin into the Trust’s Trading Account are off-chain transactions and transfers from the Trust’s Trading Account to the Trust’s Vault Accounts are “on-chain” transactions represented on the bitcoin blockchain. Any costs related to transfers from the Trust’s Trading Account to the Trust’s Vault Accounts are borne by the Sponsor (and not the Trust or its Shareholders).

 Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of Baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Sponsor and the Trust if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, the Trust will create and redeem Shares from time to time, but only in one or more Baskets. The creation and redemption of Shares are only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of cash determined as described above.

As discussed above, Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public any Shares it does create.

Authorized Participants that do offer to the public Shares from the Baskets they create will do so at per-Share offering prices that reflect, among other factors, the value of the Trust’s assets, supply of and demand for Shares and market conditions at the time of a transaction. Baskets are generally redeemed when the market price per Share is at a discount to the NAV. Shares initially constituting the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits with the Trust in exchange for Baskets receive no fees, commissions or other forms of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person has any obligation or responsibility to the Sponsor to effect any sale or resale of Shares. Shares trade in the secondary market on the Exchange.

Shares are expected to trade in the secondary market on the Exchange. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV. The amount of the discount or premium in the trading price relative to the NAV may be influenced by various factors, including the value of the Trust’s assets, supply and demand for the Shares and market conditions at the time of a transaction.

EXPENSES

Expenses to Be Paid by the Sponsor

The Sponsor has agreed to assume the Sponsor-Paid Expenses, which are the following fees and expenses incurred by the Trust: the Marketing Fee, the Administrator Fee, the Custodian Fee, the Cash Custodian Fee, the Prime Broker Fee, the Transfer Agent Fee, the Trustee’s fee, applicable license fees, including the licensing fees related to the Index License Agreement, fees and expenses related to public trading of the Shares on Nasdaq (including marketing, legal and audit fees and expenses), ordinary legal expenses, audit fees, regulatory fees, including any fees relating to the registration of the Shares with the SEC, printing and mailing costs and costs of maintaining the Trust’s website. There is no cap on the amount of Sponsor-paid Expenses. At the Sponsor’s sole discretion, all or any portion of a Sponsor-paid Expense may be redesignated as an Additional Trust Expense. The Sponsor will provide Shareholders with notice of any such redesignation in a prospectus supplement and/or through a current report on Form 8-K or in the Trust’s annual or quarterly reports.

Extraordinary and Other Expenses

In certain extraordinary circumstances, the Trust may pay expenses in addition to the Sponsor’s Fee, including, but not limited to, any expenses of the Trust that are not assumed by the Sponsor, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Sponsor (or any other Service Provider) on behalf of the Trust, indemnification expenses of the Custodians, Administrator or other agents, service providers or counterparties of the Trust and extraordinary legal fees and expenses (collectively, “Additional Trust Expenses”). If the Trust incurs any Additional Trust Expenses, the Sponsor or its delegate may cause the Trust (or its delegate) to convert bitcoin into U.S. dollars at the price available through the Prime Broker’s Coinbase Prime service (less applicable trading fees) through the Trading Platform which the Sponsor is able to obtain using commercially reasonable efforts. The number of bitcoins represented by a Share will decline each time the Trust pays Additional Trust Expenses by transferring or selling bitcoins. Although the Sponsor cannot definitively state the frequency or magnitude of the Additional Trust Expenses, the Sponsor expects that they may occur infrequently, if at all.

Disposition of Bitcoins

To pay the Sponsor’s Fee, the Custodians will, when directed by the Sponsor, (i) withdraw from the Bitcoin Account the number of bitcoins equal to the accrued but unpaid Sponsor’s Fee and (ii) transfer such bitcoins to an account maintained by a Custodian for the Sponsor or to an account affiliated with the Sponsor. The Trust is not responsible for paying any fees or costs associated with the transfer of bitcoin to the Sponsor or the sale of bitcoin for costs not included in the Sponsor’s Fee. In addition, if the Trust incurs any Additional Trust Expenses, the Sponsor or its delegate may cause the Trust (or its delegate) to convert bitcoin into U.S. dollars at the price available through the Prime Broker’s Coinbase Prime service (less applicable trading fees) through the Trading Platform which the Sponsor is able to obtain using commercially reasonable efforts. The number of bitcoins represented by a Share will decline each time the Trust pays Additional Trust Expenses by transferring or selling bitcoins. Shareholders do not have the option of choosing to pay their proportionate shares of Additional Trust Expenses in lieu of having their shares of Additional Trust Expenses paid by the Trust’s disposition of bitcoins. Assuming that the Trust is treated as a grantor trust for U.S. federal income tax purposes, the transfer or sale of bitcoins to pay the Trust’s expenses will be a taxable event for Shareholders. See “U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders.”

Transfers of bitcoin to and from the Vault Accounts and the Trading Account, and transfers from the Trading Account to third-party digital asset brokers or dealers are conducted “on chain” in transactions represented on the Bitcoin Network. On-chain transactions are subject to all of the risks of the Bitcoin Network, including the risk that transactions will be made erroneously and are generally irreversible.

In order to pay the Sponsor’s Fee, the Sponsor may transfer bitcoin from the Trading Account to the Sponsor’s account at the Prime Broker. Such a transaction will normally be conducted “off chain” through book entries in the Custodian’s records. The Sponsor may also transfer bitcoin directly from a Vault Account to an account affiliated with the Sponsor.

Because the number of the Trust’s bitcoins will decrease as a consequence of the payment of the Sponsor’s Fee in bitcoins or the sale of bitcoins to pay Additional Trust Expenses (and the Trust will incur additional fees associated with converting bitcoins into U.S. dollars), the number of bitcoins represented by a Share will decline at such time and the Trust’s Bitcoin Holdings may also decrease. Accordingly, the Shareholders will bear the cost of the Sponsor’s Fee and any Additional Trust Expenses.

The Sponsor will also cause the sale of the Trust’s bitcoins if the Sponsor determines that such sale is required by applicable law or regulation or in connection with the termination and liquidation of the Trust. The Sponsor will not be liable or responsible in any way for depreciation or loss incurred by reason of any sale of bitcoins.

BOOK-ENTRY-ONLY SHARES

The Securities Depository; Book-Entry-Only System; Global Security

In accordance with the relevant provisions of the Trust Documents, the Trust’s Shares have been and will only be issued in book-entry-only form, so individual certificates will not be issued for the Shares but rather one or more global certificates will evidence all of the Shares outstanding at any time.

DTC will act as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC is expected to agree with and represent to the DTC Participants that it will administer its book-entry system in accordance with its rules and by-laws and the requirements of law.

Individual certificates will not be issued for the Shares. Instead, one or more global certificates will be signed by the Transfer Agent on behalf of the Trust, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Transfer Agent on behalf of DTC. The global certificates will evidence all of the Shares outstanding at any time. The representations, undertakings and agreements made on the part of the Trust in the global certificates are made and intended for the purpose of binding only the Trust and not the Transfer Agent or the Sponsor individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC will credit or debit, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Transfer Agent and the Authorized Participants will designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares will be shown on, and the transfer of ownership will be effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to Shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the Shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the Shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers of Shares will be made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Baskets and/or the Shares by giving notice to the Transfer Agent and the Sponsor. Under such circumstances, the Sponsor will find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, the Sponsor will act to terminate the Trust.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

PROVISIONS OF LAW

According to applicable law, indemnification of the Sponsor is payable only if the Sponsor determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Trust and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by the Sponsor, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Trust.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.

These conditions require that no indemnification of the Sponsor or any underwriter for the Trust may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the state or states in which the plaintiffs claim they were offered or sold interests.

Provisions of the Securities Act

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Sponsor or directors, officers, or persons controlling the Trust, the Trust has been informed that the SEC believes that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

MANAGEMENT; VOTING BY SHAREHOLDERS

The Shareholders of the Trust take no part in the management or control of, and have no voice in, the Trust’s operations or business. Shareholders have very limited voting rights as set forth in the Trust Agreement. However, certain actions, such as amendments or modifications that appoint a new sponsor (upon the withdrawal, removal or the adjudication or admission of bankruptcy or insolvency of the Sponsor) require the consent of Shareholders owning a majority (over 50%) of the outstanding Shares of the Trust (not including Shares held by the Sponsor or its Affiliates).

The Sponsor generally has the right to amend the Trust Agreement as it applies to the Trust, provided that the Shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of Nasdaq, or if submitted to the Shareholders by the Sponsor at its sole discretion. No amendment affecting the Trustee will be binding upon or effective against the Trustee unless consented to by the Trustee in the form of an instruction letter.

BOOKS AND RECORDS

The Trust keeps its books of record and account at the office of the Sponsor located at 437 Madison Avenue, 28th Floor, New York, NY 10022, or at the offices of the Administrator, or such office, including that of an administrative agent, as it may subsequently designate upon notice. The books and records are open to inspection by any person who establishes to the Trust’s satisfaction that such person is a Shareholder upon reasonable advance notice at all reasonable times during usual business hours of the Trust.

The Trust keeps a copy of the Trust Agreement on file in the Sponsor’s office, which will be available for inspection by any Shareholder at all times during the Sponsor’s usual business hours upon reasonable advance notice.

GOVERNING LAW; CONSENT TO DELAWARE JURISDICTION

The rights of the Sponsor, the Trust, DTC (as registered owner of the Trust’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware except for causes of action for violation of U.S. federal or state securities laws. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

STATEMENTS, FILINGS AND REPORTS

Statements, Filings and Reports

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report containing audited financial statements prepared in accordance with U.S. GAAP for the Trust. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report shall be filed with the SEC and Nasdaq and shall be distributed to such persons and in such manner as shall be required by applicable laws, rules and regulations.

The Sponsor is responsible for the registration and qualification of the Shares under federal securities laws and any other securities and blue sky laws of the United States or any other jurisdiction as the Sponsor may select. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act.

The accounts of the Trust will be audited, as required by law and as may be directed by the Sponsor, by independent registered public accountants designated by the Sponsor. The accountants’ report will be furnished by the Sponsor to Shareholders upon request.

The Sponsor will make elections, file tax returns and prepare, disseminate and file tax reports as advised by its counsel or accountants and/or as required by any applicable statute, rule or regulation.

Fiscal Year

The fiscal year of the Trust is the period ending December 31 of each year. The Sponsor may select an alternate fiscal year.

DESCRIPTION OF THE TRUST AGREEMENT

The following is a description of the material terms of the Trust Agreement. The Trust Agreement establishes the roles, rights and duties of the Sponsor and the Trustee.

The Sponsor

Liability of the Sponsor and Indemnification

The Sponsor and its affiliates (each a “Covered Person”) will not be liable to the Trust or any Shareholder for any action taken or for refraining from taking any action in good faith, having determined that such course of conduct was in the best interests of the Trust. However, the preceding liability exclusion will not protect the Sponsor against any liability resulting from its own fraud, willful misconduct, bad faith or gross negligence in the performance of its duties.

Each Covered Person will be indemnified by the Trust and held harmless against any loss, judgment, liability, expense incurred or amount paid in settlement of any claim sustained by it in connection with the Covered Person’s activities for the Trust, without fraud, gross negligence, bad faith, willful misconduct or a material breach of the Trust Agreement on the part of such indemnified party arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Sponsor in furtherance of the administration of the Trust (including, without limiting the scope of the foregoing, any Authorized Participant Agreement) or any actions taken in accordance with the provisions of the Trust Agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such indemnified party in defending itself against any claim or liability in its capacity as Sponsor. Any amounts payable to an indemnified party may be payable in advance or shall be secured by a lien on the Trust. The Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the interests of the Shareholders and, in such event, the legal expenses and costs of any such actions shall be expenses and costs of the Trust and the Sponsor shall be entitled to be reimbursed therefor by the Trust.

Fiduciary and Regulatory Duties of the Sponsor

The Sponsor is not effectively subject to the duties and restrictions imposed on “fiduciaries” under both statutory and common law. Rather, the general fiduciary duties that would apply to the Sponsor are defined and limited in scope by the Trust Agreement.

The Trust Agreement provides that in addition to any other requirements of applicable law, no Shareholder shall have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless two or more Shareholders who (i) are not affiliates of one another and (ii) collectively hold at least 10% of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding.

Beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under federal securities laws and the rules and regulations promulgated thereunder by the SEC. Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from the Sponsor where the losses result from a violation by the Sponsor of the anti-fraud provisions of the federal securities laws.

Actions Taken to Protect the Trust

The Sponsor may, in its own discretion, prosecute, defend, settle or compromise actions or claims at law or in equity that it considers necessary or proper to protect the Trust or the interests of the Shareholders. The expenses incurred by the Sponsor in connection therewith (including the fees and disbursements of legal counsel) will be expenses of the Trust and are deemed to be Additional Trust Expenses. The Sponsor will be entitled to be reimbursed for the Additional Trust Expenses.

Successor Sponsors

If the Sponsor is adjudged bankrupt or insolvent, the Trustee may terminate and liquidate the Trust and distribute its remaining assets. Neither the Trustee nor the Administrator has any obligation to appoint a successor sponsor or to assume the duties of the Sponsor and will have no liability to any person because the Trust is or is not terminated as described in the preceding sentence.

The Trustee

The Trustee is a fiduciary under the Trust Agreement and must satisfy the requirements of Section 3807 of the Delaware Trust Statute. However, the fiduciary duties, responsibilities and liabilities of the Trustee are limited by, and are only those specifically set forth in, the Trust Agreement.

Limitation on Trustee’s Liability

Under the Trust Agreement, the Sponsor has exclusive control of the management of all aspects of the activities of the Trust and the Trustee has only nominal duties and liabilities to the Trust. The Trustee is appointed to serve as the trustee for the sole purpose of satisfying Section 3807(a) of the DSTA, which requires that the Trust have at least one trustee with a principal place of business in the State of Delaware. The duties of the Trustee are limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Trustee is required to execute under the DSTA.

To the extent the Trustee has duties (including fiduciary duties) and liabilities to the Trust or the Shareholders under the DSTA, such duties and liabilities will be replaced by the duties and liabilities of the Trustee expressly set forth in the Trust Agreement. The Trustee will have no obligation to supervise, nor will it be liable for, the acts or omissions of the Sponsor, Transfer Agent, Administrator, Custodians or any other person. Neither the Trustee, either in its capacity as trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer, director, officer or controlling person of the issuer of Shares. The Trustee’s liability is limited solely to the express obligations of the Trustee as set forth in the Trust Agreement.

Under the Trust Agreement, the Sponsor has the exclusive management, authority and control of all aspects of the activities of the Trust. The Trustee has no duty or liability to supervise or monitor the performance of the Sponsor, nor does the Trustee have any liability for the acts or omissions of the Sponsor. The existence of a trustee should not be taken as an indication of any additional level of management or supervision over the Trust. The Trust Agreement provides that the management authority with respect to the Trust is vested directly in the Sponsor. The Trust Agreement provides that the Trustee is not responsible or liable for the genuineness, enforceability, collectability, value, sufficiency, location or existence of any of the bitcoins or other assets of the Trust.

Possible Repayment of Distributions Received by Shareholders; Indemnification by Shareholders

The Shares are limited liability investments. Investors may not lose more than the amount that they invest plus any profits recognized on their investment. Although it is unlikely, the Sponsor may, from time to time, make distributions to the Shareholders. However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Trust any distribution they received at a time when the Trust was in fact insolvent or in violation of the Trust Agreement. In addition, the Trust Agreement provides that Shareholders will indemnify the Trust for any harm suffered by it as a result of Shareholders’ actions unrelated to the activities of the Trust.

The foregoing repayment of distributions and indemnity provisions (other than the provision for Shareholders indemnifying the Trust for taxes imposed upon it by a state, local or foreign taxing authority, which is included only as a formality due to the fact that many states do not have statutory trust statutes and therefore the tax status of the Trust in such states might, theoretically, be challenged) are commonplace in statutory trusts and limited partnerships.

Indemnification of the Trustee

The Trustee and any of the officers, directors, employees and agents of the Trustee shall be indemnified by the Trust as primary obligor and held harmless against any loss, damage, liability, claim, action, suit, cost, expense, disbursement (including the reasonable fees and expenses of counsel and expenses incurred in connection with enforcement of the Trustee’s indemnification rights under the Trust Agreement), tax or penalty of any kind and nature whatsoever arising out of, imposed upon or asserted at any time against such indemnified person in connection with the performance of its obligations under the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated therein; provided, however, that neither the Trust nor the Sponsor shall be required to indemnify any such indemnified person for any such expenses that are a result of the willful misconduct, bad faith or gross negligence of such indemnified person. If the Trust shall have insufficient assets or improperly refuses to pay such an indemnified person within 60 days of a request for payment owed under the Trust Agreement, the Sponsor shall, as secondary obligor, compensate or reimburse the Trustee or indemnify, defend and hold harmless such an indemnified person as if it were the primary obligor under the Trust Agreement. Any amount payable to such an indemnified person under the Trust Agreement may be payable in advance and shall be secured by a lien on the Trust property. The obligations of the Sponsor and the Trust to indemnify such indemnified persons under the Trust Agreement shall survive the termination of the Trust Agreement.

Holding of Trust Property

The Trust will hold and record the ownership of the Trust’s assets in a manner such that it will be owned for the benefit of the Shareholders for the purposes of, and subject to and limited by the terms and conditions set forth in, the Trust Agreement. Other than issuance of the Shares, the Trust will not create, incur or assume any indebtedness or borrow money from or loan money to any person. The Trustee may not commingle its assets with those of any other person.

The Trustee may employ agents, attorneys, accountants, auditors and nominees and will not be answerable for the conduct or misconduct of any such custodians, agents, attorneys or nominees if such custodians, agents, attorneys and nominees have been selected with reasonable care.

Resignation, Discharge or Removal of Trustee; Successor Trustees

The Trustee may resign as Trustee by written notice of its election so to do, delivered to the Sponsor with at least 180 days’ notice. The Sponsor may remove the Trustee in its discretion upon 60 days’ notice to the Trustee. If the Trustee resigns or is removed, the Sponsor, acting on behalf of the Shareholders, shall appoint a successor trustee. The successor trustee will become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee.

If the Trustee resigns and no successor trustee is appointed within 180 days after the Trustee notifies the Sponsor of its resignation, the Trustee will terminate and liquidate the Trust and distribute its remaining assets.

Amendments to the Trust Agreement

The Trust Agreement can be amended by the Sponsor in its sole discretion and without the Shareholders’ consent by making an amendment, a Trust Agreement supplemental thereto, or an amended and restated trust agreement, provided that no such amendment or supplement may be made if it would adversely affect the status of the Trust as a grantor trust for U.S. federal income tax purposes. Any such restatement, amendment and/or supplement shall be effective on such date as designated by the Sponsor in its sole discretion. However, any amendment to the Trust Agreement that affects the duties, liabilities, rights or protections of the Trustee shall require the Trustee’s prior written consent, which it may grant or withhold in its sole discretion. Any amendment to the Trust Agreement that materially adversely affects the interests of the Shareholders shall not be effective any earlier than 20 days after receipt by the affected Shareholders of a notice provided by the Sponsor with respect to any such amendment.

Termination of the Trust

The Trust will dissolve if any of the following events occur:

●	A U.S. federal or state regulator requires the Trust to shut down or forces the Trust to liquidate its bitcoins or seizes, impounds or otherwise restricts access to Trust assets;

●	Any ongoing event exists that either prevents the Trust from converting or makes impractical the Trust’s reasonable efforts to convert bitcoins to U.S. Dollars;

●	A certificate of dissolution or revocation of the Sponsor’s charter is filed (and 90 days have passed after the date of notice to the Sponsor of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Sponsor, or an event of withdrawal unless (i) at the time there is at least one remaining Sponsor or (ii) within 90 days of such event of withdrawal Shareholders holding at least a majority of the Shares (not including Shares held by the Sponsor and its affiliates) agree in writing to continue the Trust and to select, effective as of the date of such event, one or more successor sponsors; or

●	Shareholders holding at least 50% of the outstanding Shares, not including affiliated parties of the Sponsor for purposes of calculation of such percentage, notify the Sponsor that they elect to dissolve the Trust, notice of which is sent to the Sponsor not less than 90 business days prior to the effective date of dissolution.

The Sponsor may, in its sole discretion, dissolve the Trust if any of the following events occur:

●	The SEC determines that the Trust is an investment company required to be registered under the Investment Company Act of 1940;

●	The CFTC determines that the Trust is a commodity pool under the CEA;

●	The Trust is determined to be a “money service business” under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act and is required to comply with certain FinCEN regulations thereunder;

●	The Trust is required to obtain a license or make a registration under any state law regulating money transmitters, money services businesses, providers of prepaid or stored value or similar entities, or virtual currency businesses;

●	The Trust becomes insolvent or bankrupt;

●	The Prime Broker, Cash Custodian, or the Custodians resign or are removed without replacement;

●	All of the Trust’s bitcoins are sold;

●	The Sponsor determines that the size of the Trust Estate in relation to the expenses of the Trust makes it unreasonable or imprudent to continue the Trust;

●	The Sponsor receives notice from the IRS or from counsel for the Trust or the Sponsor that the Trust fails to qualify for treatment, or will not be treated, as a grantor trust under the Code;

●	The Trustee notifies the Sponsor of the Trustee’s election to resign and the Sponsor does not appoint a successor trustee within 180 days; or

●	The Sponsor determines, in its sole discretion, that it is desirable or advisable for any reason to discontinue the affairs of the Trust.

The death, legal disability, bankruptcy, insolvency, dissolution, or withdrawal of any Shareholder (as long as such Shareholder is not the sole Shareholder of the Trust) shall not result in the termination of the Trust, and such Shareholder, its estate, custodian or personal representative shall have no right to withdraw or value such Shareholder’s Shares. Each Shareholder (and any assignee thereof) expressly agrees that in the event of its death, it waives on behalf of itself and its estate, and it directs the legal representative of its estate and any person interested therein to waive, the furnishing of any inventory, accounting or appraisal of the assets of the Trust and any right to an audit or examination of the books of the Trust, except for such rights as are set forth in Article VIII of the Trust Agreement relating to the books of account and reports of the Trust.

If the Trust is forced to liquidate, the Trust will be liquidated under the Sponsor’s direction. The Sponsor, on behalf of the Trust, will engage directly with either accessible Bitcoin Exchanges or over-the-counter bitcoin markets to liquidate the Trust’s bitcoin as promptly as possible while obtaining the best fair value possible. The proceeds therefrom will be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including Shareholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust other than liabilities for distributions to Shareholders and (b) to the holders of Shares pro rata in accordance with the respective percentage of percentages of Shares that they hold.

Governing Law; Consent to New York Jurisdiction

The Trust Agreement and the rights of the Sponsor, Trustee, DTC and Shareholders under the Trust Agreement are governed by the laws of the State of Delaware. The Coinbase Custody Agreement and Authorized Participant Agreements are governed by the laws of the State of New York. The BitGo Custody Agreement is governed by the laws of the state of South Dakota. The Komainu Custody Agreement is governed by the laws of England and Wales. The Sponsor, the Trustee and DTC and, by accepting Shares, each DTC Participant and each Shareholder consent to the jurisdiction of the courts of the State of New York and any federal courts located in the Borough of Manhattan in New York City.

U.S. FEDERAL INCOME TAX CONSEQUENCES

Subject to the discussion below in “Tax Treatment of the Trust” and “Uncertainty Regarding the U.S. Federal Income Tax Treatment of Bitcoins,” the following discussion constitutes the opinion of Chapman and Cutler LLP, special tax counsel to the Trust, regarding the material U.S. federal income tax consequences of the ownership of Shares. This discussion does not describe all of the tax consequences that may be relevant to a beneficial owner of Shares in light of the beneficial owner’s particular circumstances, including tax consequences applicable to beneficial owners subject to special rules, such as:

●	financial institutions;

●	dealers in securities;

●	traders in securities or commodities that have elected to apply a mark-to-market method of tax accounting in respect thereof;

●	persons holding Shares as part of a hedge, “straddle,” integrated transaction or similar transaction;

●	persons holding Shares acquired by them as part of a Basket or redeeming Shares in exchange for the underlying bitcoins represented by the redeemed Shares;

●	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●	entities or arrangements classified as partnerships for U.S. federal income tax purposes;

●	real estate investment trusts;

●	regulated investment companies; and

●	tax-exempt entities, including individual retirement accounts.

This discussion applies only to Shares that are held as capital assets and does not address alternative minimum tax consequences or consequences of the Medicare contribution tax on net investment income.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds Shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding Shares and partners in those partnerships are urged to consult their tax advisers about the particular U.S. federal income tax consequences of owning Shares.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Prospective investors are urged to consult their tax advisers about the application of the U.S. federal income tax laws to their particular situations, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Tax Treatment of the Trust

The Sponsor intends to take the position that the Trust will be treated as a grantor trust for U.S. federal income tax purposes. Assuming that the Trust is a grantor trust, the Trust will not be subject to U.S. federal income tax. Rather, a pro rata portion of the Trust’s income, gain, losses and deductions will “flow through” to each beneficial owner of Shares.

If the IRS were successful in asserting that the Trust is not properly classified as a grantor trust, the Trust might be classified as a partnership for U.S. federal income tax purposes, although due to the uncertain treatment of bitcoins for U.S. federal income tax purposes (discussed below), there can be no assurance in this regard. If the Trust were classified as a partnership for U.S. federal income tax purposes, the tax consequences of owning Shares generally would not be materially different from the tax consequences described herein, although there might be certain differences, including with respect to timing. In addition, tax information reports provided to Shareholders would be made in a different form. If the Trust were not classified as either a grantor trust or a partnership for U.S. federal income tax purposes, it would be classified as a corporation for such purposes. In that event, the Trust would be subject to entity-level U.S. federal income tax (currently at a maximum rate of 21%) on its net taxable income and certain distributions made by the Trust to Shareholders would be taxable as dividends to the extent of the Trust’s current and accumulated earnings and profits (which, in the case of Non-U.S. Holders (as defined below), generally would be subject to U.S. federal withholding tax at a 30% rate (or a lower rate provided by an applicable income tax treaty)).

The remainder of this discussion is based on the assumption that the Trust will be treated as a grantor trust for U.S. federal income tax purposes.

Uncertainty Regarding the U.S. Federal Income Tax Treatment of Bitcoins

As discussed below, each beneficial owner of Shares generally will be treated for U.S. federal income tax purposes as the owner of an undivided interest in the bitcoins held in the Trust. Many significant aspects of the U.S. federal income tax treatment of bitcoins are uncertain, and the Sponsor does not intend to request a ruling from the IRS on these issues. On March 25, 2014, the IRS released a notice (the “Notice”), which discusses certain aspects of the treatment of virtual currencies, such as bitcoins, for U.S. federal income tax purposes. In the Notice, the IRS stated that, for U.S. federal income tax purposes, (i) bitcoins are “property” that is not currency and (ii) bitcoins may be held as capital assets. There can be no assurance, however, that the IRS will not alter its position with respect to bitcoins in the future or that a court would uphold the treatment set forth in the Notice. In addition, legislation has been introduced that would, if enacted, cause bitcoins to be treated as currency for U.S. federal income tax purposes. If bitcoins were properly treated as currency for U.S. federal income tax purposes, gain recognized on the disposition of bitcoins would constitute ordinary income, and losses recognized on the disposition of bitcoin could be subject to special reporting requirements applicable to “reportable transactions.” The remainder of this discussion assumes that bitcoins are properly treated for U.S. federal income tax purposes as property that is not currency. Special tax counsel to the Trust expresses no opinion regarding these aspects of the U.S. federal income tax treatment of bitcoins.

The Notice does not address other significant aspects of the U.S. federal income tax treatment of bitcoins, including: (i) whether bitcoins are properly treated as “commodities” for U.S. federal income tax purposes; (ii) whether bitcoins are properly treated as “collectibles” for U.S. federal income tax purposes; (iii) the proper method of determining a holder’s holding period and tax basis for bitcoins acquired at different times or at varying prices; and (iv) whether and how a holder of bitcoins acquired at different times or at varying prices may designate, for U.S. federal income tax purposes, which of the bitcoins are transferred in a subsequent sale, exchange or other disposition. In 2019, the IRS issued a FAQ that addressed some but not all of these issues, but the IRS has not confirmed the answers provided in the FAQ in a manner upon which taxpayers may rely.

Prospective investors are urged to consult their tax advisers regarding the substantial uncertainty regarding the tax consequences of an investment in bitcoins.

Tax Consequences to U.S. Holders

As used herein, the term “U.S. Holder” means a beneficial owner of a Share for U.S. federal income tax purposes that is:

●	an individual who is a citizen or resident of the United States for U.S. federal income tax purposes;

●	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof; or

●	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

For U.S. federal income tax purposes, each U.S. Holder will be treated as the owner of an undivided interest in the bitcoins held in the Trust and will be treated as directly realizing its pro rata share of the Trust’s income, gains, losses and deductions. When a U.S. Holder purchases Shares for cash, the U.S. Holder’s initial tax basis in its pro rata share of the bitcoins held in the Trust will be equal to the amount paid for the Shares. This discussion assumes that each U.S. Holder will acquire all of its Shares for cash on the same date and at the same price per Share. U.S. Holders that acquire, or contemplate acquiring, multiple lots of Shares at different times or prices are urged to consult their tax advisers regarding their tax bases and holding periods in their pro rata shares of the bitcoins held in the Trust.

When the Trust transfers bitcoins to the Sponsor as payment of the Sponsor’s Fee, or sells bitcoins to fund payment of any Additional Trust Expenses or a redemption, each U.S. Holder will be treated as having sold its pro rata share of those bitcoins for their fair market value at that time (which, in the case of bitcoins sold by the Trust, generally will be equal to the cash proceeds received by the Trust in respect thereof). As a result, each U.S. Holder will recognize gain or loss in an amount equal to the difference between (i) the fair market value of the U.S. Holder’s pro rata share of the bitcoins that were transferred and (ii) the U.S. Holder’s tax basis for its pro rata share of the bitcoins that were transferred, subject to some specialized allocation rules for widely held fixed investment trusts (“WHFITs”). For some purposes, the WHFIT rules generally allocate Trust items based on distributions. For some purposes, redemptions are treated as distributions and may result in gain recognized by the Trust to generate proceeds for the redemption being disproportionately allocated to the Shareholder making the redemption. The application of the WHFIT rules to a trust holding bitcoin is uncertain. Assuming that bitcoins are not treated as currency for U.S. federal income tax purposes, any such gain or loss will generally be short-term capital gain or loss if the U.S. Holder has held its Shares for one year or less and long-term capital gain or loss if the U.S. Holder has held its Shares for more than one year. The deductibility of capital losses may be subject to significant limitations. The Shareholder’s tax basis and holding period for the Shareholder’s pro rata share of the bitcoin held in the Trust will be based on the amount and cash contributed and the time the Trust purchased the bitcoin with the cash. A U.S. Holder’s tax basis in its pro rata share of any bitcoins transferred by the Trust generally will be determined by multiplying the tax basis of the U.S. Holder’s pro rata share of all of the bitcoins held in the Trust immediately prior to the transfer by a fraction the numerator of which is the amount of bitcoins transferred and the denominator of which is the total amount of bitcoins held in the Trust immediately prior to the transfer. Immediately after the transfer, the U.S. Holder’s tax basis in its pro rata share of the bitcoins remaining in the Trust will be equal to the tax basis in its pro rata share of the bitcoins held in the Trust immediately prior to the transfer, less the portion of that tax basis allocable to its pro rata share of the bitcoins transferred.

U.S. Holders may deduct their respective pro rata shares of the expenses incurred by the Trust to the same extent as if the expenses were directly incurred by the U.S. Holders. U.S. Holders’ pro rata shares of the expenses incurred by the Trust will be treated as “miscellaneous itemized deductions” for U.S. federal income tax purposes. If a U.S. Holder is an individual, trust or estate, the U.S. Holder’s share of these expenses will be deductible for regular U.S. federal income tax purposes only to the extent that the U.S. Holder’s share of the expenses, when combined with other “miscellaneous itemized deductions,” exceeds 2% of the U.S. Holder’s adjusted gross income for the particular year, will not be deductible for U.S. federal alternative minimum tax purposes and will be subject to certain other limitations on deductibility.

On a sale or other disposition of Shares, a U.S. Holder will be treated as having sold the bitcoins underlying such Shares. Accordingly, the Shareholder generally will recognize gain or loss in an amount equal to the difference between (i) the amount realized on the sale of the Shares and (ii) the portion of the U.S. Holder’s tax basis in its pro rata share of the bitcoins held in the Trust that is attributable to the Shares disposed of. The Shareholder’s tax basis and holding period for the Shareholder’s pro rata share of the bitcoin held in the Trust will be based on the amount and cash contributed and the time the Trust purchased the bitcoin with the cash. Such tax basis generally will be determined by multiplying the tax basis of the U.S. Holder’s pro rata share of all of the bitcoins held by the Trust immediately prior to such sale or other disposition by a fraction the numerator of which is the number of Shares disposed of and the denominator of which is the total number of Shares held by such U.S. Holder immediately prior to such sale or other disposition. Assuming that bitcoins are not treated as currency for U.S. federal income tax purposes, that gain or loss will generally be short-term capital gain or loss if the U.S. Holder has held its Shares for one year or less and long-term capital gain or loss if the U.S. Holder has held its Shares for more than one year.

After any sale (or other disposition) of fewer than all of a U.S. Holder’s Shares, the U.S. Holder’s tax basis in its pro rata share of the bitcoins held in the Trust immediately after the sale (or other disposition) generally will equal the tax basis in its pro rata share of the total amount of the bitcoins held in the Trust immediately prior to the sale, less the portion of that tax basis that is taken into account in determining the amount of gain or loss recognized by the U.S. Holder upon the sale (or other disposition) (or, in the case of a redemption, which is treated as the basis of the bitcoins received by the Shareholder in the redemption).

Any brokerage or other transaction fee incurred by a U.S. Holder in purchasing Shares will be added to the U.S. Holder’s tax basis in the underlying assets of the Trust. Similarly, any brokerage fee or other transaction fee incurred by a U.S. Holder in selling Shares will reduce the amount realized by the U.S. Holder with respect to the sale.

Tax Consequences to Non-U.S. Holders

As used herein, the term “non-U.S. Holder” means a beneficial owner of a Share for U.S. federal income tax purposes that is, for such purposes:

●	a nonresident alien individual;

●	a foreign corporation; or

●	a foreign estate or trust.

The term “non-U.S. Holder” does not include (i) nonresident alien individuals present in the United States for 183 days or more in a taxable year, (ii) former U.S. citizens and certain expatriated entities or (iii) persons whose Shares are effectively connected with the conduct of a trade or business in the United States. Prospective investors described in the preceding sentence should consult their tax advisers regarding the U.S. federal income tax consequences of owning Shares.

The Trust does not expect to generate taxable income other than gain (if any) that will be recognized on the transfer of bitcoins in payment of the Sponsor’s Fee and the sale of bitcoins in connection with the payment of any Additional Trust Expenses. A non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to any such gain or with respect to any gain the non-U.S. Holder recognizes upon a sale of Shares. However, if the income from the trust is effectively connected to a U.S. trade or business or, in the case of an individual, the individual is in the United States for more than 180 days, the gains may be subject to U.S. tax.

U.S. Information Reporting and Backup Withholding

The Trust or the appropriate broker will file certain information returns with the IRS and provide holders of Shares with information regarding their shares of the Trust’s annual income (if any) and expenses in accordance with applicable Treasury regulations.

A U.S. Holder may be subject to backup withholding in certain circumstances if it fails to provide its taxpayer identification number or to comply with certain certification procedures. In order to avoid the information reporting and backup withholding requirements, a non-U.S. Holder may have to comply with certification procedures to establish that it is not a U.S. person. The amount of any backup withholding will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

ERISA AND RELATED CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and/or Code section 4975 impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to ERISA and/or the Code (collectively, “Plans”), and on persons who are fiduciaries with respect to the investment of assets treated as “plan assets” of a Plan. Government plans and some church plans are not subject to the fiduciary responsibility provisions of ERISA or the provisions of section 4975 of the Code but may be subject to substantially similar rules under state or other federal law.

In contemplating an investment of a portion of Plan assets in Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities, including, but not limited to (1) whether the fiduciary has the authority to make the investment under the appropriate governing plan instrument, (2) whether the investment would constitute a direct or indirect non-exempt prohibited transaction with a party in interest, (3) the Plan’s funding objectives, and (4) whether under the general fiduciary standards of investment prudence and diversification such investment is appropriate for the Plan, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due.

It is anticipated that the Shares will constitute “publicly-held offered securities” as defined in the Department of Labor Regulations § 2510.3-101(b)(2). Accordingly, Shares purchased by a Plan, and not the Plan’s interest in the underlying bitcoins held in the Trust represented by the Shares, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” and “prohibited transaction” rules of ERISA and the Code.

Investment by Certain Retirement Plans

Individual retirement accounts (IRAs) and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of Shares that are IRAs or participant-directed accounts under a Code section 401(a) plan should consult with their own tax advisers as to the consequences of a purchase of Shares.

SEED CAPITAL INVESTOR

Valkyrie Funds LLC (the “Seed Capital Investor”), currently an affiliate of the Sponsor and a former affiliate of the Former Sponsor, purchased the seed Baskets (“Seed Baskets”), comprising of 40,000 Shares at a per-Share price of $13.00. Total proceeds to the Trust from the sale of the Seed Baskets were $520,000. The Trust purchased bitcoin with the proceeds of the Seed Baskets prior to the listing of the Shares on the Exchange. The Seed Capital Investor acted as a statutory underwriter in connection with the Seed Baskets.

The Seed Capital Investor did not receive from the Trust, the Former Sponsor or any of their affiliates any fee or other compensation in connection with the sale of the Seed Baskets.

The Seed Capital Investor did not act as an Authorized Participant with respect to the Seed Baskets, and its activities with respect to the Seed Baskets were distinct from those of an Authorized Participant. Unlike most Authorized Participants, the Seed Capital Investor is not in the business of purchasing and selling securities for its own account or the accounts of others. The Seed Capital Investor will not act as an Authorized Participant to purchase (or redeem) Baskets in the future.

The Former Sponsor and the Trust have agreed to indemnify the Seed Capital Investor against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the Seed Capital Investor may be required to make in respect thereof.

PLAN OF DISTRIBUTION

In addition to, and independent of the initial purchase by the Seed Capital Investor (described above), the Trust issues Shares in Baskets only to Authorized Participants in exchange for deposits of cash on a continuous basis. Authorized Participants will not directly or indirectly purchase, hold, deliver, or receive bitcoin as part of the creation or redemption process or otherwise direct the Trust or a third party with respect to purchasing, holding, delivering, or receiving bitcoin as part of the creation or redemption process. The Trust does not issue fractions of a Basket. Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the Securities Act, will be occurring. The Seed Capital Investor will be deemed a statutory underwriter with respect to the Seed Baskets. Authorized Participants, other broker-dealers, and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act. For example, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Basket from the Trust, breaks the Basket down into its constituent Shares and sells the Shares directly to its customers, or if it chooses to couple the creation of a new Basket with an active selling effort involving solicitation of secondary-market demand for the Shares. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that could lead to designation as an underwriter and subject them to the prospectus delivery and liability provisions of the Securities Act.

Investors that purchase shares through a brokerage account (whether commission-based or fee-based) may pay commissions or fees charged by the brokerage account.

Dealers that are not “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus delivery exemption provided by Section 4(3) of the Securities Act.

The Sponsor intends to qualify the Shares in states selected by the Sponsor and that sales be made through broker-dealers who are members of FINRA. Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal adviser regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

The offering of Baskets is being made in compliance with Conduct Rule 2310 of FINRA. Authorized Participants will not receive from the Trust or the Sponsor any compensation in connection with an offering or reoffering of the Shares. Accordingly, there is, and will be, no payment of underwriting compensation in connection with any such offering of Shares in excess of 10% of the gross proceeds of the offering.

Pursuant to a Marketing Agent Agreement (the “Marketing Agent Agreement”) entered into between the Sponsor and Paralel Distributors LLC (the “Marketing Agent”), the Marketing Agent will be paid an annual fee by the Sponsor. In addition, the Sponsor will pay certain out-of-pocket fees and expenses of the Marketing Agent incurred in connection with its assistance in the marketing of the Trust and its Shares.

Under the Marketing Agent Agreement, the Marketing Agent will provide the following services to the Sponsor:

●	at the request of the Trust, the Marketing Agent shall assist the Trust with facilitating Authorized Participant Agreements between and among Authorized Participants, the Trust, and the Transfer Agent, for the creation and redemption of Baskets of the Trust;
●	maintain copies of confirmations of Basket creation and redemption order acceptances and produce such copies upon reasonable request from the Trust or Sponsor;
●	make available copies of the prospectus to Authorized Participants who have purchased Baskets in accordance with the Authorized Participant Agreements;
●	maintain telephonic, electronic mail and/or access to direct computer communications links with the Transfer Agent;
●	review and approve, prior to use, all Trust marketing materials;
●	ensure that all direct requests by Authorized Participants for prospectuses are fulfilled;
●	work with the Transfer Agent to review and approve orders placed by Authorized Participants and transmitted to the Transfer Agent; and
●	register and oversee supervisory activities of a certain number of FINRA-licensed registered representatives.

The Marketing Agent will not be liable for, and the Trust shall indemnify, defend and hold the Marketing Agent, its affiliates and each of their respective members, managers, directors, officers, employees, representatives and any person who controls or previously controlled the Marketing Agent within the meaning of Section 15 of the Securities Act (collectively, the “Marketing Agent Indemnitees”), free and harmless from and against, any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and any reasonable counsel fees incurred in connection therewith) that any Marketing Agent Indemnitee may incur arising out of or relating to (i) the Marketing Agent’s provision of services under the Marketing Agent Agreement; (ii) the Trust’s breach of any of its obligations, representations, warranties or covenants contained in the Marketing Agent Agreement; (iii) the Trust’s failure to comply in all material respects with any applicable laws, rules or regulations; (iv) any claim that the prospectus, registration statement, marketing literature and advertising materials or other information filed or made public by the Trust (as from time to time amended) includes or included an untrue statement of a material fact or omits or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Trust’s obligation to indemnify any of the Marketing Agent Indemnitees shall not be deemed to cover any such losses, as determined by a court of competent jurisdiction in a final decision on the merits, arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the prospectus or any such advertising materials or marketing literature or other information filed or made public by the Trust in reliance upon and in conformity with information provided by the Marketing Agent to the Trust, in writing, for use in such prospectus or any such advertising materials or marketing literature. In no event shall anything contained herein be so construed as to protect the Marketing Agent against any liability to the Trust for which the Marketing Agent would otherwise be subject by reason of willful misfeasance, bad faith, reckless disregard or gross negligence in the performance of its duties under the Marketing Agent Agreement.

Unless sooner terminated as provided herein, the Marketing Agent Agreement shall continue in effect for two years from its effective date. Thereafter, if not terminated, the Marketing Agent Agreement shall continue automatically in effect for successive one-year periods. Notwithstanding the foregoing, the Marketing Agent Agreement may be terminated by any party at any time upon written notice to the other parties if (a) the Trust is terminated, (b) any other party becomes insolvent or bankrupt or files a voluntary petition, or is subject to an involuntary petition, in bankruptcy or attempts to or makes an assignment for the benefit of its creditors or consents to the appointment of a trustee or receiver or (c) any other party willfully and materially breaches its obligations under the Marketing Agent Agreement and such breach has not been cured to the reasonable satisfaction of the non-breaching party prior to the expiration of sixty (60) days after written notice by the non-breaching party to the breach party of such breach.

The Shares are listed and traded on Nasdaq under the symbol “BRRR.”

Selling Shareholders

The Sponsor or its affiliates, or a fund or unit investment trust for which the Sponsor or an affiliate of the Sponsor serves as sponsor or investment advisor, may purchase Shares of the Trust through a broker-dealer or other investors, including in secondary market transactions, and because the Sponsor and its affiliates may be deemed affiliates of the Trust, the Shares are being registered to permit the resale of these Shares by affiliates of the Trust from time to time after any such purchase. The Trust will not receive any of the proceeds from the resale of such Shares.

Selling shareholders (each, a “Selling Shareholder”), including the Seed Capital Investor, may sell Shares owned by them directly or through broker-dealers, in accordance with applicable law, on any national securities exchange on which the Shares may be listed or quoted at the time of sale, through trading systems, in the OTC market or in transactions other than on these exchanges or systems at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected through brokerage transactions, privately negotiated trades, block sales, entry into options or other derivatives transactions or through any other means authorized by applicable law. Selling Shareholders may redeem Shares held in Basket size through an Authorized Participant. See “Conflicts of Interest.”

LEGAL MATTERS

The validity of the Shares will be passed upon for the Sponsor by Chapman and Cutler LLP. Chapman and Cutler LLP, as special tax counsel to the Trust, will also render an opinion regarding the material U.S. federal income tax consequences of the ownership of Shares. Chapman and Cutler LLP will render an opinion regarding the Trust’s status under Delaware law.

EXPERTS

The financial statements of the CoinShares Valkyrie Bitcoin Fund (formerly the Valkyrie Bitcoin Fund) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the period ended December 31, 2023, have been so incorporated in reliance on the report of Cohen & Company, Ltd., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

SUMMARY OF PROMOTIONAL AND SALES MATERIAL

The Trust expects to use the following sales material it has prepared:

●	the Trust’s website, https://coinshares.com/us/etf/brrr/

The materials described above are not a part of this prospectus or the registration statement of which this prospectus is a part.

PRIVACY POLICY

The Trust and the Sponsor may collect or have access to certain nonpublic personal information about current and former Shareholders. Nonpublic personal information may include information received from Shareholders, such as a Shareholder’s name, social security number and address, as well as information received from brokerage firms about Shareholder holdings and transactions in Shares of the Trust.

The Trust and the Sponsor do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, the Trust and the Sponsor restrict access to the nonpublic personal information they collect about Shareholders to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to Shareholders.

The Trust and the Sponsor maintain safeguards that comply with federal law to protect Shareholders’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of Shareholders’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of Shareholders’ records and information, and (3) protect against unauthorized access to or use of Shareholders’ records or information that could result in substantial harm or inconvenience to any Shareholder.

Third-party service providers with whom the Trust and the Sponsor share nonpublic personal information about Shareholders must agree to follow appropriate standards of security and confidentiality, which include safeguarding such nonpublic personal information physically, electronically and procedurally.

A copy of the Sponsor’s current Privacy Policy, which is applicable to the Trust, is provided to Shareholders annually and is also available at https://coinshares.com/privacy-policy.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Trust has filed a registration statement on Form S-1 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which is available online at www.sec.gov.

Information about the Trust and the Shares can also be obtained from the Trust’s website, which is https://coinshares.com/us/etf/brrr/. The Trust’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part. The Sponsor will make available, free of charge, on the Trust’s website the Trust’s Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (including any amendments thereto), proxy statements and other information filed with, or furnished to, the SEC, as soon as reasonably practicable after such documents are so filed or furnished.

The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act. These filings will contain certain important information that does not appear in this Prospectus. The reports and other information are available online at www.sec.gov.

The SEC allows the “incorporation by reference” of information into this Prospectus, which means that information may be disclosed to you by referring you to other documents filed or which will be filed with the SEC. The following documents filed by the Trust are so incorporated by reference:

1.	Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

2.	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024 and June 30, 2024;

3.	Current Reports on Form 8-K (to the extent such Current Reports, or portions thereof, are deemed to be filed for the purposes of the Exchange Act), dated February 1, 2024, March 15, 2024, April 15, 2024, June 14, 2024, August 23, 2024, August 28, 2024 and October 1, 2024; and

4.	The description of the Shares contained in the registration statement on Form 8-A filed with the SEC on January 4, 2024, as updated by Exhibit 4.3 to the Annual Report on Form 10-K for the year ended December 31, 2023 filed on March 27, 2024.

Unless otherwise provided therein, any reports filed (but not those that are furnished) by the Trust with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this post-effective amendment to the registration statement and prior to the effectiveness of this post-effective amendment to the registration statement and after the date of this Prospectus and before the termination or completion of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part of it from the filing dates of such documents and shall automatically update or supersede, as applicable, any information included in, or incorporated by reference into this Prospectus. The statements in or portions of a future document incorporated by reference in this Prospectus may update and replace statements in and portions of this Prospectus or the above listed documents.

The Sponsor will provide you without charge, upon your written or oral request, a copy of any or all of the information that has been incorporated by reference into this Prospectus but not delivered with the Prospectus. Please direct your written requests to CoinShares Valkyrie Bitcoin Fund, c/o CoinShares Co., 437 Madison Avenue, 28th Floor, New York, NY 10022, telephone requests by calling 1-800-617-0004 or by sending an e-mail request to BRRRops@coinshares.co.

You may also obtain information about the Trust by visiting its website at https://coinshares.com/us/etf/brrr/. Information contained in the Trust’s website is not part of this Prospectus.

PROSPECTUS

CoinShares Valkyrie Bitcoin Fund

Shares of CoinShares Valkyrie Bitcoin Fund.

The date of this prospectus is October 4, 2024

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The Trust shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by Valkyrie Digital Assets LLC, the Sponsor of the Trust. Except for the Securities and Exchange Commission Registration Fee and Exchange Listing Fee, all such expenses are estimated:

SEC registration fee (actual)	$109.10
Listing fee (actual)	$4,000.00
Auditor’s fees and expenses	$10,000.00
Legal fees and expenses	$220,000.00
Printing expenses	$20,000.00
Miscellaneous expenses	$0
Total	$254,109.10

Item 14.	Indemnification of Directors and Officers.

The Trust Agreement will provide that the Trust shall indemnify, defend and hold harmless the Trustee (including in its individual capacity) and any of the officers, directors, employees and agents of the Trustee (the “Indemnified Persons”) from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel and fees and expenses incurred in connection with enforcement of its indemnification rights under the Trust Agreement), taxes and penalties of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated thereby; provided, however, that the Trust shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of an Indemnified Person. If the Trust shall have insufficient assets or improperly refuses to pay an Indemnified Person within sixty (60) days of a request for payment owed hereunder, the Sponsor shall, as secondary obligor, compensate or reimburse the Trustee or indemnify, defend and hold harmless an Indemnified Person as if it were the primary obligor under the Trust Agreement; provided, however, that the Sponsor shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of an Indemnified Person. To the fullest extent permitted by law and by the requirement for treatment of the Trust as a grantor trust for tax purposes, Expenses to be incurred by an Indemnified Person shall, from time to time, be advanced by, or on behalf of, the Sponsor prior to the final disposition of any matter upon receipt by the Sponsor of an undertaking by, or on behalf of, such Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified under this Trust Agreement.

Item 15.	Recent Sales of Unregistered Securities.

None.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit
Number	Description
1.1	Seed Capital Investor Agreement****

3.1	Amended and Restated Trust Agreement***

3.2	Certificate of Trust*

3.3	First Amendment to Amended and Restated Trust Agreement*******

3.4	Certificate of Amendment to the Certificate of Trust********

3.5	Second Amendment to the Amended and Restated Certificate of Trust********

5.1	Opinion of Chapman and Cutler LLP as to legality****

8.1	Opinion of Chapman and Cutler LLP as to tax matters****

10.1	Coinbase Prime Broker Agreement****

10.2	Coinbase Custody Custodial Services Agreement (included as Exhibit A in Exhibit 10.1)****

10.3	Coinbase Post-Trade Financing Agreement (included as Exhibit C in Exhibit 10.1)****

10.4	Trust Administration Agreement****

10.5	Transfer Agency and Service Agreement****

10.6	Form of Authorized Participant Agreement***

10.7	Trust Accounting Agreement****

10.8	Cash Custody Agreement****

10.9	Marketing Agent Agreement***

10.10	Index License Agreement****

10.11	Secondary Index License Agreement*****

10.12	Sponsor Agreement***

10.13	Fee Waiver Agreement*****

10.14	BitGo Custodial Services Agreement******

10.15	Co-Sponsor Agreement*******

10.16	Komainu Custodial Services Agreement*********

23.1	Consent of Independent Registered Public Accounting Firm*********

23.2	Consent of Chapman and Cutler LLP is included in Exhibit 5.1 and 8.1****

107	Filing Fee Table.**

*	As filed on January 22, 2021.
**	As filed on June 21, 2023.
***	As filed on December 29, 2023.
****	As filed on January 8, 2024.
*****	As filed on January 9, 2024.
******	As filed on February 1, 2024
*******	As filed on March 15, 2024
********	As filed on June 14, 2024
*********	Filed herewith.

(b) Financial Statement Schedules

Not applicable.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: (i) If the registrant is relying on Rule 430B:

(A)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on October 4, 2024.

CoinShares Co.
Sponsor of the Valkyrie Bitcoin Fund

By:	/s/	Jean-Marie Mognetti
	Name:	Jean-Marie Mognetti
	Title:	Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Capacity	Date

/s/ Jean-Marie Mognetti	Principal Executive Officer	October 4, 2024
Jean-Marie Mognetti

/s/ Charles Butler	Principal Financial Officer and	October 4, 2024
Charles Butler	Principal Accounting Officer

*	The Registrant is a trust and the persons are signing in their capacities as officers of CoinShares Co., the Sponsor of the Registrant.